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As filed with the Securities and Exchange Commission on July 28, 2004

No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRESTIGE BRANDS HOLDINGS, INC.*
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	20-1297589 (I.R.S. Employer Identification No.)
90 North Broadway Irvington, New York 10533 (914) 524-6810 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Peter C. Mann
President and Chief Executive Officer
Prestige Brands Holdings, Inc.
90 North Broadway
Irvington, New York 10533
(914) 524-6810
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers, P.C. Douglas D. Timmer Kirkland & Ellis LLP 200 East Randolph Drive Chicago, Illinois 60601 (312) 861-2000	Gregory A. Fernicola Richard L. Muglia Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 (212) 735-3000
*
The companies listed on the next page are also included in this Form S-1 Registration Statement as additional registrants.

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Income Deposit Securities (IDSs)(2)

Class A Common Stock, par value $0.01 per share(3)

% Senior Subordinated Notes due 2019(4)

Subsidiary Guarantees of % Senior Subordinated Notes(5)

Total	$920,000,000	$116,564

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price includes $            aggregate principal amount of senior subordinated notes of the same series that will be issued separately (not represented by IDSs).

(2)
The IDSs represent            underlying shares of the Class A common stock and $            aggregate principal amount of      % senior subordinated notes of Prestige Brands Holdings, Inc. ("Prestige Holdings"). Includes            IDSs subject to the underwriters' over-allotment option and an indeterminate number of IDSs of the same series which may be received by the holders of IDSs in the future on one or more occasions in replacement of the IDSs being offered hereby in the event of a subsequent issuance of IDSs, upon an automatic exchange of portions of the senior subordinated notes for identical portions of such additional notes as discussed in note (4) below.

(3)
Represents            shares of Prestige Holdings' Class A common stock included in the IDSs described above.

(4)
Includes $            aggregate principal amount of Prestige Holdings'      % senior subordinated notes included in the IDSs described above and an indeterminate principal amount of notes of the same series as the senior subordinated notes, which will be received by holders of senior subordinated notes in the future on one or more occasions in the event of a subsequent issuance of IDSs, upon an automatic exchange of portions of the senior subordinated notes for identical portions of such additional senior subordinated notes. Also includes $       million principal amount of senior subordinated notes of the same series that will be issued separately (not represented by IDSs).

(5)
The subsidiary guarantors listed in the Table of Additional Registrants on the next page will guarantee the senior subordinated notes represented by the IDSs and the senior subordinated notes of the same series that will be issued separately from the IDSs. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.

        The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS*

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Prestige Brands, Inc.	Delaware	80-0091750
Prestige Household Brands, Inc.	Delaware	20-0815219
The Comet Products Corporation	Delaware	20-0940808
The Spic and Span Company	Delaware	06-1605546
Prestige Personal Care, Inc.	Delaware	80-0091755
Medtech Holdings, Inc.	Delaware	94-3335024
Medtech Products Inc.	Delaware	83-0318374
Pecos Pharmaceutical, Inc.	California	33-0124594
The Cutex Company	Delaware	74-2899000
Prestige Brands International, Inc.	Virginia	59-3606733
Prestige Brands Financial Corporation	Delaware	04-3728980

*
The address and telephone number for each additional registrant guarantor's principal executive office is 90 North Broadway, Irvington, New York 10533, (914) 524-6810. The name, address and telephone number of the agent for service for each additional registrant guarantor is Peter C. Mann, President and Chief Executive Officer of Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, (914) 524-6810.

SUBJECT TO COMPLETION, DATED JULY 28, 2004

The information in this prospectus is not complete and may be changed without notice. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Income Deposit Securities (IDSs)
$                  % Senior Subordinated Notes due 2019

Prestige Brands Holdings, Inc.

        This is our initial public offering of            IDSs, consisting of             shares of our Class A common stock and $       million aggregate principal amount of our      % senior subordinated notes due 2019. Each IDS initially represents:

  •
  one share of our Class A common stock; and

  •
  a      % senior subordinated note with a $            principal amount.

        We are also selling $            aggregate principal amount of our      % senior subordinated notes separately (not represented by IDSs). The completion of the offering of separate senior subordinated notes is a condition to our sale of IDSs.

        We anticipate that the public offering price of the IDSs will be between $            and $            per IDS and the public offering price of the senior subordinated notes will be      % of their stated principal amount.

        Holders of IDSs will have the right to separate the IDSs into the shares of our Class A common stock and senior subordinated notes represented thereby at any time after the earlier of 45 days from the closing of this offering or the occurrence of a change of control. Similarly, any holder of shares of our Class A common stock and senior subordinated notes may, at any time, combine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form IDSs.

        Any subsequent issuance by us of IDSs shall be made pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission. Upon a subsequent issuance by us of IDSs or senior subordinated notes of the same series (not represented by IDSs), a portion of your senior subordinated notes may be automatically exchanged for an identical principal amount of the senior subordinated notes issued in such subsequent issuance, and in that event your IDSs will be replaced with new IDSs.

        We will apply to list our IDSs on the                        under the trading symbol "        ."

        Investing in our IDSs (including the shares of our Class A common stock and senior subordinated notes represented thereby) and in our senior subordinated notes involves risks. See "Risk Factors" beginning on page 30.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per IDS(1)	Total	Per Note(2)		Total
Public offering price	$	$		%	$
Underwriting discount	$	$		%	$
Proceeds to Prestige Brands Holdings, Inc. (before expenses)(3)	$	$		%	$

(1)
The price per IDS is comprised of $            allocated to each share of common stock and $            allocated to each senior subordinated note.
(2)
Relates to the $            principal amount of senior subordinated notes sold separately (not represented by IDSs).
(3)
Approximately $            of these proceeds will be paid to our existing equity investors.

        We have granted the underwriters an option to purchase up to            additional IDSs to cover over-allotments.

        The underwriters expect to deliver the IDSs and the senior subordinated notes to purchasers on or about                        , 2004.

Merrill Lynch & Co.	Banc of America Securities LLC

                        , 2004

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

        Until                        , 2004, all dealers that buy, sell or trade our IDSs, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Presentation of Information

        Prior to the completion of this offering, the equity holders of our predecessor, Prestige International Holdings, LLC, will contribute all of our predecessor's equity securities to us in exchange for shares of our senior preferred stock, Class B preferred stock, Class B common stock and Class C common stock. Upon completion of this contribution, we will be the ultimate parent company of Prestige Personal Care, Inc., Prestige Brands, Inc., Prestige Household Brands, Inc. and each of their respective consolidated subsidiaries. On February 6, 2004, a newly formed company controlled by affiliates of GTCR Golder Rauner II, L.L.C., a private equity firm, acquired Medtech Holdings, Inc. and The Denorex Company. Our predecessor acquired The Spic and Span Company on March 5, 2004.

i

On April 6, 2004, a wholly-owned subsidiary of Prestige Brands, Inc. acquired Bonita Bay Holdings, Inc.

        We are the issuer of the IDSs and separate senior subordinated notes (not represented by IDSs).

        In this prospectus, unless the context requires otherwise, the terms:

  •
  "We," "us," "our," the "Company," and "Prestige Holdings" refers to Prestige Brands Holdings, Inc., together with its consolidated subsidiaries, unless the context otherwise requires, after giving effect to the contribution;

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  "Prestige LLC" refers to our predecessor, Prestige International Holdings, LLC that we intend to dissolve in connection with our reorganization;

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  "Prestige International LLC" refers to Prestige Brands International, LLC, the direct subsidiary of Prestige LLC that we intend to dissolve in connection with our reorganization;

  •
  "Prestige Brands" refers to Prestige Brands, Inc.;

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  "Prestige International" refers to the business of Prestige Brands International, Inc.;

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  "Bonita Bay" refers to the business of Bonita Bay Holdings, Inc.;

  •
  "Medtech" refers to the business of Medtech Holdings, Inc.; and

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  "Denorex" refers to the business of Prestige Personal Care, Inc. and its consolidated subsidiaries, including The Denorex Company.

        Medtech and Denorex operate on a 52-week fiscal year ending on March 31. Bonita Bay and Spic and Span historically operated on calendar fiscal years. Prestige International LLC and each of its consolidated subsidiaries, including Prestige International and Spic and Span, currently have fiscal years ending on March 31. Fiscal years are identified in this prospectus according to the calendar year that they most accurately represent. For Medtech and Denorex, the fiscal year ended March 31, 2003 and for Bonita Bay and Spic and Span, the fiscal year ended December 31, 2003 are sometimes referred to herein as "fiscal 2003" and "fiscal year 2003."

        Unless the context requires otherwise, all descriptions relating to business operations, business risks, strategies and management refer to the combined businesses of Medtech, Denorex, Spic and Span and Prestige International after consummation of the acquisitions described elsewhere in this prospectus under the heading "Summary." As described above, certain of the acquired businesses historically utilized a December 31 fiscal year. For purposes of sales and other financial data presented in the "Summary" and "Business" sections of this prospectus for the year ended March 31, 2004, a historical December 31, 2003 period was used for these businesses.

        Trademarks and tradenames used in this prospectus are the property of their respective owners. We have utilized the ® and ™ symbols the first time each brand appears in this prospectus.

Market, Ranking and Other Data

        Unless otherwise indicated, all references in this prospectus to:

  •
  "market share" or "market position" are based on volumes sold in the United States;

  •
  "brand awareness" are based on third-party research commissioned by us or the former owners of our products surveying end-use consumers of products in the over-the-counter drug, household cleaning and personal care categories; and

ii

  •
  "ACV" refer to the All Commodity Volume Food Drug Mass, which is the distribution of a product weighted by the importance in sales dollars of the stores in which such product is carried.

        In addition, the data included in this prospectus regarding markets and ranking, including the size of product markets and our position and the position of our competitors within these markets, are based on independent industry publications, including Information Resources, Inc., or "IRI," and ACNielsen, reports from government agencies or other published industry sources and our estimates based on our management's knowledge and experience in the markets in which we operate. IRI and ACNielsen data does not include Wal-Mart and dollar stores. Our estimates have been based on information obtained from our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size. In addition, consumption patterns and consumer preferences can and do change. As a result, you should be aware that market, ranking and other similar data included in this prospectus, and estimates and beliefs based on such data, may not be reliable.

iii

SUMMARY

        The following is a summary of the principal features of this offering of IDSs and senior subordinated notes and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus.

Our Business

        We are a leading branded consumer products company with a diversified portfolio of well-recognized brands in the over-the-counter drug, household cleaning and personal care categories. Our core brands have established high levels of consumer awareness and strong retail distribution across all major channels. Approximately 65% of our combined sales for the most recent fiscal year are from products that have a number one market share position. The following table outlines the leadership position of our major brands:

Major Brands	Market Position(1)	IRI/ ACNielsen Market Share(1)		Gross Sales for the Most Recent Fiscal Year(2)	Percentage of Gross Sales for the Most Recent Fiscal Year(2)
		(%)		($ thousands)	(%)
Over-the-Counter Drug:
Clear eyes®	#2 Selling Redness Relief Brand	16.2		$44,974	15.0
Chloraseptic®	#1 Sore Throat Spray Brand	47.2		40,297	13.4
Compound W®	#1 Wart Removal Brand	38.0		29,163	9.7
New-Skin®	#1 Liquid Bandages Brand	40.4	(3)	11,307	3.8
Murine®	#1 Personal Ear Care Brand	17.1		5,767	1.9
Household Cleaning:
Comet®	#1 Abrasive Tub and Tile Cleaner Brand	42.2	(3)	84,672	28.2
Spic and Span®	#5 Dilutable Cleanser Brand	3.6		24,978	8.3
Personal Care:
Cutex®	#1 Nail Polish Remover Brand	27.2		15,782	5.3
Denorex®	#3 Medicated Shampoo Brand	12.1		14,669	4.9

(1)
Based on dollar volumes sold in the U.S. market as of April 18, 2004, except Clear eyes (July 27, 2003) and Murine (March 21, 2004).

(2)
December 31, 2003 for Prestige International and Spic and Span and March 31, 2004 for Medtech and Denorex.

(3)
Based on unit volume rather than dollar volume.

        We have grown our company by acquiring strong and well-recognized brands from larger consumer products and pharmaceutical companies. We believe that these brands were considered non-core under previous ownership and, in most cases, did not benefit from the focus of senior level management or strong brand support. Our management has taken advantage of this opportunity by providing each acquired brand with the marketing support and senior level attention necessary to enhance the brand's market position, expand its distribution and successfully launch line extensions and new products.

        Our core competencies are marketing, sales, customer service and product development. We outsource manufacturing, warehousing, distribution and logistics to experienced, low-cost third-party providers. This outsourcing model enables us to:

  •
  continue to focus on building and maintaining significant brand equities;

  •
  benefit from the economies of scale of our third-party providers;

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  maintain a highly variable cost structure, minimal capital expenditures, low working capital and strong free cash flow; and

  •
  leverage the product development and manufacturing expertise of our suppliers to meet the demands of our customers and end consumers, including the timely introduction of new products.

        Our products are sold by mass merchandisers and in drug, grocery, dollar and club stores. We have a well-balanced mix across all of our classes of trade and we have been expanding our sales in high-growth club and dollar stores by introducing customized packaging for those channels. Our senior management team and dedicated sales force maintain long-standing relationships with our top 50 customers, which accounted for approximately 83.3% of our gross sales for the year ended March 31, 2004. After giving effect to the Acquisitions described below, we had net sales of $272.7 million and income from continuing operations of $17.1 million for the year ended March 31, 2004.

Competitive Strengths

        Strong Operating Margins and Stable Cash Flows.    Our leading brands and efficient operating model enable us to generate strong operating margins and stable cash flows. Our operating model, which focuses on our core competencies and outsources non-core functions to third parties, enables us to benefit from third-party economies of scale in manufacturing, warehousing and distribution. We are therefore able to maintain low overhead and a highly variable cost structure with low working capital investment and negligible capital expenditures. Our presence across three major categories and numerous smaller niche markets provides us with a favorable product mix and enhances the stability of our cash flows. In addition, we have available beneficial tax attributes that we intend to use to reduce future tax payments, increasing our cash flows. We believe our diversified portfolio of brands and our operating model will enable us to generate strong and consistent cash flows.

        Diversified Portfolio of Leading Brands.    We own and market leading brands that have high levels of consumer brand awareness and widespread retail distribution. Approximately 65% of our gross sales for the year ended March 31, 2004 are from number one brands, including Comet, Chloraseptic, Compound W, Cutex, New-Skin, Murine and Dermoplast®. On average, our major brands were established over 45 years ago and have strong brand equity. For example:

  •
  Chloraseptic, our largest over-the-counter drug brand, was originally introduced in 1957. It is the number one doctor and pharmacist recommended brand in the sore throat relief category, with approximately 79% brand awareness, a 57% market share in the sprays/liquids segment and an ACV of 81%.

  •
  Comet, our largest household cleaning brand, was originally introduced in 1956. Comet products have the number one and number two stock keeping units, or "SKUs," in the household cleaning category, have approximately 97% brand awareness, a 42% market share in the household cleaner category and an ACV of 96%.

  •
  Cutex, our largest personal care brand, was originally introduced in 1916. It has no significant branded competition and is the market leader in the nail polish remover category, with a market share of approximately 20% and an ACV of 94%.

        Stable and Attractive Industry Segments.    We compete in the over-the-counter drug, household cleaning and personal care categories. We believe these categories to be growing and relatively resistant to economic downturn. Our core products are consumer staples and generally are not as subject to changing consumer preferences as other discretionary consumer products. We target brands in categories that generally receive less focus from large consumer products and pharmaceutical companies and are highly responsive to product innovations, which facilitates category expansion. We believe barriers to entry are high due to our leading market position and high consumer awareness of our brands. Finally, our products are important to retailers due to their ability to drive consumer traffic and generate attractive margins. This enables us to maintain close and lasting relationships with all of our top customers.

        Proven Sales Growth Capability.    We capitalize on our brands' high consumer awareness by systematically introducing new products and line extensions in order to extend our brands and grow sales. New product introductions are important because they enhance overall brand awareness and broaden distribution. We have demonstrated the underlying strength of our brands and the effectiveness of this strategy through line extensions, which expand product usage by adding new delivery methods or introducing products in related categories. Recent examples of line extensions include:

  •
  Compound W Freeze Off™, a cryogenic wart removal product which allows consumers to use a wart freezing treatment similar to that used by doctors;

  •
  Chloraseptic Relief Strips, which combine popular dissolvable strips and Chloraseptic's professionally recommended medicine, and Chloraseptic's spray for the treatment of mouth pain;

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  New-Skin's introduction of a scar therapy product;

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  Cutex's introduction of Twister™, a portable and spill-proof nail polish remover;

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  Cutex's expansion beyond nail polish removal to general nail care;

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  Spic and Span's expansion from a leading dilutable cleaner into disinfecting wipes; and

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  Denorex's expansion into the treatment of psoriasis.

        Experienced Senior Management Team with Proven Ability to Acquire, Integrate and Grow Brands.    Led by chief executive officer, Peter Mann, we have an experienced senior management team averaging over 30 years of experience in marketing, sales, customer service and product development. Peter Mann and his management team have successfully managed the Medtech and Spic and Span businesses and have been responsible for integrating numerous brands into the portfolio. Unlike many large consumer products companies, which we believe often entrust their smaller brands to rotating junior employees, our experienced managers are dedicated to specific brands and remain with those brands as they grow and evolve.

Business Strategy

        Our business strategy is to leverage our core competencies of marketing, sales, customer service and product development to drive growth and to continue to enhance brand equity. We plan to execute this strategy through:

  •
  Maintaining and Growing Our Significant Brand Equity.  We have a broad portfolio of strong brands with leading market positions and high levels of consumer awareness. We will continue to reinvest in advertising and promotion to continue to drive our strong brand equities. We will continue to support our brands through focused and creative marketing strategies. Our marketing programs include advertising, targeted couponing programs and in-store advertising.

  •
  Creating Successful Line Extensions and Innovative New Products.  We believe that our brands' high consumer awareness and our focus on marketing and product development, coupled with the difficulty of creating new competing brands, provides a unique opportunity for us to extend our brands through line extensions. For example, we launched Compound W Freeze Off and Chloraseptic Relief Strips in July 2003. Through March 31, 2004, these products contributed approximately $15.5 million to our gross sales. As we have done with Compound W Freeze Off and Chloraseptic Strips, we plan to continue the strong momentum of our new product development initiatives and introduce several new products and line extensions in the coming years.

  •
  Increasing Distribution in High-Growth Channels.  Our broad and diversified distribution capabilities enable us to participate in changing consumer retail trends. Recently, we have expanded our sales in higher growth dollar and club stores by introducing packaging and sizes customized for these channels. As a result, sales to our dollar and club store customers for the most recent fiscal year increased 29.2% from the previous fiscal year. We intend to continue to focus our efforts and resources on these key growth channels to drive growth in our business.

  •
  Pursue Strategic Acquisitions.  We intend to pursue strategic add-on acquisitions that enhance our product portfolio. Our outsourced manufacturing business model allows us to add new brands that we believe can be easily integrated into our business while providing opportunities to realize significant cost savings. We intend to pursue highly complementary market leading brands that further diversify our category, customer and channel focus. Our management has a successful history of integrating multiple individual brands into existing businesses and we believe that the robust pipeline of highly strategic potential targets provides an opportunity to create additional shareholder value.

New Credit Facility

        Concurrently with the closing of this offering, our subsidiary, Prestige Brands, will either amend its existing credit facility or enter into a $             new senior secured credit facility with a syndicate of financial institutions, including Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Throughout this prospectus, we refer to this new or amended credit facility as the "new credit facility." We expect that the new credit facility will be comprised of a senior secured revolving credit facility in a total principal amount of $       million, which we refer to as the "new revolver," and a senior secured term loan facility in an aggregate principal amount of $       million, which we refer to as the "new term loan." We expect that the new revolver will have a    -year maturity and the new term loan will have a    -year maturity. We may use borrowings under the new credit facility to pay interest on the senior subordinated notes or dividends on our capital stock if we meet specified conditions. The closing of this offering is conditioned upon the closing of the new credit facility. See "Description of Certain Indebtedness—The New Credit Facility."

Purchase or Redemption of the 9 1/4% Notes

        After the completion of this offering, Prestige Brands will purchase or redeem all of its outstanding $210 million aggregate principal amount of 9 1/4% senior subordinated notes due 2012, which we refer to as the "9 1/4% notes," for an expected aggregate consideration of $       million plus accrued interest. We will use a portion of the net proceeds from this offering and/or borrowings under the new credit facility to pay for the purchase or redemption of the 9 1/4% notes.

The Transactions

        GTCR Golder Rauner II, L.L.C., a private equity firm, through its affiliate GTCR Fund VIII, L.P. and its co-investors, and certain other persons listed in "Principal Stockholders" are the owners of our predecessor's equity interests prior to this offering. In this prospectus, we refer to these owners as the "existing equity investors."

        Prior to the completion of this offering, the existing equity investors will contribute all of the equity interests in our predecessor to us in exchange for            shares of our senior preferred stock,            shares of our Class B preferred stock,            shares of our Class B common stock and            shares of our Class C common stock. We refer to this contribution as the "reorganization." In connection with the reorganization, we will also liquidate or combine a number of our subsidiaries in order to simplify our organizational structure.

        We estimate that we will sell            IDSs and $            aggregate principal amount of senior subordinated notes (not represented by IDSs) in this offering and receive net proceeds of approximately $       million after deducting underwriting discounts and other estimated offering expenses, assuming an initial public offering price of $            per IDS, which represents the mid-point of the range set forth on the cover page of this prospectus.

        We will use the net proceeds of this offering together with the $       million net proceeds from the new credit facility and cash on hand to:

  •
  repay all outstanding borrowings under Prestige Brands' existing credit facility;

  •
  purchase or redeem all of the 9 1/4% notes;

  •
  purchase all of our senior preferred stock and Class B preferred stock issued to the existing equity investors in the reorganization; and

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  purchase            shares of Class C common stock issued to the existing equity investors in the reorganization.

        If the underwriters exercise their over-allotment option, we will use the additional net proceeds to repurchase additional shares of our Class C common stock issued to our existing equity investors in the reorganization.

        For ease of reference, we use the term "Transactions" to collectively refer to this offering, the reorganization, Prestige Brands repaying the existing credit facility and entering into the new credit facility or amending the existing credit facility, the purchase or redemption of the 9 1/4% notes and the purchase of all of our senior preferred stock, all of our Class B preferred stock and            shares of our Class C common stock.

        After completion of the Transactions, the existing equity investors will own            shares of our Class B common stock and            shares of our Class C common stock, representing      % of the voting power of our capital stock.

        The following chart illustrates our organizational structure after giving effect to the Transactions.

        All our domestic subsidiaries will guarantee our obligations under the senior subordinated notes indenture. We and each of our domestic subsidiaries will also guarantee the obligations of Prestige Brands under the new credit facility. Our non-guarantor subsidiaries comprise less than 1% of both our total assets and total revenues on a pro forma basis for the Acquisitions.

Corporate Information

        Our principal executive office is located at 90 North Broadway, Irvington, New York 10533, and our telephone number is (914) 524-6810. Our website is www.prestigebrandsinc.com. Information on our website is not a part of this prospectus and is not incorporated in this prospectus by reference.

Risk Factors

        You should carefully consider the information under the heading "Risk Factors" and all other information in this prospectus before investing in the IDSs (including the shares of our Class A common stock and senior subordinated notes represented by the IDSs) or in our senior subordinated notes.

General Information About This Prospectus

        Throughout this prospectus, unless otherwise noted, we have assumed:

  •
  that our reorganization will be consummated;

  •
  no exercise of the underwriters' over-allotment option;

  •
  the purchase or redemption of all of the 9 1/4% notes for aggregate consideration of $       million plus accrued interest, and the pro forma offering numbers give effect to the purchase or redemption of all of these notes;

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  repayment of the existing credit facility and entering into the new credit facility or amendment of the existing credit facility;

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  a      % annual interest rate on the senior subordinated notes, which is subject to change depending on market conditions prior to the pricing date;

  •
  an initial public offering price of $            per IDS, the midpoint of the range set forth on the cover page of this prospectus, comprised of $             allocated to one share of Class A common stock and $            allocated to the $            principal amount of senior subordinated notes included in each IDS, which equals 100% of the principal amount thereof; and

  •
  an initial public offering price of the senior subordinated notes that are being offered separately (not represented by IDSs) of      % of their stated principal amount.

        In this prospectus, unless otherwise indicated, all references to dollars are to U.S. dollars, and all references to GAAP are to U.S. generally accepted accounting principles.

        Unless the context otherwise requires, references in this prospectus to the "offering" refer collectively to the offering of:

  •
  an aggregate of                        IDSs to the public; and

  •
  $            aggregate principal amount of senior subordinated notes to the public separately (not represented by IDSs).

        Furthermore, unless the context otherwise requires, references in this prospectus to "senior subordinated notes" refer to both senior subordinated notes represented by IDSs and senior subordinated notes issued separately (not represented by IDSs).

The Offering

Summary of the IDSs

        We are offering            IDSs at an assumed initial public offering price of $            per IDS (comprised of $            allocated to each subordinated note and $            allocated to each share of Class A common stock), which represents the midpoint of the range set forth on the cover page of this prospectus. We are also offering $             million aggregate principal amount of our    % senior subordinated notes separately (not represented by IDSs) at an initial public offering price equal to the stated principal amount for each note. As described below, assuming we make our scheduled interest payments and pay dividends in the amount contemplated by our initial dividend policy, holders of IDSs will receive approximately $            per year in dividends on the Class A common stock and $            per year in interest on the notes represented by each IDS, and holders of our notes sold separately (not represented by IDSs) will receive $            per year in interest per note. Dividend payments, however, are not mandatory or guaranteed, and our board of directors may, in its discretion, amend or repeal or deviate from our initial dividend policy or otherwise decide not to declare one or more dividends or to declare dividends in different amounts. In addition, our ability to pay dividends will be restricted if we do not meet certain financial tests as set forth in the new credit facility and the indenture governing the senior subordinated notes. See "Risk Factors—We are subject to restrictive debt covenants that impose operating and financial restrictions on our operations and could limit our ability to grow our business." Further, our ability to pay dividends is restricted by Delaware law. See "Initial Dividend Policy and Restrictions." Holders of our common stock do not have any legal right to receive or require the payment of dividends.

        Our sale of IDSs will be conditioned upon the consummation of our separate offering of senior subordinated notes. The senior subordinated notes sold separately (not represented by IDSs) are being offered to strengthen our position regarding the United States federal income tax treatment of the senior subordinated notes.

What are IDSs?

        IDSs are securities comprised of Class A common stock and senior subordinated notes.

        Each IDS initially represents:

  •
  one share of our Class A common stock; and

  •
  a      % senior subordinated note with a $            principal amount.

        The ratio of Class A common stock to principal amount of senior subordinated notes represented by an IDS is subject to change in the event of a stock split, combination or reclassification of our Class A common stock. For example, if we effect a two-for-one stock split, from and after the effective date of the stock split, each IDS will represent two shares of Class A common stock and the same principal amount of senior subordinated notes as it previously represented. Likewise, if we effect a combination or reclassification of our Class A common stock, each IDS will thereafter represent the appropriate number of shares of Class A common stock on a combined or reclassified basis, as applicable, and the same principal amount of senior subordinated notes as it previously represented.

        To our knowledge, no statutory, judicial or administrative authority, including the Internal Revenue Service, has directly addressed the tax consequences of an investment in IDSs or the subsequent issuance of senior subordinated notes.

What payments can I expect to receive as a holder of IDSs?

        Assuming we make our scheduled interest payments on the senior subordinated notes and pay dividends in the amount contemplated by our anticipated dividend policy, you will receive in the

aggregate approximately $            per year in interest on the senior subordinated notes and $            per year in dividends on the Class A common stock represented by each IDS. We expect to make interest and dividend payments on the 15th day of January, April, July and October of each year to holders of record on the last day of the preceding month, or, if such day is not a business day, the last business day immediately preceding such day.

        Subject to certain restrictions, we may choose to defer interest payments on our senior subordinated notes. See "Description of Senior Subordinated Notes—Interest Deferral." In addition, our board of directors, in its sole discretion, will decide whether we will pay dividends and will determine the amount of any such dividend payment on the shares of our common stock. Furthermore, our ability to pay dividends may be restricted by the terms of the indenture governing our senior subordinated notes, the terms of our new credit facility and applicable law. See "Initial Dividend Policy and Restrictions."

Will my rights as a holder of IDSs be any different than the rights of a beneficial owner of separately held Class A common stock and senior subordinated notes?

        No. As a holder of IDSs you are the beneficial owner of the Class A common stock and senior subordinated notes represented by your IDSs. As such, through your broker or other financial institution and The Depository Trust Company, or DTC, you will have exactly the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under the indenture governing our senior subordinated notes, ranking upon bankruptcy and rights to receive communications and notices as a beneficial owner of separately held Class A common stock and senior subordinated notes, as applicable, would have through its broker or other financial institution and DTC.

Will the IDSs be listed on an exchange?

        We will apply to list the IDSs for trading on the                        under the trading symbol "        ."

Will the terms of the senior subordinated notes represented by IDSs be the same as the notes sold separately (not represented by IDSs)?

        Yes. The senior subordinated notes sold separately (not represented by IDSs) will be identical in all respects to the senior subordinated notes represented by IDSs and will be part of the same series of notes issued under the same indenture. Accordingly, holders of senior subordinated notes sold separately and holders of senior subordinated notes represented by IDSs will vote together as a single class, in proportion to the aggregate principal amount of senior subordinated notes they hold, on all matters on which they were eligible to vote under the indenture.

May purchasers of the senior subordinated notes being offered separately (and not represented by IDSs) also purchase IDSs in this offering?

        No. Prior to the closing of this offering, each person purchasing separate notes in this offering will be required to represent in writing that:

  •
  Neither such purchaser nor any entity, investment fund or account over which such purchaser exercises investment control is purchasing IDSs in this offering or owns or has the contractual right to acquire our equity securities; and

  •
  there is no plan or pre-arrangement by which,

  •
  such purchaser will acquire any IDSs or our equity securities, or

    •
    separate notes being acquired by such purchaser will be transferred to any holder of IDSs or our equity securities.

Will the shares of our Class A common stock and senior subordinated notes represented by the IDSs be separately listed on an exchange?

        We currently do not expect an active trading market for our Class A common stock or senior subordinated notes to develop. However, we will use reasonable efforts to list our Class A common stock for separate trading on the                        if a sufficient number of shares of our Class A common stock are held separately to meet the minimum requirements for separate trading on the                        for at least 30 consecutive trading days. The shares of Class A common stock and senior subordinated notes offered hereby will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), unless they are held by "affiliates" as that term is defined in Rule 144 under the Securities Act.

In what form will IDSs and the shares of our Class A common stock and senior subordinated notes represented by the IDSs be issued?

        The IDSs and the shares of our Class A common stock and senior subordinated notes represented by the IDSs will be issued in book-entry form only. This means that you will not be a registered holder of IDSs or the securities represented by the IDSs and you will not receive a certificate for your IDSs or the securities represented by your IDSs. You must rely on your broker or other financial institution that will maintain your book-entry position to receive the benefits and exercise the rights of a holder of IDSs. Holders of IDSs are the beneficial owners of the Class A common stock and senior subordinated notes represented by such IDSs and will have exactly the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under the senior subordinated notes indenture, ranking upon bankruptcy and rights to receive communications and notices as a direct holder of the Class A common stock and senior subordinated notes.

Can I separate my IDSs into shares of Class A common stock and senior subordinated notes or recombine shares of Class A common stock and senior subordinated notes to form IDSs?

        Yes. Holders of IDSs, whether purchased in this offering or in a subsequent offering of IDSs of the same series, may, at any time after the earlier of 45 days from the date of the closing of this offering or the occurrence of a change of control, through their broker, custodian or other financial institution, separate the IDSs into the shares of our Class A common stock and senior subordinated notes represented thereby. Any holder of shares of our Class A common stock and senior subordinated notes, whether represented by IDSs purchased in this offering or a subsequent offering and separated, or purchased separately in the secondary market, may, at any time, through his or her broker, custodian or other financial institution, combine the applicable number of shares of Class A common stock and senior subordinated notes to form IDSs unless the IDSs have previously been automatically separated as a result of the continuance of a payment default on the senior subordinated notes for 90 days, or the redemption, acceleration or maturity of any senior subordinated notes. Separation and combination of IDSs may involve transaction fees charged by your broker and/or financial intermediary. See "Description of IDSs—Book-Entry Settlement and Clearance—Separation and Combination."

Will my IDSs automatically separate into shares of Class A common stock and senior subordinated notes upon the occurrence of certain events?

        Yes. All IDSs will automatically separate 90 days following the acceleration of the maturity of the senior subordinated notes for any reason, upon the continuance of a payment default on the senior subordinated notes for 90 days, upon the occurrence of any redemption, whether in whole or in part, of the senior subordinated notes or upon the maturity of the senior subordinated notes. Following any such automatic separation, shares of Class A common stock and senior subordinated notes may no longer be combined to form IDSs.

What will happen if we issue additional IDSs or senior subordinated notes of the same series in the future?

        We will only issue IDSs in the future pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission. We may conduct future financings by selling additional IDSs or senior subordinated notes of the same series, which will have terms that are identical to those of the IDSs being sold in this offering and will represent the same proportion of Class A common stock and senior subordinated notes as is represented by the then outstanding IDSs. In addition, we may in the future issue IDSs in exchange for shares of our Class B common stock or Class C common stock, see "Certain Relationships and Related Transactions—Investor Rights Agreement." Although the senior subordinated notes represented by such IDSs will have terms that are identical (except for the issuance date) to the senior subordinated notes being sold in this offering and will be part of the same series of senior subordinated notes for all purposes under the indenture, it is possible that the new senior subordinated notes will be sold, issued or deemed to be issued with original issue discount, or OID, for United States federal income tax purposes. If such senior subordinated notes are issued with OID, all IDSs of the same series (including the IDSs being offered hereby) and all senior subordinated notes, whether held directly or in the form of IDSs, will be automatically exchanged for senior subordinated notes or IDSs, respectively, with new CUSIP numbers. This automatic exchange should not impair any rights you might otherwise have to assert a claim, under applicable securities laws, against us or the underwriters, with respect to the full amount of senior subordinated notes purchased by you; however, as a result of such exchanges, the OID associated with the sale of the new senior subordinated notes effectively will be spread among all holders of senior subordinated notes on a pro rata basis, which may adversely affect your tax treatment. However, see "Risk Factors—A subsequent issuance of senior subordinated notes or an allocation of the IDS purchase price that results in OID may reduce the amount you can recover upon an acceleration of the payment of principal due on the senior subordinated notes or in the event of our bankruptcy" below.

        We will file a Current Report on Form 8-K (or any other applicable form) to announce and quantify any changes in the ratio of IDS components or changes in OID attributable to the senior subordinated notes.

What will be the United States federal income tax consequences of an investment in the IDSs?

        The United States federal income tax consequences of the purchase, ownership and disposition of IDSs or senior subordinated notes in this offering are not entirely clear.

        Treatment of Purchase of IDSs.    The purchase of IDSs in this offering should be treated for United States federal tax purposes as the purchase of shares of our Class A common stock and senior subordinated notes, rather than as the purchase of a single integrated security, and, by purchasing IDSs, you will agree to such treatment. You must allocate the purchase price of the IDSs between those shares of Class A common stock and senior subordinated notes in proportion to their respective initial fair market values, which will establish your initial tax basis in each component of the IDSs. The value attributed to the shares of Class A common stock and senior subordinated notes represented by the IDSs has been established based on the fair market value of such shares of Class A common stock and senior subordinated notes at issuance. We will report the initial fair market value of each share of Class A common stock as $            and the initial fair market value of each $            principal amount of senior subordinated notes as $            , and by purchasing IDSs, you will agree to such allocation. If the purchase of IDSs in this offering is treated for United States federal income tax purposes as the purchase of a single integrated security, treated as stock for United States federal income tax purposes, and not as the purchase of our Class A common stock and senior subordinated notes, then our after-tax cash flow would be reduced and our ability to make interest payments and dividend payments on the senior subordinated notes and common stock could be impacted materially and adversely.

        Treatment of Senior Subordinated Notes.    Our tax counsel, Kirkland & Ellis LLP, is of the opinion that the senior subordinated notes should be treated as debt for United States federal income tax purposes and we intend to deduct interest on such senior subordinated notes for tax purposes. If the senior subordinated notes were treated as equity rather than debt for United States federal income tax purposes, then the stated interest on the senior subordinated notes could be treated as a dividend, and interest on the senior subordinated notes would not be deductible by us for United States federal income tax purposes. This would adversely affect our financial position, cash flow, and liquidity, and could affect our ability to make interest or dividend payments on the senior subordinated notes and the common stock and may affect our ability to continue as a going concern. Our tax deduction for interest may be put at risk in the future as a result of a future ruling by the IRS, including an adverse ruling for other IDSs or an adverse ruling for our own IDSs and in the event of any such ruling, we may need to consider the effect of such developments on the determination of our future tax provisions and obligations. In addition, payments on the senior subordinated notes to foreign holders would be subject to United States federal withholding tax at rates up to 30%. Payments to foreign holders would not be grossed-up on account of any such taxes.

        Our tax counsel is unable to opine on the treatment of future issuances of senior subordinated notes, in the form of IDSs or otherwise, for United States federal income tax purposes because such treatment will depend on the facts and circumstances in existence at the time of such future issuance.

        For a more complete discussion of the material United States federal income tax considerations in connection with an investment in IDSs or senior subordinated notes, see "Material United States Federal Income Tax Consequences."

What will be the United States federal income tax consequences of a subsequent issuance of senior subordinated notes?

        The United States federal income tax consequences to you of the subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) are not entirely clear.

        Exchange of Senior Subordinated Notes.    The indenture governing the senior subordinated notes will provide that, in the event that there is a subsequent issuance of senior subordinated notes with a new CUSIP number having terms that are otherwise identical (other than the issuance date) in all material respects to the senior subordinated notes represented by the IDSs, including an issuance of senior subordinated notes upon an exchange of shares of Class B common stock or Class C common stock, each holder of IDSs or separately held senior subordinated notes, as the case may be, agrees that a portion of such holder's senior subordinated notes will be exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes. Consequently, immediately following such subsequent issuance, each holder of subsequently issued senior subordinated notes, held either as part of IDSs or separately, and each holder of existing senior subordinated notes, held either as part of IDSs or separately, will own an inseparable unit composed of a proportionate percentage of both the old senior subordinated notes and the newly issued senior subordinated notes. The aggregate principal amount of senior subordinated notes owned by each holder will not change as a result of such subsequent issuance and exchange. Because a subsequent issuance will affect the senior subordinated notes in the same manner, regardless of whether these senior subordinated notes are held as part of IDSs or separately, the combination of senior subordinated notes and shares of Class A common stock to form IDSs, or the separation of IDSs, should not affect your tax treatment.

        It is unclear whether the exchange of senior subordinated notes for subsequently issued senior subordinated notes will result in a taxable exchange for United States federal income tax purposes, and, accordingly, our tax counsel is unable to opine on this issue. It is possible that the Internal Revenue Service, or IRS, might successfully assert that such an exchange should be treated as a taxable exchange. If the IRS successfully asserts that such an exchange should be treated as a taxable event, a holder would recognize any gain realized on such exchange, but a loss realized might be disallowed. If the exchange of senior subordinated notes is treated as a taxable exchange, then your initial tax basis in the senior subordinated notes deemed to have been received in the exchange would be the fair market value of such senior subordinated notes on the date of the deemed exchange (adjusted to reflect any disallowed loss), and your holding period for such senior subordinated notes would begin on the day after the deemed exchange.

        Reporting of OID.    Regardless of whether the exchange of senior subordinated notes is treated as a taxable event, such exchange could result in holders having to include OID in taxable income prior to the receipt of cash. Following any subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) and resulting exchange, we (and our agents) will report any OID on the subsequently issued senior subordinated notes ratably among all holders of IDSs and separately held senior subordinated notes, and each holder of IDSs and separately held senior subordinated notes will, by purchasing IDSs or senior subordinated notes, agree to report OID in a manner consistent with this approach. However, we cannot assure you that the IRS will not assert that any OID should be reported only by the persons that initially acquired such subsequently issued senior subordinated notes (and their transferees) and they may challenge a holder's reporting of OID on its tax returns.

        Because there is no statutory, judicial or administrative authority directly addressing the tax treatment of the IDSs or senior subordinated notes or instruments similar to the IDSs or senior subordinated notes, we urge you to consult your own tax advisor concerning the tax consequences of an investment in the IDSs or senior subordinated notes. For additional information, see "Material United States Federal Income Tax Consequences."

What is the initial and prospective accounting treatment of the IDSs?

        There is no explicit guidance under generally accepted accounting principles regarding the accounting and reporting for unit securities comprised of common stock and notes like the IDSs. Any accounting followed by us for the IDSs may be subject to future scrutiny and challenge. Authoritative accounting bodies such as the FASB, EITF or SEC may issue future guidance, rules or interpretations which may require us to adjust our accounting for our IDSs. For our interpretation of the accounting treatment based on existing guidance available, see "Management's Discussion and Analysis—Critical Accounting Policies (Income Taxes and IDSs, Class B common stock and Class C common stock)."

Summary of the Capital Stock

Issuer	Prestige Brands Holdings, Inc.
Common stock
We have shares of authorized Class A common stock, par value $0.01 per share, shares of authorized Class B common stock, par value $0.01 per share, shares of authorized Class C common stock, par value $0.01 per share and shares of authorized Class D common stock, par value $0.01 per share. Class A common stock, Class B common stock, Class C common stock and Class D common stock are identical in all respects, except that only Class A common stock is eligible to be included in IDSs and each class carries different dividend rights. See "Initial Dividend Policy and Restrictions." Furthermore, our bylaws provide that we may only issue additional shares of Class A common stock as part of IDSs and pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission. Unless the context otherwise requires, references to our "common stock" throughout this prospectus refer to our Class A common stock, Class B common stock, Class C common stock and Class D common stock.
Exchange for IDSs
We will enter into an agreement with our existing equity investors that provides that following the second anniversary of the consummation of this offering, at the option of the holder of such shares of Class B common stock, we will exchange with the purchasers of such shares, one IDS for each share of Class B common stock, subject to compliance with law and applicable agreements and provided that no such exchange can be made if at that time a default or event of default under the indenture has occurred and is continuing or during any interest deferral period or after the end of any interest deferral period until all deferred interest (including interest accrued thereon) has been paid in full.

In addition, this agreement will provide that 181 days following the consummation of this offering, at the option of the holder of shares of Class C common stock, we will exchange with the purchasers of such shares, one IDS for each share of Class C common stock, subject to compliance with law and applicable agreements and provided that no such exchange can be made if at that time a default or event of default under the indenture has occurred and is continuing or during any interest deferral period or after the end of any interest deferral period until all deferred interest (including interest accrued thereon) has been paid in full.
See "Certain Relationships and Related Transactions—Investor Rights Agreement."

Shares of Class A common stock represented by IDSs being offered to the public	shares, or shares if the underwriters' over-allotment option is exercised in full.
Shares of common stock to be outstanding following the offering shares of Class A common stock (or shares if the underwriters' over-allotment option is exercised in full), all of which will be represented by IDSs, shares of Class B common stock and shares of Class C common stock (or shares if the underwriters' over-allotment option is exercised in full). No shares of Class D common stock or preferred stock will be outstanding following the completion of this offering.
Voting rights
Each outstanding share of our common stock will carry one vote per share and all classes of common stock will vote as a single class on all matters presented to the stockholders for a vote. Our existing equity investors, through their ownership of shares of Class B common stock and Class C common stock, will own % of the voting power of our common stock outstanding immediately following this offering.
Dividends
Dividends on the shares of our Class A, Class B, Class C and Class D common stock will be paid if and to the extent dividends are declared by our board of directors and permitted by applicable law and the terms of our then outstanding indebtedness. Specifically, the senior subordinated notes indenture and the new credit facility both restrict our ability to declare and pay dividends on our common stock, as described in detail under "Initial Dividend Policy and Restrictions."

Upon the completion of this offering, our board of directors is expected to adopt a dividend policy which contemplates that, subject to applicable law and the terms of our then existing indebtedness, initial dividends will be approximately $ per share per annum of our Class A common stock. The initial dividend rate on the Class B common stock is expected to be $ per share per annum and the initial dividend rate on the Class C common stock is expected to be $ per share per annum. The dividend rate on the Class B and Class C common stock will be adjusted so that, if any dividends are paid on Class A common stock, dividends will be paid on our Class B common stock at a rate per share equal to $ plus the rate per share of dividends paid on our Class A common stock and dividends will be paid on our Class C common stock at a rate per share equal to $ plus the rate per share of dividends paid on our Class A common stock. Dividends on our Class B and Class C common stock will not be paid at a rate in excess of $ per share and $ per share, respectively, above the dividend rate per annum on our Class A common stock.

Following the completion of this offering, no shares of Class D common stock will be outstanding and we do not anticipate that we will issue any shares of Class D common stock or declare dividends thereon in the near future. Our board of directors may, in its discretion, modify or repeal this dividend policy. We cannot assure you that we will pay dividends at this level or at all in the future.
Dividend payment dates
If declared, dividends on our Class A common stock, Class B common stock and Class C common stock will be paid quarterly on the 15th day of January, April, July and October of each year to holders of record on the last day of the preceding month, or, if such day is not a business day, the last business day immediately preceding such day.
Listing
We will apply to list the IDSs on the under the trading symbol " ." We do not anticipate that our common stock will trade on an exchange, and we currently do not expect an active trading market for our Class A common stock to develop. However, we will use reasonable efforts to list our Class A common stock for separate trading on the if a sufficient number of shares of our Class A common stock are held separately to meet the then applicable minimum requirements for separate trading on the for at least 30 consecutive trading days. Our Class A common stock will be freely tradable without restriction or further registration under the Securities Act, unless held by "affiliates" as that term is defined in Rule 144 under the Securities Act.

Summary of Senior Subordinated Notes

Issuer	Prestige Brands Holdings, Inc.
Senior subordinated notes represented by IDSs being offered to the public	$ million aggregate principal amount, or $ million aggregate principal amount if the underwriters' over-allotment option is exercised in full.
Senior subordinated notes being offered to the public separately (not represented by IDSs)	$ million aggregate principal amount of % senior subordinated notes.
Senior subordinated notes to be outstanding following the offering	$ million aggregate principal amount, or $ million aggregate principal amount if the underwriters' over-allotment option is exercised in full.
Interest rate	% per year.
Interest payment dates
Interest will be paid quarterly in arrears on the 15th day of January, April, July and October of each year, commencing , 2004 to holders of record on the last day of the preceding month, or, if such day is not a business day, the last business day immediately preceding such day.
Interest deferral
Prior to , 2009, we may, subject to certain restrictions, defer interest payments on our senior subordinated notes on one or more occasions for up to eight quarters in the aggregate, meaning that the eight quarters of deferred interest must be paid no later than , 2009. In addition, after , 2009, we may, subject to certain restrictions, defer interest payments on our senior subordinated notes on up to four occasions for no more than two quarters on each occasion.

Deferred interest on the senior subordinated notes will bear interest at the same rate as the stated rate on the senior subordinated notes, compounded quarterly, until paid in full. After the end of any deferral period, we will resume paying interest (including interest on deferred interest).

No later than , 2009, we must pay in full all interest previously deferred (together with accrued interest thereon). We will repay all interest deferred after , 2009 on or before maturity, provided that we must pay deferred interest and accrued interest on deferred interest in full prior to deferring interest for a second occasion.

During any interest deferral period and so long as any deferred interest or interest on deferred interest remains outstanding, we will not be permitted to make any payment of dividends on our capital stock. For a detailed description of interest deferral provisions of the indenture, see "Description of Senior Subordinated Notes—Interest Deferral." In the event that interest payments on the senior subordinated notes are deferred, you would be required to include accrued interest in your income for U.S. federal income tax purposes on an economic accrual basis even if you do not receive any cash interest payments. See "Material United States Federal Income Tax Considerations."
Maturity date	The senior subordinated notes will mature on , 2019.
Optional redemption	We may not redeem the notes prior to , 2011.

On and after , 2011 and prior to , 2016, we may redeem for cash all or part of the notes upon not less than 30 or more than 60 days' notice by mail to the owners of senior subordinated notes, at the redemption prices set forth under "Description of Notes—Optional Redemption." After , 2016, we may redeem the notes upon not less than 30 or more than 60 days notice by mail to the holders of notes at a redemption price of 100% of the principal amount to be redeemed. If we redeem the notes in whole or in part, the notes and common stock represented by each IDS will be automatically separated and cannot thereafter be combined.

In addition, we may redeem the senior subordinated notes, in whole but not in part, at any time at a redemption price of 100% of the principal amount to be redeemed if we receive an opinion of nationally recognized tax counsel that all or a substantial portion of the interest on the notes will not be deductible by us for U.S. federal income tax purposes.
Change of control
Upon the occurrence of a change of control, as defined under "Description of Senior Subordinated Notes—Change of Control," each holder of senior subordinated notes will have the right to require us to repurchase that holder's senior subordinated notes at a price equal to 101% of the principal amount of the senior subordinated notes being repurchased, plus any accrued but unpaid interest to but not including the repurchase date. If senior subordinated notes are held in the form of IDSs, in order to exercise that right, a holder of IDSs must separate its IDSs into the shares of Class A common stock and senior subordinated notes represented thereby and hold the senior subordinated notes separately.

Guarantees of subordinated notes
The senior subordinated notes will be fully and unconditionally guaranteed, on an unsecured senior subordinated basis, by each of our direct and indirect wholly-owned domestic subsidiaries existing on the closing of this offering and each of our future wholly-owned domestic restricted subsidiaries other than any securitization subsidiaries that incur indebtedness or issue shares of preferred stock or certain capital stock that is redeemable at the option of the holder. The guarantees will be subordinated to the guarantees issued by the subsidiary guarantors under the new credit facility.
Subsequent issuances may affect tax treatment
The indenture governing the senior subordinated notes will provide that in the event we issue additional senior subordinated notes with a new CUSIP number having terms that are otherwise identical to the senior subordinated notes (except for the issuance date), including any issuance of IDSs in exchange for shares of Class B common stock or Class C common stock in connection with the issuance by us of additional IDSs, each holder of IDSs or separately held senior subordinated notes, as the case may be, agrees that a portion of such holder's senior subordinated notes, whether held as part of IDSs or separately, will be exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes, and the records of any record holders of senior subordinated notes will be revised to reflect such exchanges. Consequently, following each such subsequent issuance and exchange, each holder of IDSs or separately held senior subordinated notes, as the case may be, will own senior subordinated notes of each separate issuance in the same proportion as each other holder. However, the aggregate principal amount of senior subordinated notes owned by each holder will not change as a result of such subsequent issuance and exchange. Any subsequent issuance of senior subordinated notes by us may affect the tax treatment of the IDSs and senior subordinated notes. See "Material United States Federal Income Tax Consequences—United States Holders—Senior Subordinated Notes—Additional Issuances."

Ranking of senior subordinated notes and guarantees
Prestige Holdings is a holding company and derives all of its operating income and cash flow from its subsidiaries. The senior subordinated notes will be our and any guarantor's unsecured senior subordinated indebtedness, will be subordinated in right of payment to all our and any guarantor's existing and future senior indebtedness, including our borrowings and all guarantees of the subsidiary guarantors under the new credit facility. The senior subordinated notes and guarantees will rank pari passu in right of payment with all of our and any guarantor's existing and future senior subordinated indebtedness and trade payables, except for the impact of the contractual subordination provided in the indenture governing the senior subordinated notes which may have the effect of causing holders of senior subordinated notes to receive less, ratably, than other creditors that are not subject to contractual subordination, and except for statutory priorities provided under the United States federal bankruptcy code and other applicable laws dealing with creditors rights generally. The senior subordinated notes will also be effectively subordinated to any of our and any guarantor's secured indebtedness to the extent of the value of the assets securing the indebtedness. Because we are a holding company, the senior subordinated notes will be structurally subordinated to all indebtedness of our non-guarantor subsidiaries.

The indenture governing the senior subordinated notes will permit Prestige Holdings and the subsidiary guarantors to incur additional indebtedness, including senior indebtedness, subject to specified limitations. On a pro forma basis as of March 31, 2004:
	•	Prestige Holdings would have had no senior or pari passu indebtedness outstanding except for its guarantee under the new credit facility, as described below; and
•
Prestige Brands would have had $ million aggregate principal amount of senior secured indebtedness outstanding under the new credit facility, which would have been guaranteed on a senior secured basis by Prestige Holdings and the subsidiary guarantors.
Restrictive covenants	The indenture governing the senior subordinated notes will contain covenants with respect to us and our restricted subsidiaries that will restrict:
	•	the incurrence of additional indebtedness and the issuance of preferred stock and certain redeemable capital stock;
	•	the payment of dividends on, and redemption of, capital stock;

	•	a number of other restricted payments, including investments;
	•	specified sales of assets;
	•	specified transactions with affiliates;
	•	the creation of a number of liens; and
	•	consolidations, mergers and transfers of all or substantially all of our assets.

The indenture will also prohibit certain restrictions on distributions from our restricted subsidiaries. All the limitations and prohibitions described above are subject to a number of other important qualifications and exceptions described under "Description of Senior Subordinated Notes—Certain Covenants."
Listing	We do not currently anticipate that our senior subordinated notes will be listed separately on any exchange.
Restrictions on transfer
The senior subordinated notes issued in this offering will be freely tradable without restriction or further registration under the Securities Act, unless held by "affiliates" as that term is defined by Rule 144 under the Securities Act.
Representation Letter
None of the senior subordinated notes sold separately (not represented by IDSs) in this offering may be purchased, directly or indirectly, by persons who are also (1) purchasing IDSs in this offering or (2) holders of Class B common stock or Class C common stock following our reorganization. Furthermore, prior to the closing of this offering, each person purchasing separate senior subordinated notes in this offering will be asked to make certain representations to us in connection with these restrictions. See "Underwriting."

Summary Unaudited Pro Forma Financial Data

        Prestige Holdings is a holding company and has no direct operations. Prestige Holdings was formed for the purpose of reorganizing our corporate structure and consummating this offering. Prestige Holdings' principal assets will be the direct and indirect equity interests of its subsidiaries. As a result, we have not provided separate historical financial results for Prestige Holdings and present only the historical consolidated results of Prestige Brands International, LLC. The following table sets forth summary unaudited pro forma combined financial data as of and for the fiscal year ended March 31, 2004.

        The summary unaudited pro forma income statement data for the fiscal year ended March 31, 2004 have been prepared to illustrate the effects of the:

  •
  acquisition of Medtech and Denorex on February 6, 2004 and the acquisition of Spic and Span on March 5, 2004 (collectively, the "Medtech Acquisition"), and

  •
  acquisition of Bonita Bay Holdings, Inc., and related financing transactions on April 6, 2004 (the "Prestige Acquisition" and together with the Medtech Acquisition, the "Acquisitions"),

as if they had occurred on April 1, 2003. Certain of the acquired businesses historically utilized a December 31 fiscal year. For purposes of the year ended March 31, 2004 data presented herein, the historical December 31, 2003 period was used for these businesses. The summary unaudited pro forma income statement data have also been prepared to illustrate the effects of:

  •
  this offering,

  •
  the reorganization,

  •
  the new credit facility,

  •
  the repayment of the existing credit facility,

  •
  the purchase or redemption of the 9 1/4% notes, and

  •
  the purchase of all our senior preferred stock and Class B preferred stock and            shares of our Class C common stock,

as if they had occurred on April 1, 2003. The pro forma balance sheet as of March 31, 2004 gives effect to the Prestige Acquisition and the Transactions as if they had occurred on that date.

        The summary unaudited pro forma financial data and accompanying notes are provided for informational purposes only and are not necessarily indicative of the operating results that would have occurred or our financial position had the Acquisitions and the Transactions been consummated on the dates indicated above, nor are they necessarily indicative of our future results of operations or financial position.

        Management believes that the summary unaudited pro forma financial data is a meaningful presentation because our ability to satisfy debt and other obligations and to pay dividends is dependent upon cash flow from the businesses acquired in the Acquisitions.

        The following information is qualified by reference to and should be read in conjunction with "Capitalization," "Unaudited Pro Forma Combined Financial Data," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus.

	Year Ended March 31, 2004
	Pro Forma for Acquisitions		Pro Forma as Adjusted for Transactions
	(dollars in thousands)
Income Statement Data:
Net sales	$272,700		$
Cost of sales	127,120
Amortization of inventory step-up	1,805

Gross profit	143,775
Advertising and promotion expenses	38,104
Depreciation and amortization expenses	7,270
General and administrative expenses	24,971
Interest expense, net	47,047
Other expense (income), net	(1,681)

Income before taxes	28,064
Provision for income taxes	10,943

Net income	$17,121		$

Other Financial Data:
EBITDA(1)(2)	$84,186		$
Adjusted EBITDA(3)
Cash interest expense(4)	44,650
Capital expenditures(5)	537
Cash taxes paid(6)	5,305
Ratio of earnings to fixed charges(7)	1.6	x
	At March 31, 2004
	Pro Forma for Prestige Acquisition	Pro Forma as Adjusted for Transactions
	(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$7,752	$
Total assets	952,467
Total long term debt, including current maturities	668,512
Stockholders' / members' equity	180,304

(1)
"EBITDA" represents net income before interest expense, income taxes and depreciation and amortization. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by generally accepted accounting principles, and our calculation thereof may not be comparable to that reported by other companies. We present EBITDA because we believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. This belief is based in part on our negotiations with our lenders, who have indicated that the amount of indebtedness we will be permitted to incur will be based, in part, on our EBITDA. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

  •
  EBITDA does not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments;

  •
  EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

    •
    EBITDA does not reflect the significant interest expense, or the cash requirement necessary to service interest or principal payments, on our debts;

    •
    Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

    •
    Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally. See the Prestige International LLC, Bonita Bay and Spic and Span statements of cash flows set forth in the financial statements included elsewhere in this prospectus. The following is a reconciliation of net income to EBITDA:

Pro Forma Year Ended March 31, 2004
(dollars in thousands)
Net income	$17,121
Add:
Interest expense, net	47,047
Provision for income taxes	10,943
Depreciation and amortization	9,075

EBITDA	$84,186

(2)
In connection with the Acquisitions, we identified significant non-recurring and other cash expenses which management believes will not be incurred going forward. In addition, we identified certain cash cost reductions that we have realized and additional cash cost reductions that we expect to realize as a result of our integration plans with respect to the Acquisitions that are expected to result in a positive annualized effect on pro forma EBITDA when compared to recent operating history of the separate companies. We cannot, however, assure you that expected cost savings will be realized on time or at all. See "Risk Factors—Risks Relating to Our Business—We may not realize all of the anticipated operating synergies and cost savings from the Acquisitions which may adversely affect our financial performance." While we believe these expenses will not recur in future periods after implementation of such cost reduction measures, there can be no assurance that we will not incur other expenses similar to the expenses described below in future periods. Therefore, the following items should not be viewed as indicative of future results.

	Pro Forma Year Ended March 31, 2004
	(dollars in thousands)
Non-recurring and other items:
Purchase accounting impact of Clear eyes and Murine acquisition	$2,957	(a)
Loss on forgiveness of loan	1,404	(b)
Gain on sale of Spic and Span license in Italy	(2,900	)(c)
Shareholder advisory fee	4,000	(d)
Clear eyes and Murine international acquisitions	900	(e)
Incremental Clear eyes and Murine TSA costs	300	(f)
Implemented cost saving initiatives:
Permanent headcount reductions	5,079	(g)
Consolidation of warehousing and distribution	3,421	(g)
Consolidation of sales, marketing and other programs	2,781	(g)
Facilities rationalization	394	(g)

Total(h)	$18,336

  (a)
  In connection with Prestige International's acquisition of Clear eyes and Murine, inventory was written up to its estimated selling price (less cost of disposal and a reasonable profit allowance for the selling effort). This adjustment represents the amount by which the cost of goods sold recorded in Prestige International's statement of operations exceeded the original inventory costs.

  (b)
  Reflects the loss incurred, prior to the acquisition of Spic and Span, in connection with the forgiveness of a loan to Spic and Span.

  (c)
  In November 2003, we sold the exclusive right to use the Spic and Span brand name in Italy and recognized a one-time gain of $2.9 million.

  (d)
  In connection with this offering, the professional services agreement with GTCR LLC will be terminated. This adjustment eliminates the professional services fee previously paid under that agreement.

  (e)
  During fiscal 2003, Prestige International completed its transition of the exclusive rights to sell Clear eyes and Murine products from Abbott Laboratories in the following countries: Australia (Sept. 2003), Canada (Sept. 2003), Hong Kong (July 2003), Venezuela (Nov. 2003), United Kingdom (Oct. 2003), Ireland (Nov. 2003) and New Zealand (Sept. 2003). Prior to this transition in 2003, under the terms of the original purchase agreement with Abbott Laboratories, we received a percentage of sales on the Clear eyes and Murine products in these international markets with an option to transition such rights in the future once we met certain regulatory requirements. Prestige International continues to operate under this royalty arrangement for smaller countries for which the international rights have not yet been transitioned. This adjustment reflects the approximate net impact on the statement of operations had these seven countries' rights been fully transitioned on January 1, 2003.

  (f)
  Represents costs charged to Prestige International during the transition services period with Abbott Laboratories (Domestic transition services agreement through March 2003 and International transition services agreement through December 2003) that were duplicative in nature. During this same time period, Prestige International had hired internal resources to perform the same services.

  (g)
  We have undertaken a detailed review of the combined operations of Medtech, Denorex, Spic and Span and Prestige International and identified areas of overlap and potential cost savings. Set forth below is a summary of these anticipated savings:

  (i)
  We have eliminated approximately 14 full-time equivalent positions as part of a permanent headcount reduction of our employees in connection with the Transactions.

  (ii)
  We have contracted with one logistics services provider that has allowed us to consolidate from the three logistics services providers (including three warehouses) that historically served the companies. This adjustment represents the expected cost savings of placing all of our warehouse and distribution needs with this service provider.

  (iii)
  We have contracted with one advertising agency, one brokerage structure and one media buying group that are handling the collective sales and marketing needs for the combined companies following the Transactions. Additionally, we have eliminated certain corporate overhead costs (principally legal, banking and insurance) that upon completion of the Transactions were no longer required for each of the separate companies. This adjustment represents the net impact of placing all of our advertising and media buying needs under Medtech's existing contracts, moving the existing brokerage business of Prestige International under Medtech's brokerage contract or in-house and the elimination of certain non-recurring overhead costs.

  (iv)
  We have eliminated one leased location, and identified one additional leased location that will be eliminated, in connection with the Transactions. This amount represents the direct and indirect costs associated with maintaining these two redundant facilities.

  (h)
  The cost savings set forth above specifically exclude any one-time costs expected in order to achieve the anticipated cost savings estimated at $2.6 million.

(3)
"Adjusted EBITDA," as defined in the indenture governing our senior subordinated notes, is calculated as consolidated net income (loss), as adjusted for the following items:

  •
  Income tax expense;

  •
  Interest expense;

  •
  Depreciation and amortization;

  •
  One-time legal, financial accounting, advisory and up-front financing fees and expenses related to acquisitions or divestitures;

  •
  Other non-cash items (excluding any such item that requires an accrual of, or cash reserve for, anticipated cash charges for any future period; reversals of prior accruals or reserves for any such item; and any such item that will result in the receipt of cash payments in any future period);

  •
  Management fees payable to GTCR prior to the completion of this offering;

  •
  Restructuring charges; and

  •
  One-time costs and expenses identified as "non-recurring and other items" and "implemented cost saving initiatives" in note (2) above.

  We consider Adjusted EBITDA an important indicator to investors in IDSs because it provides information related to our ability to provide cash flows to service debt, pay dividends and fund capital expenditures. We present this discussion of Adjusted EBITDA because covenants in the indenture governing our senior subordinated notes contain ratios based on this measure. As such, the summary unaudited pro forma financial information presented above includes our Adjusted EBITDA. For example, our ability to incur additional debt requires a ratio of Adjusted EBITDA to fixed charges of            to 1.00, except that we may incur certain debt and make certain restricted payments without regard to the ratio. Adjusted EBITDA is not a measure in accordance with GAAP, and should not be considered a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. In addition, Adjusted EBITDA should not be used as a substitute for the Company's various cash flow measures (e.g., operating, investing and financing cash flows), which are discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  On a pro forma basis, we calculated Adjusted EBITDA as follows:

Pro Forma Year Ended March 31, 2004
(dollars in thousands)
Calculation of Adjusted EBITDA:
Consolidated net income (loss)
Adjustments:
Income tax expense
Interest expense
Depreciation and amortization
One-time legal, financial, accounting, advisory and up-front financing fees and expenses related to acquisitions or divestitures
Other non-cash items, as defined in the indenture
Management fees payable to GTCR
Restructuring charges
One-time costs and expenses
Adjusted EBITDA
(4)
Cash interest expense represents total interest expense less amortization of deferred financing fees.

(5)
Capital expenditures for the year ended March 31, 2004 represents the sum of Prestige International LLC of $108, Bonita Bay of $370 and Spic and Span of $59.

(6)
Cash taxes paid for the year ended March 31, 2004 represents the sum of Prestige International LLC of $128, Bonita Bay of $5,167 and Spic and Span of $10.

(7)
For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and extraordinary items, plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and a portion of operating lease rental expense deemed to be representative of the interest factor.

Summary Historical Financial Data of Prestige International LLC and Predecessor

        Summary historical financial data for the fiscal years ended March 31, 2001, 2002, 2003 and for the period from April 1, 2003 to February 5, 2004 is referred to as the "Predecessor" information. On February 6, 2004, an indirect subsidiary of Prestige International LLC acquired Medtech Holdings, Inc. and the Denorex Company, which at the time were both under common control and management, in a transaction accounted for using the purchase method. The summary financial data after such date includes the financial statement impact of recording fair value adjustments arising from such acquisition. The income statement and other financial data of Prestige International LLC and its Predecessor for the fiscal years ended March 31, 2002 and 2003, the period from April 1, 2003 to February 5, 2004 and the period from February 6, 2004 to March 31, 2004 and the balance sheet data at March 31, 2003 and March 31, 2004 are derived from audited consolidated financial statements included elsewhere in this prospectus. The income statement and other financial data for Predecessor for the fiscal year ended March 31, 2001 are derived from audited consolidated financial statements not included in this prospectus.

        The summary historical financial data set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with the discussion under the headings "Selected Financial Data—Prestige International LLC and Predecessor" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical combined consolidated financial statements and accompanying notes included elsewhere in this prospectus.

	Predecessor								Prestige International LLC
	Fiscal Year Ended March 31,						Period From April 1, 2003 to February 5, 2004		Period From February 6, 2004 to March 31, 2004
	2001		2002		2003
	(dollars in thousands)								(dollars in thousands)
Income Statement Data:
Net sales	$8,655		$46,201		$76,439		$69,059		$18,861
Cost of sales	3,075		18,699		27,475		26,254		8,218
Amortization of inventory step-up	—		—		—		—		1,805

Gross profit	5,580		27,502		48,964		42,805		8,838
Advertising and promotion expenses	149		5,230		14,274		12,601		1,689
Depreciation and amortization expenses	305		3,992		5,274		4,498		931
General and administrative expenses	560		8,576		12,075		12,068		1,649
Interest expense, net	2,051		8,766		9,747		8,157		1,725
Other expense	124		—		685		1,404		—

Income from continuing operations before taxes	2,391		938		6,909		4,077		2,844
Provision/(benefit) for income taxes	(77)		311		3,902		1,684		1,054

Income from continuing operations	2,468		627		3,007		2,393		1,790
Income/(loss) from discontinued operations	60		(67)		(5,644)		—		—
Cumulative effect of change in accounting principle	—		—		(11,785)		—		—

Net income/(loss)	$2,528		$560		$(14,422)		$2,393		$1,790

Other Financial Data:
Capital expenditures	$123		$95		$421		$66		$42
Ratio of earnings to fixed charges(1)	2.1	x	1.1	x	1.7	x	1.5	x	2.6	x
Balance Sheet Data (at period end):
Cash and cash equivalents	$2,830		$7,884		$3,530				$3,393
Total assets	151,292		174,783		143,910				326,622
Total long term debt, including current maturities	80,918		93,530		81,021				148,694
Stockholders' equity	46,030		59,201		44,797				126,509

(1)
For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and extraordinary items, plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and a portion of operating lease rental expense deemed to be representative of the interest factor.

Summary Historical Financial Data of Bonita Bay Holdings, Inc.

        The following table sets forth certain summary historical financial data of Bonita Bay Holdings, Inc., the direct parent of Prestige Brands International, Inc., which was acquired in the Prestige Acquisition and will be dissolved in connection with the Transactions. We have derived the summary historical consolidated financial data as of and for the fiscal years ended December 31, 2001, 2002 and 2003 from the audited financial statements of Bonita Bay which are included elsewhere in this prospectus. We have derived the selected historical financial data for the three month periods ended March 31, 2003 and 2004 from the unaudited financial statements and the related notes of Bonita Bay included elsewhere in this prospectus. In the opinion of management, the unaudited financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of financial position and operating results. The results of operations for the three month period ended March 31, 2004 are not necessarily indicative of the operating results to be expected for the full year. The summary historical financial data set forth below should be read in conjunction with the discussion under the headings "Selected Financial Data—Bonita Bay Holdings, Inc.," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements of Bonita Bay Holdings, Inc. and accompanying notes included elsewhere in this prospectus.

	Year Ended December 31,			Three Months Ended March 31,
	2001	2002	2003	2003	2004
	(dollars in thousands)
Income Statement Data:
Net sales	$54,968	$110,566	$167,070	$35,978	$35,075
Cost of sales	26,489	58,448	82,663	19,528	19,101

Gross profit	28,479	52,118	84,407	16,450	15,974
Advertising and promotion expenses	7,425	10,133	19,525	4,061	4,690
Depreciation and amortization expenses	4,156	745	1,745	531	406
General and administrative expenses	4,138	5,556	9,733	2,516	2,012
Interest expense, net	6,199	8,008	17,308	4,627	3,951
Other expense (income)	1,604	—	—	(159)	—

Income before taxes	4,957	27,676	36,096	4,874	4,915
Provision for income taxes	1,874	11,107	13,823	1,767	1,910

Net income	$3,083	$16,569	$22,273	$3,107	$3,005

Other Financial Data:
Capital expenditures	$120	$242	$370	$85	$114
Ratio of earnings to fixed charges(1)	1.8x	4.4x	3.1x	2.0x	2.2x
Balance Sheet Data (at period end):
Cash and cash equivalents	$809	$7,464	$7,154		$7,693
Total assets	230,486	362,827	363,490		359,143
Total long term debt, including current maturities	114,425	201,375	181,432		175,245
Stockholders' equity	107,965	138,491	148,138		150,999

(1)
For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and extraordinary items, plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and a portion of operating lease rental expense deemed to be representative of the interest factor.

RISK FACTORS

        Before you invest in the IDSs (including the shares of our Class A common stock and our senior subordinated notes represented by the IDSs) or the senior subordinated notes, you should carefully consider the various risks of the investment, including those described below, together with all of the other information included in this prospectus. If any of these risks actually occur, our business, financial condition or operating results could be adversely affected. In that case, the trading price of the IDSs and the senior subordinated notes could decline and you could lose all or part of your investment.

Risks Relating to the IDSs, the Shares of Class A Common Stock and Senior Subordinated Notes Represented by the IDSs and the Senior Subordinated Notes Offered Separately (not represented by IDSs)

We have substantial indebtedness that could restrict our ability to pay interest and principal on the senior subordinated notes and to pay dividends with respect to shares of our Class A common stock represented by the IDSs and impact our financing options and liquidity position.

        Our ability to make distributions, pay dividends or make other payments will be subject to applicable law and contractual restrictions contained in the instruments governing our indebtedness, including the new credit facility which we guarantee on a senior secured basis. The degree to which we are leveraged on a consolidated basis could have important consequences to the holders of the IDSs and of separate senior subordinated notes (not represented by IDSs), including:

  •
  our ability to obtain additional financing in the future for working capital, capital expenditures or acquisitions may be limited;

  •
  we may be unable to refinance our indebtedness on terms acceptable to us or at all;

  •
  a significant portion of our cash flow from operations is likely to be dedicated to the payment of the principal of and interest on our indebtedness, thereby reducing funds available for other corporate purposes; and

  •
  our substantial indebtedness may make us more vulnerable to economic downturns and limit our ability to withstand competitive pressures.

        As of March 31, 2004, we had the following amount of indebtedness that ranks senior or pari passu with the senior subordinated notes, not including trade payables:

Pro Forma March 31, 2004
(dollars in millions)
Indebtedness senior to the senior subordinated notes	$
Indebtedness pari passu with the senior subordinated notes
Total	$

        Although the new credit facility will contain total leverage, senior leverage and cash interest coverage maintenance covenants that will restrict our ability to incur debt as described under "Description of Certain Indebtedness—New Credit Facility," the indenture governing the senior subordinated notes allows us to issue an unlimited amount of senior subordinated notes so long as we issue additional shares of Class A common stock in the appropriate proportionate amounts to represent additional IDSs.

We may amend the terms of the new credit facility, or we may enter into new agreements that govern our senior indebtedness and the amended new credit facility or the terms of the new agreements may significantly affect our ability to pay interest on our senior subordinated notes and dividends on shares of our common stock.

        The new credit facility contains significant restrictions on our ability to pay interest on the senior subordinated notes and dividends on shares of common stock based on us meeting certain performance measures and compliance with other conditions. As a result of general economic conditions, conditions in the lending markets, the results of our business or for any other reason, we may elect or be required to amend or refinance the new credit facility, at or prior to maturity, or enter into additional agreements for senior indebtedness. Regardless of any protection you have in the indenture governing the senior subordinated notes, any such amendment, refinancing or additional indebtedness may contain covenants that could limit, in a significant manner, our ability to make interest payments and pay dividends to you.

We are subject to restrictive debt covenants that limit our business flexibility by imposing operating and financial restrictions on our operations and could limit our ability to grow our business.

        The agreements governing our indebtedness impose significant operating and financial restrictions on us. These restrictions prohibit or limit, among other things:

  •
  the incurrence of additional indebtedness and the issuance of preferred stock and certain redeemable capital stock;

  •
  a number of other restricted payments, including investments;

  •
  specified sales of assets;

  •
  specified transactions with affiliates;

  •
  the creation of a number of liens;

  •
  consolidations, mergers and transfers of all or substantially all of our assets; and

  •
  our ability to change the nature of our business.

        The terms of the new credit facility include other and more restrictive covenants and prohibit us from prepaying our other indebtedness, including the senior subordinated notes, while indebtedness under the new credit facility is outstanding. The new credit facility also requires us to maintain certain specified financial ratios and satisfy financial condition tests. Our ability to comply with the ratios or tests may be affected by events beyond our control, including prevailing economic, financial and industry conditions.

        A breach of any of these covenants, ratios or tests could result in a default under the new credit facility and/or the indenture. Events of default under the new credit facility would prohibit us from making payments on the senior subordinated notes in cash, including payment of interest when due. In addition, upon the occurrence of an event of default under the new credit facility, the lenders could elect to declare all amounts outstanding under the new credit facility, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, the lenders could proceed against the security granted to them to secure that indebtedness. If the lenders accelerate the payment of the indebtedness, our assets may not be sufficient to repay in full this indebtedness and our other indebtedness, including the senior subordinated notes.

We are a holding company and rely on dividends and other payments, advances and transfers of funds from our subsidiaries to meet our debt service and other obligations.

        We are a holding company and conduct all of our operations through our subsidiaries. We currently have no significant assets other than direct and indirect equity interests in our subsidiaries. All of our equity interests in our domestic subsidiaries will be pledged to the creditors under the new credit facility which we guarantee. As a result, we will rely on dividends and other payments or distributions from our subsidiaries to meet our debt service obligations and enable us to pay dividends. The ability of our subsidiaries to pay dividends or make other payments or distributions to us will depend on their respective operating results and may be restricted by, among other things, the laws of their jurisdiction of organization (which may limit the amount of funds available for the payment of dividends), agreements of those subsidiaries, the terms of the new credit facility and the covenants of any future outstanding indebtedness we or our subsidiaries incur.

Subject to restrictions set forth in the indenture, we may defer the payment of interest to you for a significant period of time.

        Prior to                        , 2009, we may, subject to restrictions set forth in the indenture, defer interest payments on our senior subordinated notes on one or more occasions for up to an aggregate period of eight quarters. In addition, after                        , 2009, we may, subject to certain restrictions, defer interest payments on our senior subordinated notes on four occasions for up to two consecutive quarters on each occasion. Deferred interest will bear interest at the same rate as the senior subordinated notes. For any interest deferred during the first five years, we are not obligated to pay any deferred interest until                        , 2009, so you may be owed a substantial amount of deferred interest that will not be due and payable until such time. For any interest deferred after                        , 2009, we are not obligated to pay all of the deferred interest until                        , 2019, so you may be owed a substantial amount of deferred interest that will not be due and payable until such time.

Deferral of interest payments would have adverse tax consequences for you and may adversely affect the trading price of the senior subordinated notes.

        If we defer interest payments on the senior subordinated notes, you will be required to recognize interest income for United States federal income tax purposes in respect of the senior subordinated notes before you receive any cash payment of this interest. In addition, we will not pay you this cash if you sell the IDSs or the senior subordinated notes, as the case may be, before the end of any deferral period or before the record date relating to interest payments that are to be paid.

        The IDSs or the senior subordinated notes may trade at a price that does not fully reflect the value of accrued but unpaid interest on the senior subordinated notes if we defer interest payments. In addition, the requirement that we defer payments of interest on the senior subordinated notes under certain circumstances may mean that the market price for the IDSs or the senior subordinated notes may be more volatile than other securities that do not have this requirement.

You may not receive the level of dividends provided for in the dividend policy our board of directors is expected to adopt upon the closing of this offering or any dividends at all.

        Our board of directors may, in its discretion, amend or repeal the dividend policy it is expected to adopt upon the closing of this offering. Our board of directors may decrease the level of dividends provided for in this dividend policy or entirely discontinue the payment of dividends. Future dividends with respect to shares of our capital stock, if any, will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, business opportunities, provisions of applicable law and other factors that our board of directors may deem relevant. The indenture governing our senior subordinated notes and the new credit facility contain significant restrictions on our ability to make dividend payments, including, if we defer interest on the senior subordinated notes under the indenture, restrictions on the payment of dividends until we have paid all deferred interest.

        In addition, our after-tax cash flow available for dividend and interest payments would be reduced if the senior subordinated notes were treated as equity rather than debt for United States federal income tax purposes. In that event, the stated interest on the senior subordinated notes could be treated as a dividend and interest on the senior subordinated notes would not be deductible by us for United States federal income tax purposes. Our inability to deduct interest on the senior subordinated notes could materially increase our taxable income and, thus, our United States federal and applicable state income tax liability. If this were to occur, our after-tax cash flow available for dividend and interest payments would be reduced.

Ownership change will limit our ability to use certain losses for U.S. federal income tax purposes and may increase our tax liability.

        The transactions contemplated herein will result in an "ownership change" within the meaning of the U.S. federal income tax laws addressing net operating loss carryforwards, alternative minimum tax credits and other similar tax attributes. As a result of such ownership change, as well as any prior ownership changes, there will be specific limitations on our ability to use our net operating loss carryforwards and other tax attributes from periods prior to this offering. It is possible in the future that such limitations could limit our ability to utilize such tax attributes and, therefore, result in an increase in our U.S. federal income tax liability. Such an increase would reduce the funds available for the payments of dividends and might require us to reduce or eliminate the dividends on our IDSs and Class A common stock.

You will be immediately diluted by $            per share of Class A common stock if you purchase IDSs in this offering.

        If you purchase IDSs in this offering, based on the book value of the assets and liabilities reflected on our balance sheet, you will experience an immediate dilution of $            per share of Class A common stock represented by the IDSs which exceeds the entire price allocated to each share of Class A common stock represented by the IDSs in this offering because there will be a net tangible book deficit for each share of Class A common stock outstanding immediately after this offering. Our net tangible book value as of March 31, 2004, after giving effect to this offering, was approximately $             million, or $            per share of Class A common stock.

Our interest expense may increase significantly and could cause our net income and distributable cash to decline significantly.

        The new credit facility will be subject to periodic renewal or must otherwise be refinanced. We may not be able to renew or refinance the new credit facility, or if renewed or refinanced, the renewal or refinancing may occur on less favorable terms. Borrowings under the revolving facility will be made at a floating rate of interest. In the event of an increase in the base reference interest rates, our interest expense will increase and could have a material adverse effect on our ability to make cash dividend payments to our stockholders. Our ability to continue to expand our business will, to a large extent, be dependent upon our ability to borrow funds under our new credit facility and to obtain other third party financing, including through the sale of IDSs or other securities. We cannot assure you that such financing will be available to us on favorable terms or at all.

We may not generate sufficient funds from operations to pay our indebtedness at maturity or upon the exercise by holders of their rights upon a change of control.

        A significant portion of our cash flow from operations will be dedicated to servicing our debt requirements. In addition, we currently expect to distribute a significant portion of any remaining cash earnings to our stockholders in the form of quarterly dividends. Moreover, prior to the maturity of our senior subordinated notes, we will not be required to make any payments of principal on our senior subordinated notes. We may not generate sufficient funds from operations to repay the principal amount of our indebtedness at maturity or in case you exercise your right to require us to purchase your notes upon a change of control. We may therefore need to refinance our debt or raise additional capital. These alternatives may not be available to us when needed or on satisfactory terms due to prevailing market conditions, a decline in our business or restrictions contained in our senior debt obligations.

The indenture governing our senior subordinated notes and our new credit facility permit us to pay a significant portion of our cash flow to stockholders in the form of dividends, thereby reducing the amounts available to satisfy our obligations under the senior subordinated notes.

        Although the indenture governing our senior subordinated notes and our new credit facility have some limitations on our payment of dividends, they permit us to pay a significant portion of our cash flow to stockholders in the form of dividends. Following completion of this offering, we intend to pay quarterly dividends. Specifically, the indenture governing our senior subordinated notes permits us to pay up to 100% of our excess cash (as defined in the indenture) subject to compliance with a fixed charge coverage test as more fully described in "Description of Senior Subordinated Notes—Certain Covenants." The new credit facility permits us to use up to 100% of the excess cashflow, as defined in the new credit facility plus certain other amounts under certain limited circumstances to fund dividends on our shares of common stock. Any amounts paid by us in the form of dividends will not be available in the future to satisfy our obligations under the senior subordinated notes.

Because we will use a significant portion of the proceeds of this offering to purchase equity interests from existing equity investors, we will have only the remaining portion of the proceeds of this offering to repay our existing debt and for corporate purposes and will have to incur more debt.

        We will use a significant portion of the net proceeds from this offering to purchase equity interests from existing equity investors as part of our reorganization. Therefore, we will not have these funds available to us (1) to repay our existing debt, and will therefore have to borrow more under our new credit facility to repay the existing credit facility than we would have had we not undertaken these purchases, or (2) to fund our operations or to expand our business.

The realizable value of our assets upon liquidation may be insufficient to satisfy claims.

        At March 31, 2004, on a pro forma basis for the Acquisitions, our assets included intangible assets in the amount of $855.2 million, representing approximately 89.7% of our total consolidated assets and consisting primarily of value assigned to trademarks and brand names. The value of these intangible assets will continue to depend significantly upon the success of our business as a going concern and the growth in cash flows. As a result, in the event of a default under our new credit facility or on our senior subordinated notes or our bankruptcy or dissolution, the realizable value of these assets may be substantially lower and may be insufficient to satisfy the claims of our creditors.

Because of the subordinated nature of the senior subordinated notes, holders of our senior subordinated notes may not be entitled to be paid in full, or at all, in a bankruptcy, liquidation or reorganization or similar proceeding.

        As a result of the subordinated nature of our notes and related guarantees, upon any distribution to our creditors or the creditors of the subsidiary guarantors in bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors or our or their property, the holders of our senior indebtedness and senior indebtedness of the subsidiary guarantors will be entitled to be paid in full in cash before any payment may be made with respect to our senior subordinated notes or the subsidiary guarantees.

        In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors, holders of our senior subordinated notes will participate with all other holders of unsecured indebtedness of ours or the subsidiary guarantors that are similarly subordinated in the assets remaining after we and the subsidiary guarantors have paid all senior indebtedness. However, because of the existence of the subordination provisions, including the requirement that holders of the senior subordinated notes pay over distributions to holders of senior indebtedness, holders of the senior subordinated notes may receive less, ratably, than our other unsecured creditors, including trade creditors. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors. Holders of our senior subordinated notes may, therefore, receive less, ratably, than the holders of our senior indebtedness.

        On a pro forma basis as of March 31, 2004, our senior subordinated notes and the subsidiary guarantees would have ranked junior, on a consolidated basis, to $         million of outstanding senior secured indebtedness and the subsidiary guarantees would have ranked junior to no senior unsecured debt and pari passu with approximately $         million of outstanding indebtedness of ours and the subsidiary guarantors. In addition, as of March 31, 2004, on a pro forma basis, we would have had the ability to borrow up to an additional amount of $         million under the new credit facility, which would have ranked senior in right of payment to our senior subordinated notes. If any of the 9 1/4% notes are not purchased or redeemed by us by the closing of this offering, such notes will rank pari passu to our senior subordinated notes and the subsidiary guarantees until such time as we purchase or redeem such notes.

        In the event of a bankruptcy, liquidation or reorganization or similar proceeding of any of the non-guarantor subsidiaries, holders of their indebtedness, including their trade creditors, would generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us for payment to you.

        Holders of our senior subordinated notes will be structurally subordinated to the debt of our non-guarantor subsidiaries.

In the event of bankruptcy or insolvency, the senior subordinated notes and guarantees could be adversely affected by principles of equitable subordination or recharacterization.

        In the event of bankruptcy or insolvency, a party in interest may seek to subordinate the senior subordinated notes or the guarantees under principles of equitable subordination or to recharacterize the senior subordinated notes as equity. There can be no assurance as to the outcome of such proceedings. In the event a court subordinates the senior subordinated notes or the guarantees, or recharacterizes the senior subordinated notes as equity, we cannot assure you that you would recover any amounts owed on the senior subordinated notes or the guarantees and you may be required to return any payments made to you within six years before the bankruptcy on account of the senior subordinated notes or the guarantees. In addition, should the court equitably subordinate the senior subordinated notes or the guarantees, or recharacterize the senior subordinated notes as equity you may not be able to enforce the guarantees.

The guarantees of the senior subordinated notes by our subsidiaries may be unenforceable because of fraudulent conveyance laws.

        Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debt of the guarantor, if, among other things, the guarantor, at the time that it assumed the guarantee:

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  issued the guarantee to delay, hinder or defraud present or future creditors;

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  received less than reasonably equivalent value or fair consideration for issuing the guarantee and, at the time it issued the guarantee;

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  was insolvent or rendered insolvent by reason of issuing the guarantee and the application of the proceeds of the guarantee;

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  was engaged or about to engage in a business or a transaction for which the guarantor's remaining assets available to carry on its business constituted unreasonably small capital;

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  intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature; or

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  was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied.

        In addition, any payment by the guarantor under its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor or the guarantee could be subordinated to other debt of the guarantor.

        What constitutes insolvency for the purposes of fraudulent transfer laws varies depending upon the law applied in any proceeding to determine if a fraudulent transfer has occurred. Generally, however, a person would be considered insolvent if, at the time such person incurred the debt:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;

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  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they become due.

        We believe that immediately after the issuance of the senior subordinated notes and the guarantees, we and each of the guarantors will be solvent, have sufficient capital to carry on our respective businesses and be able to pay our respective debts as they mature. We cannot be sure, however, as to what standard a court would apply in making these determinations or that a court would reach the same conclusions with regard to these issues. Regardless of the standard that the court uses, we cannot be sure that the issuance by the subsidiary guarantors of the subsidiary guarantees would not be voided or the subsidiary guarantees would not be subordinated to their other debt.

        The guarantee of our senior subordinated notes by any subsidiary guarantor could be subject to the claim that since the guarantee was incurred for the benefit of Prestige Holdings and only indirectly for the benefit of the subsidiary guarantor, the obligations of the subsidiary guarantor were incurred for less than fair consideration. If such a claim were successful and it was proven that the subsidiary guarantor was insolvent at the time the guarantee was issued, a court could void the obligations of the subsidiary guarantor under the guarantee or subordinate these obligations to the subsidiary guarantor's other debt or take action detrimental to holders of the senior subordinated notes. If the guarantee of any subsidiary guarantor were voided, our senior subordinated notes would be effectively subordinated to the indebtedness and other credit obligations of that subsidiary guarantor.

The United States federal income tax consequences of the purchase, ownership and disposition of IDSs and senior subordinated notes are uncertain.

        No statutory, judicial or administrative authority directly addresses the treatment of the IDSs or the senior subordinated notes, or instruments similar to the IDSs or the senior subordinated notes, for United States federal income tax purposes. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of IDSs and the senior subordinated notes are uncertain. We will receive an opinion from our counsel, Kirkland & Ellis LLP, to the effect that an IDS should be treated as a unit representing a share of common stock and senior subordinated notes, and that the senior subordinated notes should be classified as debt for United States federal income tax purposes and we intend to deduct interest on such senior subordinated notes for tax purposes. However, the IRS or the courts may take the position that the IDSs are a single security classified as equity, or that the senior subordinated notes are properly classified as equity for United States federal income tax purposes, which could adversely affect the amount, timing and character of income, gain or loss in respect of your investment in IDSs or senior subordinated notes, and materially increase our taxable income and, thus, our United States federal and applicable state income tax liability. This would adversely affect our financial position, cash flow, and liquidity, and could affect our ability to make interest or dividend payments on the senior subordinated notes and the common stock and may affect our ability to continue as a going concern. Our tax deduction for interest may be put at risk in the future as a result of a future ruling by the IRS, including an adverse ruling for other IDSs or an adverse ruling for our own IDSs issued now or subsequently and in the event of any such ruling, we may need to consider the effect of such developments on the determination of our future tax provisions and obligations. Foreign holders could be subject to withholding or estate taxes with regard to the senior subordinated notes in the same manner as they will be with regard to the common stock. Payments to foreign holders would not be grossed-up for any such taxes. For discussion of these tax-related risks, see "Material United States Federal Income Tax Consequences."

The allocation of the purchase price of the IDSs may not be respected, which may require you to include original issue discount in your income even if you have not received the cash attributable to that income.

        The purchase price of each IDS must be allocated for tax purposes between the share of common stock and senior subordinated notes comprising the IDS in proportion to their respective fair market values at the time of purchase. If our allocation is not respected, then it is possible that the senior subordinated notes will be treated as having been issued with original issue discount, or OID (if the allocation to the senior subordinated notes were determined to be too high) or amortizable bond premium (if the allocation to the senior subordinated notes were determined to be too low). You generally would be required to include OID in income in advance of the receipt of cash attributable to that income and would be able to elect to amortize bond premium over the term of the senior subordinated notes.

Because of the deferral of interest provisions, the senior subordinated notes may be treated as issued with original issue discount.

        Under applicable Treasury regulations, a "remote" contingency that stated interest will not be timely paid is disregarded in determining whether a debt instrument is issued with OID. Although there is no authority directly on point, based on our financial forecasts, we believe that the likelihood of deferral of interest payments on the senior subordinated notes is remote within the meaning of the Treasury regulations. Based on the foregoing determination made by us, although the matter is not free from doubt because of the lack of direct authority, our counsel is of the opinion that the possibility that interest payments on the senior subordinated notes may be deferred should not cause the senior subordinated notes to be considered to be issued with OID at the time of their original issuance. If deferral of any payment of interest were determined not to be "remote," then the senior subordinated notes would be treated as issued with OID at the time of issuance. In such case, all stated interest on the senior subordinated notes would be treated as OID, with the consequence that all holders would be required to include the yield on the senior subordinated notes in income as it accrued on a constant yield basis, possibly in advance of their receipt of the associated cash and regardless of their method of tax accounting.

If we subsequently issue senior subordinated notes with significant OID, we may not be able to deduct all of the interest on the senior subordinated notes.

        It is possible that senior subordinated notes we issue in a subsequent issuance will be issued at a discount to their face value and, accordingly, may have "significant OID" and thus be classified as "applicable high yield discount obligations." If any such senior subordinated notes were so treated, a portion of the OID on such notes would be nondeductible by us and the remainder would be deductible only when paid. It is also possible that senior subordinated notes we issue in a subsequent issuance will be treated as equity for tax purposes. If any such senior subordinated notes were so treated, the interest payable on such senior subordinated notes would be non-deductible by us. Any limit on our ability to deduct interest for tax purposes would have the effect of increasing our taxable income and may adversely affect our cash flow available for interest payments and distributions to our shareholders.

Subsequent issuances of senior subordinated notes may cause you to recognize taxable gain and/or original issue discount.

        The United States federal income tax consequences to you of a subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) are unclear and our counsel is unable to opine on this issue. The indenture governing the senior subordinated notes and our agreements with DTC will provide that, in the event that there is a subsequent issuance of senior subordinated notes with OID, and in connection with each issuance of senior subordinated notes thereafter, including an issuance of senior subordinated notes upon an exchange of shares of Class B common stock or Class C common stock, each holder of senior subordinated notes or IDSs, as the case may be, agrees that a portion of such holder's senior subordinated notes will be automatically exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes. Such subsequent issuance and exchange will not change the aggregate stated principal amount of senior subordinated notes owned by you and each other holder.

        Due to the lack of applicable authority, it is unclear whether an exchange of senior subordinated notes for subsequently issued senior subordinated notes will result in a taxable exchange for United States federal income tax purposes. It is possible that the IRS might successfully assert that such an exchange should be treated as a taxable exchange. In such case, you would recognize any gain realized on the exchange, but a loss might be disallowed. For a more complete description of the tax consequences of a subsequent issuance, see "Material United States Federal Income Tax Consequences—Senior Subordinated Notes—Additional Issuances."

        Regardless of whether the exchange is treated as a taxable event, such exchange may result in an increase in the amount of OID, if any, that you are required to accrue with respect to the senior subordinated notes. Following any subsequent issuance of senior subordinated notes with OID or any issuance of senior subordinated notes thereafter and resulting exchange, we and our agents will report any OID on any subsequently issued senior subordinated notes ratably among all holders of senior subordinated notes and IDSs. By purchasing senior subordinated notes or IDSs, as the case may be, each holder of senior subordinated notes and IDSs agrees to report OID in a manner consistent with this approach. As a result of a subsequent issuance, therefore, you may be required to report OID even though you purchased senior subordinated notes having no OID. This will generally result in you reporting more interest income over the term of the senior subordinated notes than you would have reported had no such subsequent issuance and exchange occurred.

        The IRS, however, may assert that OID should be reported only to the persons that initially acquired such subsequently issued senior subordinated notes and their transferees. In such case, the IRS might further assert that, unless a holder can establish that it is not an initial holder of subsequently issued senior subordinated notes or a transferee thereof, all senior subordinated notes held by such holder will have OID. Any of these assertions by the IRS could create significant uncertainties in the pricing of IDSs and senior subordinated notes and could adversely affect the market for IDSs and senior subordinated notes.

A subsequent issuance of senior subordinated notes or an allocation of IDS purchase price that results in OID may reduce the amount you can recover upon an acceleration of the payment of principal due on the senior subordinated notes or in the event of our bankruptcy.

        Under New York and federal bankruptcy law, holders of subsequently issued senior subordinated notes having original issue discount may not be able to collect the portion of the principal face amount of such senior subordinated notes that represents unamortized original issue discount as of the acceleration or filing date, as the case may be, in the event of an acceleration of the senior subordinated notes or in the event of our bankruptcy prior to the maturity date of the senior subordinated notes. As a result, a treatment of the senior subordinated notes as having been issued with OID or an automatic exchange that results in a holder receiving a senior subordinated note with original issue discount could have the effect of ultimately reducing the amount such holder can recover from us in the event of an acceleration or bankruptcy.

Before this offering, there has not been a public market for our IDSs, shares of our Class A common stock or senior subordinated notes. The price of the IDSs, shares of our Class A common stock or senior subordinated notes may fluctuate substantially, which could negatively affect the value of your investment.

        None of the IDSs, the shares of our Class A common stock or the senior subordinated notes has a public market history. In addition, there has not been an established market in the United States for securities similar to the IDSs. We cannot assure you that an active trading market for the IDSs will develop in the future, and we currently do not expect that an active trading market for the shares of our Class A common stock will develop until the senior subordinated notes are redeemed or mature. If the senior subordinated notes represented by your IDSs are redeemed or mature, the IDSs will automatically separate and you will then hold the shares of our Class A common stock. We will not apply to list our shares of Class A common stock for separate trading on the                        or any other exchange until the number of shares held separately and not represented by IDSs is sufficient to satisfy the then applicable requirements for separate trading on such exchange. The Class A common stock may not be approved for listing at such time. We do not intend to list our senior subordinated notes on any securities exchange.

        The initial public offering price of the IDSs has been determined by negotiations among us, the existing equity investors and the representatives of the underwriters and may not be indicative of the market price of the IDSs after the offering. Factors such as quarterly variations in our financial results, announcements by us or others, developments affecting us, our clients and our suppliers, general interest rate levels and general market volatility could cause the market price of the IDSs to fluctuate significantly.

If the IDSs separate, the limited liquidity of the market for the senior subordinated notes and Class A common stock may adversely affect your ability to sell the senior subordinated notes and Class A common stock.

        We do not intend to list the senior subordinated notes represented by the IDSs on any exchange or quotation system. We will not apply to list our shares of Class A common stock for separate trading on the            or any other exchange or quotation system until the number of shares held separately is sufficient to satisfy applicable requirements for separate trading on such exchange or quotation system. The Class A common stock may not be approved for listing at such time. Upon separation of the IDSs, no sizable market for the senior subordinated notes and the Class A common stock may ever develop and the liquidity of any trading market for the notes or the Class A common stock that does develop may be limited. As a result, your ability to sell your notes or Class A common stock, and the market price you can obtain, could be adversely affected.

The limited liquidity of the trading market for the senior subordinated notes sold separately (not represented by IDSs) may adversely affect the trading price of the separate senior subordinated notes.

        We are separately selling $         million aggregate principal amount of senior subordinated notes (not represented by IDSs), representing approximately 10% of the total outstanding senior subordinated notes (assuming the exchange of all outstanding Class B common stock and Class C common stock for IDSs). While the senior subordinated notes sold separately (not represented by IDSs) are part of the same series of notes as, and identical to, the senior subordinated notes represented by IDSs at the time of the issuance of the separate senior subordinated notes, the senior subordinated notes represented by the IDSs will not be separable for at least 45 days and will not be separately tradable until separated. As a result, the initial trading market for the senior subordinated notes sold separately (not represented by IDSs) will be very limited. Even after holders of the IDSs are permitted to separate their IDSs, a sufficient number of holders of IDSs may not separate their IDSs into shares of our Class A common stock and senior subordinated notes to create a sizable and more liquid trading market for the senior subordinated notes not represented by IDSs. Therefore, a liquid market for the senior subordinated notes may not develop, which may adversely affect the ability of the holders of the separate senior subordinate notes to sell any of their separate senior subordinated notes and the price at which these holders would be able to sell any of the senior subordinated notes sold separately.

Future sales or the possibility of future sales of a substantial amount of IDSs, shares of our Class A common stock or our senior subordinated notes may depress the price of the IDSs and the shares of our Class A common stock and our senior subordinated notes.

        Future sales or the availability for sale of substantial amounts of IDSs or shares of our Class A common stock or a significant principal amount of our senior subordinated notes in the public market could adversely affect the prevailing market price of the IDSs and the shares of our Class A common stock and senior subordinated notes and could impair our ability to raise capital through future sales of our securities.

        We may issue shares of our common stock and senior subordinated notes, which may be in the form of IDSs, or other securities from time to time as consideration for future acquisitions and investments. In the event any such acquisition or investment is significant, the number of shares of our common stock and the aggregate principal amount of senior subordinated notes, which may be in the form of IDSs, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be significant. In addition, we may also grant registration rights covering those IDSs, shares of our common stock, senior subordinated notes or other securities in connection with any such acquisitions and investments.

Risks Relating to our Business and the Industry

The high level of competition in our industry could adversely affect our business.

        The business of selling branded consumer products in the over-the-counter drug, household cleaning and personal care categories is highly competitive. These markets include numerous manufacturers, distributors, marketers and retailers that actively compete for consumers' business both in the United States and abroad. Some of these competitors are larger and have substantially greater resources than we do, and may therefore have the ability to spend more aggressively on advertising and marketing and to respond more flexibly to changing business and economic conditions than us.

        We compete on the basis of numerous factors, including brand recognition, product quality, performance, price and product availability at the retail stores. Advertising, promotion, merchandising and packaging, the timing of new product introductions and line extensions also have a significant impact on customer's buying decisions and, as a result, on our sales. The structure and quality of the sales force, as well as consumer consumption of our products, affects in-store position, wall display space and inventory levels in retail outlets. Our markets also are highly sensitive to the introduction of new products, which may rapidly capture a significant share of the market. An increase in the amount of competition that we face could have a material adverse effect on our operating results.

        In addition, competitors may attempt to gain market share by offering products at prices at or below those typically offered by us. Competitive pricing may require price reductions by us and may result in lost sales. There can be no assurance that future price or product changes by our competitors will not have a material adverse effect on us or that we will be able to react with price or product changes of our own to maintain our current market position.

We are dependent on third parties for the manufacture of the products we sell.

        All of our products are manufactured by third parties. Without adequate supplies of merchandise to sell to our customers, sales would decrease materially and our business would suffer. In the event that manufacturers are unable or unwilling to ship products to us in a timely manner or continue to manufacture products for us, we would have to rely on other current manufacturing sources or identify and qualify new manufacturers. We might not be able to identify or qualify such manufacturers for existing or new products in a timely manner and such manufacturers might not allocate sufficient capacity to us in order to meet our requirements. In addition, identifying alternative vendors without adequate lead times can compromise required product validation and stability work, which may involve additional manufacturing expense, delay in production or product disadvantage in the marketplace. The consequences of not securing adequate and timely supplies of merchandise would negatively impact inventory levels, sales and gross margin rates, and ultimately our results of operations.

        In addition, even if our current manufacturers continue to manufacture our products, they may not maintain adequate controls with respect to product specifications and quality and may not continue to produce products that are consistent with our standards or applicable regulatory requirements. If we are forced to rely on products of inferior quality, then our brand recognition and customer satisfaction would likely suffer. These manufacturers may also increase the cost of the products we purchase from them. If our manufacturers increase our costs, our margins would be adversely affected if we cannot pass along these increased costs to our customers.

        Should we experience significant unanticipated demand, we will be required to expand our access to manufacturing, both from current and new manufacturing sources. If such additional manufacturing capacity is not available or is not available on terms as favorable as those obtained from current sources, then our revenues or margins, or both, will suffer.

        Furthermore, we do not have long-term contracts with many of our manufacturers. The fact that we do not have long-term contracts with our manufacturers means that they could cease manufacturing these products for us at any time and for any reason.

        Finally, two of our products are produced and imported directly from China. If these products become difficult or impossible to bring into the United States due to tariffs, embargoes or other reasons and if we cannot obtain such merchandise from other sources at similar costs, then our sales and margins would decline. Moreover, in the event that commercial transportation is curtailed or substantially delayed, we may not be able to maintain adequate inventory levels of these products on a consistent basis, which would negatively impact our sales and potentially erode the confidence of our customer base, leading to further loss of sales and an adverse impact on our results of operations.

Failure to maintain our relationships with our main product distributors or disruption in our main distribution centers could adversely affect our business.

        We manage our product distribution in the continental United States through a main distribution center in St. Louis, Missouri, and outsource the shipping and distribution of our products to customers to a single logistics company. We cannot assure you that this company will continue to ship and distribute our products on current pricing or terms. If there is any disruption in this company's ability to deliver our products, we may lose customers and our sales will be adversely affected. Further, should this company decide to terminate its contract with us, we may not be able to find an adequate replacement within a reasonable period of time and at a reasonable cost to us. To the extent that this company increases its prices, we are unable to find a replacement or are required to hire a replacement at additional cost, our financial performance could be materially adversely affected.

        In addition, a serious disruption, such as a flood or fire, to our main distribution centers could damage our inventory and could materially impair our ability to distribute our products to customers in a timely manner or at a reasonable cost. We could incur significantly higher costs and longer lead times associated with distributing our products to our customers during the time that it takes for us to reopen or replace a distribution center. As a result, any such disruption could have a material adverse effect on our business, results of operations and financial condition.

Difficulty in integrating the Prestige International business may adversely affect our operations.

        In connection with the Prestige Acquisition completed on April 6, 2004, we acquired five additional brands. We are currently integrating the operations of this company and brands into our existing portfolio. The integration may proceed more slowly or be more difficult than we currently contemplate and, as a result, our financial position and results of operations may be adversely affected. Furthermore, we may encounter unanticipated difficulties with integrating Prestige International and its brands, including problems that may arise as we integrate our respective information technology systems, and the measures that we have taken to date or plan to take in the future may not adequately resolve these issues. Integration difficulties may adversely affect our future financial position and results of operations.

We may not realize all of the anticipated operating synergies and cost savings from the Acquisitions, which may adversely affect our financial performance.

        We cannot assure you that we will realize all of the anticipated operating synergies and cost savings from the Acquisitions, which we discuss under "Summary Unaudited Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this prospectus. These are forward-looking estimates and involve known and unknown risks, uncertainties and other factors that may cause the actual cost savings or cash generated to be materially different from our estimates or result in these savings not being realized in the time frame expected, or at all.

        In addition to the general factors discussed above, such estimates are based on a variety of other factors and were derived utilizing numerous important assumptions, including:

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  maintaining the historical sales levels of Medtech, Prestige International, Denorex and Spic and Span;

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  integrating information technology systems without undue cost, delay or interruption;

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  eliminating certain components of corporate and fixed overhead without adversely affecting our ability to manage our operations;

  •
  terminating certain leases for real property in order to eliminate direct and indirect costs associated with maintaining redundant facilities; and

  •
  achieving the expected cost savings set forth elsewhere in this prospectus.

        Furthermore, there can be no assurance that, as a combined company, we will continue to maintain all of the manufacturer and customer relationships that the acquired companies enjoyed as separate companies. As a combined company, we may encounter difficulties managing relationships with our manufacturers due to our increased size and scope and to the increased number of relationships we will have with manufacturers.

We depend on a limited number of customers for a large portion of our gross sales and the loss of one or more of these customers could reduce our gross sales.

        Our core customer relationships include Wal-Mart, Walgreens, Target, CVS and Albertson's. For the year ended March 31, 2004, our top five and ten customers accounted for approximately 42.1% and 57.1% of our gross sales, respectively, and Wal-Mart itself accounted for approximately 23.0% of our gross sales. We expect that for the year ended March 31, 2005 and future periods our top five and ten customers, including Wal-Mart, will, in the aggregate, continue to account for a large portion of our gross sales. The loss of one or more of our top customers that account for a significant portion of our gross sales, any significant decrease in sales to these customers, or any significant decrease in our retail display space in any of these customers' stores, could reduce our gross sales and therefore could have a material adverse effect on our business, financial condition and results of operations.

        In addition, our business is based primarily upon individual sales orders, and we typically do not enter into long-term contracts with our customers. Accordingly, our customers could cease buying our products from us at any time and for any reason. The fact that we do not have long-term contracts with our customers means that we have no recourse in the event a customer no longer wants to purchase products from us. If a significant number of our customers elect not to purchase products from us, our business, prospects, financial condition and results of operations could be adversely affected.

Regulatory matters governing our industry could have a significant negative effect on our business.

        In both our U.S. and foreign markets, we are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints. Such laws, regulations and other constraints may exist at the federal, state or local levels in the United States and at all levels of government in foreign jurisdictions.

        The formulation, manufacturing, packaging, labeling, distribution, importation, sale and storage of our products are subject to extensive regulation by various federal agencies, including the Food and Drug Administration ("FDA"), the Federal Trade Commission (the "FTC"), the Consumer Product Safety Commission, the Environmental Protection Agency (the "EPA") and by various agencies of the states, localities and foreign countries in which our products are manufactured, distributed and sold. Failure by us or our manufacturers to comply with those regulations could lead to the imposition of significant penalties or claims and could materially adversely affect our business. In addition, the adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of product sales and may adversely affect the marketing of our products, resulting in significant loss of sales revenues.

        All of our over-the-counter drug products are regulated pursuant to the FDA's monograph system. The monographs, both tentative and final, set out the active ingredients and labeling indications that are permitted for certain broad categories of over-the-counter drug products. Where the FDA has finalized a particular monograph, it has concluded that a properly labeled product formulation is generally recognized as safe and effective and not misbranded. A tentative final monograph indicates that the FDA has not made a final determination about products in a category to establish safety and efficacy for a product and its uses. However, unless there is a serious safety or efficacy issue, the FDA will typically exercise enforcement discretion and permit companies to sell products conforming to a tentative final monograph until the final monograph is published. Products that comply with either final or tentative final monograph standards do not require pre-market approval from the FDA.

        In accordance with the Federal Food, Drug and Cosmetic Act, or "FDC Act," and FDA regulations, the manufacturing processes of our third party manufacturers must also comply with the FDA's current Good Manufacturing Practice, or "cGMPs." The FDA inspects our facilities and those of our third party manufacturers periodically to determine if we and our third party manufacturers are complying with cGMPs. A history of past compliance is not a guarantee that future cGMPs will not mandate other compliance steps and associated expense.

        If we or our third party manufacturers fail to comply with federal, state or foreign regulations, we could be required to:

  •
  suspend manufacturing operations;

  •
  change product formulations;

  •
  suspend the sale of products with non-complying specifications;

  •
  initiate product recalls; or

  •
  change product labeling, packaging or advertising or take other corrective action.

        Any of these actions could materially and adversely affect our financial results.

        In addition, our failure to comply with FTC or state regulations, or with regulations in foreign markets that cover our product claims and advertising, including direct claims and advertising by us, may result in enforcement actions and imposition of penalties or otherwise materially and adversely affect the distribution and sale of our products.

        Furthermore, we also are subject to a variety of other regulations in various foreign markets, including regulations pertaining to import/export regulations and antitrust issues. Our failure to comply, or assertions that we fail to comply, with these regulations could have a material adverse effect on our business in a particular market or in general. To the extent we decide to commence or expand operations in additional countries, government regulations in those countries may prevent or delay entry into or expansion of operations in those markets. In addition, our ability to sustain satisfactory levels of sales in our markets is dependent in significant part on our ability to introduce additional products into the markets. However, government regulations in both our domestic and international markets can delay or prevent the introduction, or require the reformulation or withdrawal, of some of our products.

Product liability claims could hurt our business.

        We may be required to pay for losses or injuries purportedly caused by our products. We have been and may again be subjected to various product liability claims. Claims could be based on allegations that, among other things, our products contain contaminants, include inadequate instructions regarding their use or inadequate warnings concerning side effects and interactions with other substances. For example, Denorex products contain coal tar which the State of California has determined causes cancer and our packaging contains a warning to this effect. In addition, any product liability claims may result in negative publicity that may adversely affect our net sales. Also, if one of our products is found to be defective we may be required to recall it, which may result in substantial expense and adverse publicity and adversely affect our net sales. Although we maintain, and require our material suppliers and manufacturers to maintain, product liability insurance coverage, potential product liability claims may exceed the amount of insurance coverage or potential product liability claims may be excluded under the terms of the policy, which could hurt our financial condition. In addition, we may also become required to pay higher premiums and accept higher deductibles in order to secure adequate insurance coverage in the future.

If we are unable to protect our intellectual property rights our ability to compete could be negatively impacted.

        The market for our products depends to a significant extent upon the goodwill associated with our trademark and trade names. We own the material trademark and trade name rights used in connection with the packaging, marketing and sale of our products. Therefore, trademark and trade name protection is critical to our business. Although most of our trademarks are registered in the United States and in certain foreign countries, we may not be successful in asserting trademark or trade name protection. We could also incur substantial costs to defend legal actions relating to the use of our intellectual property, which could have a material adverse effect on our business, results of operations or financial condition.

        Other parties may infringe on our intellectual property rights and may thereby dilute our brands in the marketplace. Any such infringement of our intellectual property rights would also likely result in a commitment of our time and resources to protect these rights through litigation or otherwise. In addition, we cannot assure you that third parties will not assert claims against any such intellectual property or that we will be able to successfully resolve all such claims.

We are dependent on third parties for intellectual property relating to some of the products we sell.

        We have licenses or manufacturing agreements with third parties that own intellectual property (e.g., formulae, copyrights, trade dress, patents and other technology) used in the manufacture and sale of some of our products. In the event that any such license or manufacturing agreement is terminated, we may lose the right to use or have reduced rights to use the intellectual property covered by such agreement and may have either to develop or to obtain rights to use other intellectual property. In such event, we might not be able to develop or obtain replacement intellectual property in a timely manner and the products modified as a result of this development may not be well-received by customers. The consequences of losing the right to use or having reduced rights to such intellectual property could negatively impact the results of operations through the cost of developing or obtaining different intellectual property and possible reduction in sales of the affected products.

We depend on our key personnel and the loss of the services provided by any of our executive officers or other key employees could harm our business and results of operations.

        Our success depends to a significant degree upon the continued contributions of our senior management, many of whom would be difficult to replace. These employees may voluntarily terminate their employment with us at any time. We may not be able to successfully retain existing personnel or identify, hire and integrate new personnel. While we believe we have developed depth and experience among our key personnel, there can be no assurance that our business would not be adversely affected if one or more of these key individuals left. We do not maintain any key-man or similar insurance policies covering any of our senior management or key personnel.

        In connection with the Medtech Acquisition, Peter C. Mann and Peter J. Anderson became our president and chief executive officer, and chief financial officer, respectively. Although each of these individuals has significant experience in the business of marketing and distributing consumer products, there can be no assurance that this management transition will not adversely affect our business, financial condition and operating results.

Our amended and restated certificate of incorporation and bylaws and several other factors could limit another party's ability to acquire us and deprive our investors of the opportunity to obtain a takeover premium for their securities.

        A number of provisions in our amended and restated certificate of incorporation and bylaws make it difficult for another company to acquire us and for you to receive any related takeover premium for your securities. For example, our amended and restated certificate of incorporation provides that stockholders generally may not act by written consent or call a special meeting of stockholders. Our amended and restated certificate of incorporation will authorize the issuance of preferred stock without stockholder approval and upon such terms as the board of directors may determine. The rights of the holders of shares of our common stock will be subject to, and may be adversely affected by, the rights of holders of any class or series of preferred stock that may be issued in the future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus may contain "forward-looking statements" that reflect, when made, our expectations or beliefs concerning future events that involve risks and uncertainties, including

  •
  general economic conditions affecting our products and their respective markets,

  •
  changing consumer trends, pricing pressures which may cause us to lower our prices,

  •
  increases in supplier prices,

  •
  changes in our senior management team,

  •
  our ability to protect our intellectual property rights,

  •
  our ability to realize anticipated cost savings resulting from the Acquisitions,

  •
  our dependency on the reputation of our brand names,

  •
  competition in our markets,

  •
  shortages of supply of sourced goods or interruptions in the manufacturing of our products,

  •
  our level of debt,

  •
  our ability to obtain additional financing,

  •
  the risk that the senior subordinated notes represented by IDSs will not be treated as debt for United States federal income tax purposes;

  •
  the restrictions in our new credit facility and the indenture governing the senior subordinated notes on our operations, and

  •
  our ability to service our debt.

        All statements other than statements of historical facts included in this prospectus, including, without limitation, the statements under "Summary," "Risk Factors," "Initial Dividend Policy and Restrictions," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere are forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The safe harbor provided by the Private Securities Litigation Reform Act of 1995 does not apply to the statements made in connection with this offering.

        These forward-looking statements may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will likely result," or other similar words and phrases. Forward-looking statements and our plans and expectations are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, and our business in general is subject to risks that could affect the value of our securities. For more information, see "Risk Factors."

USE OF PROCEEDS

        We estimate that we will receive net proceeds from this offering of approximately $            million after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. We will use these net proceeds, together with $            million of borrowings under the new credit facility and cash and cash equivalents, which we refer to collectively as the "aggregate cash sources" as follows:

  •
  $            million to repay amounts outstanding under the existing credit facility;

  •
  $            million to purchase or redeem all of the 9 1/4% notes;

  •
  $            million to purchase all of our senior preferred stock and Class B preferred stock held by the existing equity investors; and

  •
  $            million to purchase            shares of our Class C common stock from the existing equity investors.

Based on account balances reflected on our March 31, 2004 balance sheet, we expect that such remaining aggregate cash sources would have been approximately $            million. Assuming this offering and all related transactions described in this prospectus had been consummated on March 31, 2004, such aggregate cash sources would have been $            million.

        All net proceeds from the underwriters' exercise of their over-allotment option will be used to purchase additional shares of Class C common stock from our existing equity investors.

        All borrowings under the existing credit facility bear interest, at our election, at either the "applicable margin" (as defined in the existing senior credit facility documents) plus the highest of the "base rate" (as defined in the existing senior credit facility documents) and the Federal Funds Effective Rate plus 1/2 of 1%, payable quarterly in arrears or the applicable margin plus the current "LIBO Rate" (as defined in the existing senior credit facility documents). The 9 1/4% notes bear interest at 9 1/4% per year and are due in 2012.

        The table below sets forth our estimate of the sources and uses of funds required to effect the transactions described in this prospectus. The estimated sources and uses are based on an assumed closing date of March 31, 2004.

Sources	(In millions)	Uses	(In millions)
Cash and cash equivalents	$	Repayment of existing credit facility	$
New credit facility:		Purchase or redemption of the 9 1/4%
New term facility		notes (including accrued and unpaid
New revolving facility		interest)
IDSs offered hereby		Repurchase of senior preferred stock
Senior subordinated notes offered hereby separately		Repurchase of Class B preferred stock Repurchase of Class C common stock(1)
Fees and expenses
Funding working capital

Total sources of funds	$	Total uses of funds	$

(1)
If the underwriters' over-allotment option is exercised in full, we will use the net proceeds therefrom to purchase additional shares of Class C common stock from our existing equity investors.

INITIAL DIVIDEND POLICY AND RESTRICTIONS

        Upon the closing of this offering, our board of directors is expected to adopt a dividend policy pursuant to which, in the event and to the extent we have any available cash for distribution to the holders of our common stock as of the last day of December, March, June and September of each year, or the business day immediately preceding such day, subject to applicable law, as described below, and the terms of the new credit facility, the indenture governing our senior subordinated notes and any other then outstanding indebtedness of ours, our board of directors will declare cash dividends on our common stock. The initial dividend rate is expected to be equal to $            per share of Class A common stock per annum, subject to adjustment. We will pay those dividends on or about the 15th day of January, April, July and October of each year. Any time a dividend is paid to holders of Class A common stock, holders of Class B common stock and Class C common stock will also be paid a dividend, subject to specified conditions.

        The expected initial dividend rate on the Class B common stock is expected to be $            per share per annum. The dividend rate will be adjusted so that, if any dividends are paid on Class A common stock, dividends will be paid on our Class B common stock at a rate per share equal to $            plus the rate per share of dividends paid on our Class A common stock. Dividends on our Class B common stock will not be paid at a rate in excess of $    per share above the dividend rate per annum paid on our Class A common stock. The expected initial dividend rate on the Class C common stock is expected to be $            per share per annum. The dividend rate will be adjusted so that, if any dividends are paid on Class A common stock, dividends will be paid on our Class C common stock at a rate per share equal to $            plus the rate per share of dividends paid on our Class A common stock. Dividends on our Class C common stock will not be paid at a rate in excess of $    per share above the dividend rate per annum paid on our Class A common stock.

        Upon the closing of the offering no shares of our Class D common stock will be outstanding and we do not anticipate that we will issue shares of Class D common stock or declare dividends thereon in the near future.

        If we have any remaining cash after the payment of dividends as contemplated above, our board of directors will, in its sole discretion, decide to use that cash to fund capital expenditures or acquisitions, repay indebtedness, pay additional dividends or for general corporate purposes.

        The indenture governing our senior subordinated notes restricts our ability to declare and pay dividends on our capital stock as follows:

  •
  we may not pay dividends if such payment together with all other restricted payments we made since the date of this offering will exceed 100% of our excess cash (as defined below) for the period beginning on the first day of the first fiscal quarter following this offering and ending on the last day of our then most recently ended fiscal quarter for which internal financial statements are available at the time such dividend is declared and paid. "Excess cash" shall mean with respect to any period, Adjusted EBITDA, as defined in the indenture, minus the sum of (i) cash interest expense (ii) deferred interest, if any, (iii) cash income tax expense, (iv) capital expenditures, (v) any non-recurring fees, expenses or charges deducted in such period in computing Consolidated Net Income, as defined in the indenture and (vi) any mandatory prepayment that results in a permanent reduction of the principal amount of senior indebtedness prior to its scheduled maturity, in each case, for such period;

  •
  we may not pay any dividends if not permitted under any of our senior indebtedness;

  •
  we may not pay any dividends while interest on the senior subordinated notes is being deferred or, after the end of any interest deferral, so long as any deferred interest and interest on deferred interest has not been paid in full and if our interest coverage ratio is below a certain threshold; and

  •
  we may not pay any dividends if a default or event of default under the indenture has occurred and is continuing.

See "Description of Notes—Certain Covenants—Limitation on Restricted Payments" for a complete description of these restrictions.

        Our board of directors may, in its discretion, amend or repeal this dividend policy. Our board of directors may decrease the level of dividends provided for in this dividend policy or discontinue entirely the payment of dividends.

        Future dividends with respect to shares of our capital stock, if any, will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, provisions of applicable law and other factors that our board of directors may deem relevant. Under Delaware law, our board of directors may declare dividends only to the extent of our "surplus" (which is defined as total assets at fair market value minus total liabilities, minus statutory capital), or if there is no surplus, out of our net profits for the then current and/or immediately preceding fiscal years.

        We have not paid dividends in the past.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2004 on a pro forma basis giving effect to the Prestige Acquisition and on a pro forma, as adjusted basis as if the Transactions had occurred on that date. For purposes of this presentation, we have assumed that all of the 9 1/4% notes are purchased or redeemed for aggregate consideration of $             million.

        You should read this table in conjunction with the "Unaudited Pro Forma Combined Financial Data" included elsewhere in this prospectus.

	As of March 31, 2004
	Pro Forma	Pro Forma As Adjusted
	(dollars in thousands)
Cash and cash equivalents	$7,752	$

Long-term debt, including current portion:
Existing credit facility:
Revolving credit facility	$3,512	$
Tranche B term loan facility	355,000
Tranche C term loan facility	100,000
New credit facility	—
9 1/4% notes	210,000
% senior subordinated notes	—

Total long-term debt	668,512
Allocated portion of retained interest(1)	—
Stockholders' (deficit) equity:
Class A common stock, $0.01 par value per share	—
Class B common stock, $0.01 par value per share	—
Class C common stock, $0.01 par value per share	—
Members' contributed capital	183,212
Additional paid-in capital	—
Accumulated deficit	(2,908)
Accumulated other comprehensive gain (loss)	—

Total stockholders'/members' equity	180,304

Total capitalization	$848,816	$

(1)
Allocated portion of retained interest relates to the bifurcated portion of the Class B common stock and Class C common stock related to the senior subordinated notes represented by the IDSs for which shares of Class B common stock or Class C common stock may be exchanged.

DILUTION

        Dilution is the amount by which the portion of the offering price paid by the purchasers of the IDSs to be sold in the offering that is allocated to our shares of Class A common stock represented by the IDSs exceeds the net tangible book value or deficiency per share of our Class A common stock after the offering. Net tangible book value or deficiency per share of our Class A common stock is determined at any date by subtracting our total liabilities from our total assets less our intangible assets and dividing the difference by the number of shares of Class A common stock deemed to be outstanding at that date. For purposes of this section, references to "common stock" after the offering includes the shares of Class A common stock to be issued as part of the IDSs and the shares of Class B common stock and Class C common stock to be held by our existing equity investors.

        Our net tangible book value as of March 31, 2004 was approximately $            million. After giving effect to our receipt and intended use of approximately $             million of estimated net proceeds (after deducting estimated underwriting discounts and commissions and offering expenses) from our sale of IDSs and separate senior subordinated notes in this offering, based on an assumed initial public offering price of $            per IDS (the midpoint of the range set forth on the cover page of this prospectus) and      % of the stated principal amount of the senior subordinated notes being sold separately, our pro forma as adjusted net tangible book value as of March 31, 2004 would have been approximately $             million, or $            per share of Class A common stock. This represents an immediate increase in net tangible book value of $            per share of our Class A common stock to existing stockholders and an immediate dilution of $            per share of our Class A common stock to new investors purchasing IDSs in this offering.

        The following table illustrates this substantial and immediate dilution to new investors:

	Per Share of Class A Common Stock	Per Share of Common Stock Assuming Full Exercise of the Over-Allotment Option
Portion of the assumed initial public price of $ per IDS allocated to one share of Class A common stock	$	$
Net tangible book value per share as of March 31, 2004
Increase per share attributable to cash payments made by investors in this offering

Pro forma as adjusted net tangible book value after this offering	$	$

Dilution in net tangible book value per share to new investors	$	$

        The following table sets forth on a pro forma basis as of March 31, 2004, assuming no exercise of the over-allotment option:

  •
  the total number of shares of our Class B and Class C common stock to be owned by the existing equity investors and the total number of shares our Class A common stock to be owned by the new investors, as represented by the IDSs to be sold in this offering;

  •
  the total consideration to be exchanged by the existing equity investors and to be paid by the new investors purchasing IDSs in this offering; and

  •
  the average price per share of common stock to be exchanged by existing equity investors and to be paid by new investors:

Shares of Class A(1) Common Stock Purchased
Total Consideration
Average Price Per Share of Class A Common Stock
	Number	Percent		Amount	Percent
Existing equity investors			%	$		%	$
New investors			%			%	$

Total		100.0%			100.0%

(1)
Assumes exchange of all shares of outstanding Class B and Class C common stock held by existing equity investors for IDSs.

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

        Prestige Holdings is a holding company and has no direct operations. Prestige Holdings was formed for the purpose of reorganizing our corporate structure and consummating this offering. Prestige Holdings' principal assets will be the direct and indirect equity interests of its subsidiaries. As a result, we have not provided separate historical financial results for Prestige Holdings and present only the historical consolidated results of Prestige Brands International, LLC. The following tables set forth unaudited pro forma combined financial data as of and for the fiscal year ended March 31, 2004.

        The unaudited pro forma balance sheet as of March 31, 2004 gives effect to:

  •
  the acquisition of Bonita Bay and related financing transactions on April 6, 2004;

  •
  this offering;

  •
  the reorganization;

  •
  the new credit facility;

  •
  the repayment of the existing credit facility;

  •
  the purchase or redemption of the 9 1/4% notes; and

  •
  the purchase of all of our senior preferred stock and Class B preferred stock and            shares of our Class C common stock,

as if each had occurred on that date.

        Prestige International LLC's historical balance sheet as of March 31, 2004 already reflects the Medtech Acquisition. The unaudited pro forma statement of operations for the fiscal year ended March 31, 2004 has been prepared to illustrate the effects of:

  •
  the acquisition of Medtech and Denorex on February 6, 2004 and the acquisition of Spic and Span on March 5, 2004;

  •
  the acquisition of Bonita Bay and related financing transactions on April 6, 2004;

  •
  this offering;

  •
  the reorganization;

  •
  the new credit facility;

  •
  the repayment of the existing credit facility;

  •
  the purchase or redemption of the 9 1/4% notes; and

  •
  the purchase of all of our senior preferred stock and Class B preferred stock and            shares of our Class C common stock,

as if each had occurred on April 1, 2003.

        Prestige International and Spic and Span historically utilized a December 31 fiscal year; for purposes of the fiscal year ended March 31, 2004 data presented herein, a historical December 31, 2003 period was used for these businesses.

        The unaudited pro forma financial data and accompanying notes are provided for informational purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the Acquisitions and Transactions been consummated on the dates indicated above, nor are they necessarily indicative of our future results of operations or financial position.

        The adjustments to the unaudited pro forma combined financial data are based upon available information and certain assumptions that we believe are reasonable and exclude certain non-recurring charges that will be incurred in connection with the Acquisitions and recognized in the 12 months following: (1) amortization of estimated inventory fair value step-up of $7.2 million expected to impact fiscal 2004 and fiscal 2005 cost of sales; (2) the estimated costs of $2.6 million related to the integration of Medtech, Spic and Span and Prestige International; (3) the write-off of deferred financing charges of $21.9 million; and (4) the write-off of the discount of the Medtech mezzanine facility of $4.8 million.

        The following information is qualified by reference to and should be read in conjunction with "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and notes thereto included elsewhere in this prospectus.

PRESTIGE BRANDS INTERNATIONAL, LLC AND SUBSIDIARIES

PRO FORMA COMBINED BALANCE SHEET

AS OF MARCH 31, 2004

(dollars in thousands)

	Historical
	Prestige International LLC (includes Medtech Acquisition)	Prestige International	Prestige Acquisition Adjustments (a)		Pro Forma Combined		Transaction Adjustments		Pro Forma as Adjusted for Transactions
Assets:
Current assets
Cash and cash equivalents	$3,393	$7,693	$(3,334	)(a)	$7,752
Accounts receivable, net	15,732	14,591			30,323
Inventories, net	9,748	12,461	5,437	(b)	27,646
Prepaid expenses and other current assets	1,881	3,019	2,880	(g)	7,780

Total current assets	30,754	37,764	4,983		73,501
Property, plant and equipment, net	880	2,981	—		3,861
Goodwill, net	55,594	—	210,486	(b)	266,080
Intangibles, net	236,611	310,191	42,269	(b)	589,071
Debt issuance costs	2,783	7,385	8,964	(a)	19,132
Other long term assets, net	—	822	—		822

Total assets	$326,622	$359,143	$266,702		$952,467

Liabilities and stockholders'/members' equity:
Current liabilities:
Current portion of long term debt	$2,000	$25,260	$(23,710	)(d)	$3,550
Accounts payable	5,281	10,562	—		15,843
Accrued liabilities	7,264	4,448	4,711 (1,307	(b) )(c)	15,116

Total current liabilities	14,545	40,270	(20,306)		34,509
Long term liabilities:
New senior credit facility	—	—	—		—
Existing senior credit facility and 9 1/4% notes	—	—	664,962	(d)	664,962
Senior subordinated notes offered hereby
Existing long term debt	146,694	149,985	(301,474 4,795	)(d) (f)	—
Deferred income taxes	38,874	17,756	16,062	(b)	72,692
Derivatives	—	—	—		—			(h)
Other	—	133	(133	)(e)	—

Total liabilities	200,113	208,144	363,906		772,163
Stockholders'/member's equity	126,509	150,999	(97,204)		180,304	(g)
Class A common stock, par value $0.01 per share	—	—	—		—
Class B common stock, par value $0.01 per share	—	—	—		—
Class C common stock, par value $0.01 per share	—	—	—		—

Total liabilities and stockholders'/members' equity	$326,622	$359,143	$266,702		$952,467

The accompanying notes are an integral part of the unaudited pro forma combined balance sheet.

(a)
The unaudited pro forma combined balance sheet gives effect to the following pro forma adjustments and reflects incurrence of debt, payment of acquisition consideration to the sellers of Prestige International, repayment of Prestige International historical debt, refinancing of the debt incurred as part of the Medtech Acquisition and fees and expenses incurred in connection with the Prestige Acquisition, all presented as if they had occurred on March 31, 2004.

Sources of funds
Existing revolving credit facility	$3,512
Existing credit facility term loans	455,000
9 1/4% Notes	210,000
Capital contribution from Prestige LLC	58,493
Cash on hand	3,334

Total sources of funds	$730,339

Uses of funds
Consideration paid to selling shareholders	$379,586
Retirement of debt:
Current portion long-term debt	25,260
Long term debt(1)	149,985
Accrued interest	1,440
Medtech revolving credit facility	10,548
Medtech term loan facility	100,000
Medtech mezzanine facility	42,941
Estimated fees and expenses(2)	20,579

Total uses of funds	$730,339

    (1)
    Includes common stock warrants with a book value of $2.4 million.

    (2)
    Reflects the fees and expenses associated with the Prestige Acquisition as follows:

Total fees and expenses	$20,579
Less: Estimated portion related to the acquisitions	(1,447)

Estimated portion related to the financing	19,132
Write-off of previous Prestige International financing fees	(7,385)
Write-off of Medtech Acquisition financing fees	(2,783)

Pro forma adjustment	$8,964

(b)
Assumes the Prestige Acquisition had been consummated on March 31, 2004 and was accounted for as a purchase in accordance with SFAS No. 141, "Business Combinations." Under purchase accounting, the estimated acquisition consideration is allocated to assets and liabilities based on their relative fair values. Any consideration remaining is allocated to goodwill, which will be evaluated on an annual basis to determine impairment and adjusted accordingly.

Total acquisition consideration allocation
Consideration paid to selling shareholders	$379,586
Debt assumed and/or refinanced(1)	175,444
Estimated acquisition expenses (see note (a))	1,447

Total acquisition consideration	556,477
Less: book value of net assets acquired(2)	(319,058)

Step-up to be allocated	$237,419

Preliminary allocation
Inventory	$5,437
Identifiable intangible assets(3)	42,269
Accrued liabilities(4)	(4,711)
Deferred tax liability	(16,062)
Goodwill	210,486

Total	$237,419

    (1)
    Reflects the book value of indebtedness plus accrued interest (see note (a) above).

    (2)
    Reflects the book value of net assets acquired excluding long term debt, interest rate swap and accrued interest to be repaid in connection with the Prestige Acquisition, historical deferred financing fees, and common stock warrants.

    (3)
    Represents adjustments necessary to reflect value of indefinite-lived trademarks ($340.7 million) and finite-lived trademarks ($11.8 million) with an average useful life of 9.5 years.

    (4)
    We have identified 14 full-time equivalent positions as part of a permanent headcount reduction of our employees in connection with the Acquisitions ($1,367). Also reflects certain direct costs of the Acquisitions not paid at closing ($3,344).

(c)
Eliminates accrued interest which would have been paid off in connection with the debt retirement reflected on a pro forma basis at March 31, 2004.

(d)
Reflects borrowings as part of the Prestige Acquisition, net of debt retired in connection with such acquisition as follows:

	Current Portion	Long Term Debt	Total
	(dollars in thousands)
Net borrowings:
Existing senior credit facility	$3,550	$454,962	$458,512
9 1/4% notes	—	210,000	210,000
Less retirements:
Prestige International historical debt	(25,260)	(149,985)	(175,245)
Medtech Acquisition debt	(2,000)	(146,694)	(148,694)

Total	$(23,710)	$368,283	$344,573

(e)
Reflects the elimination of interest rate swaps ($133) associated with historical debt.

(f)
Reflects the write-off of the discount on the Medtech mezzanine facility.

(g)
The pro forma stockholders' equity is comprised of the following:

(dollars in thousands)
Issuer equity at March 31, 2004	$126,509
Contributed capital from Prestige Acquisition	58,493
Issuer debt refinancing(1)	(4,698)

Total	$180,304

    (1)
    This reflects the write-off of debt issuance costs associated with the Medtech Acquisition of $2,783, net of the tax impact of $1,058 and the write-off of the $4,795 discount on the Medtech mezzanine facility, net of the tax impact of $1,822.

(h)
Estimated value of the embedded derivative related to the exchange feature associated with the Class B common stock and Class C common stock.

PRESTIGE BRANDS INTERNATIONAL, LLC AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED MARCH 31, 2004
(dollars in thousands)

	Historical
		Combined Medtech and Denorex From April 1, 2003 to February 5, 2004
	Prestige International LLC From February 6, 2004 through March 31, 2004							Historical
			Spic and Span Year Ended December 31, 2003 (a)	Spic and Span Adjustments (b)	Medtech Acquisition Adjustments		Pro Forma for the Medtech Acquisition	Prestige International Year Ended December 31, 2003 (a)	Prestige Acquisition Adjustments		Pro Forma Combined (a)	Transaction Adjustments	Pro Forma as Adjusted for Transactions
Income Statement Data:
Net sales	$18,861	$69,059	$20,173	$(2,076)	$(387)	(c)	$105,630	$167,070	—		$272,700
Cost of sales	8,218	26,254	11,191	(1,206)			44,457	82,663	—		127,120
Amortization of inventory step-up	1,805	—	—	—	—		1,805	—	—		1,805

Gross profit	8,838	42,805	8,982	(870)	(387)		59,368	84,407	—		143,775
Advertising and promotion expenses	1,689	12,601	4,506	(217)	—		18,579	19,525	—		38,104
Depreciation and amortization expenses	931	4,498	1,261		(2,398)	(d)	4,292	1,745	1,233	(e)	7,270
General and administrative expenses	1,649	12,068	4,776	(57)	(390) (1,059) (2,629) 880	(c) (h) (i) (j)	15,238	9,733	—		24,971
Interest expense, net	1,725	8,157	2,327	—	(1,407)	(f)	10,802	17,308	18,937	(g)	47,047
Other expense (income), net	—	1,404	(3,085)	—	—		(1,681)	—	—		(1,681)

Income/(loss) before taxes	2,844	4,077	(803)	(596)	6,616		12,138	36,096	(20,170)		28,064
Provision (benefit) for income taxes	1,054	1,684	(226)	(241)	2,514	(k)	4,785	13,823	(7,665	)(k)	10,943

Net income/(loss)	$1,790	$2,393	$(577)	$(355)	$4,102		$7,353	$22,273	$(12,505)		$17,121

Per share data:
Class A earnings per share-basic and fully diluted
Class B earnings per share-basic and fully diluted
Class C earnings per share-basic and fully diluted
Class A shares outstanding
Class B shares outstanding
Class C shares outstanding

The accompanying notes are an integral part of the unaudited pro forma combined statement of operations.

PRESTIGE BRANDS INTERNATIONAL, LLC AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA STATEMENTS OF INCOME

(dollars in thousands)

(a)
The unaudited pro forma consolidated financial statements have been prepared to reflect the application of purchase accounting under SFAS No. 141, "Business Combinations" for the acquisitions of Medtech/Denorex, Spic and Span and Prestige International. Spic and Span's and Prestige International's audited financial statements for the year ended December 31, 2003 have been combined with the audited financial statements of the Predecessor for the period April 1, 2003 through February 5, 2004 and the audited financial statements of Prestige International LLC for the period from February 6, 2004 through March 31, 2004 in arriving at the pro forma fiscal year ended March 31, 2004.

(b)
Medtech acquired Spic and Span on March 5, 2004. Therefore, the operating results for Spic and Span are included in the operating results of Prestige International LLC for the period from March 6, 2004 through March 31, 2004. Because Spic and Span's audited financial statements for the year ended December 31, 2003 are included in the pro forma fiscal year ended March 31, 2004, a full year of Spic and Span operating results are already included in the pro forma presentation. The adjustment reflects the elimination of Spic and Span's operating results from March 6, 2004 through March 31, 2004.

(c)
Reflects the elimination of revenue and the associated expense related to a service agreement between Medtech and Spic and Span in place prior to Medtech's acquisition of Spic and Span.

(d)
Represents the difference between pro forma annual amortization expense of intangible assets and the historical amortization amounts for the Medtech/Denorex and Spic and Span acquisitions.

Fiscal Year Ended March 31, 2004
New amortization of finite-life intangible assets (1)	$3,895
Less: Historical Medtech/Denorex amortization	(5,141)
Less: Historical Spic and Span amortization	(1,152)

Adjustment to amortization	$(2,398)

  (1)
  Represents amortization of $56.1 million of identifiable assets over their estimated weighted average useful life of approximately 14.4 years.

(e)
Represents the increase in pro forma annual amortization expense of intangible assets associated with the Prestige acquisition.

Fiscal Year Ended March 31, 2004
New amortization of finite-life intangible assets (1)	$1,233
Historical Prestige International amortization of trademarks	—

Adjustment to amortization	$1,233

  (1)
  Represents amortization of $11.8 million of identifiable intangible assets over their estimated weighted average useful life of approximately 9.5 years.

(f)
Reflects the interest expense as a result of the Medtech/Denorex and Spic and Span acquisitions which is calculated as follows:

Fiscal Year Ended March 31, 2004
Interest on borrowings: (1)
Medtech revolving credit facility	$680
Medtech term loan facility	4,680
Medtech senior subordinated debt	5,153

Total cash interest from the debt requirements of the acquisitions	10,513
Amortization of deferred financing costs (2)	337

Total pro forma interest expense (3)	$10,850
Less: Historical interest expense	(12,257)

Net adjustment to interest expense	$(1,407)

  (1)
  Represents the interest on the outstanding and unused balance on the Medtech revolving credit facility (6.0%), the outstanding Medtech term loan (4.6%) and the outstanding Medtech subordinated loan (12.0%).

  (2)
  Represents annual amortization expense on estimated $2.8 million of deferred financing fees, utilizing a weighted average maturity of 8.3 years, which approximates amortization under the effective interest rate method.

  (3)
  A 1/8% change in interest rates on both the Medtech revolving credit facility and the Medtech term loan would amount to a change in pro forma interest expense of $0.1 million.

(g)
Reflects the interest expense in connection with the Prestige Acquisition, including the refinancing of debt incurred to consummate the Medtech/Denorex and Spic and Span acquisitions described above, which is calculated as follows:

Fiscal Year Ended March 31, 2004
Total cash interest from the debt requirements of the Acquisitions (1)	$44,650
Amortization of deferred financing costs (2)	2,620

Total pro forma interest expense (3)	$47,270
Less: Historical interest expense	(17,483)
Less: Pro forma interest for the Medtech Acquisition	(10,850)

Net adjustment to interest expense	$18,937

  (1)
  Represents the interest on the outstanding and unused balance on the existing revolving credit facility (variable rate), the outstanding balance on the Tranche B term loan (variable rate), the outstanding balance on the Tranche C term loan (variable rate) and the outstanding balance on 9 1/4% notes, together assuming a weighted average interest rate of 6.7%.

  (2)
  Represents annual amortization expense on estimated $19.2 million of deferred financing fees, utilizing a weighted average maturity of 7.3 years, which approximates amortization under the effective interest rate method.

  (3)
  A 1/8% change in interest rates on borrowings with variable interest rates would amount to a change in pro forma interest expense of $0.6 million.

(h)
Represents license fees historically paid to Medtech IP L.L.C., or "Labs LLC," which owned the rights to certain brands utilized by Medtech prior to the Medtech Acquisition. In connection with the Medtech Acquisition, Medtech acquired the rights to the brands owned by Labs LLC. Accordingly, monthly license fees will no longer exist.

(i)
Reflects the elimination of transaction bonuses paid to certain members of management as a direct result of successfully completing the Medtech/Denorex and Spic and Span acquisitions. This adjustment eliminates the expense recognized for pro forma presentation purposes as it is directly attributable to the Acquisitions and is not expected to recur in the future.

(j)
Reflects the elimination of the aggregate management and advisory fees paid by Medtech/Denorex and Spic and Span to the Shansby Group ($2,480) and by Prestige International to its former investors ($640). Offsetting the elimination are management and advisory fees of $4.0 million that were to have been paid to the new equity investors of the combined entities.

(k)
Reflects the tax effect of the pro forma adjustments at an estimated 38% effective tax rate.

SELECTED FINANCIAL DATA

Prestige Brands International, LLC and Predecessor

        Selected historical financial data for the fiscal years ended March 31, 2001, 2002, 2003 and for the periods from April 1, 2003 to February 5, 2004 and from August 6, 1999 to March 31, 2000 is referred to as the "Predecessor" information. On February 6, 2004, an indirect subsidiary of Prestige International LLC acquired Medtech Holdings, Inc. and the Denorex Company, which at the time were both under common control and management, in a transaction accounted for using the purchase method. The selected financial data after such date includes the financial statement impact of recording fair value adjustments arising from such acquisition. The income statement and other financial data of Prestige International and its Predecessor for the fiscal years ended March 31, 2002 and 2003, the period from April 1, 2003 to February 5, 2004 and the period from February 6, 2004 to March 31, 2004 and the balance sheet data at March 31, 2003 and March 31, 2004 are derived from audited consolidated financial statements included elsewhere in this prospectus. The income statement and other financial data for the Predecessor for the fiscal year ended March 31, 2001 are derived from audited consolidated financial statements not included in this prospectus.

        The selected historical financial data set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with the discussion under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical combined consolidated financial statements and accompanying notes included elsewhere in this prospectus.

	Predecessor									Prestige International LLC
		Fiscal Year Ended March 31,
	Period From August 6, 1999 to March 31, 2000							Period From April 1, 2003 to February 5, 2004		Period From February 6, 2004 to March 31, 2004
		2001		2002		2003
	(dollars in thousands)									(dollars in thousands)
Income Statement Data:
Net sales	$—	$8,655		$46,201		$76,439		$69,059		$18,861
Cost of sales	—	3,075		18,699		27,475		26,254		8,218
Amortization of inventory step-up	—	—		—		—		—		1,805

Gross profit	—	5,580		27,502		48,964		42,805		8,838
Advertising and promotion expenses	—	149		5,230		14,274		12,601		1,689
Depreciation and amortization expenses	—	305		3,992		5,274		4,498		931
General and administrative expenses	—	560		8,576		12,075		12,068		1,649
Interest expense, net	—	2,051		8,766		9,747		8,157		1,725
Other expense	—	124		—		685		1,404		—

Income from continuing operations before taxes	—	2,391		938		6,909		4,077		2,844
Provision/(benefit) for income taxes	—	(77)		311		3,902		1,684		1,054

Income from continuing operations	—	2,468		627		3,007		2,393		1,790
Income/(loss) from discontinued operations	(42)	60		(67)		(5,644)		—		—
Cumulative effect of change in accounting principle	—	—		—		(11,785)		—		—

Net income/(loss)	$(42)	$2,528		$560		$(14,422)		$2,393		$1,790

Other Financial Data:
Capital expenditures	$9	$123		$95		$421		$66		$42
Ratio of earnings to fixed charges(1)	—	2.1	x	1.1	x	1.7	x	1.5	x	2.6	x

Balance Sheet Data (at period end):
Cash and cash equivalents	$1,903	$2,830	$7,884	$3,530	$3,393
Total assets	29,702	151,292	174,783	143,910	326,622
Total long term debt, including current maturities	13,364	80,918	93,530	81,021	148,694
Stockholders' equity	12,533	46,030	59,201	44,797	126,509

(1)
For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and extraordinary items, plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and a portion of operating lease rental expense deemed to be representative of the interest factor.

Bonita Bay Holdings, Inc.

        The following table sets forth selected historical financial data of Bonita Bay Holdings, Inc., the direct parent of Prestige Brands International, Inc. We have derived the selected historical consolidated financial data as of and for the fiscal years ended December 31, 2001, 2002 and 2003 from the audited financial statements of Bonita Bay contained elsewhere in this prospectus. The selected historical consolidated financial data as of and for the fiscal year ended December 31, 2000 have been derived from the audited consolidated financial statements for such period, which are not included in this prospectus. The audited consolidated financial statements not appearing in this prospectus were audited by Arthur Andersen LLP, which ceased practicing before the SEC on August 31, 2002. As a result of its conviction in June 2002 for obstruction of justice and other lawsuits, Arthur Andersen LLP may fail or otherwise have insufficient assets to satisfy any claims made by investors or by us relating to any alleged material misstatement or omission with respect to such audited consolidated financial statements. We have derived the selected historical financial data for the three month periods ended March 31, 2003 and 2004 from the unaudited financial statements and the related notes of Bonita Bay included elsewhere in this prospectus. In the opinion of management, the unaudited financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of financial position and operating results. The selected historical financial data set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with the discussion under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and accompanying notes included elsewhere in this prospectus.

	Year Ended December 31,								Three Months Ended March 31,
	2000		2001		2002		2003		2003		2004
	(dollars in thousands)
Income Statement Data:
Net sales	$27,728		$54,968		$110,566		$167,070		$35,978		$35,075
Cost of sales	7,708		26,489		58,448		82,663		19,528		19,101

Gross profit	20,020		28,479		52,118		84,407		16,450		15,974
Advertising and promotion expenses	4,768		7,425		10,133		19,525		4,061		4,690
Depreciation and amortization expenses	3,348		4,156		745		1,745		531		406
General and administrative expenses	5,328		4,138		5,556		9,733		2,516		2,012
Interest expense, net	2,465		6,199		8,008		17,308		4,627		3,951
Other expense (income), net	—		1,604		—		—		(159)		—

Net income before taxes	4,111		4,957		27,676		36,096		4,874		4,915
Provision / (benefit) for income taxes	1,555		1,874		11,107		13,823		1,767		1,910

Net income	$2,556		$3,083		$16,569		$22,273		$3,107		$3,005

Other Financial Data:
Capital expenditures	$312		$120		$242		$370		$85		$114
Ratio of earnings to fixed charges(1)	2.6	x	1.8	x	4.4	x	3.1	x	2.0	x	2.2	x
Balance Sheet Data (at period end):
Cash and cash equivalents	$1,612		$809		$7,464		$7,154				$7,693
Total assets	82,385		230,486		362,827		363,490				359,143
Total long term debt, including current maturities	27,550		114,425		201,375		181,432				175,245
Stockholders' equity	50,201		107,965		138,491		148,138				150,999

(1)
For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and extraordinary items, plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and a portion of operating lease rental expense deemed to be representative of the interest factor.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion of Medtech's and Prestige International's financial condition and results of operations should be read together with the "Selected Financial Data," "Unaudited Pro Forma Combined Financial Data" and the consolidated financial statements and the related notes included elsewhere in this prospectus. Future results could differ materially from the discussion below for many reasons, including the factors described in "Risk Factors" and elsewhere in this prospectus. Tables and other data in this section may not total due to rounding.

General

        Overview.    We are a leading branded consumer products company with a diversified portfolio of well-recognized brands in the over-the-counter drug, household cleaning and personal care categories. Our products are sold by mass merchandisers, and in drug, grocery, dollar and club stores. Our senior management team and dedicated sales force maintain long-standing relationships with our top 50 customers, which accounted for approximately 83.3% of our gross sales for the year ended March 31, 2004. Our principal customer relationships include Wal-Mart, Walgreens, Target, CVS and Albertson's.

        Medtech was formed in 1996 as a joint venture of Medtech Labs, a company that focused on over-the-counter drug brands, and The Shansby Group, a private equity firm, to acquire brands from American Home Products, including Compound W, Oxipor VHC®, Zincon®, Kerodex®, Freezone®, Outgro®, Momentum®, APF®, Heet®, Sleepeze® and Dermoplast. Medtech also acquired Percogesic™ from The Procter & Gamble Company in 1996. In 1998, Medtech acquired Cutex and, in 2002, The Shansby Group acquired Denorex. Since June 2001, Peter Mann and his management team have successfully managed the Medtech, Denorex and Spic and Span businesses and have been responsible for integrating numerous brands into the portfolio.

        Prestige International was established in October 1999 to acquire leading brands being divested by major consumer products and pharmaceutical companies. Since that date, Prestige International has acquired Comet® (2001), Chloraseptic® (2000), and Prell® (1999) from Procter & Gamble. In December 2002, Prestige International purchased Clear eyes® and Murine® from Abbott Laboratories.

        Since completing the Acquisitions, we conduct our operations through three principal business segments: Over-the-Counter Drug, Household Cleaning and Personal Care. The following table identifies and sets forth certain historical gross sales information with respect to the major brands within each of our segments:

			Gross Sales for the Fiscal Year Ended(2)
Business Segment		Date Acquired
	Major Brands		2002(3)	2003(3)	2004(3)
			(dollars in thousands)
Over-the-Counter Drug:	Clear eyes(1) and Murine(1)	12/02	$—	$235	$50,741
	Chloraseptic(1)	03/00	30,683	30,967	40,297
	Compound W	10/96	13,944	16,822	29,163
	New-Skin	08/79	4,544	9,919	11,307
	Dermoplast	10/96	6,459	9,389	8,619
	Percogesic	12/96	4,405	4,410	3,936
	Momentun	10/96	2,607	2,945	2,474
Household Cleaning:	Comet(1)	10/01	19,238	80,563	84,672
	Spic and Span	01/01	22,742	23,421	24,978
Personal Care:	Denorex	02/02	2,013	16,661	14,669
	Cutex	12/98	14,792	15,886	15,782
	Prell(1)	11/99	11,447	10,589	8,211

(1)
These brands were acquired in the April 6, 2004 Prestige Acquisition.

(2)
The data for the fiscal years 2002, 2003 and 2004 is derived from the financial data for the fiscal year ended December 31 for Prestige International (Chloraseptic, Clear eyes, Murine, Prell and Comet) and Spic and Span, and March 31, for Medtech (Compound W, New-Skin, Dermoplast, Percogesic, Momentum and Cutex) and Denorex.

(3)
Gross sales data is included from the date we originally acquired the brand.

        Acquisition-Related Synergies.    We have implemented a number of transaction-related cost reductions that are expected to result in a positive annualized effect on our operating results when compared to recent operating history of Medtech, Denorex, Spic and Span and Prestige International as separate companies. We believe these expenses will not recur in future periods after implementation of such cost reduction measures. These adjustments are reflected in note 3 to "Summary Unaudited Pro Forma Financial Data." These cost savings include those items set forth in the table below. However, we cannot assure you that expected cost savings will be realized on time or at all. See "Risk Factors—Risks Related to Our Business—We may not realize all of the anticipated operating synergies and cost savings from the Acquisitions, which may adversely affect our financial performance." Also, the anticipated cost savings shown in the table below are given effect as if they had occurred on April 1, 2003 and have not been adjusted to reflect additional expenses that we expect also to incur in future periods, including interest expense, depreciation and amortization and other expenses, and $2.6 million of estimated integration costs. In addition, while we believe the following estimated expenses will not recur in future periods after implementation of these cost saving measures, there can be no assurance that we will not incur other expenses similar to the expenses set forth below in future periods.

Year Ended March 31, 2004
Implemented cost saving initiatives:
Permanent headcount reductions(a)(i)	$5,079
Consolidation of warehousing and distribution(a)(ii)	3,421
Consolidation of sales, marketing and other programs(a)(iii)	2,781
Facilities rationalization(a)(iv)	394

Total anticipated cost savings	$11,675

(a)
We have undertaken a detailed review of the combined operations of Medtech, Denorex, Spic and Span and Prestige International and identified areas of overlap and potential cost savings. Set forth below is a summary of our implemented cost savings initiatives:

(i)
We have eliminated approximately 14 full-time equivalent positions as part of a permanent headcount reduction of our employees in connection with the Acquisitions.

(ii)
We have contracted with one logistics services provider that has allowed us to consolidate from the three logistics services providers (including three warehouses) that historically served the companies. This adjustment represents the expected cost savings of placing all of our collective warehouse and distribution needs with this service provider.

(iii)
We have contracted with one advertising agency, one brokerage structure and one media buying group that are handling the collective sales and marketing needs for the combined companies following the Acquisitions. Additionally, we have eliminated certain corporate overhead costs (principally legal, banking and insurance) that upon completion of the Acquisitions were no longer required for each of the separate companies. This adjustment represents the net impact of placing all of our advertising and media buying needs under Medtech's existing contracts, moving the existing brokerage business of Prestige International under Medtech's brokerage contract or in-house and the elimination of the non-recurring overhead costs.

  (iv)
  We have eliminated one leased location and identified one additional leased location that will be eliminated in connection with the Acquisitions. This amount represents the direct and indirect costs associated with maintaining these two redundant facilities.

        Purchase Accounting Effects.    The acquisitions of Medtech, Spic and Span and Prestige International were accounted for using the purchase method of accounting under SFAS No. 141, "Business Combinations." As a result, these acquisitions will affect our future results of operations in certain significant respects. The aggregate acquisition consideration will be allocated to the tangible and intangible assets acquired and liabilities assumed by us based upon their respective fair values as of the acquisition date. For more information, see "Liquidity and Capital Resources."

Reorganization and Offering

        Prior to and in connection with the completion of this offering, we will reorganize our corporate structure. Our existing equity investors will contribute all of their equity interests in our predecessor to us in exchange for            shares of our senior preferred stock,            shares of our Class B preferred stock,             shares of our Class B common stock and            shares of our Class C common stock. In connection with this reorganization, we will also liquidate or combine a number of our subsidiaries in order to simplify our organizational structure. Upon completion of this reorganization, we will be the ultimate parent company of The Denorex Company, Prestige Brands, Inc., Prestige Household Brands, Inc. and each of their respective consolidated subsidiaries. In addition, concurrently with the completion of this offering, Prestige Brands will enter into the new credit facility.

        We will use the net proceeds of this offering together with the $    million net proceeds from the new credit facility and cash on hand to:

  •
  repay all outstanding borrowings under Prestige Brands' existing credit facility;

  •
  purchase or redeem all of the 9 1/4% notes;

  •
  purchase all of our senior preferred stock and Class B preferred stock issued to the existing equity investors in the reorganization; and

  •
  purchase            shares of Class C common stock issued to the existing equity investors in the reorganization.

        If the underwriters exercise their over-allotment option in full, we will use the additional net proceeds to repurchase additional shares of our Class C common stock issued to our existing equity investors in the reorganization.

        For ease of reference, we use the term "Transactions" to collectively refer to this offering, the reorganization, Prestige Brands' entering into the new credit facility, the repayment in full of the Prestige Brands' existing credit facility, the purchase or redemption of the 9 1/4% notes, the purchase of all of our senior preferred stock, all of our Class B preferred stock and            shares of our Class C common stock.

        After completion of the Transactions, our existing equity investors will own            shares of our Class B common stock and            shares of our Class C common stock, representing      % of the voting power of our capital stock.

Impact of Our Reorganization and this Offering on Our Results of Operations and Liquidity

        Results of Operations. We will be required to record a substantial number of one-time expenses related to our reorganization and this offering, including the following:

  •
  $            in interest expense from the write-off of deferred financing costs associated with our existing indebtedness; and

  •
  $            in legal fees and miscellaneous expenses associated with our reorganization, redemption or purchase of existing indebtedness and this offering.

        We will incur higher expenses as a public company after the consummation of this offering. These expenses will include additional accounting and finance expenses, audit fees, legal fees and increased premiums for director and officer liability insurance coverage. We estimate that these additional expenses will be approximately $0.5 million annually.

        We intend to implement an additional incentive plan for management that will be designed to align the interests of management with those of the IDS holders. The provisions of this plan will likely require us to record additional compensation expense.

        Liquidity.    We expect that upon the closing of this offering our board of directors will adopt a dividend policy which contemplates that, subject to applicable law and terms of our then existing indebtedness, initial annual dividends will be approximately $    per share of our Class A common stock per annum, $            per share of our Class B common stock per annum and $    per share of our Class C common stock per annum. We expect the aggregate annual impact of this dividend policy to be $    . The cash requirements of the expected dividend policy are in addition to our indebtedness and related debt service requirements discussed above in Results of Operations. We expect that the cash requirements discussed here and above in Results of Operations will be funded through cash flow generated from the operations of our business. We will also have access to the new revolving credit facility of $    million to supplement our liquidity position as needed.

        Although we believe that the senior subordinated notes should be treated as debt for United States federal income tax purposes in accordance with the opinion of our tax counsel, this conclusion cannot be assured. If all or a portion of the senior subordinated notes were treated as equity rather than debt for United States federal income tax purposes, then a corresponding portion of the interest on the senior subordinated notes would not be deductible by us for United States federal income tax purposes. In addition we would be subject to liability for United States withholding taxes on interest payments to non-United States holders if such payments were determined to be dividends. Our inability to deduct interest on the senior subordinated notes could materially increase our taxable income and, thus, our United States federal and applicable state income tax liability. Our liability for income taxes (and withholding taxes) if the senior subordinated notes were determined to be equity for income tax purposes would materially reduce our after-tax cash flow and would materially and adversely impact our ability to make interest and/or dividend payments.

Results of Operations of Combined Medtech Holdings, Inc. and The Denorex Company (the "predecessor") and Prestige Brands International, LLC.

        The following table sets forth the net sales, gross profit and contribution margin (i.e. gross profit less advertising and promotion, or A&P) by segment:

	Predecessor			Prestige International LLC
	Fiscal Year Ended March 31,
			Period from April 1, 2003 to February 5, 2004	Period from February 6, 2004 to March 31, 2004	Total for Twelve months ended March 31, 2004
	2002	2003
	(dollars in thousands)
					(unaudited)
Net sales:
Over-the-Counter Drug	$31,084	$43,260	$43,577	$12,010	$55,587
Personal Care	14,571	32,788	25,149	4,721	29,870
Household Cleaning	—	—	—	2,076	2,076
Other(1)	546	391	333	54	387

Total	$46,201	$76,439	$69,059	$18,861	$87,920

Gross profit:
Over-the-Counter Drug	$21,620	$30,640	$28,892	$6,029	$34,921
Personal Care	5,336	17,933	13,580	1,885	15,465
Household Cleaning	—	—	—	870	870
Other	546	391	333	54	387

Total	$27,502	$48,964	$42,805	$8,838	$51,643

Contribution margin:
Over-the-Counter Drug	$17,291	$23,220	$22,425	$5,160	$27,585
Personal Care	4,435	11,079	7,446	1,282	8,728
Household Cleaning	—	—	—	653	653
Other	546	391	333	54	387

Total	$22,272	$34,690	$30,204	$7,149	$37,353

(1)
Represents revenues related to the provision of administrative, technology and support services to Spic and Span prior to our acquisition of Spic and Span.

The period from April 1, 2003 through February 5, 2004 (the predecessor period) and the period from February 6, 2004 through March 31, 2004 (the successor period) compared to the fiscal year ended March 31, 2003.

        The information presented above for net sales, gross profit and contribution margin for the period from April 1, 2003 through February 5, 2004 and the period from February 6, 2004 through March 31, 2004 compared to the fiscal year ended March 31, 2003 is derived from comparing (1) the historical financial statements of the predecessor company for the fiscal year ended March 31, 2003 to (2) the sum of the historical financial statements of the predecessor company for the period from April 1, 2003 to February 5, 2004 plus the results of the Company for the period from February 6, 2004 through March 31, 2004.

        Net Sales.    Net sales increased by $11.5 million, or 15.0%, from $76.4 million for the fiscal year ended March 31, 2003 to $87.9 million for the twelve months ended March 31, 2004. The increase in net sales included a $12.3 million increase in the Over-the-Counter Drug Category and the $2.1 million impact of Spic and Span (Household Cleaning Category) from the date of acquisition (March 5, 2004), partially offset by a $2.9 million decrease in the Personal Care Category.

        Over-the-Counter Drug Category.    Net sales increased by $12.3 million, or 28.5%, from $43.3 million for the fiscal year ended March 31, 2003 to $55.6 million for the year ended March 31, 2004. The increase in net sales was primarily due to new products introduced during the twelve months ended March 31, 2004. New products, led by Compound W Freeze Off, contributed $10.6 million of the increase. The remainder of the increase was driven by increased domestic sales of: (i) Compound W of $0.7 million, or 5.2%, from $13.4 million for the fiscal year ended March 31, 2003 to $14.1 million for the fiscal year ended March 31, 2004 due to increasing market share; and (ii) New Skin of $0.8 million, or 9.2%, from $8.7 million for the fiscal year ended March 31, 2003 to $9.5 million for the fiscal year ended March 31, 2004 due to continued category expansion driven by the high levels of advertising by Johnson & Johnson in support of their liquid bandage product. These increases were partially offset by a decrease in Dermoplast sales of $0.6 million, or 6.9%, from $8.7 million for the fiscal year ended March 31, 2003 to $8.1 million for the fiscal year ended March 31, 2004. The decrease was due to lower demand in the beginning of fiscal 2004 for the hospital product following a very strong March 2003 due to wholesale accounts purchasing heavily in advance of a price increase.

        Personal Care Category.    Net sales decreased by $2.9 million, or 8.9%, from $32.8 million for the fiscal year ended March 31, 2003 to $29.9 million for the twelve months ended March 31, 2004. The decrease was primarily due to Denorex, which experienced a sales decline of $2.7 million, or 17.4%, from $15.5 million for the fiscal year ended March 31, 2003 to $12.8 million for the fiscal year ended March 31, 2004. The sales decline resulted from a decrease in market share.

        Gross Profit.    Gross profit increased by $2.6 million, or 5.5%, from $49.0 million for the fiscal year ended March 31, 2003 to $51.6 million for the twelve months ended March 31, 2004. The increase in gross profit included a $4.3 million increase in the Over-the-Counter Drug Category and a $0.9 million increase due to the inclusion of Spic and Span within the new Household Cleaning Category effective March 5, 2004, partially offset by a $2.5 million decrease in the Personal Care Category. Included in the cost of goods sold for the period from February 6, 2004 through March 31, 2004 was a $1.8 million charge related to the step-up of inventory at the time of the acquisition of the business by GTCR.

        Over-the-Counter Drug Category.    Gross profit increased by $4.3 million, or 14%, from $30.6 million for the fiscal year ended March 31, 2003 to $34.9 million for the twelve months ended March 31, 2004. The increase in gross profit was due to the sales increase partially offset by the increased cost of goods related to the inventory step-up at the time of the acquisition. Excluding the acquisition related expenses of $1.2 million, gross profit as a percent of net sales declined from 70.8% for the fiscal year ended March 31, 2003 to 64.8% for the twelve months ended March 31, 2004. The percentage decline is due to the very strong sales of Compound W Freeze Off, which has a higher cost of goods as a percent of sales than the other products in the category.

        Personal Care Category.    Gross profit decreased by $2.5 million, or 13.8%, from $17.9 million for the fiscal year ended March 31, 2003 to $15.5 million for the twelve months ended March 31, 2004. Excluding the acquisition related expense of $0.6 million, gross profit as a percent of sales decreased slightly, from 54.6% for the fiscal year ended March 31, 2003 to 53.8% for the fiscal year ended March 31, 2004. The decline is due to product mix as the Denorex line has a higher gross profit margin than the rest of the products in the Personal Care line.

        Contribution Margin.    Contribution margin increased by $2.7 million, or 7.7%, from $34.7 million for the fiscal year ended March 31, 2003 to $37.4 million for the twelve months ended March 31, 2004. The net increase in contribution margin included a $4.4 million increase in the Over-the-Counter Drug Category and $0.7 million of contribution margin related to Spic and Span (Household Cleaning Category), partially offset by a $2.4 million decrease in the Personal Care Category.

        Over-the-Counter Drug Category.    Contribution margin increased by $4.4 million, or 18.8%, from $23.2 million for the fiscal year ended March 31, 2003 to $27.6 million for the twelve months ended March 31, 2004. The increase in contribution margin was due to the gross profit increase discussed above.

        Personal Care Category.    Contribution margin decreased by $2.4 million, or 21.2%, from $11.1 million for the fiscal year ended March 31, 2003 to $8.7 million for the twelve months ended March 31, 2004. The decrease in contribution margin was due to the gross profit decrease discussed above.

        General and Administrative Expenses.    General and administrative expenses were $12.1 million (15.9% of net sales) for the fiscal year ended March 31, 2003, $9.4 million (13.7% of net sales) for the period from April 1, 2003 through February 5, 2004 and $1.6 million (8.8% of net sales) for the period from February 6, 2004 through March 31, 2004. The overall decrease in gross general and administrative expenses in dollar terms and as a percentage of sales each period is due primarily to the Company's ability to add Spic and Span with virtually no general and administrative expenses.

        Depreciation and Amortization Expense.    Depreciation and amortization expense was $5.3 million (6.9% of net sales) for the fiscal year ended March 31, 2003, $4.5 million (6.5% of net sales) for the period from April 1, 2003 through February 5, 2004 and $0.9 million (5.0% of net sales) for the period from February 6, 2004 through March 31, 2004. The increase in depreciation and amortization expense is due primarily to amortization of intangible assets related to the acquisitions of Medtech/Denorex and Spic and Span.

        Interest Expense, net.    Interest expense, net was $9.7 million for the fiscal year ended March 31, 2003, $8.2  million for the period from April 1, 2003 through February 5, 2004 and $1.7 million for the period from February 6, 2004 through March 31, 2004. The overall increase in interest expense, net, during the twelve months ended March 31, 2004 is due primarily to the increase in net indebtedness due to the Medtech/Denorex and Spic and Span acquisitions.

        Other Expense (Income).    Other expense was $0.7 million for the fiscal year ended March 31, 2003. The other expense in fiscal year 2003 was comprised of a loss on extinguishment of debt. Other expense was $0 for the year ended March 31, 2004.

        Income Taxes.    The tax provision for the period from April 1, 2003 through February 5, 2004 was $1.7 million with an effective rate of 41.3%. The difference between the U.S. federal statutory rate of 34% and the effective rate relates primarily to changes in the valuation allowance, state income taxes (net of federal income tax benefit) and the amortization of intangible assets. The tax provision for the period from February 6, 2004 through March 31, 2004 was $1.1 million with an effective rate of 37.1%. The difference between the U.S. federal statutory rate of 34% and the effective rate relates primarily to state income taxes (net of federal income tax benefit).

Fiscal year ended March 31, 2003 compared to fiscal year ended March 31, 2002

        Net Sales.    Net sales increased by $30.2 million, or 65.4%, from $46.2 million for the fiscal year ended March 31, 2002 to $76.4 million for the fiscal year ended March 31, 2003. The increase in net sales included a $12.2 million increase in the Over-the-Counter Drug Category, and a $18.2 million increase in the Personal Care Category.

        Over-the-Counter Drug Category.    Net sales increased by $12.2 million, or 39.2%, from $31.1 million for the year ended March 31, 2002 to $43.3 million for the year ended March 31, 2003. The increase in net sales primarily relates to the impact of new products and management focus on the base business. Due to product enhancements such as Compound W One-Step pads and water proof pads combined with higher impact packaging and increased media and consumer promotion support, net sales for Compound W grew 29.2% from $11.5 million in fiscal year 2002 to $14.9 million in fiscal year 2003. New-Skin net sales more than doubled from $3.9 million in fiscal year 2002 to $9.2 million in fiscal year 2003. This increase was the result of increased levels of television advertising from previous years and heightened category awareness due to the introduction of Johnson & Johnson's Liquid Bandage. Dermoplast net sales increased 53.2% from $5.7 million in fiscal year 2002 to $8.7 million in fiscal year 2003. Of this increase $1.2 million resulted from a 5% price increase which was implemented for the hospital channel effective April 1, 2003. The anticipated price increase resulted in increased sales in March 2003. The remaining $1.8 million increase in Dermoplast net sales resulted from increased distribution at retail.

        Personal Care Category.    Net sales increased by $18.2 million, or 125.0%, from $14.6 million for the fiscal year ended March 31, 2002 to $32.8 million for the fiscal year ended March 31, 2003. The increase in net sales primarily relates to the acquisition of the Denorex brand in February 2002. Due to the timing of the acquisition, less than two months of sales activity was included in the fiscal year 2002 operating results, compared to a full year in 2003. Net sales attributable to Denorex increased $13.6 million, from $1.9 million for the fiscal year ended March 31, 2002 to $15.5 million for the fiscal year ended March 31, 2003. The remaining net sales increase is due to moderate organic growth within all brands, primarily Cutex.

        Gross Profit.    Gross profit increased by $21.5 million, or 78.0%, from $27.5 million for the fiscal year ended March 31, 2002 to $49.0 million for the fiscal year ended March 31, 2003. The increase in gross profit included a $9.0 million increase in the Over-the-Counter Drug Category, and a $12.6 million increase in the Personal Care Category. Gross margin increased from 59.5% for the fiscal year ended March 31, 2002 to 64.1% for the fiscal year ended March 31, 2003. This is due in part to the increase in sales for the Over-the-Counter Drug Category that has a higher gross margin.

        Over-the-Counter Drug Category.    Gross profit increased by $9.0 million, or 41.7%, from $21.6 million for the fiscal year ended March 31, 2002 to $30.6 million for the fiscal year ended March 31, 2003. The increase in gross profit was due to the significant net sales increase, as well as an improvement in gross profit as a percentage of net sales. Gross margin increased from 69.6% for the fiscal year ended March 31, 2002 to 70.8% for the fiscal year ended March 31, 2003 primarily due to favorable product mix as New-Skin has the highest profit margin of all products in the segment.

        Personal Care Category.    Gross profit increased by $12.6 million, or 236.1%, from $5.3 million for the fiscal year ended March 31, 2002 to $17.9 million for the fiscal year ended March 31, 2003. The increase in gross profit was due to the acquisition of the Denorex brand in February 2002. Denorex generated incremental gross profit of $8.7 million for the fiscal year ended March 31, 2003. The remaining gross profit increase is due to an increase in Cutex sales. As a percentage of net sales, gross profit improved from 36.6% in fiscal year 2002 to 54.7% in fiscal year 2003. The improvement is due to favorable product mix in fiscal year 2003, primarily resulting from the acquisition of Denorex.

        Contribution Margin.    Contribution margin increased by $12.4 million, or 55.8%, from $22.3 million for the fiscal year ended March 31, 2002 to $34.7 million for the fiscal year ended March 31, 2003. The net increase in contribution margin profit included a $5.9 million increase in the Over-the-Counter Drug Category, and a $6.7 million increase in the Personal Care Category.

        Over-the-Counter Drug Category.    Contribution margin increased by $5.9 million, or 34.3%, from $17.3 million for the fiscal year ended March 31, 2002 to $23.2 million for the fiscal year ended March 31, 2003. The increase in contribution margin was due to the improved gross profit discussed above, partially offset by a $3.1 million increase in A&P expenses. The increased A&P expenses are due to higher levels of television advertising, primarily related to the Compound W and New-Skin brands, as well as increased levels of consumer promotion across all brands. As a percentage of sales, contribution margin decreased from 55.6% in fiscal year 2002 to 53.7% in fiscal year 2003.

        Personal Care Category.    Contribution margin increased by $6.7 million, or 149.8%, from $4.4 million for the fiscal year ended March 31, 2002 to $11.1 million for the fiscal year ended March 31, 2003. The increase in contribution margin is primarily due to the Denorex acquisition, which generated incremental contribution margin of $6.2 million in fiscal year 2003, as well as the reduced level of product returns at Cutex. As a percentage of sales, contribution margin increased from 30.4% in fiscal year 2002 to 33.8% in fiscal year 2003, which is due to favorable product mix, partially offset by increased A&P expenses associated with Denorex.

        General and Administrative Expenses.    General and administrative expenses increased by $3.5 million, or 40.8%, from $8.6 million for the fiscal year ended March 31, 2002 to $12.1 million for the fiscal year ended March 31, 2003. The increase in general and administrative expenses was primarily due to a full year of Denorex activity during 2003 compared to approximately two months in 2002.

        Depreciation and Amortization Expense.    Depreciation and amortization expense increased by $1.3 million, or 32.1%, from $4.0 million for the fiscal year ended March 31, 2002 to $5.3 million for the fiscal year ended March 31, 2003. The increase relates to the acquisition of Denorex.

        Interest Expense, net.    Interest expense increased by $0.9 million, or 11.2% from $8.8 million for the fiscal year ended March 21, 2002 to $9.7 million for the fiscal year ended March 31, 2003. The increase was due to inclusion of a full year of Denorex debt interest expense, as compared to approximately two months in 2002.

        Other Expense (Income), net.    Other expenses of $0.7 million during fiscal year 2003 were comprised of a loss on extinguishment of debt.

        Income Taxes.    The tax provision for fiscal year 2003 was $3.9 million with an effective tax rate of 56.5%. The difference between the U.S. federal statutory rate of 34% and the effective rate relates primarily to changes in the valuation allowance, the federal benefit of deductible state taxes, a change in the effective state tax rate and the amortization of intangible assets. The tax provision for fiscal year 2002 was $0.3 million with an effective tax rate of 33.2%. The difference between the U.S. federal statutory rate of 34% relates primarily to the change in the effective state tax rate and the impact of placing a valuation allowance on the usage of the Denorex net operating loss carryforward.

        Discontinued Operations.    Results of discontinued operations was a loss of $5.6 million (net of tax) in fiscal year 2003 compared to a loss of less than $0.1 million (net of tax) in fiscal year 2002. The loss in fiscal year 2003 was attributed to loss from the discontinued Pecos Pharmaceutical, Inc. reporting unit of $3.4 million (net of tax) coupled with a loss on disposal of Pecos Pharmaceutical, Inc. of $2.2 million (net of tax).

Results of Operations for Bonita Bay Holdings, Inc.

        The following table sets forth the net sales, gross profit and contribution margin (i.e. gross profit less A&P) by segment:

	Fiscal Year Ended December 31,			Three Months Ended March 31,
	2001	2002	2003	2003	2004
	(dollars in thousands)
				(unaudited)
Net sales:
Over-the-Counter Drug	$27,245	$26,812	$83,251	$17,368	$16,875
Personal Care	9,225	8,384	6,646	1,783	1,504
Household Cleaning	18,498	75,370	77,173	16,827	16,696

Total	$54,968	$110,566	$167,070	$35,978	$35,075

Gross profit:
Over-the-Counter Drug	$17,007	$17,172	$51,219	$9,594	$11,201
Personal Care	3,485	2,735	2,605	569	654
Household Cleaning	7,987	32,211	30,582	6,287	4,119

Total	$28,479	$52,118	$84,406	$16,450	$15,974

Contribution margin:
Over-the-Counter Drug	$12,934	$12,261	$39,193	$6,376	$9,087
Personal Care	432	902	1,363	337	533
Household Cleaning	7,688	28,822	24,325	5,676	1,664

Total	$21,054	$41,985	$64,881	$12,389	$11,284

Three months ended March 31, 2004 compared to three months ended March 31, 2003

        Net Sales.    Net sales declined by $0.9 million, or 2.5%, from $36.0 million for the quarter ended March 31, 2003 to $35.1 million for the quarter ended March 31, 2004. The decrease in net sales included decreases of $0.5 million in the Over-the-Counter Drug Category, $0.3 million in the Personal Care Category and $0.1 million in the Household Cleaning Category.

        Over-the-Counter Drug Category.    Net sales decreased by $0.5 million, or 2.8%, from $17.4 million for the quarter ended March 31, 2003 to $16.9 million for the quarter ended March 31, 2004. The decrease in net sales was primarily due to Chloraseptic, which experienced a sales decline of $0.7 million, or 11.9%, from $5.8 million to $5.1 million. The decline in sales was attributable to the abrupt end of the cold and flu season in December 2003, resulting in declines for the sore throat category in the January to March 2004 period.

        Partially offsetting the Chloraseptic decline was an increase in sales for the Clear Eyes and Murine brands. Sales increased by $0.2 million, or 1.7%, from $11.6 million for the quarter ended March 31, 2003 to $11.8 million for the quarter ended March 31, 2004.

        Personal Care Category.    Net sales declined by $0.3 million, or 15.6%, from $1.8 million for the quarter ended March 31, 2003 to $1.5 million for the quarter ended March 31, 2004. The decline in net sales was primarily the result of the discontinuation of the Prell Spa product line in late 2002.

        Household Cleaning Category.    Net sales decreased by $0.1 million, or 0.8%, from $16.8 million for the quarter ended March 31, 2003 to $16.7 million for the quarter ended March 31, 2004, due to an increase in allowances and coupon expenses related to new product introductions, partially offset by an increase in gross sales.

        Gross Profit.    Gross profit decreased by $0.5 million, or 2.9%, from $16.5 million for the quarter ended March 31, 2003 to $16.0 million for the quarter ended March 31, 2004. The net decrease in gross profit included an increase of $1.6 million in the Over-the-Counter Drug Category and an increase of $0.1 million in the Personal Care Category, offset by a decrease of $2.2 million in the Household Cleaning Category.

        Over-the-Counter Drug Category.    Gross profit increased by $1.6 million, or 16.8%, from $9.6 million for the quarter ended March 31, 2003 to $11.2 million for the quarter ended March 31, 2004. The increase in gross profit was due to the increased costs of goods related to Clear Eyes and Murine in the quarter ended March 31, 2003 attributable to an inventory write up of $1.8 million at the time of the acquisition from Abbott in December of 2002. Gross profit as a percent of net sales for the quarter ended March 31, 2004 was 66.4%. Excluding the $1.8 million of Clear Eyes and Murine inventory write up, the gross profit as a percent to sales for the quarter ended March 31, 2003 was 65.6%. The improvement in the current quarter is due to product mix, as Clear Eyes/Murine generates a higher gross profit margin than Chloraseptic.

        Personal Care Category.    Gross profit increased by $0.1 million, or 14.9%, from $0.6 million for the quarter ended March 31, 2003 to $0.7 million for the quarter ended March 31, 2004 despite the sales decrease. The increase in gross profit resulted from the lack of close-out sales in 2004. Sales for the quarter ended March 31, 2003 included a significant amount of the discontinued Prell Spa Shampoo and Conditioner which were sold at low margins.

        Household Cleaning Category.    Gross profit decreased by $2.2 million, or 34.5%, from $6.3 million for the quarter ended March 31, 2003 to $4.1 million for the quarter ended March 31, 2004. The decline in gross profit was primarily due to the increase in couponing and trade promotion expenses discussed in net sales and an increase in the reserve for obsolescence of $1.2 million over the reserve at the quarter ended March 31, 2003.

        Contribution Margin.    Contribution margin decreased by $1.1 million, or 8.9%, from $12.4 million for the quarter ended March 31, 2003 to $11.3 million for the quarter ended March 31, 2004. The net decrease in contribution margin included a $2.7 million increase in the Over-the-Counter Drug Category and a $0.2 million increase in the Personal Care Category, offset by a $4.0 million decrease in the Household Cleaning Category.

        Over-the-Counter Drug Category.    Contribution margin increased by $2.7 million, or 42.5%, from $6.4 million for the quarter ended March 31, 2003 to $9.1 million for the quarter ended March 31, 2004. The increase in contribution is attributed to the $1.6 million increase in gross profit plus a decrease in Chloraseptic advertising of $0.9 million from $2.3 million in the quarter ended March 31, 2003 to $1.4 million in the quarter ended March 31, 2004.

        Personal Care Category.    Contribution margin increased by $0.2 million, or 58.2%, from $0.3 million for the quarter ended March 31, 2003 to $0.5 million for the quarter ended March 31, 2004. The increase in contribution margin was due to the gross margin increase plus a reduction of $0.1 million in consumer promotion due to a change in advertising programs.

        Household Cleaning Category.    Contribution margin decreased by $4.0 million, or 70.7%, from $5.7 million for the quarter ended March 31, 2003 to $1.7 million for the quarter ended March 31, 2004. The decrease in margin was due to the gross profit decline of $2.2 million and an increase in advertising and coupon placement expenses of $1.8 million from $0.6 million for the quarter ended March 31, 2003 to $2.4 million for the quarter ended March 31, 2004. The increase in advertising in 2004 was in support of the new products launched in the fall of 2003.

        General and Administrative Expenses.    General and administrative expenses decreased by $0.5 million, or 20%, from $2.5 million for the quarter ended March 31, 2003 to $2.0 million for the quarter ended March 31, 2004. The decrease was primarily due to the discontinuation of the Clear Eyes and Murine transition services agreement during the latter part of 2003. The transition services expense decreased from $0.5 million in the quarter ended March 31, 2003 to $0 in the quarter ended March 31, 2004.

        Depreciation and Amortization Expenses.    Depreciation and amortization expenses decreased by $0.1 million, or 23.5%, from $0.5 million for the quarter ended March 31, 2003 to $0.4 million for the quarter ended March 31, 2004. The decrease in depreciation and amortization was due to a reduction in depreciation expenses.

        Interest Expense, net.    Interest expense, net decreased by $0.6 million, or 14.6%, from $4.6 million for the quarter ended March 31, 2003 to $4.0 million for the quarter ended March 31, 2004. The decrease in interest expense is a function of the outstanding debt, which decreased as a result of using excess cash flow to pay down debt since the quarter ended March 31, 2003.

        Income Taxes.    The tax provision for the three months ended March 31, 2004 was $1.9 million with an effective rate of 38.9%. The difference between the U.S. federal statutory rate of 34% and the effective rate relates primarily to state income taxes (net of federal income tax benefit). The tax provision for the three months ended March 31, 2003 was $1.8 million with an effective rate of 36.3%. The difference between the U.S. federal statutory rate of 34% and the effective rate relates primarily to state income taxes (net of federal tax benefit).

Year ended December 31, 2003 compared to year ended December 31, 2002

        Net Sales.    Net sales increased by $56.5 million, or 51.1%, from $110.6 million for the year ended December 31, 2002 to $167.1 million for the year ended December 31, 2003. The increase in net sales included a $56.5 million increase in the Over-the-Counter Drug Category, a $1.8 million decrease in the Personal Care Category and a $1.8 million increase in the Household Cleaning Category.

        Over-the-Counter Drug Category.    Net sales increased by $56.5 million, or 210.5%, from $26.8 million for the year ended December 31, 2002 to $83.3 million for the year ended December 31, 2003. The increase in net sales was primarily due to the acquisition of Clear eyes and Murine, which was effective December 30, 2002 and contributed $47.8 million of net sales to the year ended December 31, 2003. New product introductions, which increased market share and a strong cold and flu season attributed to an increase in Chloraseptic net sales of $8.7 million, or 32.6% from 2002 to 2003. The introduction of Relief Strips and the Pocket Pump contributed $3.7 million and $1.2 million to net sales, respectively.

        Personal Care Category.    Net sales declined by $1.8 million, or 20.7% from $8.4 million for the year ended December 31, 2002 to $6.6 million for the year ended December 31, 2003. The decline in net sales was primarily the result of the 2002 discontinuation of the Prell Spa product line.

        Household Cleaning Category.    Net sales increased by $1.8 million, or 2.4%, from $75.4 million for the year ended December 31, 2002 to $77.2 million for the year ended December 31, 2003. The increase in net sales was primarily the result of the introduction of Comet Clean and Flush in October 2003 representing $2.8 million of net sales for the year ended December 31, 2003. Prestige International also introduced the Comet Orange Brite Bathroom Spray and Orange Oxygenated Soft Powder in 2003, which generated $0.7 million of net sales in the year ended December 31, 2003. The increases related to new products were partially offset by a decline in overall industry net sales for Comet's core category.

        Gross Profit.    Gross profit increased by $32.3 million, or 62.0%, from $52.1 million for the year ended December 31, 2002 to $84.4 million for the year ended December 31, 2003. The net increase in gross profit included a $34.0 million increase in the Over-the-Counter Drug Category, a $0.1 million decrease in the Personal Care Category and a $1.6 million decrease in the Household Cleaning Category.

        Over-the-Counter Drug Category.    Gross profit increased by $34.0 million, or 198.3%, from $17.2 million for the year ended December 31, 2002 to $51.2 million for the year ended December 31, 2003. The increase in gross profit was due, in part, to inclusion of a full fiscal year of Clear eyes and Murine sales in 2003. New product introductions contributed $2.4 million to 2003 gross profit with

Relief Strips and Pocket Pump contributing $1.9 million and $0.5 million, respectively. Increased gross profit of Chloraseptic contributed $3.2 million. Overall gross margin declined from 64.0% for the year ended December 31, 2002 to 61.5% for 2003. This decline was due to lower margins on Chloraseptic as a result of higher than normal product liquidations, which generated lower margins as well as higher costs associated with the new Chloraseptic products.

        Personal Care Category.    Gross profit decreased by $0.1 million, or 4.8%, from $2.7 million for the year ended December 31, 2002 to $2.6 million for the year ended December 31, 2003. The decline in gross profit was due to a decline in sales. Gross margin increased from 32.6% to 39.2% for the year ended December 31, 2003.

        Household Cleaning Category.    Gross profit decreased by $1.6 million, or 5.1%, from $32.2 million for the year ended December 31, 2002 to $30.6 million for the year ended December 31, 2003. The gross profit attributable to Comet Clean and Flush was $1.1 million in 2003, which was more than offset by lower gross profit margins on other products. Gross profit as a percent of net sales decreased from 42.7% for the year ended December 31, 2002 to 39.6% for the year ended December 31, 2003 as a result of changes in product mix and higher discounts.

        Contribution Margin.    Contribution margin increased by $22.9 million, or 54.5%, from $42.0 million for the year ended December 31, 2002 to $64.9 million for the year ended December 31, 2003. The net increase in contribution margin included a $26.9 million increase in the Over-the-Counter Drug Category, a $0.5 million increase in the Personal Care Category and a $4.5 million decrease in the Household Cleaning Category.

        Over-the-Counter Drug Category.    Contribution margin increased by $26.9 million, or 219.6%, from $12.3 million for the year ended December 31, 2002 to $39.2 million for the year ended December 31, 2003. A&P expenses increased $7.1 million, or 144.9%, from $4.9 million to $12.0 million, which was attributable to $6.3 million for Clear eyes and Murine as well as $0.8 million for Chloraseptic. Overall contribution margin as a percentage of net sales increased from 45.7% to 47.1% for the year ended December 31, 2002 versus 2003. This increase was the result of adding the Clear eyes and Murine product line.

        Personal Care Category.    Contribution margin increased by $0.5 million, or 51.1%, from $0.9 million for the year ended December 31, 2002 to $1.4 million for the year ended December 31, 2003. A&P expenses declined $0.6 million, or 32.2%, from $1.8 million to $1.2 million during the period, which was due to an overall reduction in Prell brand spending.

        Household Cleaning Category.    Contribution margin decreased by $4.5 million, or 15.6%, from $28.8 million for the year ended December 31, 2002 to $24.3 million for the year ended December 31, 2003. The decrease in contribution margin was primarily due to an increase in A&P expenses of $2.9 million, or 84.6%, from $3.4 million to $6.3 million. Comet Clean and Flush product development and marketing costs totaling $1.2 million as well as a mid-year advertising campaign for Comet Spray contributed to the higher A&P expenses. Overall contribution margin as a percentage of net sales declined from 38.2% to 31.5% for these reasons.

        General and Administrative Expenses.    General and administrative expenses increased by $4.1 million, or 75.2%, from $5.6 million for the year ended December 31, 2002 to $9.7 million for the year ended December 31, 2003. This increase was primarily the result of the Clear eyes and Murine acquisition.

        Depreciation and Amortization Expenses.    Depreciation and amortization expenses increased by $1.0 million, or 134.3%, from $0.7 million for the year ended December 31, 2002 to $1.7 million for the year ended December 31, 2003. The increase in depreciation and amortization was primarily the result of the Clear eyes and Murine acquisition.

        Interest Expense, net.    Interest expense, net increased by $9.3 million, or 116.1%, from $8.0 million for the year ended December 31, 2002 to $17.3 million for the year ended December 31, 2003. The increase in interest expense is a function of the outstanding debt, which increased as a result of the Clear eyes and Murine acquisition.

        Income Taxes.    The tax provision for fiscal year 2003 was $13.8 million with an effective tax rate of 38.3%. The tax provision for fiscal year 2002 was $11.1 million with an effective tax rate of 40.1%. The difference in both instances between the U.S. federal statutory rate of 34% and the effective rate relates primarily to state income taxes, net of the federal benefit.

Year ended December 31, 2002 compared to year ended December 31, 2001

        Net Sales.    Net sales increased by $55.6 million, or 101.1%, from $55.0 million for the year ended December 31, 2001 to $110.6 million for the year ended December 31, 2002. The net increase in net sales was comprised of a $0.4 million decrease in the Over-the-Counter Drug Category, a $0.8 million decrease in the Personal Care Category and a $56.9 million increase in the Household Cleaning Category.

        Over-the-Counter Drug Category.    Net sales decreased by $0.4 million, or 1.6%, from $27.2 million for the year ended December 31, 2001 to $26.8 million for the year ended December 31, 2002. The decrease in net sales was primarily a result of a very weak cough and cold season.

        Personal Care Category.    Net sales decreased $0.8 million, or 9.1%, from $9.2 million for the year ended December 31, 2001 to $8.4 million for the year ended December 31, 2002. The decline in net sales was primarily attributable to the strong opening orders for the launch of Prell Spa formula in 2001.

        Household Cleaning Category.    Net sales increased by $56.9 million, or 307.4%, from $18.5 million for the year ended December 31, 2001 to $75.4 million for the year ended December 31, 2002. The increase in net sales was due to the acquisition of Comet by Bonita Bay Holdings, Inc. effective October 2, 2001, which resulted in the inclusion of only three months of post-acquisition results in 2001 compared with a full year in 2002.

        Gross Profit.    Gross profit increased by $23.6 million, or 83.0%, from $28.5 million for the year ended December 31, 2001 to $52.1 million for the year ended December 31, 2002. The net increase in gross profit included a $0.2 million increase in the Over-the-Counter Drug Category, a $0.8 million decrease in the Personal Care Category and a $24.2 million increase in the Household Cleaning Category.

        Over-the-Counter Drug Category.    Gross profit increased by $0.2 million, or 1.0%, from $17.0 million for the year ended December 31, 2001 to $17.2 million for the year ended December 31, 2002. The increase in gross profit was due to a slight cost reduction in 2002, which resulted in a gross margin increase from 62.4% to 64.0%.

        Personal Care Category.    Gross profit decreased $0.8 million, or 21.5%, from $3.5 million for the year ended December 31, 2001 to $2.7 million for the year ended December 31, 2002. Gross margin, as a percentage of net sales, declined from 37.8% in 2001 to 32.6% in 2002. The decline in gross margin was due to the discontinuation of the Prell Spa line and the liquidation of excess inventory.

        Household Cleaning Category.    Gross profit increased by $24.2 million, or 303.3%, from $8.0 million for the year ended December 31, 2001 to $32.2 million for the year ended December 31, 2002. The increase in gross profit was primarily the result of a full year of Comet sales in 2002 compared to three months in 2001. Gross margin decreased slightly from 43.2% for the period ended December 31, 2001 to 42.7% for the year ended December 31, 2002.

        Contribution Margin.    Contribution margin increased by $20.9 million, or 99.4%, from $21.1 million for the year ended December 31, 2001 to $42.0 million for the year ended December 31, 2002. The net increase in gross profit was comprised of a $0.6 million decrease in the Over-the-Counter Drug Category, a $0.5 million increase in the Personal Care Category and a $21.1 million increase in the Household Cleaning Category.

        Over-the-Counter Drug Category.    Contribution margin decreased by $0.6 million, or 5.2%, from $12.9 million for the year ended December 31, 2001 to $12.3 million for the year ended December 31, 2002. The decline in contribution margin was due to an increase in A&P expenses of $0.8 million, or

20.5%, from $4.1 million in 2001 to $4.9 million in 2002, which was due to increased spending for TV media and promotion. The remaining fluctuation in contribution margin was the result of factors previously discussed.

        Personal Care Category.    Contribution margin increased by $0.5 million, or 108.8%, from $0.4 million for the year ended December 31, 2001 to $0.9 million for the year ended December 31, 2002. The increase in contribution margin was due, in part, to a decline in A&P expenses of $1.3 million, or 40.0%, from $3.1 million in 2001 to $1.8 million in 2002, which was due to the elimination of the Prell Spa line A&P spending.

        Household Cleaning Category.    Contribution margin increased by $21.1 million, or 274.9%, from $7.7 million for the year ended December 31, 2001 to $28.8 million for the year ended December 31, 2002. The increase in A&P expenses related to a full year of expenses related to Comet as the seller funded Comet's A&P commitment for the three months that would have been included in 2001.

        General and Administrative Expenses.    General and administrative expenses increased by $1.5 million, or 34.3%, from $4.1 million for the year ended December 31, 2001 to $5.6 million for the year ended December 31, 2002. The increase was primarily due to the full year impact of the Comet acquisition in October 2001.

        Depreciation and Amortization Expenses.    Depreciation and amortization expenses decreased by $3.4 million, or 82.1%, from $4.2 million for the year ended December 31, 2001 to $0.7 million for the year ended December 31, 2002. The decline was the result of the adoption of SFAS No. 142, the discontinuation of the amortization of goodwill.

        Interest Expense, net.    Interest expense, net increased by $1.8 million, or 29.2%, from $6.2 million for the year ended December 31, 2001 to $8.0 million for the year ended December 31, 2002. The increase in interest expense is a function of the outstanding debt, which increased as a result of the Comet acquisition.

        Other Expense (Income), net.    Other expense of $1.6 million for the year ended December 31, 2001 relates to loss on the extinguishment of debt.

        Income Taxes.    The tax provision for fiscal 2002 was $11.1 million with an effective tax rate of 40.1%. The tax provision for fiscal 2001 was $1.9 million with an effective tax rate of 37.8%. The difference in both instances between the U.S. federal statutory rate of 34% and the effective rate relates primarily to state income taxes, net of the federal benefit.

Liquidity and Capital Resources

        We have historically financed our operations with a combination of internally generated funds and borrowings. Our principal uses of cash are for operating expenses, servicing long-term debt, acquisitions, working capital, payment of income taxes and capital expenditures.

Medtech

Operating Activities

        Period from April 1, 2003 to February 5, 2004 compared to the period from February 6, 2004 to March 31, 2004.    Net cash provided by (used in) operating activities was $7.8 million for the period from April 1, 2003 through February 5, 2004, compared to $(1.7) million for the period from February 6, 2004 through March 31, 2004. The cash flows provided by operating activities for the period from April 1, 2003 through February 5, 2004 were primarily the result of net income of $2.4 million adjusted for non cash items of $7.9 million, partially offset by net changes in working capital of ($2.5) million. The $2.5 million net increase in working capital can be attributed to a

$3.4 million decrease in accounts payable and accrued expenses due primarily to reductions in the reserve for Pecos Pharmaceutical, Inc. returns, an increase of $2.3 million in inventory due primarily to new product launches and a decrease of $3.1 million in accounts receivable. The cash flows used in operating activities for the period from February 6, 2004 through March 31, 2004 were primarily the result of changes in working capital of ($5.3) million partially offset by net income of $1.8 million adjusted for non-cash items of $1.8 million. The $5.3 million net increase in working capital can be attributed to an increase in accounts receivable of $4.0 million, a $3.1 million decrease in accounts payable and accrued liabilities due to the payment of $2.7 million of bonuses to management in connection with the acquisition of Medtech and a $1.1 million decrease in inventory.

        Fiscal year 2003 compared to fiscal year 2002.    Net cash provided by operating activities was $12.5 million for the year ended March 31, 2003, compared to $3.9 million for the year ended March 31, 2002. The cash flows provided by operating activities for the fiscal year 2003 were primarily the result of a net loss of $14.4 million adjusted for non-cash items of $21.7 million, coupled with net changes in working capital of $5.2 million. The $5.2 million net decrease in working capital can be attributed to a $3.9 million decrease in inventory due to better supply chain management and a $2.6 million increase in accrued expenses. The cash flows provided by operating activities for fiscal year 2002 were primarily the result of $0.6 million of net income adjusted for non-cash items of $6.7 million. The remaining net decrease of $3.3 million is due to an increase in inventory of $2.8 which is attributed to the acquisition of Denorex in February 2002.

Investing Activities

        Period from April 1, 2003 to February 5, 2004 compared to the period from February 6, 2004 to March 31, 2004.    Net cash used in investing activities was $0.6 million for the period from April 1, 2003 through February 5, 2004, compared to $166.9 million for the period from February 6, 2004 through March 31, 2004. Net cash used in investing activities for the period from April 1, 2003 through February 5, 2004 is primarily the result of expenditures of $0.5 million related to payments for an option to purchase the rights to certain Medtech products. Net cash used in investing activities for the period from February 6, 2004 through March 31, 2004 is the result of the acquisitions of Medtech/Denorex and Spic and Span during the period partially offset by the release of $0.7 million of previously restricted cash related to the Pecos Pharmaceutical, Inc. divestiture in March 2003.

        Fiscal year 2003 compared to fiscal year 2002.    Net cash used in investing activities of Medtech was $2.2 million for the year ended March 31, 2003, compared to net cash used of $4.4 million for the year ended March 31, 2002. Net cash used in investing activities during fiscal year 2003 is primarily the result of restricted cash ($0.7 million) related to the Pecos divestiture in March 2003, capital expenditures of $0.4 million, expenditures of $0.2 million for an option to purchase the rights to certain Medtech products and expenditures of $0.8 million related to direct acquisition costs of Denorex. Net cash used in investing activities during the fiscal year ended March 31, 2002 is the result of property and equipment purchases ($0.1 million), intangible purchases ($0.2 million) and costs related to Denorex ($4.1 million).

Financing Activities

        Period from April 1, 2003 to February 5, 2004 compared to the period from February 6, 2004 to March 31, 2004.    Net cash provided by (used in) financing activities was ($8.6) million for the period from April 1, 2003 through February 5, 2004, compared to $172.0 million for the period from February 6, 2004 through March 31, 2004. Net cash used in financing activities for the period from April 1, 2003 through February 5, 2004 is primarily the result of a net paydown of Medtech's senior bank facilities. Net cash provided by financing activities for the period from February 6, 2004 through March 31, 2004 is primarily the result of capital contributions received of $100.4 million and a net increase in indebtedness of $74.6 million directly as a result of the acquisitions of Medtech/Denorex and Spic and Span.

        Fiscal year 2003 compared to fiscal year 2002.    Net cash provided by (used in) financing activities for the year ended March 31, 2003 was $(14.7) million compared to $5.5 million for the year ended March 31, 2002. Cash flows used in financing activities during fiscal year 2003 were attributed to scheduled pay down of the Medtech's senior bank facilities. The cash flows provided by financing activities during fiscal year 2002 were attributed to a $13.0 million stock issuance in connection with the Denorex acquisition in February 2002 partially offset by scheduled payments on outstanding debt.

Prestige International

Operating Activities

        Three months ended March 31, 2004 compared to three months ended March 31, 2003.    Net cash provided by operating activities was $7.6 million for the three months ended March 31, 2004, compared to $8.4 million for the three months ended March 31, 2003. The cash flows provided by operating activities for the three months ended March 31, 2004 were primarily the result of net income of $3.0 million adjusted for non cash items of $3.2 million and net changes in working capital of $1.3 million. The $1.3 million net decrease in working capital can be attributed to a decrease in accounts receivable of $8.5 million offset by increases in inventory, prepaid expenses and decreases in accrued expenses. The decrease in accounts receivable is attributable to stricter credit terms and lower sales. The cash flows used in operating activities for the three months ended March 31, 2003 were primarily the result of net income of $3.1 million adjusted for non cash items of $3.2 million and a net change in working capital of $2.1 million. The $2.1 million net decrease in working capital can be attributed to an increase in accrued expenses and a decrease in inventories offset by a decrease in accounts payable.

        Fiscal year 2003 compared to fiscal year 2002.    Net cash provided by operating activities of Prestige International was $35.0 million for the year ended December 31, 2003, compared to $22.0 million for the year ended December 31, 2002. The cash flows provided by operating activities for the fiscal year 2003 were primarily the result of net income of $22.3 million adjusted for non-cash items of $12.1 million, coupled with net changes in working capital of $0.6 million. The $0.6 million net increase in working capital can be attributed to a $7.5 million increase in accounts receivable primarily as a result of the acquisition of the Clear eyes and Murine brands. Offsetting the increase in receivables are decreases in inventory of $1.8 million and increases in accrued expenses of $2.1 million. The cash flows provided by operating activities for fiscal year 2002 were primarily the result of $16.6 million of net income adjusted for non-cash items of $6.1 million. The remaining net decrease of $0.7 million is primarily due to increases in accounts receivable ($5.5 million) and inventory ($3.6 million) offset by increases in accounts payable ($6.6 million) resulting from the acquisition of the Clear eyes and Murine brands.

        Fiscal year 2002 compared to fiscal year 2001.    Net cash provided by operating activities of Prestige International was $22.0 million for the year ended December 31, 2002, compared to $9.9 million for the year ended December 31, 2001. Cash flows provided by operating activities for the year ended March 31, 2002 were the result of the factors described above. The cash flows provided by operating activities for fiscal year 2001 were primarily the result of $3.1 million of net income adjusted for non-cash items of $7.6 million. The remaining net decrease of $0.8 million is due to increases in accounts receivable ($1.5 million) and inventory ($2.1 million) offset by increases in accounts payable and accrued expenses of $3.0 million resulting from the acquisition of the Comet brand from Procter & Gamble on October 2, 2001.

Investing Activities

        Three months ended March 31, 2004 compared to three months ended March 31, 2003.    Net cash used in investing activities was $0.1 million for the three months ended March 31, 2004, compared to $0.2 million for the three months ended March 31, 2003. Net cash used in investing activities for the three months ended March 31, 2004 is primarily the result of capital expenditures of $0.1 million. Net cash used in investing activities for the three months ended March 31, 2003 is the result of capital expenditures of $0.1 million and the acquisition of the Clear eyes and Murine brands of $0.1 million.

        Fiscal year 2003 compared to fiscal year 2002.    Net cash used in investing activities of Prestige was $0.9 million for the year ended December 31, 2003, compared to net cash used of $110.9 million for the year ended December 31, 2002. The decrease in cash used in investing activities is primarily the result of the 2002 acquisition of the Clear eyes and Murine brands.

        Fiscal year 2002 compared to fiscal year 2001.    Net cash used in investing activities of Prestige was $110.9 million for the year ended December 31, 2002, compared to net cash used of $144.9 million for the year ended December 31, 2001. The decrease in cash used in investing activities is primarily the result of cash used for the 2002 acquisition of Clear eyes and Murine brands as compared to the 2001 acquisition of the Comet brand.

Financing Activities

        Three months ended March 31, 2004 compared to three months ended March 31, 2003.    Net cash used in financing activities was $6.9 million for the three months ended March 31, 2004, compared to $7.7 million for the three months ended March 31, 2003. Net cash used in financing activities for the three months ended March 31, 2004 is primarily the result of payments on long-term debt. Net cash used in financing activities for the three months ended March 31, 2003 is primarily the result of the repurchase and retirement of common stock for $13.3 million offset by net borrowings of $6.4 million.

        Fiscal year 2003 compared to fiscal year 2002.    Net cash used in financing activities for the year ended December 31, 2003 was $(34.4) million, compared to cash provided of $95.6 million for the year ended December 31, 2002. Cash flows used in financing activities during fiscal year 2003 were primarily attributable to a net pay down of the Prestige's senior bank facilities ($20.6 million) and repurchases of common stock ($13.3 million). The cash flows provided by financing activities during fiscal year 2002 were primarily attributable to debt and equity issuances associated with the 2002 Clear eyes and Murine brand acquisition.

        Fiscal year 2002 compared to fiscal year 2001.    Net cash provided by financing activities for the year ended December 31, 2002 was $95.6 million, compared to $134.2 million for the year ended December 31, 2001. Cash flows provided by financing activities during the fiscal year ended December 31, 2002 were the result of the factors described above. This cash provided by financing activities during fiscal year 2001 is primarily attributable to debt and equity issuances associated with the October 2001 Comet brand acquisition.

Tax Attributes

        We have significant tax attributes in the form of amortizable intangibles (with varying remaining lives of between 7 and 15 years), related to the structuring of certain of our brand acquisitions, and net operating loss carry-forwards (NOLs), subject to Section 382 of the Internal Revenue Code. These tax

attributes may be used to offset future taxable income. The individual companies had the following tax attributes:

	Amortizable Intangibles	NOLs
Medtech (as of March 31, 2004)	$54,663	$16,364
Denorex (as of March 31, 2004)	19,785	4,973
Prestige International (as of December 31, 2003)	271,017	—
Spic and Span (as of March 31, 2004)	26,415	1,888

Pro Forma Capital Resources After the Transactions

        Existing Senior Credit Facility.    In connection with the Prestige Acquisition, we entered into a revolving credit facility. The revolving credit facility provides for aggregate borrowings of up to $50.0 million, of which $3.5 million was outstanding upon consummation of the Prestige Acquisition. The revolving credit facility is secured by first priority pledges of all of the equity interests owned by Prestige Brands and the guarantors in their respective domestic subsidiaries and 65% of all equity interests in their foreign subsidiaries, if any. The revolving credit facility is also secured by first priority interests in, and mortgages on, substantially all tangible and intangible assets of Prestige Brands and the guarantors. The revolving credit facility is available until March 2009.

        The indenture governing the 9 1/4% notes and the revolving credit facility, among other things, (a) restrict the ability of Prestige Brands and the guarantors of the notes to incur additional indebtedness, issue shares of preferred stock, incur liens, pay dividends or make certain other restricted payments and enter into certain transactions with affiliates, (b) prohibit certain restrictions on the ability of certain of Prestige Brand's subsidiaries, including certain of the guarantors of the notes, to pay dividends or make certain payments to Prestige Brands and (c) places restrictions on the ability of Prestige Brands and its subsidiaries, including certain of the guarantors of the notes, to merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of Prestige Brands. The indenture related to these notes and the revolving credit facility also contain various covenants which limit our discretion in the operation of our businesses.

        We intend to repay and replace the existing credit facility and purchase or redeem the 9 1/4% notes in connection with this offering.

        New Senior Credit Facility.    We expect that the new credit facility will be comprised of a senior secured revolving credit facility in a total principal amount of up to $            million, which we refer to as the "new revolver," and a senior secured term loan facility in an aggregate principal amount of $            million, which we refer to as the "new term loan." We expect that the new revolver will have a    -year maturity and the new term loan will have a     -year maturity. We expect to use borrowings under the revolving credit facility for general corporate purposes, including working capital, capital expenditures, payment of dividends and letters of credit.

        We expect that the new credit facility will require that we meet certain financial tests including, without limitation, a maximum senior and total leverage ratio and a minimum interest coverage ratio. We also expect that our new credit facility will contain customary covenants and restrictions including, among others, limitations or prohibitions on capital expenditures and acquisitions, declaring and paying dividends and other distributions, redeeming and repurchasing our other indebtedness, loans and investments, additional indebtedness, liens, guarantees, recapitalizations, mergers, asset sales and transactions with affiliates.

        The indenture governing the senior subordinated notes offered hereby will contain covenants that, among other things, restrict our ability and the ability of the guarantors of the notes to incur additional indebtedness, issue shares of preferred stock, incur liens, pay dividends or make certain other restricted payments and enter into certain transactions with affiliates, and place restrictions on our ability and the subsidiary guarantors ability to merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all assets.

        Our principal sources of funds following the Transactions are anticipated to be cash flows from operating activities and available borrowings under the new credit facility. We believe that these funds will provide us with sufficient liquidity and capital resources for us to meet our current and future financial obligations, as well as to provide funds for working capital, capital expenditures and other needs for at least the next 12 months. No assurance can be given, however, that this will be the case. There can be no assurance that additional financing will be available when required or, if available, will be on terms satisfactory to us.

Pro Forma Commitments

        On a pro forma basis after giving effect to the Prestige Acquisition and the Transactions, we had ongoing commitments under various contractual and commercial obligations as of March 31, 2004, as follows:

Payments Due by Period
Contractual Obligations	Total	Less than 1 Year	1 to 3 Years	4 to 5 Years	After 5 Years
(in millions)
Long-term debt
Operating leases
Total contractual cash obligations

Total

Off-Balance Sheet Arrangements

        We do not have any off-balance sheet arrangements or financing activities with special-purpose entities.

Inflation

        Inflationary factors such as increases in the costs of raw materials, packaging materials, purchased product and overhead may adversely affect our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations for the periods referred to above, there can be no assurance that a high rate of inflation in the future would not have an adverse effect on us and our operating results.

Pro Forma Quantitative and Qualitative Disclosures About Market Risk

        As of March 31, 2004, on a pro forma basis after giving effect to the Prestige Acquisition and the Transactions, we estimate that we would have had approximately $     million outstanding under the new revolving credit facility. The new revolving credit facility is subject to a variable interest rate. Accordingly, our earnings and cash flow are affected by changes in interest rates. Assuming the pro forma level of borrowings of $     million at variable rates and assuming a percentage point increase in the average interest rate of these borrowings, we estimate that our interest expense for the year ended March 31, 2004 would have increased by approximately $     million.

Critical Accounting Policies

        The significant accounting policies are described in the notes of each of the audited financial statements included elsewhere in this prospectus. All companies presented herein utilize the same critical accounting policies, except as otherwise stated. While all significant accounting policies are important to our consolidated financial statements, some of these policies may be viewed as being critical. Such policies are those that are both most important to the portrayal of our financial condition and require our most difficult, subjective and complex estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosure of contingent assets and liabilities. These estimates are based upon our historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. The most critical accounting policies are as follows:

        Accounts Receivable.    Non-interest bearing trade credit is extended to customers in the ordinary course of business. We record accounts receivable at the invoice price and provide for estimated discounts, returns and allowances at the time of sale. Uncollectible accounts are charged against the allowance in the period management determines that they are uncollectible.

        Inventories.    Inventories, primarily comprised of finished goods, are stated at the lower of cost or market, cost being determined using the first-in, first-out method. Shipping and handling expenses are recognized as a component of cost of sales.

        Goodwill.    Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") became effective for fiscal years beginning after December 31, 2001. Through March 31, 2002 for Medtech and Denorex and January 1, 2002 for Prestige and Spic and Span, goodwill, the excess of the purchase price over the fair market value of assets acquired and liabilities assumed in acquisition, was amortized on the straight-line method over 15 years (Medtech), 20 years (Prestige), and 30 years (Spic and Span). Effective upon adoption of SFAS 142 we ceased amortization of goodwill. The provisions of SFAS 142 also required us to discontinue the amortization of the cost of intangible assets with indefinite lives and perform certain fair-value-based tests of the carrying value of goodwill and indefinite lived intangible assets upon adoption and thereafter at least annually.

        Revenue Recognition.    Revenues are recognized upon shipment of product. Provision is made for estimated customer discounts, returns and allowances at the time of sale based on historical experience. Revenue is recorded on a net basis for international sales of the Clear eyes and Murine brands under transition service agreements with the prior owner and prior to satisfaction of regulatory requirements for the years ended December 31, 2003 and 2002, as Prestige was not the primary obligor under this arrangement.

        Advertising.    The cost of advertising is expensed in the fiscal year in which the related advertising takes place. Production and communication costs are expensed in the period in which the related advertising begins running.

        Derivative Instruments.    Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") became effective for fiscal years beginning after June 15, 2000. SFAS 133 was adopted by Medtech on April 1, 2001 and by Prestige International and Spic and Span on January 1, 2001. SFAS 133 requires companies to recognize all of their derivative instruments as either assets or liabilities in the balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge, a cash flow hedge or a hedge of a net investment in a foreign operation.

        Certain derivative financial instruments are designated as cash flow hedges (i.e., hedging the exposure to variability in expected future cash flows that is attributable to a particular risk) in our financial statements. For these hedges, the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same line item associated with the forecasted transaction in the same period or periods during which the hedged transaction affects earnings. Any ineffective portion of the gains or losses on the derivative instruments is recorded in results of operations immediately

        Income Taxes.    We intend to account for our issuance of the IDSs in this offering as representing an issuance of separate securities, shares of Class A common stock and senior subordinated notes and to allocate the proceeds received for each IDS unit between the Class A common stock and senior subordinated notes in proportion to their respective fair market values at the time of issuance. Accordingly, we will account for the senior subordinated notes represented by the IDSs as long-term debt bearing a stated interest rate of      % maturing on 2019. As discussed below, based on the opinion of tax counsel, we are of the view that the senior subordinated notes should be treated as debt for United States federal income tax purposes and we intend to annually deduct interest expense of approximately $    on the senior subordinated notes from taxable income for United States federal and state income tax purposes. There can be no assurance that the classification of senior subordinated notes as debt (or the amount of interest expense deducted) will not be challenged by the IRS or will be sustained if challenged, although to date we have neither been informed by the IRS that they believe that the senior subordinated notes should be treated as equity rather than debt for United States federal and state income tax purposes, nor have we sought a ruling from the IRS that the senior subordinated notes should be treated as debt. If our treatment of the senior subordinated notes as debt is put at risk in the future as a result of a future ruling by the IRS, including an adverse ruling for other IDSs or an adverse ruling for our own IDSs such that the senior subordinated notes are required to be treated as equity for income tax purposes then in the event of any such ruling, we may need to consider the effect of such developments on the determination of our future tax provisions and obligations. In the event the senior subordinated notes are required to be treated as equity for income tax purposes, then the cumulative interest expense associated with the senior subordinated notes would not be deductible from taxable income and we would be required to recognize additional tax expense and establish a related income tax liability. The additional tax due to the federal and state authorities would be based on our taxable income or loss for each of the years that we claim the interest expense deduction and would adversely affect our financial position, cash flow, and liquidity, and could affect our ability to make interest or dividend payments on the senior subordinated notes and the shares of common stock represented by the IDSs and our ability to continue as a going concern. We do not currently intend to record a liability for a potential disallowance of this interest expense deduction. In addition, non-U.S. holders of our IDS units could be subject to withholding taxes on the payment of interest treated by the IRS or the courts as dividends on equity which could subject us to additional liability for the withholding taxes that we do not collect on such payments.

        As discussed below under "Material United States Federal Income Tax Consequences—United States Holders—Senior Subordinated Notes—Characterization," the determination as to whether an instrument is treated as debt or equity for United States federal income tax purposes is based on all the facts and circumstances. There is no clear statutory definition of debt, and the characterization of an instrument as debt or equity is governed by principles developed in the case law, which analyzes numerous factors that are intended to identify the formal characteristics of, and the economic substance of, the investor's interest in us. In light of the representations and determinations described in the section referred to above and their relevance to several of the factors analyzed in the case law, and taking into account the facts and circumstances relating to the issuance of the senior subordinated notes (including the separate issuance of senior subordinated notes in this offering), we (and our counsel) are of the view that the senior subordinated notes should be treated as debt for United States federal income tax purposes. We intend to take such position, and therefore our financial statements will not reflect a tax liability related to this position. However, there can be no assurance that this position would be sustained if challenged by the IRS.

        Additionally, there can be no assurance that the IRS will not challenge the determination that the interest rate on the senior subordinated notes represents an arm's length rate. If the IRS were successful in such a challenge, then any excess of the interest paid on the senior subordinated notes over the deemed arm's length amount would not be deductible by us and could be characterized as a dividend payment instead of an interest payment for United States federal income tax purposes. In such case, our taxable income and, thus, our United States federal income tax liability could be materially increased. We intend to determine, upon consummation of this offering, the appropriate arm's length interest rate on the senior subordinated notes through the utilization of a third party valuation firm and through the sale of the separate senior subordinated notes with the same terms that are a part of this offering.

        IDSs, Class B common stock and Class C common stock.    Our IDSs represent common stock, senior subordinated notes. Upon completion of this offering, proceeds from the issuance of the IDSs will first be allocated, based upon relative fair value, as determined by an independent appraisal firm, to Class A common stock and the senior subordinated notes. We currently believe there are no embedded derivative features related to the IDS security that may require bifurcation under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"). Potential embedded derivatives we considered included the following:

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  Interest Deferral Option—Exercise of this right is accomplished essentially by physical delivery of a "new" interest obligation with an extended maturity. In evaluating this feature we considered that the underlying to this provision is interest rates and consequently considered the guidance in FAS 133, paragraph 13.

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  Call Feature—We have concluded the notes are not publicly traded and the call feature would lack the characteristics described in FAS 133, paragraph 6(c). Consequently, we have concluded that this feature would not require bifurcation because it fails to meet the requirement in FAS 133, paragraph 12(c).

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  Change in Control Put Option—We have concluded the notes are not publicly traded and the change in control put option would lack the characteristics described in FAS 133, paragraph 6(c). Consequently, we have concluded that this feature would not require bifurcation because it fails to meet the requirement in FAS 133, paragraph 12(c).

        The Class A common stock portion of the IDS unit will be included in stockholders' equity, net of the related portion of the IDS transaction costs allocated to Class A common stock, and dividends paid on the Class A common stock will be recorded as a reduction to retained earnings when declared by us. The senior subordinated debt portion of the IDS unit will be included in long-term debt, and the related portion of the IDS transaction costs allocated to the notes will be capitalized as deferred financing costs and amortized to interest expense using the effective interest method. Interest on the senior subordinated notes will be charged to expense as accrued by us. We intend to determine the fair value of the Class A common stock and the senior subordinated notes through the utilization of a third party valuation firm and the sale of the separate senior subordinated notes with the same terms that are part of this offering.

        In connection with our reorganization, we will issue shares of Class B common stock and Class C common stock to certain current equity holders. The Class B common stock and Class C common stock may, subject to certain conditions, be exchanged in the future for IDSs. Because we have three classes of common stock, net income will be allocated between the three classes of common stock for purposes of computing earnings per share.

        Following the second anniversary of the consummation of this offering with respect to the Class B common stock and following 181 days after consummation of this offering with respect to the Class C common stock, at the option of our existing equity investors, upon any subsequent sale of any of their shares of Class B common stock or Class C common stock, we will issue to the purchasers of such shares, one IDS in exchange for one share of Class B common stock or Class C common stock, as applicable.

        We will initially record the portion of Class B common stock or Class C common stock allocable to the potential debt issuance upon exchange in the mezzanine equity section of our consolidated balance sheet based upon the principal amount of the senior subordinated notes at original issuance. This obligation is labeled Allocated Portion of Retained Interest. For all periods subsequent to the date of the initial public offering, we will reflect this feature at fair value with changes in fair value recorded in income. Upon any actual exchange of Class B common stock or Class C common stock for IDSs, that pro rata portion of the Allocated Portion of the Retained Interest of such exchange will be reduced and such amount added to debt. If the then fair value of the Allocated Portion of the Retained Interest is above or below the par value of the senior subordinated notes, we will amortize any premium or accrete any discount on a non-cash basis on our consolidated statements of operation from the date that the exchange is made through the maturity date of the senior subordinated notes. Following any exchange of a share of Class B common stock or Class C common stock for IDSs, the portion of such exchange into shares of Class A common stock will continue to be classified by us as permanent equity and no changes to accounting would be reflected on an ongoing basis.

        If it is determined at the time of issuance that the embedded conversion option is required to be bifurcated and separately accounted for, a portion of the proceeds from the original issuance of the Class B common stock or the Class C common stock will also be allocated to this derivative. If a portion of the initial proceeds is allocated to the derivative, the amount recorded as mezzanine equity will initially be recorded at a discount and accreted to the redemption value using the effective interest method. The bifurcated derivatives will be recorded as liabilities and will be marked to market with changes in fair value being recorded as a component of interest expense.

Recent Accounting Pronouncements

        In December 2003, the FASB issued FASB Interpretation No. 46R ("FIN 46R"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (revised December 2003)," FIN 46R addresses consolidation by business enterprises of variable interest entities, as defined. For entities created after December 31, 2003, the Company will be required to apply FIN 46R as of the date it first becomes involved with the entity. FIN 46R is effective for the Company for entities created before December 31, 2003, for the period ending March 31, 2004. The adoption of FIN 46R had no impact on the Company's financial position, results of operations or cash flows.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. Under SFAS No. 150, an issuer is required to classify financial instruments issued in the form of shares that are mandatorily redeemable, financial instruments that, at inception, embody an obligation to repurchase the issuer's equity shares and financial instruments that embody an unconditional obligation, as liabilities. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and was effective for the Company for the year ended March 31, 2004. On November 7, 2003, the FASB indefinitely deferred the classification and measurement provisions of SFAS No. 150 as they apply to certain mandatorily redeemable non-controlling interests. This deferral is expected to remain in effect while these provisions are further evaluated by the FASB. The adoption of SFAS No. 150 had no impact on the Company's financial position, results of operations or cash flows.

BUSINESS

Our Business

        We are a leading branded consumer products company with a diversified portfolio of well-recognized brands in the over-the-counter drug, household cleaning and personal care categories. Our core brands have established high levels of consumer awareness and strong retail distribution across all major channels. Approximately 65% of our sales for the most recent fiscal year are from products that have a number one market share position. The following table outlines the leadership position of our major brands:

Major Brands	Market Position(1)	IRI/ ACNielsen Market Share(1)		Gross Sales for the Most Recent Fiscal Year(2)	Percentage of Gross Sales for the Most Recent Fiscal Year(2)
		(%)		($ thousands)	(%)
Over-the-Counter Drug:
Clear eyes®	#2 Selling Redness Relief Brand	16.2		$44,974	15.0
Chloraseptic®	#1 Sore Throat Spray Brand	47.2		40,297	13.4
Compound W®	#1 Wart Removal Brand	38.0		29,163	9.7
New-Skin®	#1 Liquid Bandages Brand	40.4	(3)	11,307	3.8
Murine®	#1 Personal Ear Care Brand	17.1		5,767	1.9
Household Cleaning:
Comet®	#1 Abrasive Tub and Tile Cleaner Brand	42.2	(3)	84,672	28.2
Spic and Span®	#5 Dilutable Cleanser Brand	3.6		24,978	8.3
Personal Care:
Cutex®	#1 Nail Polish Remover Brand	27.2		15,782	5.3
Denorex®	#3 Medicated Shampoo Brand	12.1		14,669	4.9

(1)
Based on dollar volumes sold in the U.S. market as of April 18, 2004, except Clear eyes (July 27, 2003) and Murine (March 21, 2004).

(2)
December 31, 2003 for Prestige International and Spic and Span and March 31, 2004 for Medtech and Denorex.

(3)
Based on unit volume rather than dollar volume.

        We have grown our company by acquiring strong and well-recognized brands from larger consumer products and pharmaceutical companies. We believe that these brands were considered non-core under previous ownership and, in most cases, did not benefit from the focus of senior level management or strong brand support. Our management has taken advantage of this opportunity by providing each acquired brand with the marketing support and senior level attention necessary to enhance the brand's market position, expand its distribution and successfully launch line extensions and new products.

        Our core competencies are marketing, sales, customer service and product development. We outsource manufacturing, warehousing, distribution and logistics to experienced, low-cost third-party providers. This outsourcing model enables us to:

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  continue to focus on building and maintaining significant brand equities;

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  benefit from the economies of scale of our third-party providers;

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  maintain a highly variable cost structure, minimal capital expenditures, low working capital and strong free cash flow; and

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  leverage the product development and manufacturing expertise of our suppliers to meet the demands of our customers and end consumers, including the timely introduction of new products.

        Our products are sold by mass merchandisers and in drug, grocery, dollar and club stores. We have a well-balanced mix across all of our classes of trade and we have been expanding our sales in high-growth club and dollar stores by introducing customized packaging for those channels. Our senior management team and dedicated sales force maintain long-standing relationships with our top 50 customers, which accounted for approximately 83.3% of our gross sales for the year ended March 31, 2004. After giving effect to the Acquisitions, we had net sales of $272.7 million and $17.1 million of income from continuing operations for the year ended March 31, 2004.

Competitive Strengths

        Strong Operating Margins and Stable Cash Flows.    Our leading brands and efficient operating model enable us to generate strong operating margins and stable cash flows. Our operating model, which focuses on our core competencies and outsources non-core functions to third parties, enables us to benefit from third-party economies of scale in manufacturing, warehousing and distribution. We are therefore able to maintain low overhead and a highly variable cost structure with low working capital investment and negligible capital expenditures. Our presence across three major categories and numerous smaller niche markets provides us with a favorable product mix and enhances the stability of our cash flows. In addition, we have available beneficial tax attributes that we intend to use to reduce future tax payments, increasing our cash flows. We believe our diversified portfolio of brands and our operating model will enable us to generate strong and consistent cash flows.

        Diversified Portfolio of Leading Brands.    We own and market leading brands that have high levels of consumer brand awareness and widespread retail distribution. Approximately 65% of our gross sales for the year ended March 31, 2004 are from number one brands, including Comet, Chloraseptic, Compound W, Cutex, New-Skin, Murine and Dermoplast. On average, our major brands were established over 45 years ago and have strong brand equity. For example:

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  Chloraseptic, our largest over-the-counter drug brand, was originally introduced in 1957. It is the number one doctor and pharmacist recommended brand in the sore throat relief category, with approximately 79% brand awareness, a 57% market share in the sprays/liquids segment and an ACV of 81%.

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  Comet, our largest household cleaning brand, was originally introduced in 1956. Comet products have the number one and number two stock keeping units, or "SKUs," in the household cleaning category, have approximately 97% brand awareness, a 42% market share in the household cleaner category and an ACV of 96%.

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  Cutex, our largest personal care brand, was originally introduced in 1916. It has no significant branded competition and is the market leader in the nail polish remover category, with a market share of approximately 20% and an ACV of 94%.

        Stable and Attractive Industry Segments.    We compete in the over-the-counter drug, household cleaning and personal care categories. We believe these categories to be growing and relatively resistant to economic downturn. Our core products are consumer staples and generally are not as subject to changing consumer preferences as other discretionary consumer products. We target brands in categories that generally receive less focus from large consumer products and pharmaceutical companies and are highly responsive to product innovations, which facilitates category expansion. We believe barriers to entry are high due to our leading market position and high consumer awareness of our brands. Finally, our products are important to retailers due to their ability to drive consumer traffic and generate attractive margins. This enables us to maintain close and lasting relationships with all of our top customers.

        Proven Sales Growth Capability.    We capitalize on our brands' high consumer awareness by systematically introducing new products and line extensions in order to extend our brands and grow sales. New product introductions are important because they enhance overall brand awareness and broaden distribution. We have demonstrated the underlying strength of our brands and the effectiveness of this strategy through line extensions, which expand product usage by adding new delivery methods or introducing products in related categories. Recent examples of line extensions include:

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  Compound W Freeze Off, a cryogenic wart removal product which allows consumers to use a wart freezing treatment similar to that used by doctors;

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  Chloraseptic Relief Strips, which combine popular dissolvable strips and Chloraseptic's professionally recommended medicine, and Chloraseptic's spray for the treatment of mouth pain;

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  New-Skin's introduction of a scar therapy product;

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  Cutex's introduction of Twister™, a portable and spill-proof nail polish remover;

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  Cutex's expansion beyond nail polish removal to general nail care;

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  Spic and Span's expansion from a leading dilutable cleaner into disinfecting wipes; and

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  Denorex's expansion into the treatment of psoriasis.

        Experienced Senior Management Team with Proven Ability to Acquire, Integrate and Grow Brands.    Led by chief executive officer, Peter Mann, we have an experienced senior management team averaging over 30 years of experience in marketing, sales, customer service and product development. Peter Mann and his management team have successfully managed the Medtech and Spic and Span businesses and have been responsible for integrating numerous brands into the portfolio. Unlike many large consumer products companies, which we believe often entrust their smaller brands to rotating junior employees, our experienced managers are dedicated to specific brands and remain with those brands as they grow and evolve.

Business Strategy

        Our business strategy is to leverage our core competencies of marketing, sales, customer service and product development to drive growth and to continue to enhance brand equity. We plan to execute this strategy through:

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  Maintaining and Growing Our Significant Brand Equity.  We have a broad portfolio of strong brands with leading market positions and high levels of consumer awareness. We will continue to reinvest in advertising and promotion to continue to drive our strong brand equities. We will continue to support our brands through focused and creative marketing strategies. Our marketing programs include advertising, targeted couponing programs and in-store advertising.

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  Creating Successful Line Extensions and Innovative New Products.  We believe that our brands' high consumer awareness and our focus on marketing and product development, coupled with the difficulty of creating new competing brands, provides a unique opportunity for us to extend our brands through line extensions. For example, we launched Compound W Freeze Off and Chloraseptic Relief Strips in July 2003. Through March 31, 2004, these products contributed approximately $15.5 million to our gross sales. As we have done with Compound W Freeze Off and Chloraseptic Strips, we plan to continue the strong momentum of our new product development initiatives and introduce several new products and line extensions in the coming years.

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  Increasing Distribution in High-Growth Channels.  Our broad and diversified distribution capabilities enable us to participate in changing consumer retail trends. Recently, we have expanded our sales in higher growth dollar and club stores by introducing packaging and sizes customized for these channels. As a result, sales to our dollar and club store customers for the most recent fiscal year increased 29.2% from the previous fiscal year. We intend to continue to focus our efforts and resources on these key growth channels to drive growth in our business.

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  Pursue Strategic Acquisitions.  We intend to pursue strategic add-on acquisitions that enhance our product portfolio. Our outsourced manufacturing business model allows us to add new brands that we believe can be easily integrated into our business while providing opportunities to realize significant cost savings. We intend to pursue highly complementary market leading brands that further diversify our category, customer and channel focus. Our management has a successful history of integrating multiple individual brands into existing businesses and we believe that the robust pipeline of highly strategic potential targets provides an opportunity to create additional shareholder value.

Products

Over-the Counter Drug Category.

        Our portfolio of over-the-counter drugs consists of Clear eyes, Murine, Chloraseptic, the Compound W wart removal products and first aid products such as New-Skin and Dermoplast. Other niche brands in this category include Percogesic and Momentum, Freezone, Mosco and Outgro, Sleepeze, Compoz® and Heet. For the year ended March 31, 2004, the over-the-counter drugs category accounted for 50.9% of our net sales.

        Clear eyes and Murine.    Prestige International purchased the Clear eyes and Murine brands from Abbott Laboratories in December 2002. Since its introduction in 1968, the Clear eyes brand has been marketed as an effective eye care product that helps take redness away and helps moisturize the eye. Clear eyes has a brand awareness of 89% and an ACV of 93%. The Murine brand is over 100 years old. Murine products consist of both lubricating and soothing eye drops and ear wax removal aids. Murine products have an ACV of 61.2%.

        Clear eyes, Murine Tears and Murine Ear Care are leading brands in the over-the-counter personal eye and ear care categories. The global eye care category had $1.2 billion in sales in 2002, according to Nicholas Hall 2003 Research, with the United States generating 29% of the total. Clear eyes has the number one selling SKU in redness relief eye drops and is the number two brand in that category with 19.2% volume share. The United States ear drop category had approximately $44 million in sales in 2003 and is composed of products that loosen earwax and products that treat trapped water (swimmer's ear). Murine is the number one United States ear care brand with 18% dollar share as of March 31, 2004. Additionally, Murine Tears is well positioned in the fast-growing artificial tears segment.

        Chloraseptic.    Prestige International acquired Chloraseptic in March 2000 from Procter & Gamble. Chloraseptic was originally developed by a dentist in 1957 to relieve sore throats and mouth pain. Chloraseptic is the number one doctor and pharmacist recommended branded in the store throat relief category. Chloraseptic has an 79% brand awareness and an ACV of 81%.

        The sore throat remedy category is divided into two segments: liquids/sprays and lozenges. The liquids/sprays subcategory is a $47.1 million market (as of September 7, 2003) and the lozenges segment is believed to be a $39.2 million market. Chloraseptic products are the number one SKU in the sore throat liquids/sprays segment and the number two SKU in the sore throat lozenges segment. The Chloraseptic brand is number one in sore throat liquids/sprays with 57% dollar share and number four in sore throat lozenges with 6% dollar share.

        Historically, Chloraseptic products were limited to sore throat lozenges and traditional sore throat sprays that were stored and used at home. Since its acquisition by Prestige International, the Chloraseptic product line has been expanded to also include portable sprays, gargle, mouth pain sprays and relief strips introduced in July 2003 that combine popular dissolvable strips with Chloraseptic's professionally recommended medicine. These product introductions enable us to market Chloraseptic products as a system, encourage consumers to buy multiple SKUs and increase volume for the entire product line.

        Compound W.    Medtech acquired Compound W from American Home Products in 1996. The Compound W brand has a long heritage; its wart removal products having been introduced almost 50 years ago. Compound W products are specially designed to provide relief of common and plantar warts and is sold in multiple forms of treatment depending on the consumer's need, including Fast-Acting Liquid, Fast-Acting Gel, One Step Pads for Kids, One Step Pads for Adults and Freeze Off. We believe that Compound W is one of the most trusted names in wart removal, as evidenced by "the pharmacist recommended solution for removing common skin warts" recognition to its Fast-Acting Liquid product. The Compound W products have a brand awareness of 81% and a strong ACV of 84%.

        Compound W competes in what we believe to be the $75 million wart remover category. Compound W is the number one wart removal brand in the United States with a 33% dollar share of the category for the four week period ended April 18, 2004.

        Since Compound W's acquisition, we have successfully expanded the wart remover category and enhanced the Compound W brand equity by introducing several new products. On July 1, 2003, we introduced a cryogenic wart removal product, Compound W Freeze Off, which allows consumers to use a wart freezing treatment similar to that used by doctors. To date, Compound W Freeze Off has achieved high trade acceptance and achieved $11.3 million in sales for the nine months ended March 31, 2004. We have also extended the Compound W brand by introducing Fast Acting Liquid, One Step Pads for Kids and Waterproof One Step Pads.

        New-Skin.    The brand has a long heritage, with the core product believed by management to be over 100 years old. New-Skin products consist of liquid bandages for small cuts and scrapes that are designed to replace traditional bandages in an effective and easy to use form. The New-Skin line has three products: New-Skin Liquid Bandage, New-Skin Burn Relief and New-Skin Wound and Blister Dressing. Each product works by drying and creating a thin, clear, protective covering when applied to the skin. The New-Skin products have an 87% ACV rating.

        New-Skin competes in what we believe to be the approximately $30 million liquid bandage segment of the first aid bandage category. Within this segment, New-Skin has a 45% unit share with a number one ranking, ahead of Johnson & Johnson's Band Aid® Liquid Bandage™ product.

        Dermoplast.    Medtech acquired Dermoplast from American Home Products in 1996. Dermoplast is an aerosol spray anesthetic for minor topical pain that was traditionally a "hospital-only" brand dispensed to mothers after giving birth. The primary use in hospitals is for post episiotomy pain, post-partum hemorrhoidal pain, and for the relief of female genital itching. Dermoplast enjoys broad distribution across the drug and mass merchandise channels, with an ACV level of 64%.

        Dermoplast competes in what we estimate to be the $25 million spray segment of the $375 million first aid ointment category. Dermoplast is currently the number one brand in hospital pain relieving spray in the United States.

        Since Dermoplast's acquisition, Medtech introduced retail versions of the products, a move that effectively doubled the size of the business. In addition to the traditional hospital uses mentioned above, Dermoplast offers sanitary, convenient first aid relief for pain and itching from minor skin irritations, sunburn, insect bites, minor cuts, scrapes and burns. The products are currently offered in two formulas: regular strength and antibacterial strength.

Household Cleaning Category.

        Our portfolio of household cleaning brands includes the Comet and Spic and Span brands. For the year ended March 31, 2004, the household cleaning category accounted for 35.7% of our net sales.

        Comet.    Prestige International acquired Comet from Procter & Gamble in October 2001. Comet was originally introduced in 1956 and is one of the most widely recognized household cleaning brands, with approximately 97% brand awareness and an ACV of 96%. Comet products include different varieties of cleaning powders, sprays, gels, creams and toilet cleaners and are found in approximately 61% of all United States homes, each of which have at least one Comet product.

        Comet competes in what we believe to be the $370 million abrasive and non-abrasive tub/tile cleaner sub-category of the $1.7 billion household cleaning category (including sales to Wal-Mart and dollar stores). Comet is the number one powder cleanser in the household cleaner category with an estimated 50% volume share. The abrasive tub/tile cleaner sub-category is Comet's primary market. The top three brands in this market are Comet, Clorox's Soft Scrub and Colgate Palmolive's Ajax®. Comet is the number one brand in this category with 42% unit volume share at April 18, 2004 and maintains a number two position behind Clorox's Soft Scrub® in dollar share. The non-abrasive tub and tile cleaner segment is more fragmented and competitive than the abrasive segment. Comet ranks fifth by volume share in this segment behind the Scrubbing Bubbles®, Tilex®, Lysol® and Scrub Free® brands. Comet has been attempting to build momentum in its efforts to increase its share in the fragmented non-abrasive tub and tile cleaner segment through focused advertising and promotions, including free-standing insert coupons, hang collar coupons and television advertising.

        Since Comet's acquisition, Prestige International has expanded the brand's distribution, increased advertising and promotion and implemented focused marketing initiatives. Further, under Prestige International's ownership, Comet has seen multiple new product introductions to extend the brand into new categories and increase usage. Some of the significant recent product launches include Comet Clean and Flush introduced in October 2003 to extend the Comet brand into toilet cleaning category, and Comet Orange Brite™ Bathroom Spray and Orange Oxygenated Soft Powder products introduced in June 2003 as line extensions for existing Comet sprays and powders. These and other new products are aimed at extending Comet's brand equity by promoting Comet as a comprehensive cleaning system of powders, sprays, creams and toilet cleaners.

        Spic and Span.    Spic and Span was introduced to the market in 1925 and is marketed as the complete home cleaner with four product lines consisting of dilutables, hard surface sprays, soft powder and disinfecting wipes, all of which can be use for multi-room and multi-surface cleaning. As of December 31, 2003, Spic and Span had an ACV of 86% and a 95% brand awareness. Since its acquisition from Procter & Gamble in January 2001, the product line has grown from eight SKUs to 34 SKUs and we have increased advertising and promotional efforts supporting the products.

Personal Care Category

        Our portfolio of personal care brands includes the brands of Denorex dandruff shampoo, Cutex nail products and Prell shampoo. Other brands in this category include Ezo denture cushion, Oxipor VHC skin-care lotion, Cloverine® skin salve, Zincon shampoo and Kerodex barrier cream. For the year ended March 31, 2004, the personal care category accounted for 13.4% of our net sales.

        Denorex.    Denorex was acquired by Medtech from American Home Products in February 2002. The Denorex brand was originally launched in 1971 by American Home Products to compete in the then new "therapeutic" segment of the medicated shampoo category. The Denorex brand has strong consumer awareness as an effective solution to scalp problems, as illustrated by its 81% brand awareness and an ACV of 76%. The current lineup of Denorex products includes Extra Strength and Extra Strength with Conditioner, Therapeutic Strength and Therapeutic Strength with Conditioner, and the Advanced Formula that was recently renamed as the Everyday Formula to attract moderate dandruff sufferers.

        The medicated shampoo market in the United States is large, consisting of what we believe to be approximately 50 million people, or 18% of the population, suffering from dandruff. Denorex competes in what we believe to be the $160 million therapeutic segment of what management estimates to be the $350 million dandruff shampoo category. Within the therapeutic shampoo segment Denorex has a 12% dollar share competing with McNeil-PPC's Nizoral®, Chattem's Selsun Blue® and Neutrogena's T-Gel.

        Cutex.    Cutex is an old and, we believe, trusted brand, synonymous with its core products' key function: nail polish removal. Cutex has an ACV rating of 94%. Cutex has four product lines: Quick and Gentle Liquid Nail Polish Remover, Cutex Essential Care Advanced Liquid, Essential Care Advanced Nail Polish Remover Pads and Quick and Gentle Instant Jar Nail Polish Removers.

        Cutex is the number one brand in the $54 million nail polish remover category. Cutex has a leading 20% dollar share of the category. The main competition is private label.

        Cutex is currently introducing a nail treatment line with a variety of new and innovative products, designed to meet consumer needs. The nail treatment category is similar to that of nail polish remover and is estimated by management to be approximately $70 million. The category offers a higher retail selling price and profitability compared to the nail polish remover category.

        Prell.    Prestige International acquired Prell from Procter & Gamble in November 1999. Prell was launched in 1947 and is a highly recognized shampoo brand with approximately 88% brand awareness and an ACV of 73%. We believe Prell has a loyal base of consumers seeking shampoo at the mid-price point segment.

        Prell competes in the $1.3 billion shampoo segment in the United States. The shampoo category is fragmented and populated by hundreds of brands. The fragmented nature of the shampoo segment places a premium on distribution and brand recognition and positioning.

Marketing and Sales

        Our marketing approach is based upon the acquisition and rebuilding of established, mass market brands that possess what we believe to be significant brand equity and unrealized potential. Our marketing objective is to increase sales and market share by developing and executing professionally designed, creative and cost-effective advertising and promotional programs. Once we acquire a brand, we implement a brand building strategy that leverages the brand's existing equity to maximize sales of current products and grows the brand through product innovation. This brand building process involves the evaluation and enhancement of the existing brand name, the development and introduction of innovative new products and the professional execution of support programs. All new product concepts are thoroughly researched before launch. To ensure consistent growth, the brands are supported by an integrated trade, consumer and advertising effort, although advertising is used selectively. Recognizing that financial resources are limited, we allocate our resources to focus on those brands that show the greatest opportunities for growth and financial success. Brand priorities vary from year to year and generally revolve around the introduction of new items.

Customers

        Our senior management team and dedicated sales force maintain long-standing relationships with our top 50 customers, accounting for approximately 83.3% of our combined gross sales for the year ended March 31, 2004. Our sales force consists of 10 people and is also complemented by third-party sales management organizations who focus on key client relationships by interfacing directly with the remaining accounts and report directly to members of management.

        We enjoy broad distribution across each of the major retail channels and have successfully increased penetration in the traditional mass merchandiser, drug and food channels since 2001. Our products are sold by mass merchandisers and in drug, grocery, dollar and club stores. We have expanded our sales in high-growth clubs and dollar stores by introducing packaging and sizes customized for these channels. We have a well-balanced channel mix: food, drug and mass merchandise channels account for 27.2%, 19.1% and 35.9% of sales to our top 50 customers, respectively, for the year ended March 31, 2004. Due to the diversity of our product line, we believe that these channels are of equal importance and we continue to seek opportunities for growth in each sector.

        Our principal customer relationships include Wal-Mart, Walgreens, Target, CVS and Albertson's. For the year ended March 31, 2004, after giving effect to the Acquisitions, our top five and ten customers accounted for approximately 42.1% and 57.1% of our overall gross sales and Wal-Mart itself accounted for approximately 23.0% of our gross sales. Our top fifteen customers each purchase products from virtually every major product line.

        Our strong customer relationships provide us with a number of important benefits including minimizing slotting fees and shortening payment time after invoicing. In addition, these relationships help us by facilitating new product introductions and ensuring prominent shelf space. Management's emphasis on strong personal and professional relationships, speed and flexibility, leading sales technology capabilities, including electronic data interchange, e-mail, the internet, integrated retail coverage, consistent marketing support programs and ongoing product innovation we believe will continue to maximize our competitiveness in the increasingly complex retail environment.

        The following table sets forth a list of our primary distribution channels and our principal customers for each channel.

Channels of Distribution	Customers
Mass	Kmart Meijer Target Wal-Mart
Drug	CVS Eckerd Rite Aid Walgreens
Grocery	Albertson's Food Lion Publix Safeway Winn Dixie
Dollar	Dollar General Family Dollar Dollar Tree
Club	Costco Sam's Club BJ's Wholesale Club

Outsourcing and Manufacturing

        In order to maximize our competitiveness and efficiently allocate our resources, third-party manufacturers provide us with all of our manufacturing needs. We have found that contract manufacturing maximizes our flexibility and responsiveness to industry and consumer trends while minimizing the need for capital expenditures. We select contract manufacturers based on what we believe to be the best overall value, and we take into account factors such as depth of services, the management team, manufacturing flexibility, regulatory compliance and competitive pricing. We also conduct thorough reviews of each potential manufacturer's facilities, quality standards, capacity and financial stability. We generally only purchase finished products from our manufacturers, and none of those products require unique raw materials.

        Our primary contract manufacturers provide comprehensive services from product development through manufacturing of finished goods and are responsible for such matters as production planning, product research and development, procurement, production and quality testing through product release. The manufacturer is responsible for all capital expenditures and works with us to develop improved packaging and promotional offers. In most instances, we provide our contract manufacturers with guidance and management in the form of product development, performance criteria, regulatory guidance, sourcing of packaging materials, overall project management and monthly master production schedules. This management approach results in minimal capital expenditures and maximizes our cash flow.

        We have relationships with over 20 third-party manufacturers. Our largest suppliers of manufactured goods for the year ended March 31, 2004 included Vijon Laboratories, Abbott Laboratories, Kolmar Canada, Procter & Gamble, OraSure Technologies and Humco Holdings. We enter into manufacturing agreements for a majority of our products, each of which vary based on the third-party producer and the types of products being supplied. These agreements explicitly outline the manufacturer's obligations and product specifications with respect to the brand or brands being produced. The manufacturing agreements are typically one to seven years in duration and prices under these agreements generally are established annually and subject to quarterly adjustments for actual raw material and packaging cost changes. Labor cost increases are generally limited to increases in the consumer price index. All of our other products are manufactured on a purchase order basis. Orders are generally based on batch sizes and result in no long-term obligations or commitments.

Warehousing and Distribution

        We receive orders from retailers and/or brokers primarily by electronic data interchange ("EDI"), which automatically enters each order into our systems and then routes the order to our distribution center. The distribution center will, in turn, send a confirmation that the order was received, fill the order, and ship the order to the customers, while sending a shipment confirmation to us. Upon receipt of the confirmation, we send an invoice to the customer.

        We manage product distribution in the mainland United States through one facility located in St. Louis, which is leased and operated by Ozburn-Hessey Logistics. Ozburn-Hessey Logistics handles all finished goods storage and all customer shipments, as well as counting and disposition of customer returns. For the Over-the-Counter Drug and Personal Care product lines, freight and warehousing costs are a relatively small portion of our expenses (5% of sales) due to the high value and low weight of the product line. For the Household category, the freight costs were approximately 7% due to the products' higher weight. We pay a fixed lease on the warehouse space, and a handling fee per case of product shipped from the facility. Canadian brands are warehoused and distributed by Canadian-based distribution companies.

Regulation

        Product Regulations.    The formulation, manufacturing, packaging, labeling, distribution, importation, sale and storage of our products are subject to extensive regulation by various federal agencies, including the FDA, the FTC, the Consumer Product Safety Commission, the EPA and by various agencies of the states, localities and foreign countries in which our products are manufactured, distributed and sold. Regulatory issues are handled internally by management and an experienced FDA consultant. Our operations team works closely with our co-packers on quality and makes frequent site visits. When and if the FDA chooses to audit a particular facility that is manufacturing one of our products, we are notified immediately and updated on the process of the audit as it proceeds. To prepare manufacturers for audits, we perform "mock" FDA inspections at least biannually. Our management intends to continue this procedure across all of our brands. This continual evaluation process ensures that our manufacturing processes and products are of the highest quality and in compliance with all regulatory needs.

        All of our over-the-counter drug products are regulated pursuant to the FDA's monograph system. The monographs, both tentative and final, set out the active ingredients and labeling indications that are permitted for certain broad categories of over-the-counter drug products. Where the FDA has finalized a particular monograph, it has concluded that a properly labeled product formulation is generally recognized as safe and effective and not misbranded. A tentative final monograph indicates that the FDA has not made a final determination about products in a category to establish safety and efficacy for a product and its uses. However, unless there is a serious safety or efficacy issue, the FDA will typically exercise enforcement discretion and permit companies to sell products conforming to a tentative final monograph until the final monograph is published. Products that comply with either final or tentative final monograph standards do not require pre-market approval from the FDA.

        In accordance with the FDC Act and FDA regulations, the manufacturing processes of our third party manufacturers must also comply with the FDA's cGMPs. The FDA inspects our facilities and those of our third party manufacturers periodically to determine if we and our third party manufacturers are complying with cGMPs.

        Other Regulations.    We are also subject to a variety of other regulations in various foreign markets, including regulations pertaining to import/export regulations and antitrust issues. To the extent we decide to commence or expand operations in additional countries, we may be required to obtain an approval, license or certification from the country's ministry of health or comparable agency. We must also comply with product labeling and packaging regulations that vary from country to country. Government regulations in both our domestic and international markets can delay or prevent the introduction, or require the reformulation or withdrawal, of some of our products. Our failure to comply with these regulations can result in a product being removed from sale in a particular market, either temporarily or permanently.

Intellectual Property

        We own a number of trademark registrations and applications in the United States, Canada and certain other foreign countries. The following are some of the most important trademarks registered in the United States: APF, Blistergard, Chloraseptic, Clear eyes, Cinch, Cloverine, Comet, Compound W, Compoz, Cutex, Denorex, Dermoplast, Essential Care, Freezone, Heet, Iodex, Kerodex, Meds, Momentum, Mosco, Murine, Nail-a-Clean, New Skin, Outgro, Oxipor VHC, Percogesic, Prell, Simple Pad, Simplegel, Sleep-Eze, Spic and Span, Vacuum Grip and Zincon. In addition, we have an exclusive royalty bearing license to use the EZO trademark in the United States for a term of 10 years from January 1, 2003 at the end of which we shall have the right to purchase the trademark for $1,000. While we own the U.S. trademark registration for Kerodex, we have an obligation to pay royalties to Unilever/Scientific with respect to the manufacture and sale of barrier creams sold in the United States under the Kerodex trademark. This royalty obligation will continue so long as we make, use or sell these products in the United States.

        As part of our acquisition of the Clear eyes and Murine product lines from Abbott Laboratories in 2002, certain country closings were scheduled to take place after 2003 in order for the parties to obtain the necessary regulatory approvals in those countries. While a number of those closings have occurred and the trademark registrations and applications in such countries have been assigned to us, we and Abbott are still in the process of executing separate agreements to effect assignments of trademark registrations and applications for the Clear eyes and Murine trademarks in some countries that represent smaller markets for us.

        We acquired certain other intellectual property rights from Procter & Gamble and Abbott Laboratories when we acquired the trademarks related to the Comet, Chloraseptic, Clear eyes, Murine and Prell product lines; however, we did not in each case obtain title to all of the intellectual property used to manufacture and sell those products. Therefore, we are dependent upon Procter & Gamble, Abbott Laboratories and other third parties for certain intellectual property used in the manufacture and sale of certain of our products (e.g., Comet products, Clean and Flush disposable toilet brush products, Chloraseptic strips, Prell shampoo, Spic and Span dilutables, Cinch spray, Spic and Span soft powder). We have licenses for such intellectual property or manufacturing agreements with the owners of such intellectual property.

        We have granted MF Distributions, Inc. an exclusive license (with an option to purchase) to sell Spic and Span and Cinch products in Canada for a royalty. In 2003, we assigned our Italian trademark applications and registrations for Spic and Span and Cinch to Conter, S.p.A., and entered into a concurrent use agreement with Conter with respect to such marks.

        We have granted Procter & Gamble the right to use the Comet trademark in the commercial/institutional/industrial segment in the United States and Canada until 2010 and in all of its segments in certain Eastern European countries until 2006. In addition, we have granted to Procter & Gamble the right to use the Spic and Span trademark in connection with cleaning products for use primarily outside the home and in a business or institution until 2009.

Information Technology

        We use ACCPAC (Computer Associates) as our business management system. The system handles our accounts receivables, accounts payable, inventory control, purchase orders, order entry and general ledger transactions. We are currently running three separate entities on the system and plan to integrate other entities on the system in connection with the Prestige acquisition. Because this system gives us the ability to manage several different companies at the same time, we anticipate that such integration will be completed without disruption to our daily operations.

        For EDI transactions, we use Gentran, a software from Sterling Commerce which is one of the most widely used packages for EDI in the United States. The above systems, along with our highly experienced staff located in Jackson, Wyoming, gives us the capability to add brands or entire companies to the portfolio in a seamless fashion.

Employees

        We employed 68 individuals at June 30, 2004. None of our employees are party to collective bargaining agreements. Management believes that its relations with its employees are good.

Properties

        Our corporate headquarters are located in Irvington, New York, a suburb of New York City. Primary functions undertaken at the Irvington facility include senior management, marketing, sales, operations and finance. We also have a secondary administrative center in Jackson, Wyoming. Primary functions undertaken at the Jackson facility include back office functions such as invoicing, credit and collection, general ledger and customer service. Each of these facilities are leased with expiration dates ranging from 2004 to 2005.

Legal Proceedings

        In June 2003, a lawsuit, Theodosakis v. Walgreens, et al, was filed in Federal District Court in Arizona, in which the plaintiff alleged that Medtech Products and others infringed the dress trade of a book titled "The Arthritis Cure" in connection with the sale of dietary supplement products under the core trademark ARTHx. In addition, the complaint alleged that Medtech Products and others made false endorsements, engaged in unfair competition, made false designations of origin and invaded the privacy rights of the plaintiff. The ARTHx trademarks, goodwill and inventory were sold by us to a third party, Contract Pharmacal Corporation, in March 2003. In May 2004, we filed a motion for summary judgment requesting that the court dismiss all claims against us. We intend to defend this matter vigorously. Because of the inherent uncertainties related to this type of lawsuit, however, we are unable to predict the ultimate outcome of this matter, or the likelihood or amount of its potential liability, if any.

        We are also involved from time to time in routine legal matters and other claims incidental to our business. When it appears probable in management's judgment that we will incur monetary damages or other costs in connection with such claims and proceedings, and such costs can be reasonably estimated, liabilities are recorded in the financial statements and charges are recorded against earnings. We believe the resolution of such routine matters and other incidental claims, taking into account reserves and insurance, will not have a material adverse effect on our financial condition or results of operation.

MANAGEMENT

Directors and Executive Officers

        Our directors and officers are as follows:

Name	Age	Position
Peter C. Mann	62	President, Chief Executive Officer and Director
Peter J. Anderson	49	Chief Financial Officer
Gerard F. Butler	55	Chief Sales Officer
Michael A. Fink	59	Senior Vice President of Marketing
David A. Donnini	39	Director
Vincent J. Hemmer	35	Director

        Peter C. Mann, President, Chief Executive Officer and Director, has been the President and CEO since inception and previously served as President and CEO of Medtech since June 2001. Mr. Mann is a senior consumer and pharmaceutical products business executive with over 35 years of general management, marketing and sales experience. From 1973 to 2001, Mr. Mann served as the President of the Americas Division within Block Drug Company, Inc. and the only non-family member within the Office of Chief Executive. At Block Drug Company, Inc., Mr. Mann was responsible for the overall strategic and financial direction for the corporation and directly managed all business conducted in the United States, Canada, Mexico and South America. Mr. Mann joined Block Drug Company, Inc. in 1973 as a Group Product Manager and subsequently served in numerous key positions including Vice President—New Products, Vice President—Consumer Products & Oral Care Division, Senior Vice President—U.S. Consumer Marketing & Sales, and President—U.S. Division during his career with the company. Prior to his joining Block Drug Company, Inc. he held senior management positions for such leading consumer products companies as The Mennen Company, Swift & Co. and Chemway, Inc. Mr. Mann is a graduate of Brown University.

        Peter J. Anderson, Chief Financial Officer, has served as Chief Financial Officer since inception and has been Medtech's Chief Financial Officer since joining in April 2001. Mr. Anderson is a senior financial executive with extensive experience in the branded consumer goods and over-the-counter pharmaceutical industries, both domestically and internationally. Prior to joining Medtech, Mr. Anderson served as the Chief Financial Officer for Block Drug Company, Inc. from April, 1999 to March, 2001, the Coach and Aris/Isotoner divisions of the Sara Lee Corporation from June 1996 to April 1999 and Lancaster Group USA, a division of Benckiser from March 1994 to June 1996. Other prior positions include Vice President of Finance of the International Division at Sterling Winthrop Inc. and Vice President of Finance at Sterling Health-USA. Mr. Anderson received his BA and MBA from Farleigh Dickinson and is a certified public accountant.

        Gerard F. Butler, Chief Sales Officer, has served as Chief Sales Officer since inception and has served as the Chief Sales Officer of Medtech since joining in September 2001. Mr. Butler is a senior management executive with over 30 years of consumer products experience. Prior to joining Medtech, Mr. Butler served from April 1983 to April 2001 as the Vice President of Consumer Products Sales for Block Drug Company, Inc. where, at the age of 34, he was named their youngest ever Vice President. In the latter part of his 26 year career at Block, Mr. Butler reported directly to the president of the company and provided sales, marketing and strategic leadership for all of Block's consumer brands. Previously, he held sales management positions with Procter & Gamble and Purex Corporation. Mr. Butler has a BS and an MBA from Manhattan College.

        Michael Fink, Senior Vice President of Marketing, has been the Senior Vice President of Marketing since joining Medtech in February 2002. Mr. Fink is an executive with extensive experience in marketing over-the-counter personal care and consumer products. Prior to joining Medtech, Mr. Fink served as Vice President & General Manager Business & Marketing Development for Block Drug from

March 1998 to May 2001 where he reported directly to the president of the company. In his 25 year career at Block Drug Company, Inc. Mr. Fink held various executive positions including Vice President—General Manager of the Household Products Division, where he oversaw such brands as 2000 Flushes, X-14, Carpet Fresh and Lava. Mr. Fink is a graduate of American University.

        David A. Donnini, Director, has served as a director since inception. Mr. Donnini is currently a Principal of GTCR Golder Rauner, LLC, which he joined in 1991. He previously worked as an associate consultant with Bain & Company. Mr. Donnini earned a BA in Economics summa cum laude, Phi Beta Kappa with distinction, from Yale University and an MBA from Stanford University where he was the Robichek Finance Award recipient and an Arjay Miller Scholar. Mr. Donnini is a director of various companies including American Sanitary, Inc., Cardinal Logistics Management, InfoHighway Communications Corporation, Coinmach Corporation, Synagro Technologies, Keystone Group Holdings, Fairmount Food Group, LLC and Syniverse Technologies (formerly TSI Telecommunications Services).

        Vincent J. Hemmer, Director, has served as a director since inception. Mr. Hemmer is currently a Principal with GTCR Golder Rauner, LLC and has been with GTCR since 1996. Mr. Hemmer previously worked as a consultant with the Monitor Company and an investment banker with Credit Suisse First Boston. He earned a BS in Economics, magna cum laude, and was a Benjamin Franklin Scholar at The Wharton School of the University of Pennsylvania. Mr. Hemmer received his MBA from Harvard University. Mr. Hemmer is currently a director of Fairmount Food Group and Synagro Technologies.

        There are no family relationships between any of the directors or any of the executive officers.

Committees of the Board

        Prior to the consummation of this offering, we intend to establish an audit committee, a compensation committee and a corporate governance and nominating committee. Each committee will consist of three persons, at least one of whom is not employed by us, and is "independent" as defined by the rules of                        . Within one year of the consummation of this offering, all the members of these committees will be independent.

Audit Committee

        The principal duties and responsibilities of the audit committee will be as follows:

  •
  to monitor our financial reporting process and internal control system;

  •
  to appoint and replace our independent outside auditors from time to time, determine their compensation and other terms of engagement and oversee their work;

  •
  to oversee the performance of our internal audit function; and

  •
  to oversee our compliance with legal and regulatory matters.

        The audit committee will have the power to investigate any matter brought to its attention within the scope of its duties. It will also have the authority to retain counsel and advisors in connection with the performance of its responsibilities and duties.

Compensation Committee

        The principal duties and responsibilities of the compensation committee will be as follows:

  •
  to provide oversight on the development and implementation of the compensation policies, strategies, plans and programs for our key employees and outside directors and disclosure relating to these matters;

  •
  to review and approve compensation of our chief executive officer and our other executive officers; and

  •
  to provide oversight concerning selection of officers, management succession planning, performance of individual executives and related matters.

Corporate Governance and Nominating Committee

        The principal duties and responsibilities of our corporate governance committee will be as follows:

  •
  to establish criteria for board and committee membership and recommend to our board of directors proposed nominees for election of the board of directors and for membership on committees of the board of directors;

  •
  to make recommendations regarding proposals submitted by our stockholders; and

  •
  to make recommendations to our board of directors regarding corporate governance matters and practices.

Executive Compensation

        The following table sets out the compensation for fiscal 2004 for our President and Chief Executive Officer and our other four most highly compensated officers, who are collectively referred to as the "Named Executive Officers":

		Annual Compensation
Name and Principal Position					All Other Compensation($)
	Year	Salary($)	Bonus($)
Peter Mann President, Chief Executive Officer and Director	2004	464,640	2,457,326	(1)	12,000	(6)
Peter Anderson Chief Financial Officer	2004	295,962	237,602	(2)	12,000	(6)
Gerard Butler Chief Sales Officer	2004	218,000	169,363	(3)	12,000	(6)
Michael Fink Senior Vice President of Marketing	2004	195,000	93,600	(4)	12,000	(6)
Richard Thome Senior Vice President of Operations	2004	193,100	175,338	(5)	4,500	(6)

(1)
Includes bonus of $2,251,663 paid in connection with the Medtech Acquisition and bonuses of $50,688 and $154,975 related to the performance of Medtech and Spic and Span, respectively. The Medtech performance bonus was earned in fiscal 2004 and paid in the subsequent fiscal year on April 30, 2004.

(2)
Includes bonus of $123,852 paid in connection with the Medtech Acquisition and bonuses of $28,250 and $85,500 related to the performance of Medtech and Spic and Span, respectively. The Medtech performance bonus was earned in fiscal 2004 and paid in the subsequent fiscal year on April 30, 2004.

(3)
Includes bonus of $82,363 paid in connection with the Medtech Acquisition and bonuses of $21,600 and $65,400 related to the performance of Medtech and Spic and Span, respectively. The Medtech performance bonus was earned in fiscal 2004 and paid in the subsequent fiscal year on April 30, 2004.

(4)
Includes bonus related to performance of Medtech. This bonus was earned in fiscal 2004 and paid in the subsequent fiscal year on April 30, 2004.

(5)
Includes bonus of $82,650 paid in connection with the Medtech Acquisition and bonus of $92,688 related to the performance of Medtech. The Medtech performance bonus was earned in fiscal 2004 and paid in the subsequent fiscal year on April 30, 2004.

(6)
Such amounts represent a matching contribution to our 401(k) plan in April 2004 for contributions made in 2003.

Option Grants in 2004

        There were no options granted to our Named Executive Officers in fiscal year 2004.

Aggregate Options Exercised in the Year and Year-End Values

        There were no options exercised during fiscal year 2004 and no options were outstanding at the end of fiscal year 2004.

Compensation Committee Interlocks and Insider Participation

        The compensation arrangements for our Chief Executive Officer and each of our Named Executive Officers were established pursuant to the terms of the respective employment agreements between us and each executive officer (with the exception of Richard Thome who does not have an employment agreement). The terms of the employment agreements were established pursuant to arms-length negotiations between a representative of the existing equity investors or the Chief Executive Officer and each executive officer.

Compensation of Directors

        We will reimburse members of our board of directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity. In addition, we may compensate directors for services provided in such capacity.

Senior Management Agreements

        In connection with the Medtech acquisition, Peter C. Mann entered into a senior management agreement with our predecessor, Prestige International Holdings, LLC, which we refer to as "Prestige LLC." Pursuant to the senior management agreement, Mr. Mann (1) acquired a strip of Class B Preferred Units and Common Units, which are referred to as "Co-Invest Units"; and (2) acquired additional Common Units, which are available only for issuance to management investors and which are referred to as "Carried Units." In connection with our reorganization, we expect that this agreement will be terminated and that we will enter into a new senior management agreement with Mr. Mann with substantially similar terms.

        Co-Invest Units were fully vested when purchased; however, Carried Units are subject to vesting. Fifteen percent of the Carried Units were vested when purchased and 17% will vest annually over a period of five years, subject to acceleration in the event of a sale of Prestige LLC. As occurred in the Prestige Acquisition, investments made under the unit purchase agreement (as described below in "Certain Relationships and Related Transactions") may dilute the Carried Units.

        Prestige LLC may be required to purchase Mr. Mann's vested units in the event of his termination of employment (1) due to death or disability, (2) by us without cause, provided that, at such time, certain financial targets are being met and certain defaults are not existing under our financing arrangements or (3) by Mr. Mann for good reason, provided that, at such time, certain financial targets are being met and certain defaults are not existing under our financing arrangements. In addition, Prestige LLC may be required to purchase a portion of Mr. Mann's Class B Preferred Units at the fair market value of such securities if the investors that are a party to the unit purchase agreement elect not to purchase all of the Class B Preferred Units contemplated to be purchased by them under such agreement, or, all of such Class B Preferred Units have not been purchased by them under the unit purchase agreement prior to a sale of Prestige LLC or an initial public offering of the equity of Prestige LLC or any corporate successor thereto.

        In addition, Prestige LLC and the investors that are a party to the unit purchase agreement will have the right to purchase all or any portion of Mr. Mann's unvested units if his employment is terminated and all or any portion of Mr. Mann's vested units in the event of his termination of employment (1) due to death or disability, (2) by us with cause, (3) by Mr. Mann without good reason or (4) at a time when certain financial targets are not being met or certain defaults are existing under our financing arrangements. If Prestige LLC elects to purchase any units pursuant to the call option described in the preceding sentence, the purchase price of any such units may, among other options, be paid by issuing Class A Preferred Units to Mr. Mann. The aggregate capital contributions deemed made to Prestige LLC in respect of such Class A Preferred Units will be equal to the aggregate repurchase price of the units being repurchased with such Class A Preferred Units. The purchase price for securities purchased pursuant to the call option shall be (1) in the case of unvested Carried Units, the lesser of the original cost and the fair market value of such units; (2) in the case of vested Carried Units and Common Units, the purchase price shall be the fair market value of such units, provided that, if Mr. Mann's employment is terminated with cause, then the purchase price shall be the lesser of the original cost and the fair market value of such units; and (3) in the case of the Class B Preferred Units, the purchase price shall be the fair market value of such units, provided that, if Mr. Mann's employment is terminated with cause, then the purchase price shall be the lesser of the original cost and the fair market value of such units.

        Repurchases by Prestige LLC under the put and call options described above are subject to (i) Prestige LLC's ability to pay the purchase price from its readily available cash resources, (ii) restrictions contained in laws applicable to Prestige LLC or its subsidiaries and (iii) restrictions contained in Prestige LLC's and its subsidiaries' debt and equity financing agreements, including the existing credit facility and the indenture governing the 9 1/4% notes. Prestige LLC may therefore defer repurchases while such restrictions apply.

        Mr. Mann's senior management agreement also prohibits him from transferring any of his Co-Invest Units or Carried Units, subject to certain exceptions. The transfer restrictions terminate with respect to particular securities upon such securities being transferred in a public sale and with respect to all securities upon the sale of Prestige LLC.

        Each of Peter J. Anderson, Gerard F. Butler and Michael A. Fink is also a party to a senior management agreement pursuant to which he acquired Co-Invest Units and Carried Units at the same price and under terms generally no less favorable to us than Mr. Mann's terms. In addition, each senior management agreement contains customary representations, warranties and covenants. We expect that these agreements will be terminated in connection with our reorganization and that we will enter into substantially similar agreements with these members of our senior management team.

        Furthermore, in connection with the Medtech Acquisition, each of the executives listed in the table below sold (i) the number of shares of Medtech common stock indicated below to us in exchange for $4.93 per share and (ii) the number of shares of Denorex common stock indicated below to Prestige

Personal Care, Inc. in exchange for $128.75 per share. In addition, each of Messrs. Mann, Anderson, Butler and Fink contributed the remainder of their respective Medtech common stock and Denorex common stock to Prestige LLC in exchange for a number of Class B Preferred Units and Common Units of Prestige LLC based on a $1,000 per unit and $0.10 per unit price, respectively. Certain of the Common Units received by such executives are subject to vesting terms, as discussed above.

Name	Number of Shares of Medtech Common Sold to Prestige Brands	Number of Shares of Denorex Common Sold to Prestige Personal Care	Gross Proceeds from Sale	Number of Shares of Medtech Common Contributed to Prestige Holdings	Number of Shares of Denorex Common Contributed to Prestige Holdings	Aggregate Value of Shares Contributed	Number of Class B Preferred Units received in Exchange for Contribution	Number of Common Units received in Exchange for Contribution
Peter C. Mann	195,258	3,424	$1,403,433	161,989	1,565	$1,000,000	749.569	2,504,310
Peter J. Anderson	161,801	1,363	$973,158	52,547	508	324,387	202.683	1,217,032
Gerard F. Butler	107,867	909	$648,769	35,031	338	216,257	125.520	907,367
Michael A. Fink	37,301	2,494	$505,028	34,148	0	168,343	107.368	609,746

        In his senior management agreement, Mr. Mann agrees to serve as chief executive officer until he resigns or we terminate his employment. While employed, Mr. Mann will receive an annual base salary of $425,000, subject to increase by the board of managers. For each fiscal year of employment, Mr. Mann will be eligible for an annual bonus and will be entitled to any other benefits approved by the board of managers of Prestige LLC and made available to other senior management.

        Mr. Mann's employment will continue until (1) his resignation without good reason, or his disability or death, (2) our termination of his employment with cause, (3) our termination of his employment without cause or (4) his resignation with good reason. If his employment is terminated by Prestige LLC without cause or by Mr. Mann for good reason, then during the one-year period following the termination Mr. Mann will be entitled to receive, in equal installments on regular payroll dates, an aggregate amount equal to his annual base salary and his prior annual bonus.

        Mr. Mann agrees to limitations on his ability to disclose confidential information relating to us and acknowledges that all discoveries, inventions, methods and other work product relating to his employment belong to us. Also, during the one-year period following the termination of Mr. Mann's employment, he agrees not to engage in any manner in any business in the United States that competes with one of our significant revenue-producing brands or with respect to which we conducted discussions relating to the acquisition of such business during the year preceding the termination of Mr. Mann's employment and during his receipt of any severance payments. Furthermore, during the non-compete period, Mr. Mann agrees not to solicit our employees or customers or hire our key employees.

        Each of the senior management agreements of Messrs. Anderson, Butler and Fink provide that such individuals will be employed by us under terms generally no less favorable to us than Mr. Mann's terms. Under their respective senior management agreements, each of Messrs. Anderson, Butler and Fink will serve in the following positions and receive the following annual base salary, subject to increase by the board of managers:

Name	Position	Annual Base Salary
Peter J. Anderson	Chief Financial Officer	$297,000
Gerard F. Butler	Chief Sales Officer	227,000
Michael A. Fink	Senior Vice President of Marketing	203,000

Long-term Incentive Plan

        In connection with the Transactions, we intend to adopt a long-term incentive plan for our management.

PRINCIPAL STOCKHOLDERS

        The following table shows information regarding the beneficial ownership of shares of our Class A common stock, Class B common stock and Class C common stock before and after the completion of this offering and shows the number of and percentage owned by:

  •
  each person who is known by us to own beneficially more than 5% of either class of our capital stock;

  •
  each member of our board of directors;

  •
  each of our named executive officers;

  •
  each of our nominees to our board of directors; and

  •
  all members of our board of directors and our executive officers as a group.

        There will be no shares of preferred stock or Class D common stock outstanding after completion of this offering. Except as indicated in the footnotes to this table, each person has sole voting and investment power with respect to all shares attributable to such person.

Shares Beneficially Owned

	Class A Common				Class B Common				Class C Common
	Prior to offering		After offering		Prior to offering		After offering		Prior to offering		After offering
	Number	%	Number	%	Number	%	Number	%	Number	%	Number	%
(Share numbers in thousands)
GTCR Funds(1)	—	—	—	—
TCW/Crescent Funds(2)	—	—	—	—
David A. Donnini(1)(3)	—	—	—	—
Vincent J. Hemmer(1)(3)	—	—	—	—
Peter C. Mann	—	—	—	—
Peter J. Anderson	—	—	—	—
Gerard Butler	—	—	—	—
Michael Fink	—	—	—	—
Richard Thome	—	—	—	—
All directors and executive officers as a group (7 persons)(1)(3)	—	—	—	—

(1)
Amounts shown reflect the aggregate interests held by GTCR Fund VIII, L.P. ("Fund VIII"), GTCR Fund VIII/B, L.P. ("Fund VIII/B"), GTCR Co-Invest II, L.P. ("Co-Invest II") and GTCR Capital Partners, L.P. ("Capital Partners") (collectively, the "GTCR Funds"). The address of each such person and/or entity is c/o GTCR Golder Rauner, L.L.C., 6100 Sears Tower, Chicago, IL 60606.

(2)
Amounts shown reflect the aggregate interests held by TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III and TCW/Crescent Mezzanine Partners III Netherlands, L.P. (collectively, the "TCW/Crescent Funds"). The address of each such person and/or entity is c/o TCW/Crescent Mezzanine, L.L.C., 200 Crescent Court, Suite 1600, Dallas, Texas 75201.

(3)
Messrs. Donnini and Hemmer are each principals and/or members of GTCR Golder Rauner, L.L.C. ("GTCR") and GTCR Golder Rauner II, L.L.C. ("GTCR II"). GTCR is the general partner of GTCR Partners VI, L.P., the general partner of Capital Partners. GTCR II is the general partner of GTCR Partners VIII, L.P. ("Partners VIII") and Co-Invest II. Partners VIII is the general partner of Fund VIII and Fund VIII/B. Accordingly Messrs. Donnini and Hemmer may be deemed to beneficially own the interests owned by the GTCR Funds. Each such person disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address of each such person is c/o GTCR Golder Rauner, L.L.C., 6100 Sears Tower, Chicago, IL 60606.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Repurchase of Class B Preferred Stock and Class C Common Stock

        We intend to use approximately $         million of the net proceeds from the offering to repurchase the following shares of our outstanding Class B preferred stock and a portion of our Class C common stock held by certain of our directors, executive officers and security holders who beneficially own more than five percent of any class of our voting securities.

Name	Class of Securities	Number of Securities	Aggregate Purchase Price
GTCR Funds
TCW/Crescent Funds
David A. Donnini
Vincent J. Hemmer
Peter C. Mann
Peter J. Anderson
Gerard Butler
Michael Fink
Richard Thome

        The per share purchase price for each share of Class B preferred stock to be repurchased by us will be equal to the liquidation value of the Class B preferred stock of $1,000 per share plus all accrued but unpaid dividends through the repurchase date. The per share purchase price for each share of Class C common stock to be repurchased by us will be equal to $            per share. If the underwriters exercise their over-allotment option, all of the net proceeds from the over-allotment will be used to repurchase additional shares of Class C common stock. All of the shares of Class B preferred stock and Class C common stock repurchased by us will be issued in connection with our reorganization.

        In addition, we intend to use the net proceeds from this offering together with the $             million net proceeds from the new credit facility and cash on hand to repay all outstanding borrowings under Prestige Brands' existing credit facility, repurchase all of our outstanding senior preferred stock and purchase or redeem all of the 9 1/4% notes. See "Use of Proceeds."

        In the aggregate, we expect that GTCR and its affiliates will receive approximately $             million of the net proceeds from this offering and TCW/Crescent and its affiliates will receive approximately $             million of the net proceeds from this offering.

Unit Purchase Agreement

        Pursuant to the unit purchase agreement entered into among Prestige LLC, the GTCR investors and the co-investors, in connection with the Medtech Acquisition, the GTCR investors and the co-investors acquired a strip of Class B Preferred Units and Common Units of Prestige LLC for an aggregate purchase price of $102,220,951 and $3,000,000, respectively. In addition, the GTCR investors committed to purchase up to an aggregate of 144,779.049 Class B Preferred Units at a price of $1,000 per unit and, in any such case, the co-investors will have the option to purchase their proportionate share of such Class B Preferred Units. The co-investors, however, will forfeit their rights to purchase additional Class B Preferred Units should they on any occasion elect not to purchase their proportionate share of the additional Class B Preferred Units being purchased by the GTCR investors. In connection with the Prestige Acquisition, the GTCR investors and the co-investors purchased 58,179.250 Class B Preferred Units at a price of $1,000 per unit. The discretionary investment of the remaining $86,599,799 is conditioned upon the GTCR investors and the board of managers of Prestige LLC approving the proposed use of the proceeds from the investment, as well as the satisfaction of certain other conditions.

Limited Liability Company Agreement

        Prestige LLC has issued Senior Preferred Units, Class B Preferred Units and Common Units under the terms of its limited liability company agreement. Prestige LLC also has the authority to create and issue Class A Preferred Units in connection with certain repurchases by Prestige LLC of Class B Preferred Units and Common Units held by our executives in the event that they cease to be employed by us.

        Senior Preferred Units are entitled to a preferred yield of 8.0% per annum (or 0% per annum if certain sales targets for such year are not met), compounded annually. On any liquidation or other distribution by Prestige LLC, holders of Senior Preferred Units are entitled to an amount equal to the original investment in such preferred units, net of any prior returns of capital with respect to such preferred units, plus any accrued and unpaid preferred yield, which we refer to as the "Senior Preference Amount," before any payments may be made to holders of Class A Preferred Units, Class B Preferred Units or Common Units. Class A Preferred Units are entitled to a preferred yield of 8.0% per annum, compounded quarterly. On any liquidation or other distribution by Prestige LLC, holders of Class A Preferred Units are entitled to an amount equal to the original investment in such preferred units, net of any prior returns of capital with respect to such preferred units, plus any accrued and unpaid preferred yield, which we refer to as the "Class A Preference Amount," before any payments may be made to holders of Class B Preferred Units or Common Units. Class B Preferred Units are also entitled to a preferred yield of 8.0% per annum, compounded quarterly. On any liquidation or other distribution by Prestige LLC and after payment of the Class A Preference Amount, holders of Class B Preferred Units are entitled to an amount equal to the original investment in such preferred units, net of any prior returns of capital with respect to such preferred units, plus any accrued and unpaid preferred yield, which we refer to as the "Class B Preference Amount," before any payments may be made to holders of Common Units. The Common Units represent the common equity of Prestige LLC. After payment of the Senior Preference Amount, the Class A Preference Amount and the Class B Preference Amount, holders of Common Units are entitled to any remaining proceeds of any liquidation or other distribution by Prestige LLC pro rata according to the number of Common Units held by such holder.

        Prestige LLC's limited liability company agreement will be terminated upon the consummation of our reorganization.

Securityholders Agreement

        With the exception of the holders of Senior Preferred Units (which holders are a party to the senior preferred investor rights agreement), each securityholder of Prestige LLC is a party to the securityholders agreement. Pursuant to the securityholders agreement of Prestige LLC, units of Prestige LLC beneficially owned by the securityholders of Prestige LLC are generally subject to restrictions on transfer, other than certain exempt transfers described in the securityholders agreement. When reference is made to "units" of Prestige LLC in this discussion, such reference shall be deemed to include the equity securities of any successor to Prestige LLC following a change in corporate form, whether in preparation for an initial public offering or otherwise.

        The securityholders agreement also provides:

  •
  the management investors and the other investors party thereto with customary tag-along rights with respect to transfers of Prestige LLC units beneficially owned by the GTCR Investors (as defined in the securityholders agreement);

  •
  the management investors and the other investors with customary preemptive rights in connection with certain issuances (excluding, for example, issuances pursuant to the Unit

    Purchase Agreement) to the GTCR Investors of any preferred or common units of Prestige LLC or any securities convertible, exchangeable or exercisable for preferred or common units;

  •
  in connection with certain sales of interests in Prestige LLC by any investor party thereto other than the GTCR Investors, rights of first refusal with respect to such sales, first to Prestige LLC, then to the holders of Common Units; and

  •
  the GTCR Investors with drag along rights with respect to Prestige LLC units owned by the management investors and the other investors party thereto.

Senior Preferred Investor Rights Agreement

        Pursuant to the senior preferred investor rights agreement of Prestige LLC, the Senior Preferred Units of Prestige Holdings are generally subject to restrictions on transfer, other than certain exempt transfers described in the senior preferred investor rights agreement. When reference is made to Senior Preferred Units in this discussion, such reference shall be deemed to include the equity securities of any successor to Prestige LLC following a change in corporate form, whether in preparation for an initial public offering or otherwise.

        The senior preferred investor rights agreement also provides:

  •
  the holders of Senior Preferred Units with a put right such that Prestige LLC may be required to purchase the Senior Preferred Units, at a price per unit equal to the unreturned capital and unpaid yield in respect of such unit, in the event a sale of Prestige LLC occurs or the GTCR investors and their affiliates transfer 25% or more of their equity securities of Prestige LLC, subject to certain exceptions;

  •
  in connection with certain sales of Senior Preferred Units, rights of first offer with respect to such sales, first to GTCR Fund VIII, L.P. (and/or its designees), then to Prestige LLC; and

  •
  the GTCR investors with drag along rights with respect to the Senior Preferred Units.

Registration Rights Agreement

        Under the registration rights agreement of Prestige LLC, the holders of a majority of the Investor Registrable Securities (as defined therein) have the right at any time, subject to certain conditions, to request Prestige LLC, any corporate successor thereto or any subsidiary thereof, to register any or all of their securities under the Securities Act on Form S-1, which we refer to as a "long-form registration" at Prestige LLC's expense or on Form S-2 or Form S-3, which we refer to as a "short-form registration" at Prestige LLC's expense. In addition, following an initial public offering by Prestige LLC, subject to certain conditions, the holders of a majority of the TCW/Crescent Registrable Securities (as defined in the registration rights agreement) have the right to request one short-form registration at Prestige LLC's expense. Prestige LLC is not required, however, to effect any long-form registration within 90 days after the effective date of a previous long-form registration or a previous registration in which the holders of registrable securities were given the piggyback rights described in the following sentence (without any reduction). At Prestige LLC's expense, all holders of registrable securities are entitled to the inclusion of such securities in any registration statement used by Prestige LLC to register any offering of its equity securities (other than pursuant to an initial public offering of Prestige LLC's equity securities or a registration on Form S-4 or Form S-8). With the exception of the holders of Senior Preferred Units, each securityholder of Prestige LLC is a party to the registration rights agreement.

Professional Services Agreement

        Under the professional services agreement between us and GTCR LLC, we have engaged GTCR LLC as a financial and management consultant. During the term of its engagement, GTCR LLC agreed to consult on business and financial matters, including corporate strategy, budgeting of future corporate investments, acquisition and divestiture strategies and debt and equity financings for an annual management fee of $4 million.

        At the time of any purchase of equity by the GTCR investors, the co-investors and/or their affiliates pursuant to the unit purchase agreement, we agreed to pay GTCR LLC a placement fee equal to two percent of the amount paid in connection with such purchase. At the time of any other equity or debt financing of Prestige LLC or any of its subsidiaries prior to a public offering by Prestige LLC (other than the purchase of securities of Prestige LLC by any executive of Prestige LLC or any of its subsidiaries), we agreed to pay to GTCR LLC a placement fee equal to two percent of the gross amount of such financing. GTCR LLC was paid a fee of approximately $5.0 million in connection with the consummation of the Medtech Acquisition. We did not pay GTCR LLC a fee in connection with the consummation of the Prestige Acquisition.

        The professional services agreement will be terminated in connection with our reorganization.

Medtech Stock Purchase Agreement

        On January 7, 2004, Medtech, Denorex, each of their respective stockholders, Medtech Acquisition, Inc. and Denorex Acquisition, Inc., each a newly formed holding company owned by affiliates of GTCR, entered into a stock purchase agreement, whereby Medtech Acquisition, Inc. and Denorex Acquisition, Inc. agreed to purchase all of the outstanding capital stock of Medtech and Denorex for a purchase price of $244.3 million (including fees and expenses) (subject to a post-closing working capital adjustment). None of the representations and warranties set forth in the stock purchase agreement survived the closing of the acquisition. Pursuant to the stock purchase agreement, each of Medtech, Denorex and their respective subsidiaries, which we refer to as the "target companies," agreed to hold each of the selling stockholders and their respective affiliates harmless from and against any and all claims, losses, damages, expenses, obligations and liabilities arising out of any claims by any employees of the target companies who were employed as of the closing date of the acquisition with respect to any of the obligations or liabilities retained by the target companies under the agreement or arising on or after the closing date of the acquisition.

Spic and Span Stock Purchase Agreement

        On March 5, 2004, Prestige Household Brands, Inc. acquired all of the outstanding capital stock of Spic and Span for an aggregate purchase price of $30.3 million, consisting of $12.5 million in cash and an estimated $17.8 million of senior preferred equity interests in Prestige Holdings. None of the representations and warranties regarding Spic and Span set forth in the stock purchase agreement survived the closing of the acquisition. The stock purchase agreement contains customary indemnification provisions.

Prestige Merger Agreement

        On April 6, 2004, a wholly-owned subsidiary of Prestige Brands, acquired all of the outstanding capital stock of Bonita Bay for a purchase price of approximately $558.7 million (including fees and expenses) (subject to a post-closing working capital adjustment). The merger agreement contains customary indemnification provisions that are subject to a $2 million deductible and a $10 million cap. The representations and warranties in the merger agreement survive for 15 months following the closing date.

Investor Rights Agreement

        We will enter into an investor rights agreement with the existing equity investors and certain members of management pursuant to which upon any sale by the existing equity investors or certain members of management of shares of Class B common stock or Class C common stock to a purchaser of such shares in a registered offering under the Securities Act following the second anniversary of the consummation of this offering with respect to the Class B common stock and 181 days after the consummation of this offering with respect to the Class C common stock, at the option of the existing equity investor or certain members of management, we will exchange with the purchaser of such shares one IDS for each share of Class B common stock or Class C common stock, as applicable (as may be adjusted for stock splits, dividends, combinations or reclassifications).

        As a condition to any sale by the existing equity investors or certain members of management of shares of Class B common stock or Class C common stock involving an election to require us to issue IDSs in exchange for such shares:

  •
  such sale and exchange must comply with applicable laws, including, without limitation, securities laws, laws relating to redemption of common stock and laws relating to the issuance of debt;

  •
  such sale and exchange must occur pursuant to an effective registration statement in the United States;

  •
  our Board of Directors must determine in good faith that, with respect to future issuance of senior subordinated notes, the issuance of additional senior subordinated notes should be treated as debt for United States federal income tax purposes;

  •
  we must deliver to the trustee prior to or simultaneously with the issuance of senior subordinated notes an opinion of an independent advisor to the effect that, after giving effect to the incurrence of the indebtedness evidenced by such additional senior subordinated notes and related guarantees, we and the guarantors are solvent;

  •
  such sale and exchange must not conflict with or cause a default under any material financing agreement;

  •
  such sale and exchange must not cause a mandatory suspension of dividends or deferral of interest under any material financing agreement as of the measurement date immediately following the proposed sale and exchange date;

  •
  no event of default or deferral of interest has occurred and is continuing under the indenture governing the senior subordinated notes and all deferred interest, if any, together with interest accrued thereon has been paid in full; and

  •
  the selling stockholder must have given us at least 30 but not more than 60 days advance notice of such transaction.

This exchange feature is designed to increase the marketability of the shares of Class B common stock and Class C common stock by allowing them to be exchanged upon transfer for a security, the IDSs, that trade in the open market. Any such exchange shall be for IDSs that are registered with the SEC and will only be made pursuant to an effective registration statement.

        In the event that the IDSs are automatically separated as a result of the partial redemption of any senior subordinated notes, at such time we will amend our bylaws to delete the restriction that we may only issue shares of Class A common stock in offerings registered with the Securities and Exchange Commission and each share of Class B common stock or Class C common stock, as applicable, will automatically be exchanged for one share of Class A common stock and one senior subordinated note.

        In addition, the investor rights agreement will contain the following registration rights:

  •
  our existing equity investors will collectively have demand registration rights relating to the IDSs into which such shares of Class B common stock or Class C common stock may be exchanged, subject to the requirement that the securities covered by each demand registration have an aggregate public offering price of at least $    million; provided that an equity sponsor must beneficially own more than one percent of our outstanding shares of Class B common stock or Class C common stock, as the case may be, to initiate a demand for registration; provided, further, that an equity sponsor may exercise a demand right for less than an aggregate public offering price of $    million if such proposed offering is for all of the remaining shares of Class B common stock or Class C common stock held by the equity sponsor; and

  •
  the existing equity investors will have the right to include in our future public offerings of securities the IDSs into which such shares of Class B common stock or Class C common stock may be exchanged.

        If the existing equity investors exercise their demand registration rights, we will file a registration statement or prospectus and undertake an offering in the United States, as requested by the existing equity investors. The registration rights are transferable by the existing equity investors.

        We have agreed to pay all costs and expenses in connection with each such registration, except underwriting discounts and commissions applicable to the securities sold, and to indemnify the existing equity investors that have included securities in such offering against certain liabilities, including liabilities under the Securities Act.

        Furthermore, we have agreed not to repurchase any shares of Class B common stock prior to the second anniversary of the consummation of this offering.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The Existing Prestige Brands Credit Facility

        The existing Prestige Brands credit facility provides for an aggregate principal amount of up to $505.0 million and is comprised of:

  •
  a senior secured term loan facility in an aggregate principal amount of up to $355.0 million;

  •
  a second lien term loan facility in an aggregate principal amount of up to $100.0 million (the "tranche C term loan facility"); and

  •
  a non-amortizing senior secured revolving credit facility in an aggregate principal amount of up to $50.0 million (a portion of this facility is available for swing loans and for the issuance of letters of credits).

        As of March 31, 2004, $458.5 million was outstanding under the existing credit facility. We will repay all amounts outstanding under the existing credit facility with the proceeds that we receive from this offering and/or the new credit facility.

The 9 1/4% Notes

        On April 6, 2004, Prestige Brands issued $210 million of its 9 1/4% senior subordinated notes due in 2012. In conjunction with this offering, we intend to purchase or redeem all of the 9 1/4% notes with the proceeds that we receive from this offering and/or the new credit facility.

The New Credit Facility

        Prestige Brands' intends to enter into a $            new secured credit facility with a syndicate of financial institutions, including Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers.

        We expect that the new credit facility will be comprised of a senior secured revolving credit facility of up to $    million, which we refer to as the "new revolver," and a senior secured term loan facility in an aggregate principal amount of $            million, which we refer to as the "new term loan."

        We expect that the new revolver will have a    -year maturity and the new term loan will have a    -year maturity.

        We expect that the new credit facility will have several features similar to credit facilities of this nature, including but not limited to:

        Interest Rate and Fees.    We expect that borrowings under the new credit facility will bear interest at the LIBO Rate plus an applicable margin. We also expect the new revolver will provide payment to the lenders of a commitment fee on any unused commitments equal to      % per annum.

        Voluntary Prepayments.    We expect that the new credit facility will provide for voluntary commitment reductions and prepayments of the new revolver and new senior notes, respectively, subject to certain conditions and restrictions.

        Mandatory Prepayments.    We expect that the new credit facility will provide for mandatory prepayments in specified in connection with specified equity or debt issuances, asset sales and excess cash flow.

        Covenants.    We expect that the new credit facility will require that we meet certain financial tests, including, without limitation, a maximum senior and total leverage ratio and a minimum interest coverage ratio. We also expect that our new credit facility will contain customary covenants and restrictions, including, among others, limitations or prohibitions on capital expenditures and acquisitions, declaring and paying dividends and other distributions, redeeming and repurchasing our other indebtedness, loans and investments, additional indebtedness, liens, guarantees, recapitalizations, mergers, asset sales and transactions with affiliates.

        Guarantees.    We expect that the new credit facility will be guaranteed on a senior secured basis by us and by all of our direct and indirect wholly-owned domestic subsidiaries.

        Collateral.    We expect to give to the administrative agent on behalf of each lender a security interest in collateral consisting of, without limitation, a pledge of our intercompany debt, 100% of the capital stock of our wholly-owned domestic subsidiaries and a security interest in substantially all our other personal property, in each case subject to customary exceptions for transactions of this type.

        Events of Default.    We expect that the new credit facility will specify certain customary events of default, including but not limited to, failure to pay principal, interest or fees when due (after grace periods, if any), and material inaccuracy of any representation of warranty, material cross default, insolvency, bankruptcy and dissolution events, material judgments, ERISA events, change of control, change in nature of the business, failure to maintain first priority perfected security interest, invalidity of guarantee, mergers, consolidations, liquidations or dissolutions.

DESCRIPTION OF IDSs

General

        We are offering                        IDSs. Each IDS represents:

  •
  one share of our Class A common stock; and

  •
  a                        % note with a $                                           principal amount.

        The ratio of Class A common stock to principal amount of senior subordinated notes represented by an IDS is subject to change in the event of a stock split, recombination or reclassification of our Class A common stock. Immediately following the occurrence of any such event, we will file with the SEC a Current Report on Form 8-K or any other applicable form, disclosing the changes in the ratio of Class A common stock to principal amount of senior subordinated notes as a result of such event.

        Holders of IDSs are the beneficial owners of the Class A common stock and senior subordinated notes represented by such IDSs and will have exactly the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under the senior subordinated notes indenture, ranking upon bankruptcy and rights to receive communications and notices as a direct holder of the Class A common stock and senior subordinated notes, as applicable.

        The IDSs will be available in book-entry form only. As discussed below under "—Book-Entry Settlement and Clearance," Cede & Co., a nominee of the book-entry clearing system will be the sole registered holder of the IDSs. That means you will not be a registered holder of IDSs or be entitled to receive a certificate evidencing your IDSs.

        You must rely on the procedures used by your broker or other financial institution that will maintain your book-entry position to receive the benefits and exercise the rights of a holder of IDSs that are described below. We urge you to consult with your broker or financial institution to find out what those procedures are. However, a holder of Class A common stock, including a holder of an IDS that requests that the IDS be separated, has a legal right under Delaware law to request that we issue a certificate for such common stock.

        All IDSs issuances will be registered under the Securities Act of 1933.

Voluntary Separation and Combination

        Holders of IDSs, whether purchased in this offering or in subsequent offerings of IDSs of the same series, may, at any time after the earlier of 45 days from the closing of this offering or the occurrence of a change of control under the indenture, through their broker or other financial institution, separate their IDSs into the shares of Class A common stock and senior subordinated notes represented thereby. Unless the IDSs have been previously automatically separated as a result of redemption or maturity of the senior subordinated notes or otherwise, any holder of shares of our Class A common stock and senior subordinated notes may, at any time, through their broker or other financial institution, combine the applicable number of shares of Class A common stock and senior subordinated notes to form IDSs. See "—Book-Entry Settlement and Clearance" below for more information on the method by which delivery and surrender of IDSs and delivery of shares of Class A common stock and our senior subordinated notes will be effected.

Automatic Separation

        Upon the occurrence of any of the following, all outstanding IDSs will be automatically separated into the shares of Class A common stock and senior subordinated notes represented thereby:

  •
  exercise by us of our right to redeem all or a portion of the senior subordinated notes, which may be represented by IDSs at the time of such redemption,

  •
  the date on which principal on the senior subordinated notes becomes due and payable, whether at the stated maturity date or upon acceleration thereof,

  •
  the continuance (without cure) of a payment default on the senior subordinated notes for 90 days, or

  •
  if DTC is unwilling or unable to continue as securities depository with respect to the IDSs or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and we are unable to find a successor depository.

        In addition, upon the exercise by us of our right to redeem shares of the Class A common stock in order to comply with regulatory foreign ownership limitations, the IDSs that represent such shares subject to redemption will automatically separate.

        Following the automatic separation of the IDSs as a result of the redemption or maturity of any notes, shares of Class A common stock and senior subordinated notes may no longer be combined to form IDSs.

Book-Entry Settlement and Clearance

        The Depository Trust Company, known as DTC, will act as securities depository for the IDSs. The Transfer Agent for the Class A Common Stock and the senior subordinated notes (together with the Class A Common Stock, the "components"), represented by the IDSs will act as custodian for the components on behalf of the owners of the IDSs. The components and the IDSs will be issued in fully-registered form and will be represented by one or more global notes and global stock certificates. The IDSs will be registered in the name of DTC's nominee, Cede & Co. and the components will be registered in the name of the custodian for the owners of the IDSs.

        Book-entry procedures.    If you intend to purchase IDSs in the manner provided by this prospectus you must do so through the DTC system or through direct and indirect participants. The participant that you purchase through will receive a credit for the applicable security on DTC's records. The ownership interest of each actual purchaser of the applicable security, who we refer to as a "beneficial owner," is to be recorded on the participant's records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant through which the beneficial owner entered into the transaction.

        All interests in the securities will be subject to the operations and procedures of DTC. The operations and procedures of DTC's settlement system may be changed at any time.

        DTC has advised us as follows:    DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York State Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies. These indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

        To facilitate subsequent transfers, all IDSs deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The components will be registered in the name of the custodian for the owners of the IDSs. The deposit of IDSs with DTC and their registration in the name of Cede & Co. or the custodians effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants and custodians will remain responsible for keeping account of their holdings on behalf of their customers.

        Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants or custodians acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the applicable security except in the event that use of the book-entry system for the securities is discontinued.

        Separation and recombination.    Holders of IDSs, whether purchased in this offering or in subsequent offerings of IDSs of the same series, may, at any time after 45 days from the closing of this offering or such earlier date upon a Change of Control, as defined in the indenture, through their broker or other financial institution, separate their IDSs into the shares of Class A common stock and senior subordinated notes represented thereby. Similarly, any holder of shares of our Class A common stock and senior subordinated notes may, at any time, through their broker, custodian or other financial institution, combine the applicable number of shares of Class A common stock and senior subordinated notes to form IDSs. Any such separation or recombination will be effective as of the close of business on the trading day that DTC receives such instructions from a participant or custodians, provided that such instructions are received by 3:00 p.m., New York time, on that trading day. Any instructions received after 3:00 p.m. will be effective the next business day, if permitted by the custodian or participant delivering the instructions.

        All outstanding IDSs will be automatically separated into the shares of Class A common stock and senior subordinated notes represented thereby upon the occurrence of the following:

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  exercise by us of our right to redeem all or a portion of the senior subordinated notes, which may be represented by IDSs at the time of such redemption,

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  the date on which principal on the senior subordinated notes becomes due and payable, whether at the stated maturity date or upon acceleration thereof,

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  the continuance (without cure) of a payment default on the senior subordinated notes for 90 days, or

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  if DTC is unwilling or unable to continue as securities depository with respect to the IDSs or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and we are unable to find a successor depository.

        In addition, upon the exercise by us of our right to redeem shares of its Class A common stock in order to comply with regulatory foreign ownership limitations, the IDSs that represent such shares subject to redemption will automatically separate.

        Any voluntary separation of IDSs and any subsequent voluntary re-combination of IDSs from components will be accomplished by entries made by DTC participants acting on behalf of beneficial owners.

        Voluntary separation or re-combination of IDSs will be accomplished via the use of DTC's Deposit/Withdrawal at Custodian, or DWAC, transaction. Participants or custodians seeking to separate or re-combine IDSs will be required to enter a DWAC transaction in each of the IDS and its underlying components.

        Separation will require submission of a Withdrawal-DWAC in the IDS in conjunction with a Deposit-DWAC in each of the underlying components. Upon receipt of DWAC instructions in good order, the Transfer Agent for the IDSs and its components will cause the IDSs to be debited from Cede & Co.'s account in the IDS and credited to a separation/re-combination reserve account in the IDS, and will cause an appropriate number of the components to be debited from the custodian's account in the components and credited to Cede & Co.'s account.

        Re-combination of IDSs from underlying components will require submission of a Deposit-DWAC in the IDS in conjunction with a Withdrawal-DWAC in each of the underlying components. Upon receipt of DWAC instructions in good order, the Transfer Agent for the IDS and its components will cause an appropriate number of components to be debited from Cede & Co.'s account in the components and credited to the account of the custodian, and will cause an appropriate number of IDSs to be debited from the separation/re-combination reserve account and credited to Cede & Co.'s account in the IDS.

        There may be certain transactional fees imposed upon you by brokers and other financial intermediaries in connection with separation or recombination of IDSs and you are urged to consult your broker regarding any such transactional fees. Any transactional fees charged by the transfer agent in connection with separation and or recombination of IDSs will be borne by us. We have been informed by DTC that the current fee per transaction per participant account for any separation or recombination is $4.50.

        Conveyance of notices and other communications, including notices relating to separation and combination of IDSs, between DTC and direct participants, between direct participants and indirect participants, and between participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. will consent or vote with respect to the IDSs or the underlying components and the custodian will not consent or vote with respect to the Class A common stock and notes. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        We and the trustee will make any payments on the notes to DTC and we will make all payments on the Class A Common Stock to the transfer agent for the benefit of the record holders. The transfer agent will deliver these payments to DTC. DTC's practice is to credit direct participants' accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.

        We or the trustee will be responsible for the payment of all amounts to DTC and the transfer agent. The transfer agent will be responsible for the disbursement of those payments to DTC. DTC will be responsible for the disbursement of those payments to its participants, and the participants will be responsible for disbursements of those payments to beneficial owners. We will remain responsible for any actions DTC and participants take in accordance with instructions we provide.

        DTC may discontinue providing its service as securities depository with respect to the IDSs, the shares of our Class A common stock or our senior subordinated notes at any time by giving reasonable notice to us or the trustee. If DTC discontinues providing its service as securities depository with respect to the IDSs and we are unable to obtain a successor securities depository, you will automatically take a position in the component securities. If the custodian discontinues providing its service as the custodian with respect to the shares of our Class A common stock or our senior subordinated notes and we are unable to obtain a successor custodian, we will print and deliver to you certificates for those securities and you will automatically take a position in the component securities.

        Also, in case we decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) we will print and deliver to you certificates for the various certificates of Class A common stock and notes you may own.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, including DTC.

        Except for actions taken by DTC in accordance with our instructions, neither we nor any trustee nor the underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to:

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  the accuracy of the records of DTC, its nominee, or any participant, with respect to any ownership interest in the securities, or

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  any payments to, or the providing of notice, to participants or beneficial owners.

        Procedures relating to subsequent issuances.    The indenture governing the senior subordinated notes and the agreements with DTC will provide that, in the event there is a subsequent issuance of senior subordinated notes which are substantially identical to the senior subordinated notes offered hereby but having a different CUSIP number, each holder of senior subordinated notes or IDSs (as the case may be) agrees that a portion of such holder's senior subordinated notes (whether held directly in book-entry form, or held as part of IDSs) will be exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes. Consequently, following each such subsequent issuance and exchange, each holder of senior subordinated notes or IDSs (as the case may be) will own senior subordinated notes of each separate issuance in the same proportion as each other holder. Immediately following any exchange resulting from a subsequent offering, a new CUSIP number will be assigned to represent an inseparable unit consisting of the senior subordinated notes outstanding prior to the subsequent issuance and the senior subordinated notes issued in the subsequent issuance. Accordingly, the senior subordinated notes issued in the original offering cannot be separated from the senior subordinated notes issued in any subsequent offering. In addition, immediately following any exchange resulting from a subsequent offering, the IDSs will consist of the inseparable unit described above representing the proportionate principal amounts of each issuance of senior subordinated notes (but with the same aggregate principal amount as the senior subordinated note (or inseparable unit) represented by the IDSs immediately prior to such subsequent issuance and exchange) and the Class A common stock. All accounts of DTC participants or custodians with a position in the securities will be automatically revised to reflect the new CUSIP numbers. In the event of any voluntary or automatic separation of IDSs following any such automatic exchange, holders will receive the then existing components which are the Class A common stock and the inseparable senior subordinated notes unit. The automatic exchange of senior subordinated notes described above should not impair the rights any holder would otherwise have to assert a claim under applicable securities laws against us or any of our agents, including the underwriters, with respect to the full amount of senior subordinated notes purchased by such holder. However, if such senior subordinated notes are issued with OID, holders of such senior subordinated notes may not be able to recover the portion of their principal amount treated as unaccrued OID in the event of an acceleration of the senior subordinated notes or a bankruptcy of the issuer prior to the maturity of the senior subordinated notes. See "Risk Factors—Holders of subsequently issued senior subordinated notes may not be able to collect their full stated principal amount prior to maturity." Immediately following any subsequent issuance we will file with the SEC a Current Report on Form 8-K or any other applicable form disclosing the changes, if any, to the OID attributable to your senior subordinated notes as a result of such subsequent issuance.

IDS Transfer Agent

        The                        is the IDS transfer agent.

DESCRIPTION OF CAPITAL STOCK

        The following is a description of the terms of our amended and restated certificate of incorporation and bylaws, the forms of which have been filed with the Securities and Exchange Commission, or SEC, as exhibits to the registration statement of which this prospectus is part and which will become effective prior to the offering contemplated by this prospectus.

Authorized Capitalization

        Our authorized capital stock consists of:

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  shares of Class A common stock, par value $0.01 per share;

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  shares of Class B common stock, par value $0.01 per share;

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  shares of Class C common stock, par value $0.01 per share;

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  shares of Class D common stock, par value $0.01 per share; and

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  shares of preferred stock, par value $0.01 per share (including    shares designated as senior preferred stock,            shares designated as Class B preferred stock and            shares available for future designation).

        After this offering there will be                        shares of our Class A common stock,                         shares of our Class B common stock,             shares of our Class C common stock and no shares of our Class D common stock or preferred stock outstanding.

Common Stock

        Except as described below, shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock are identical in all respects. In addition, we have entered into an agreement with our existing equity investors which, subject to certain conditions, allows them to exchange their shares of Class B common stock or Class C common stock for IDSs. See "Certain Relationships and Related Transactions—Investor Rights Agreement." There are currently no shares of Class D common stock outstanding, and following the completion of this offering, no shares of our Class D common stock will be outstanding. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and nonassessable. Following the completion of this offering, our existing equity investors will hold            shares of Class B common stock and            shares of Class C common stock.

        Dividends.    Holders of shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock will be entitled to receive such dividends and other distributions in cash, stock or property of ours as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. See "Initial Dividend Policy and Restrictions" for a complete description of the dividends we expect to declare on our shares of common stock.

        Combination with Senior Subordinated Notes to Form IDSs.    Only shares of our Class A common stock may be combined with senior subordinated notes to form IDSs. Our bylaws will provide that we may not issue additional shares of our Class A common stock as long as any IDSs are outstanding unless such shares are (i) issued as part of IDSs and pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission or (ii) any IDSs that may result from the combination of such shares of Class A common stock and senior subordinated notes have been issued in a registered transaction.

        Exchange.    We have entered into an agreement with our existing equity holders which, subject to the following conditions, allows them to cause us to exchange with a transferee of their shares of Class B common stock or Class C common stock, such Class B common stock or Class C common stock, as the case may be, for IDSs. In order to do so:

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  we must be permitted by the indenture that governs our senior subordinated notes to issue the additional notes to be included in such IDSs, which requires, among other things, that:

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  no event of default or deferral of interest on the senior subordinated notes has occurred and is continuing;

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  we have obtained a solvency opinion from an independent appraisal firm; and

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  our board of directors has determined that such new notes should be treated as debt for United States federal income tax purposes;

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  such transaction must comply with applicable laws, including, without limitation, securities laws, laws relating to redemption of equity and laws relating to the issuance of debt;

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  such issuance of IDSs must occur pursuant to an effective registration statement;

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  such transaction must not conflict with or cause a default under any material financing agreements; and

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  we must have received at least 30 but not more than 60 days notice of such transaction.

        In addition to the conditions above, we will only be required to effect conversions of the Class B common stock at intervals of six months beginning with the second anniversary of the date of the consummation of this offering, unless        % of the holders of the Class B common stock request a conversion with respect to        % of their shares of Class B common stock. In the event of such request, we will provide notice to all the holders of the Class B common stock of our receipt of such request through a release to any appropriate and customary news agency and, subject to the conditions above, effect the conversion within      days of such request. Moreover, in addition to the conditions above, we will only be required to effect conversions of the Class C common stock at intervals of six months beginning with the date 181 days after the consummation of this offering, unless      % of the holders of the Class C common stock request a conversion with respect to      % of their shares of Class C common stock. In the event of such request, we will provide notice to all the holders of the Class C common stock of our receipt of such request through a release to any appropriate and customary news agency and, subject to the conditions above, effect the conversion within      days of such request. See "Certain Relationships and Related Transactions—Investor Rights Agreement."

        This exchange feature is designed to increase the marketability of the shares of Class B common stock and Class C common stock by allowing them to be exchanged upon transfer for a security, the IDSs, that trades in the open market. Any such exchange shall be registered with the SEC and will only be made pursuant to an effective registration statement.

        Rights Upon Liquidation.    In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our common stock will be entitled to share equally in our assets remaining after payment of all debts and other liabilities, subject to the liquidation preference of any outstanding preferred stock.

        Voting Rights.    Shares of our common stock carry one vote per share. Holders of shares of our common stock have no cumulative voting rights.

        Other Rights.    Holders of shares of our common stock have no preemptive rights. The holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

        In connection with our reorganization, we will issue            shares of senior preferred stock to the holders of our predecessor's senior preferred units and            shares of Class B preferred stock to the holders of our predecessor's Class B preferred units.

        We intend to use a portion of the proceeds from this offering and/or borrowings under the new credit facility to purchase all of the shares of senior preferred stock and Class B preferred stock received by our existing equity investors in our reorganization. Accordingly, no shares of preferred stock will be outstanding after the completion of this offering.

        Our board of directors has the authority to issue shares of preferred stock from time to time on terms that it may determine, to divide shares of preferred stock into one or more series and to fix the designations, voting powers, preferences and relative participating, optional or other special rights of each series, and the qualifications, limitations or restrictions of each series, to the fullest extent permitted by the General Corporation Law of the State of Delaware, or DGCL. The issuance of shares of preferred stock could have the effect of decreasing the market price of the IDSs and our shares of common stock, impeding or delaying a possible takeover and adversely affecting the voting and other rights of the holders of shares of our common stock.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

        Provisions of Delaware law and our amended and restated certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

        Delaware Anti-Takeover Statute.    We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

        No Cumulative Voting.    The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation will not provide for cumulative voting.

        No Stockholder Action by Written Consent; Calling of Special Meeting of Stockholders.    Our organizational documents prohibit stockholder action by written consent. Our amended and restated

certificate of incorporation will provide that special meetings of our stockholders may be called only by our board of directors.

        Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our bylaws will provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder's notice regarding (1) a stockholder's proposal must be delivered or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting or (2) a director nomination must be delivered or mailed and received at our principal executive offices not less than 60 nor more than 90 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders; provided that if less than 70 days notice or prior public announcement of the date of the meeting is given, notice regarding stockholder nominations for the election of directors or notice of other stockholder proposals must be received by our corporate secretary by the later of 10 days following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made. Our bylaws will also specify requirements as to the form and content of a stockholder's notice. These provisions may impede stockholders' ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

        Limitations on Liability and Indemnification of Officers and Directors.    The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties as directors. Our organizational documents include provisions that eliminate, to the extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our organizational documents also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent authorized by the DGCL. We will also be expressly authorized to carry directors' and officers' insurance for our directors, officers and certain employees for some liabilities.

        The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

        Removal of Directors.    Our organizational documents provide that no director may be removed from office without cause and without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of our capital stock entitled to vote on such matters.

        Authorized but Unissued Shares.    Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

        Supermajority Provisions.    The DGCL provides generally that the affirmative vote of a majority in voting power of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation, unless the certificate of incorporation or bylaws require a greater percentage. Our organizational documents provide that the following provisions in the certificate of incorporation or bylaws may be amended only by a vote of two-thirds or more in voting power of all the outstanding shares of our capital stock entitled to vote:

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  the prohibition on stockholder action by written consent;

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  the ability to call a special meeting of stockholders being vested solely in our board of directors and the chairman of our board of directors;

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  the provisions relating to advance notice requirements for stockholder proposals and directors nominations;

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  the provisions relating to the removal of directors;

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  the limitation on the liability of our directors to us and our stockholders and the obligation to indemnify and advance reasonable expenses to the directors and officers to the fullest extent authorized by the DGCL;

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  the provisions granting authority to our board of directors to amend or repeal our bylaws without a stockholder vote, as described in more detail in the next succeeding paragraph;

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  our election to be governed by Section 203 of the DGCL; and

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  the supermajority voting requirements listed above.

        In addition, our amended and restated certificate of incorporation grants our board of directors the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation provides that these provisions in our amended and restated certificate of incorporation may be amended only by a vote of two-thirds or more in voting power of all the outstanding shares of our capital stock entitled to vote.

Listing

        We will apply to list the IDSs on the                        under the trading symbol "            ."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is                        .

DESCRIPTION OF SENIOR SUBORDINATED NOTES

        The following is a description of the material terms of the Indenture under which our senior subordinated notes will be issued, a copy of the form of which has been filed with the Commission as an exhibit to the registration statement of which this prospectus is a part. It does not purport to be complete and we urge you to read the Indenture, a copy of which will be available upon request from the Company. This description is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. We refer to Prestige Brands Holdings, Inc. as the "Company" in this "Description of Senior Subordinated Notes" section. Capitalized terms used in this "Description of Senior Subordinated Notes" section and not otherwise defined have the meanings set forth in "—Certain Definitions" hereafter.

General

        The Notes are to be issued under an indenture, to be dated as of                        , 2004 (the "Indenture"), among us, the subsidiary guarantors and            , as Trustee (the "Trustee").

        The Notes will be issued only in fully-registered form, without coupons, represented by one or more global notes which will be registered in the name of Cede & Co., the nominee of DTC. See "—Description of IDSs—Book-Entry Settlement and Clearance."

        None of the Notes sold separately (not in the form of IDSs) in the offering may be purchased, directly or indirectly, by persons who are also (1) purchasing IDSs in this offering or (2) holders of Class B common stock or Class C common stock following our recapitalization. Furthermore, prior to the closing of the offering, each person purchasing separate Notes in the offering will be asked to make certain representations to the Company in connection with these restrictions. See "Underwriting."

Maturity and Interest

  Maturity

        The Notes will be unsecured senior subordinated obligations of the Company and will mature on                        , 2019.

        Within 30 days prior to the maturity or redemption of the Notes, the Company will use its reasonable efforts to list or quote the outstanding shares of its Class A common stock on the securities exchange(s) or automated securities quotation system(s), if any, on which the IDSs then are listed or quoted, in addition to any other securities exchange on which the Class A common stock is then listed.

  Interest

        The Notes will bear interest at a rate per year of    % from                        , 2004 or from the most recent date to which interest has been paid or provided for, payable quarterly in arrears on the 15th day of March, June, September and December of each year, to Holders of record at the close of business on the 5th day of each such month or the immediately preceding Business Day commencing                        , 2004, provided that if any such day is not a Business Day, interest shall be paid on the next Business Day.

  Interest Deferral

        Prior to                        , 2009, the Company will be permitted, at its election, to defer interest payments on the Notes on one or more occasions for not more than eight quarters in the aggregate; provided that:

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  at the end of each occasion, the Company will be obligated to resume quarterly payments of interest on the Notes including interest on deferred interest; and

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  no later than                        , 2009, the Company must pay in full all deferred interest, together with accrued interest thereon.

        After                        , 2009 the Company will be permitted, at its election, to defer interest payments on the Notes on up to four occasions with respect to up to two quarters per occasion; provided that:

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  the company may not defer interest on any occasion after                        , 2009 unless and until all interest deferred on any prior occasion, together with accrued interest thereon, has been paid in full;

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  at the end of each occasion, the Company will be obligated to resume quarterly payments of interest on the Notes including interest on deferred interest; and

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  no later than                        , 2019, the Company must pay all deferred interest, together with accrued interest thereon.

        On each occasion that the Company elects to defer interest, it will be required to deliver to the Trustee a copy of a resolution of the Company's Board of Directors to the effect that, based upon a good-faith determination of the Company's Board of Directors, such interest deferral is reasonably necessary for bona-fide cash management purposes, or to reduce the likelihood of or avoid a default under any Designated Senior Indebtedness. However, no interest deferral may be commenced, and any on-going deferral shall cease, if:

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  a default in payment of principal or premium, if any, on the Notes has occurred and is continuing;

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  an Event of Default with respect to payment of interest on the Notes has occurred and is continuing; or

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  another Event of Default with respect to the Notes has occurred and is continuing and the Notes have been accelerated as a result of the occurrence of such Event of Default.

        Deferred interest on the Notes will bear interest at the same rate as the stated rate of interest applicable to the Notes, compounded quarterly, until paid in full.

        During any period that interest is being deferred and so long as any deferred interest or interest on deferred interest remains outstanding, the Company generally will not be permitted to make any payment of dividends on its capital stock or make any distribution to holders of capital stock, or make certain other Restricted Payments. See "—Certain Covenants—Limitation on Restricted Payments—Dividend Suspension."

Additional Notes

        The Indenture will permit issuances of additional senior subordinated notes having identical terms and conditions to the Notes offered hereby (other than issuance date) (the "Additional Notes"):

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  in connection with the exchange of shares of Class B common stock and/or Class C common stock of the Company outstanding on the Issue Date; and

  •
  for other purposes so long as the Incurrence of Indebtedness evidenced by such Additional Notes is permitted under the covenant described under "—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock".

        Any Additional Notes will vote on all matters with the Notes offered hereby. The Additional Notes will be deemed to have the same accrued current period interest, deferred interest and defaults as the Notes issued in this offering and will be deemed to have expended Payment Blockage Periods and interest deferral periods to the same extent as the Notes issued in this offering.

        The Indenture will provide that, in the event there is a subsequent issuance of Additional Notes that requires a new CUSIP number, which would be required if such Additional Notes were issued with OID, each Holder of the Notes or the IDSs (as the case may be) agrees that a portion of such Holder's Notes (whether held directly in book-entry form or held as part of IDSs) will be exchanged, without any further action of such Holder, for a portion of the Additional Notes purchased by the Holders of such Additional Notes, such that, following any such additional issuance and exchange, each Holder of the Notes or the IDSs (as the case may be) owns an indivisible unit composed of the Notes and Additional Notes of each issuance in the same proportion as each other Holder, and the records of DTC and the Trustee will be revised to reflect each such exchange without any further action of such Holder. The aggregate principal amount of the Notes owned by each Holder will not change as a result of such exchange. Any Additional Notes will be guaranteed by the Guarantors on the same basis as the Notes. A subsequent issuance of Additional Notes following a prior issuance of Additional Notes which have a new CUSIP number, shall also be treated as such an exchange. See "Material United States Federal Income Tax Consequences to United States Holders—Senior Subordinated Notes—Additional Issuances."

        There is a possibility that holders of Additional Notes having original issue discount may not be able to collect the unamortized portion of the original issue discount in the event of an acceleration of the senior subordinated notes or bankruptcy of the Company as described under "Risk Factors—Risks Relating to the IDSs, the Shares of Class A Common Stock and Senior Subordinated Notes Represented by the IDSs and the Senior Subordinated Notes Offered Separately (and not in the Form of IDS),—Subsequent issuances of senior subordinated notes may cause you to recognize taxable gain and/or original issue discount and may reduce your recovery in the event of bankruptcy." Any such automatic exchange should not impair the rights any holder would otherwise have to assert a claim against us or the underwriters, with respect to the full amount of Notes purchased by such holder.

        As a condition to the Company's issuance of Additional Notes (other than pursuant to the over-allotment option), the Board of Directors shall determine in good faith that the Additional Notes should be treated as debt for U.S. federal income tax purposes. In addition, the Company shall not issue Additional Notes unless it delivers to the Trustee prior to or simultaneously with such issuance an opinion of an independent advisor to the effect that, after giving effect to the Incurrence of the Indebtedness evidenced by such Additional Notes and related Guarantees, the Company and the Guarantors are solvent.

Optional Redemption

        The Company may not redeem the Notes at its option prior to                        , 2011.

        On or after                        , 2011 and before                        , 2016, the Company may redeem the Notes, at its option, at any time in whole and from time to time in part, for cash at the redemption prices, expressed as percentages of principal amount, set forth below plus accrued and unpaid interest,

on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on            of the years indicated below:

Year	Percentage
2011		%
2012		%
2013		%
2014		%
2015		%
2016 and thereafter	100.000%

        In addition, the Company may, at its option, redeem all, but not less than all, of the Notes at any time upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to the redemption date, if for U.S. federal income tax purposes the Company is not, or would not be, in the opinion of nationally recognized tax counsel, permitted to deduct all or a substantial portion of the interest payable on the Notes from its income.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the Notes to be redeemed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on such Notes or the portions called for redemption so long as the Company has deposited with the Trustee funds (in U.S. Dollars) sufficient to pay the principal of, plus accrued and unpaid interest (if any) on, the Notes to be redeemed.

        In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with the applicable legal and regulatory requirements). If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption, so long as the Company has deposited with the depositary funds sufficient to pay the principal of, plus accrued and unpaid interest (including any deferred interest and accrued interest thereon) on, the Notes to be redeemed.

        A full or partial redemption of the Notes will result in an automatic separation of the IDSs. See "—Description of IDSs—Automatic Separation."

Ranking

        The Indebtedness evidenced by the Notes will:

  •
  be unsecured senior subordinated Indebtedness of the Company;

  •
  be subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all existing and future Senior Indebtedness of the Company, including the Credit Facilities;

  •
  rank pari passu in right of payment with all existing and future Pari Passu Indebtedness and trade payables of the Company, except for the impact of the contractual subordination provided in the Indenture which may have the effect of causing the Notes to receive less, ratably, than other creditors that are not subject to contractual subordination, and except for statutory priorities provided under the U.S. federal bankruptcy code or other applicable bankruptcy, insolvency and other laws dealing with creditors rights generally; and

  •
  rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company.

        The Notes will also be effectively subordinated to any Secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "—Defeasance" below is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.

        The indebtedness evidenced by each Guarantee will:

  •
  be unsecured senior subordinated indebtedness of the applicable Guarantor;

  •
  be subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all existing and future Senior Indebtedness of such Guarantor, including the Senior Indebtedness of each Guarantor represented by such Guarantor's guarantee of the Credit Facilities, rank pari passu in right of payment with all existing and future Pari Passu Indebtedness and trade payables of such Guarantor, except for the impact of the contractual subordination provided in the Indenture which may have the effect of causing the Notes to receive less, ratably, than other creditors that are not subject to contractual subordination, and except for statutory priorities provided under the U.S. federal bankruptcy code or other applicable bankruptcy, insolvency and other laws dealing with creditors rights generally; and

  •
  rank senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor. The Guarantees will also be effectively subordinated to any Secured Indebtedness of the applicable Guarantor to the extent of the value of the assets securing such Indebtedness.

        As of                        , 2004, on a pro forma basis:

  •
  the Company would have had $                  Senior Indebtedness outstanding;

  •
  the Company would have had no Pari Passu Indebtedness outstanding other than the Notes;

  •
  the Guarantors would have had $                   million in Senior Indebtedness outstanding under the Credit Facilities, all of which would have been Secured Indebtedness; and

  •
  the Guarantors would have had no Pari Passu Indebtedness outstanding other than the Guarantees and approximately $                   million of trade payables outstanding.

        Although the Indenture will contain limitations on the amount of additional Indebtedness which the Company, the Guarantors and the Non-Guarantor Subsidiaries may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness or Secured Indebtedness. See "—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" below.

        As a holding company, the Company has no operations and, therefore, is dependent on the cash flow of its subsidiaries and other entities to meet its own obligations, including the payment of interest and principal obligations on the Notes when due. As of                        , 2004, on a pro forma basis, the total liabilities of the Company's subsidiaries were approximately $             million, including trade payables. Although the Indenture will limit the Incurrence of Indebtedness by and the issuance of Preferred Stock of certain of the Company's subsidiaries, such limitation is subject to a number of significant qualifications.

        Only Senior Indebtedness or Secured Indebtedness of the Company or a Guarantor will rank senior to the Notes or the relevant Guarantee in accordance with the provisions of the Indenture. The

Notes and each Guarantee will in all respects rank pari passu with all other Pari Passu Indebtedness of the Company and the relevant Guarantor, respectively.

        The Company may not pay principal of, premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions described under "—Defeasance" below and may not otherwise purchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if:

  •
  a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Indebtedness occurs and is continuing or any other amount owing in respect of any Designated Senior Indebtedness is not paid when due; or

  •
  any other default on any Designated Senior Indebtedness occurs and results in such Designated Senior Indebtedness becoming due or being declared due and payable prior to the date on which it would otherwise become due and payable in accordance with its terms, unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full.

        Notwithstanding the foregoing:

  •
  Holders may receive and retain (a) Permitted Junior Securities and (b) payments made from the trust described under "—Defeasance" below so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein or any other material agreement binding on the Company, including the Credit Facilities; and

  •
  the Company may pay the Notes if the Company and the Trustee receive written notice approving such payment from the Representative of each series of the Designated Senior Indebtedness with respect to which either of the events set forth in the immediately preceding sentence has occurred and is continuing.

        During the continuance of any default (other than a default described in the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee, with a copy to the Company, of written notice (a "Blockage Notice") of such default from the Representative of such defaulted Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending on the earliest to occur of the following events:

  •
  179 days shall have elapsed since the receipt of such Blockage Notice;

  •
  such Payment Blockage Period is terminated by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

  •
  the repayment in full of such defaulted Designated Senior Indebtedness; or

  •
  the default giving rise to such Blockage Notice is no longer continuing.

        Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph and in the succeeding paragraph), unless the holders of such defaulted Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such defaulted Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. In no event may the total number of days during which any Payment Blockage Period or Periods is in effect: exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this provision, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment

Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

        Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or bankruptcy reorganization of, insolvency, receivership or similar proceeding relating to the Company or its property or an assignment for the benefit of its creditors or any marshalling of the Company's assets or liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all the Senior Indebtedness before the Noteholders are entitled to receive any payment. Until the Senior Indebtedness is paid in full in cash, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear. However, the Holders of Notes may receive and retain Permitted Junior Securities, and payments made from the trust described under "—Defeasance" so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein or any other material agreement binding on the Company, including the Credit Agreement. If a distribution is made to Noteholders that due to the subordination provisions of the Indenture should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

        During any period in which payments to you are prohibited or blocked in the manner described above, you may exercise any and all remedies under the Notes and the Guarantees; however, any amounts received by you with respect to the Guarantees, including any amount you may receive in any legal action to enforce the Guarantees, would be required to be turned over to the holders of the Guarantor's Senior Indebtedness.

        After the occurrence of an Event of Default, the Company or the Trustee shall promptly notify the holders of each series of Designated Senior Indebtedness (or their respective Representative) of such occurrence. If any Designated Senior Indebtedness is outstanding, the Company may not make any payments then due on the Notes until five Business Days after the holders or the Representative of such Designated Senior Indebtedness receive notice of such occurrence and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

        By reason of such subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Noteholders and, because of the obligation on the part of the Noteholders to turn over distributions to the holders of Senior Indebtedness to the extent required to pay Senior Indebtedness in full, trade creditors of the Company and Guarantors may recover more, ratably, than the Noteholders.

        The Indenture will contain identical subordination provisions relating to each Guarantor's obligations under its Guarantee.

Guarantees

        Each Restricted Subsidiary that guarantees any Indebtedness under any Senior Credit Document on the Issue Date and certain future Restricted Subsidiaries (as described below), will jointly and severally irrevocably and fully and unconditionally guarantee on an unsecured senior subordinated basis (as described under "—Ranking" above) the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Guarantors being herein called the "Guaranteed Obligations"). Such Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) Incurred by the Trustee or the Holders in enforcing any rights under the Guarantees. Each Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor after giving effect to all of its other contingent and fixed liabilities (including without limitation all of its obligations under or with respect to the Credit Agreement) without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the Issue Date, the Company will cause each Restricted Subsidiary that guarantees any Indebtedness under any Senior Credit Document (other than any Restricted Subsidiary organized outside of the United States of America or that has Tangible Assets of less than $             million) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee, payment of the Notes on an unsecured senior subordinated basis. See "Certain Covenants—Future Guarantors" below.

        Each Guarantee is a continuing guarantee and shall, until released in accordance with the next succeeding paragraph:

  •
  remain in full force and effect until payment in full of all the Guaranteed Obligations;

  •
  be binding upon each such Guarantor and its successors; and

  •
  inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

        The Guarantee of a Guarantor will be released:

  •
  in connection with any transaction permitted by the Indenture after which the Guarantor ceases to be a Restricted Subsidiary of the Company; provided that the sale or other disposition, if any, complies with the "Asset Sale" provisions of the Indenture; or

  •
  upon satisfaction and discharge or defeasance of the Notes as provided below under "—Defeasance" and "—Satisfaction and Discharge."

Change of Control

        Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes of any series at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). In order to exercise this repurchase right, a Holder must separate its IDSs into the shares of Class A common stock and Notes represented thereby.

        In the event that at the time of such Change of Control the terms of any Senior Lender Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Company shall:

  •
  repay in full all Senior Lender Indebtedness or offer to repay in full all Senior Lender Indebtedness and repay the Senior Lender Indebtedness of each lender who has accepted such offer; or

  •
  obtain the requisite consent under the agreements governing the Senior Lender Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

        Within 30 days following any Change of Control, unless the Company has exercised its right to redeem the Notes as described under "—Optional Redemption," the Company shall mail a notice (a "Change of Control Offer") to each Holder with a copy to the Trustee stating:

  •
  that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

  •
  the circumstances and relevant facts and financial information regarding such Change of Control;

  •
  whether the agreements then governing the Senior Lender Indebtedness will permit the repurchase of the Notes;

  •
  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

  •
  the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, conditional upon the Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

        The definition of Change of Control includes a phrase relating to the sale, lease or transfer of "all or substantially all" the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Covenants Relating to IDSs

        Combination of Notes and Class A Common Stock into IDSs.    The Indenture will provide that as long as any Notes are outstanding, any Holder of Notes and shares of Class A common stock may, at any time and from time to time, combine these securities to form IDSs unless the IDSs have previously been automatically separated as a result of the continuance of a payment default on the Notes for 90 days, or the redemption or maturity of any Notes.

Certain Covenants

        The Indenture will contain the following material covenants:

        Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. The Indenture will provide that (i) the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock and (ii) the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Guarantor may issue shares of Preferred Stock if the Fixed Charge Coverage Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least      to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

        The foregoing limitations will not apply to:

  (a)
  the Incurrence by the Company or its Restricted Subsidiaries of Indebtedness under the Credit Facilities and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of the greater of the Borrowing Base or $       million then classified as having been Incurred pursuant to this clause (a) outstanding at any one time;

  (b)
  the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (not including any Additional Notes) and the Guarantees, as applicable;

  (c)
  Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b));

  (d)
  Indebtedness (including Capitalized Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (d) and all Refinancing Indebtedness (as defined below) Incurred to refund, refinance or replace any Indebtedness classified as having been Incurred pursuant to this clause (d), does not exceed $       million;

  (e)
  Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or with respect to agreements to provide services, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

  (f)
  Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn out or similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business, assets or a

    Subsidiary of the Company in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

  (g)
  Indebtedness of the Company to a Restricted Subsidiary of the Company; provided that any such Indebtedness is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Company or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

  (h)
  shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary of the Company; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary of the Company) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

  (i)
  Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary of the Company; provided that (i) any such Indebtedness is made pursuant to an intercompany note and (ii) if a Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary of the Company) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

  (j)
  Hedging Obligations that are incurred not for speculative purposes (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding, (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

  (k)
  obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

  (l)
  Indebtedness or Disqualified Stock of the Company and any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount, which when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and classified as having been Incurred pursuant to this clause (l), does not exceed $       million at any one time outstanding; provided, however, that Indebtedness of Foreign Subsidiaries, which when aggregated with the principal amount of all other Indebtedness of Foreign Subsidiaries then outstanding and classified as having been Incurred pursuant to this clause (l), does not exceed $       million (or the equivalent thereof in any other currency) at any one time outstanding (it being understood that any Indebtedness Incurred under this clause (l) shall cease to be deemed Incurred or outstanding for purposes of this clause (l) but shall be deemed to be Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Company could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (l));

  (m)
  any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such

    Indebtedness Incurred by the Company or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of any Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor's Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable;

  (n)
  the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness which serves to refund or refinance any Indebtedness Incurred as permitted under the first paragraph of this covenant and clauses (b) and (c) above, or any Indebtedness issued to so refund or refinance such Indebtedness (subject to the following proviso, "Refinancing Indebtedness"); provided, however, that such Refinancing Indebtedness:

  (i)
  has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced;

  (ii)
  has a Stated Maturity which is no earlier than the Stated Maturity of the Indebtedness being refunded or refinanced;

  (iii)
  to the extent such Refinancing Indebtedness refinances Indebtedness pari passu with the Notes or the Guarantees, is pari passu with the Notes or the Guarantees, as applicable;

  (iv)
  is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium and fees Incurred in connection with such refinancing; and

  (v)
  shall not include Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Company;

    and provided further that subclauses (i), (ii), (iii), and (v) of this clause (n) will not apply to any refunding or refinancing of any Senior Indebtedness;

  (o)
  Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the Indenture; provided, however, that such Indebtedness, Disqualified Stock or Preferred Stock is not Incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided further, however, that after giving effect to such acquisition and the Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock either (i) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant or (ii) the Fixed Charge Coverage Ratio would be higher than immediately prior to such acquisition;

  (p)
  the Incurrence by the Company or any Restricted Subsidiary of Indebtedness to finance, in whole or in part, an acquisition of a business or assets consummated within 30 days of such Incurrence; provided, that after giving effect to such acquisition and the Incurrence of such Indebtedness the Fixed Charge Coverage Ratio would be higher than immediately prior to such acquisition;

  (q)
  Indebtedness represented by the issuance of Additional Notes in connection with the exchange of shares of Class B common stock and/or Class C common stock of the Company outstanding on the Issue Date for IDSs;

  (r)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence; and

  (s)
  the Incurrence by a Securitization Subsidiary of Non-Recourse Indebtedness in connection with or pursuant to a Permitted Receivables Financing.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (s) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. In addition, the Company may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the first paragraph hereof; provided that the Company or Restricted Subsidiary would be permitted to incur such item of Indebtedness (or portion thereof) pursuant to such other clause or the first paragraph hereof, as the case may be, at such time of reclassification. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. As of                        , 2004, on a pro forma basis giving effect to this offering and the other transactions contemplated by this prospectus, as if these transactions occurred on            , 2003, our Fixed Charge Coverage Ratio would have been            to 1.0.

        Limitation on Restricted Payments.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

    (i)
    declare or pay any dividend or make any distribution or payment on account of the Company's or any of its Restricted Subsidiaries' Equity Interests, including any payment made in connection with any merger or consolidation involving the Company (other than (A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

    (ii)
    purchase or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary or, in the case of Equity Interests of any domestic Restricted Subsidiary, from any non-Affiliate of the Company that owns Capital Stock of any such domestic Restricted Subsidiary);

    (iii)
    make any principal payment on, cause a defeasance of, or purchase, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness which is subordinated in right of payment to the Notes or any Guarantee; or

    (iv)
    make any Restricted Investment (all such payments and other actions set forth in this clause (iv) and in clauses (i), (ii) and (iii) above being collectively referred to as "Restricted Payments"),

        unless, at the time of such Restricted Payment:

  (a)
  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

  (b)
  no Dividend Suspension Period shall have occurred and be continuing;

  (c)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including, without duplication, Restricted Payments permitted by clauses (1), (5) and (7) (to the extent of $    million in the case of clause (7)) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of, without duplication:

  (i)
  100% of Excess Cash of the Company for the period (taken as one accounting period) from the fiscal quarter that first begins after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus

  (ii)
  100% of the aggregate net cash proceeds (or property, other than cash, converted to cash within 30 days of its receipt) received by the Company since the Issue Date from the issue or sale of Equity Interests of the Company (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness, Excluded Contributions, Disqualified Stock and Designated Preferred Stock or upon exercise of warrants or options (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries), plus

  (iii)
  100% of the aggregate amount of contributions to the capital of the Company since the Issue Date received in cash or in property other than cash, converted to cash within 30 days of its receipt (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock and Disqualified Stock), plus

  (iv)
  100% of the aggregate amount of cash or property other than cash converted to cash within 30 days of its receipt, in each case received from (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of or on account of Restricted Investments made by the Company and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Subsidiaries) and from payments of interest on and repayments of loans or advances which constituted Restricted Investments, (B) the sale (other than to the Company or a Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or (C) a distribution or dividend from an Unrestricted Subsidiary, plus

  (v)
  in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary, 100% of the aggregate net cash proceeds received by the Company or a Restricted Subsidiary (i) at the time of such redesignation, combination or transfer, or (ii) with respect to assets other than cash, converted to cash within 30 days of its receipt.

        The foregoing provisions will not prohibit:

  (1)
  the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

  (2)
  (a) the repurchase, retirement or other acquisition of any Equity Interests ("Retired Capital Stock") or Subordinated Indebtedness of the Company in exchange for, or out of the proceeds of the sale within 30 days of, Equity Interests of the Company or contributions to the equity capital of the Company (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) (collectively, including any such contributions, "Refunding Capital Stock") or the sale of Subordinated Indebtedness and (b) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the sale within 30 days (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock or the sale of Subordinated Indebtedness;

  (3)
  the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant entitled "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (4)
  the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company would have had a Fixed Charge Coverage Ratio of at least    to 1.0 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (4) does not exceed the net cash proceeds received by the Company from the sale of Designated Preferred Stock issued after the Issue Date;

  (5)
  Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (5) that are at that time outstanding, not to exceed $    million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

  (6)
  Investments that are made with Excluded Contributions;

  (7)
  other Restricted Payments in an aggregate amount not to exceed $            million;

  (8)
  dividends or distributions solely in the form of Equity Interests or repurchases of Equity Interests which may be deemed to occur upon exchange or exercise of other outstanding Equity Interests;

  (9)
  the exchange of Class B common stock and/or Class C common stock outstanding on the Issue Date for Class A common stock and Notes;

  (10)
  any payments made by the Company or any of the Restricted Subsidiaries as of the date of the Indenture with respect to the purchase price paid or any subsequent working capital adjustments made in connection with the Acquisitions described in this prospectus;

  (11)
  upon the occurrence of a Change of Control and within 90 days after completion of the offer to repurchase Notes pursuant to the provisions described under "Change of Control" (including the purchase of all Notes tendered), any repurchase or redemption of Indebtedness of the Company or any of the Restricted Subsidiaries subordinated to the Notes that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest and liquidated damages, if any);

  (12)
  within 90 days after completion of any offer to repurchase Notes pursuant to the covenant described under "Certain Covenants—Asset Sales" (including the purchase of all Notes tendered), any repurchase or redemption of Indebtedness of the Company or any of the Restricted Subsidiaries subordinated to the Notes that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest and liquidated damages, if any);

  (13)
  any Restricted Payment made in connection with the Transactions as described in this prospectus; and

  (14)
  the redemption, repurchase or other acquisition for value of Capital Stock of the Company representing fractional shares of such Capital Stock in connection with a merger, consolidation, amalgamation or other combination involving the Company:

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (3), (4), (5), (7), and (9), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

        For the twelve-month period ended              , 2004 on a pro forma basis giving effect to this offering and the other transactions contemplated by this prospectus, as if such transactions occurred on              , 2003, the Company's Interest Coverage Ratio would have been            to 1.0 and the Company's Excess Cash would have been $             million.

        As of the Issue Date, all of the Company's Subsidiaries other than            will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        Dividend Suspension.    Notwithstanding anything in the Indenture to the contrary, except as expressly permitted by clause (1) under "—Limitation on Restricted Payments," the Company may not pay any dividend or distribution on its Capital Stock during a Dividend Suspension Period.

        Anti-Layering.    The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Indebtedness of such Guarantor and senior in right of payment to such Guarantor's Guarantee. This does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Indebtedness or securing such Indebtedness with greater or lesser priority or with different collateral or by reason of the fact that the holders of such Indebtedness have entered into intercreditor agreements or arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

        Dividend and Other Payment Restrictions Affecting Subsidiaries.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (a)
  (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

  (b)
  make loans or advances to the Company or any of its Restricted Subsidiaries; or

  (c)
  sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

    (1)
    contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Facilities and the other Senior Credit Documents;

    (2)
    the Indenture and the Notes;

    (3)
    applicable law or any applicable rule, regulation or order;

    (4)
    any agreement or other instrument relating to Indebtedness of a Person acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

    (5)
    any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

    (6)
    Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under "—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

    (7)
    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

    (8)
    customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

    (9)
    customary provisions contained in leases, agreements to provide services and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above;

    (10)
    other Indebtedness of Restricted Subsidiaries permitted to be Incurred subsequent to the Issue Date pursuant to the covenant described under "—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

    (11)
    any agreement for the sale or other disposition of a Restricted Subsidiary in accordance with the terms of the Indenture that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

    (12)
    Indebtedness or other contractual requirements or restrictions of a Securitization Subsidiary in connection with a Permitted Receivables Financing; provided that such restrictions only apply to such Securitization Subsidiary;

    (13)
    any agreement governing Indebtedness incurred by a Foreign Restricted Subsidiary permitted under the covenant described above under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;" provided that such restrictions only apply to such Foreign Restricted Subsidiary; provided, further that such Indebtedness is not guaranteed by the Company or any of its Domestic Restricted Subsidiaries;

    (14)
    any other agreement, instrument or document relating to Senior Indebtedness in effect after the date of the Indenture; provided that the terms and conditions of such restrictions are not materially more restrictive taken as a whole than those restrictions imposed in connection with the Credit Facilities as in effect on the date of the Indenture (which may result in restrictions upon a Restricted Subsidiary so long as such restrictions are not materially more restrictive taken as a whole than the comparable restriction that is applicable to the Company); or

    (15)
    any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors, no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

        Asset Sales.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless

  •
  the Company, or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

  •
  except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company, or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

  •
  any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets;

  •
  any notes or other obligations or other securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents within 180 days of the receipt thereof (to the extent of the Cash Equivalents received); and

  •
  any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $     million (with the Fair Market Value of each item

      of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value),

shall be deemed to be Cash Equivalents for the purposes of this provision.

        Within 365 days after the Company's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option to:

  •
  repay Obligations under the Credit Facilities or other Senior Indebtedness or Pari Passu Indebtedness (provided that if the Company shall so reduce Obligations under Pari Passu Indebtedness, it will equally and ratably reduce Obligations under the Notes by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of Notes) or Indebtedness of a Restricted Subsidiary, in each case other than Indebtedness owed to the Company or a Restricted Subsidiary;

  •
  make an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case used or useful in a Similar Business; and/or

  •
  make an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale.

        Pending the application of any such Net Proceeds, the Company or such Restricted Subsidiary may invest such Net Proceeds in Cash Equivalents or Investment Grade Securities. The Indenture will provide that any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $     million, the Company shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within 30 Business Days after the date that Excess Proceeds exceed $     million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        If more Notes are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, selection of such Notes for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements).

        Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder of Notes at such Holder's registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

        A new Note in principal amount equal to the unpurchased portion of any Note purchased in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date unless the Company defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.

        Transactions with Affiliates.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $     million, unless:

  •
  such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

  •
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $     million, the Company delivers to the Trustee a resolution adopted by the majority of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with the first bullet point above.

        The foregoing provisions will not apply to the following:

  •
  transactions between or among the Company and/or any of its Restricted Subsidiaries;

  •
  Permitted Investments and Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on Restricted Payments";

  •
  the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary;

  •
  transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of the first bullet point of the preceding paragraph;

  •
  payments or loans to employees or consultants in the ordinary course of business which are approved by a majority of the Board of Directors of the Company (or a committee thereof) in good faith;

  •
  any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the holders of the Notes in any material respect) or any transaction contemplated thereby;

  •
  the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which any of them is a party as of the Issue Date and any similar agreements which any of them may enter into thereafter, provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Notes in any material respect;

  •
  the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of their respective Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

  •
  transactions effected in connection with the Transactions described in this prospectus;

  •
  any payments or other transactions pursuant to any tax sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

  •
  payments of fees and expenses earned pursuant to the Management Agreement through the date of the consummation of this offering and indemnity payments pursuant to Section 9 of the Management Agreement regardless of when made;

  •
  transactions between a Securitization Subsidiary and the Company and/or one or more Restricted Subsidiaries in connection with a Permitted Receivables Financing; and

  •
  transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

        Liens.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any Indebtedness of the Company or any of its Subsidiaries (other than Senior Indebtedness) unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes) the Indebtedness so secured or until such time as such Indebtedness is no longer secured by a Lien. The preceding sentence will not require the Company or any Restricted Subsidiary to secure the Notes if the Lien consists of a Permitted Lien.

        The Indenture will provide that no Guarantor will directly or indirectly create, Incur or suffer to exist any Lien on any asset or property of such Guarantor or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any Indebtedness of such Guarantor (other than Senior Indebtedness of such Guarantor) unless the Guarantee of such Guarantor is equally and ratably secured with (or on a senior basis to, in the case of Indebtedness subordinated on right of payment to such Guarantor's Guarantee) the Indebtedness so secured or until such time as such Indebtedness is no longer secured by a Lien. The preceding sentence will not require any Guarantor to secure its Guarantee if the Lien consists of a Permitted Lien.

        Reports and Other Information.    The Indenture will provide that notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company will file with the Commission, documents and reports that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein; provided, however, the Company shall not be so obligated to file such documents and other reports with the Commission if the Commission does not permit such filing, in which event the Company will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Company would be required to file such information with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act.

        Future Guarantors.    The Indenture will provide that the Company will cause each Restricted Subsidiary organized under the laws of the United States of America or any state or territory thereof that has total assets of more than $    , is not a Securitization Subsidiary and that guarantees any indebtedness under any Senior Credit Document to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Merger, Consolidation, or Sale of All or Substantially All Assets

        The Indenture will provide that the Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

  •
  the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the "Successor Company");

  •
  the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under the Indenture and the Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

  •
  immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

  •
  immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either (A) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or (B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be more than or equal to such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

  •
  each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to the Successor Company's obligations under the Indenture and the Notes; and

  •
  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

        The Successor Company will succeed to, and be substituted for, the Company under the Indenture and the Notes. Notwithstanding the clauses contained in the third and fourth bullet points of the immediately preceding sentence:

  •
  any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary; and

  •
  the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States or changing the form of organization of the Company to a corporation, partnership or limited liability company so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

        The Indenture will further provide that, subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale or disposition of a Guarantor, each Guarantor will not, and the Company will not permit a Guarantor to consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

  •
  such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Guarantor");

  •
  the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

  •
  immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; and

  •
  the Guarantor shall have delivered or caused to be delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

        Subject to certain limitations described in the Indenture, the Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor's Guarantee. Notwithstanding the clause contained in the third bullet point of the immediately preceding sentence, a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States or changing the form of organization of the Guarantor to a corporation, partnership or limited liability company so long as the amount of Indebtedness of the Guarantor is not increased thereby.

Defaults

        An Event of Default will be defined in the Indenture as:

    (i)
    a default in any payment of interest on any Note when due, whether or not prohibited by the provisions described under "—Ranking" above, continued for 30 days, subject to the interest deferral provisions contained in the Indenture; provided, however, that a default in any payment of interest on the Note required to be made on                        , 2009 shall immediately constitute an Event of Default (without regard to the length of time for which such default continues);

    (ii)
    a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "—Ranking" above;

    (iii)
    the failure by the Company to comply with its obligations under the covenant described under "—Merger, Consolidation or Sale of All or Substantially All Assets" above;

    (iv)
    the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "—Change of Control" above (other than a failure to purchase Notes);

    (v)
    the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture;

    (vi)
    the failure by the Company or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $    million or its foreign currency equivalent (the "cross acceleration provision");

    (vii)
    certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions");

    (viii)
    the rendering of any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $     million or its foreign currency equivalent against the Company or a Significant Subsidiary if (A) an enforcement proceeding thereon is commenced and not discharged or stayed within 60 days thereafter or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision");

    (ix)
    any Guarantee ceases to be in full force and effect, except as contemplated by the terms thereof, or any Guarantor denies or disaffirms its obligations under the Indenture or any Guarantee and the Default continues for 10 Business Days; or

    (x)
    except as expressly permitted by clause (1) under "—Limitation on Restricted Payments," the Company pays any dividend on shares of the Company's common stock (A) when, based on the then-available financial statements presented to the Board of Directors, such dividend exceeds the amount available to be paid pursuant to paragraph (c) or clauses (2) through (14) of the "—Limitation on Restricted Payments" covenant or (B) during a Dividend Suspension Period or the continuance of an Event of Default.

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        However, a default under clauses (iv) or (v) hereof will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) or (v) hereof, as applicable, after receipt of such notice.

        If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal, premium and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

        In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in the cross acceleration provision, the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in the cross acceleration provision have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

  •
  such Holder has previously given the Trustee notice that an Event of Default is continuing;

  •
  Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

  •
  such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  •
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  •
  the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The Indenture will provide that if a Default occurs and is continuing and is actually known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver, to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Event of Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

        Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding of all series affected by such amendment and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes of all series affected by such amendment then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things:

  •
  reduce the amount of Notes whose Holders must consent to an amendment;

  •
  reduce the rate of or extend the time for payment of interest on any Note or amend the Company's right to defer interest on the Notes in a manner adverse to the Holders;

  •
  reduce the principal of or extend the Stated Maturity of any Note;

  •
  reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above;

  •
  make any Note payable in money other than that stated in the Note;

  •
  make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder;

  •
  impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

  •
  (A) make a change to lower the Interest Coverage Ratio threshold for a Dividend Suspension Period or make a change to paragraph (c) under "—Limitation on Restricted Payments" that would have the effect of increasing the amounts permitted to be distributed in respect of the Company's Capital Stock, (B) make any change to the provisions of the Indenture that prohibit the payment of dividends while interest is being deferred, while any previously deferred interest remains unpaid during a Dividend Suspension Period, or during the continuance of any Default or Event of Default or (C) waive an Event of Default under clause (x) of "Defaults" (in each case except in connection with an offer by the Company to purchase all of the Notes, in which case a majority in principal amount of Notes will be sufficient);

  •
  make any change in the amendment provisions which require each Holder's consent or in the waiver provisions; or

  •
  modify the Guarantees in any manner adverse to the Holders.

        Without the consent of any Holder, the Company and Trustee may amend the Indenture to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  provide for the assumption by a successor corporation, partnership or limited liability company of the obligations of the Company under the Indenture;

  •
  provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated Notes are described in Section l63(f)(2)(B) of the Internal Revenue Code);

  •
  add Guarantees with respect to the Notes;

  •
  secure the Notes;

  •
  add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

  •
  make any change that does not adversely affect the rights of any Holder, to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939; or

  •
  make changes to the Indenture to provide for the issuance of Additional Notes.

        However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

        The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

        After an amendment under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

        Under the terms of the Credit Agreement, we will not be permitted to effect any amendment or modification if the effect would be to:

  •
  increase the interest rate applicable to the Notes or any deferred interest on the Notes;

  •
  change to an earlier date the scheduled dates of payment on any component of principal, interest or other amounts on the Notes;

  •
  increase principal repayments or amortization payments on the Notes;

  •
  alter the redemption, prepayment or subordination provisions of the Notes;

  •
  add to or alter the covenants (including, without limitation, the financial covenants), defaults and Events of Defaults set forth in the Indenture in a manner that would make such provisions more onerous or restrictive to the Company; or

  •
  otherwise increase the obligations of the Company or any Guarantor in respect of the Notes, the deferred interest on the Notes or confer additional rights upon the holders thereof which individually or in the aggregate would be adverse to the Company, any Guarantor or the lenders of the Senior Lender Indebtedness.

Defeasance

        The Company at any time may terminate all its obligations under the Notes and the Indenture and all of the obligations of the Guarantors ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. In addition, the Company at any time may terminate its and the Restricted Subsidiaries' obligations under the covenants described under "—Certain Covenants" and "—Change of Control," the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "—Defaults" above and the limitations contained in the fourth bullet point of the first paragraph under "—Merger, Consolidation or Sale of All or Substantially All Assets" above ("covenant defeasance"). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) with respect only to Significant Subsidiaries or (viii) with respect only to Significant Subsidiaries under "—Defaults" above or because of the failure of the Company to comply with the fourth bullet point of the first paragraph under "—Merger, Consolidation or Sale of All or Substantially All Assets" above.

        In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "—defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including:

  •
  delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law); and

  •
  so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions of the Indenture or any other material agreement binding on the Company (except for violations of the Indenture as a result of the borrowing of funds to be applied to such payments), including the Credit Facilities.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

  •
  either:

  •
  all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

    •
    all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, Cash Equivalents, Investment Grade Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

  •
  no Event of Default (other than one resulting solely from the borrowing of funds to provide such deposit) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

  •
  the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

  •
  the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

Concerning the Trustee

                                 is to be the Trustee under the Indenture.

Governing Law

        The Indenture will provide that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        "Acquired Indebtedness" means, with respect to any specified Person:

  •
  Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, and

  •
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person,

in each case, other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by such Person, or such asset was acquired by such person, as applicable.

        "Adjusted EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  •
  provision for taxes based on income or profits of such Person for such period deducted in computing Consolidated Net Income, plus

  •
  Consolidated Interest Expense of such Person for such period to the extent the same was deducted in computing Consolidated Net Income, plus

  •
  Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such Consolidated Depreciation and Amortization Expense was deducted in computing Consolidated Net Income, plus

  •
  any non-cash charges reducing Consolidated Net Income for such period (excluding any such charge which requires an accrual of, or cash reserve for, anticipated cash charges for any future period);

  •
  the amount of management, consulting or advisory fees and related expenses paid to GTCR or one of its Affiliates (or any accruals relating to such fees and expenses) during such period and prior to the date of the Indenture; provided that such amount shall not exceed $4.0 million in any twelve-month period, plus

  •
  one-time legal, financial, accounting, advisory and up-front financing fees and expenses related to acquisitions or divestitures deducted in such period in computing Consolidated Net Income to the extent not covered by any other bullet point in this definition, plus

  •
  any restructuring charges (without duplication) as disclosed on the financial statements or the notes related thereto in accordance with GAAP, plus

  •
  one-time costs and expenses identified as "Non-recurring and other items" and "Implemented cost saving initiatives" in footnote (2) to the Summary Unaudited Pro Forma Financial Data as set forth in this prospectus, minus

  •
  all non-cash items increasing Consolidated Net Income for such period (other than (i) any such non-cash item to the extent that it will result in the receipt of cash payments in any future period and (ii) reversals of prior accruals or reserves for non-cash items previously excluded from the calculation of Adjusted EBITDA pursuant to the fourth bullet point of this definition).

        Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Adjusted EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating Consolidated Net Income.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Asset Sale" means:

  •
  the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Company or any Restricted Subsidiary not in the ordinary course of business (each referred to in this definition as a "disposition"); or

  •
  the issuance or sale of Equity Interests of any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

  •
  a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business;

  •
  the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under "—Merger, Consolidation or

      Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control;

    •
    any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "—Limitation on Restricted Payments";

    •
    any disposition of assets with an aggregate Fair Market Value of less than $      million;

    •
    any disposition of property or assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

    •
    any exchange of like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Similar Business;

    •
    sales of assets received by the Company or a Restricted Subsidiary upon the foreclosure on a Lien;

    •
    any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

    •
    licenses of intellectual property;

    •
    the disposition of accounts receivable and related assets (including contract rights) to a Securitization Subsidiary in connection with a Permitted Receivables Financing;

    •
    any foreclosure upon any assets of the Company or any Restricted Subsidiary in connection with the exercise of remedies by a secured lender pursuant to the terms of Indebtedness otherwise permitted to be incurred under the Indenture;

    •
    any disposition of Designated Noncash Compensation; and

    •
    sales of inventory in the ordinary course of business consistent with past practices and sales of equipment upon termination of a contract with a client entered into in the ordinary course of business pursuant to the terms of such contract.

        "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

        "Borrowing Base" means the product of (i) Adjusted EBITDA for the most recent four fiscal quarters for which internal financial statements are available and (ii)       .

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Capital Expenditures" means any expenditure required to be classified as a capital expenditure in accordance with GAAP.

        "Capital Stock" means:

  •
  in the case of a corporation, corporate stock, including, without limitation, corporate stock represented by IDSs and corporate stock outstanding upon the separation of IDSs into the securities represented thereby;

  •
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  •
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  •
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

  •
  U.S. dollars and foreign currency exchanged into U.S. dollars within 180 days;

  •
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof;

  •
  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt is rated at least "A" or the equivalent thereof by Moody's or S&P;

  •
  repurchase obligations for underlying securities of the types described in the second and third bullet point above entered into with any financial institution meeting the qualifications specified in the third bullet point above;

  •
  commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least "A-2" or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition;

  •
  investment funds investing at least 95% of their assets in securities of the types described in clauses contained in first five bullet points above;

  •
  readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P;

  •
  Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A-2" or higher from Moody's;

  •
  in the case of any Foreign Restricted Subsidiary:

  •
  direct obligations of the sovereign nation (or agency thereof) in which such Foreign Restricted Subsidiary is organized and is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof);

  •
  investments of the type and maturity described in the preceding bullets of this definition of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign ratings agencies; and

  •
  investments of the type and maturity described in the preceding bullets of this definition of foreign obligors, which investments or obligors are not rated as provided in such clauses or in (2) above but which are, in the reasonable judgment of the Company as evidenced by a board resolution, comparable in investment quality to such investments and obligors; provided that the amount of such investments pursuant to this clause (3) outstanding at any one time shall not exceed $       million.

        "Change of Control" means the occurrence of any of the following events:

  •
  the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders;

  •
  the adoption of a plan relating to the liquidation or dissolution of the Company;

  •
  the acquisition by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders of a beneficial ownership of more than 50% of the voting power of the voting stock of the Company, by way of purchase, merger or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of such transaction);

  •
  the merger or consolidation of the Company with or into another Person or the merger of another Person into the Company with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold, directly or indirectly, less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers, or trustees of the Person surviving such merger or consolidation, in each case other than creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of such transaction; or

  •
  the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

        "Company" means Prestige Brands Holdings, Inc. until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the Trust Indenture Act, each other obligor on the Notes.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income, determined on a consolidated basis and otherwise determined in accordance with GAAP, plus, to the extent not included in such consolidated interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, without duplication,

  •
  interest expense attributable to leases constituting part of a Sale/Leaseback Transaction and/or Capitalized Lease Obligations,

  •
  amortization of debt discount and debt issuance cost (other than amortization or write-off of Indebtedness issuance costs incurred in connection with or as a result of the Acquisitions or the Transactions),

  •
  capitalized interest,

  •
  non-cash interest expense,

  •
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

  •
  net costs associated with Hedging Obligations (including amortization of fees),

  •
  interest Incurred in connection with Investments in discontinued operations,

  •
  interest in respect of Indebtedness of any other Person to the extent such Indebtedness is guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary, and

  •
  the earned discount or yield with respect to the sale of receivables.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

  •
  any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded;

  •
  any increase in amortization or depreciation resulting from purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded;

  •
  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

  •
  any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

  •
  any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors) shall be excluded;

  •
  the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period; and

  •
  any unrealized gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP shall be excluded.

        "Continuing Directors" means, as of any date of determination, any member of the Company's Board of Directors who:

  •
  was a member of the Company's Board of Directors on the date of the Indenture; or

  •
  was nominated for election or elected to the Board of Directors with the affirmative vote of at least a majority of the Continuing Directors who were members of the Company's Board of Directors at the time of the nomination or election.

        "Credit Agreement" means the credit agreement to be dated as of                        , 2004, as amended, restated, supplemented, waived, replaced, restructured, repaid, increased, refunded, refinanced or otherwise modified from time to time (whether or not terminated and whether with the original lenders or otherwise), among the Company, the Subsidiaries of the Company named therein, the financial institutions from time to time a party thereto and the administrative agent, fronting bank and swingline lender, including any successor or replacement facility extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness under such agreement or increasing the amount of available borrowings thereunder (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refunding, refinancing or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding).

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement and indentures or debt securities) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term debt, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any refunding, replacement or refinancing thereof through the issuance of debt securities.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Noncash Consideration" means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Company (other than Disqualified Stock) that is issued (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the proceeds of which are excluded from the calculation set forth in clause (c) of the covenant described under "—Limitation on Restricted Payments."

        "Designated Senior Indebtedness" means (i) the Senior Lender Indebtedness and (ii) any other Senior Indebtedness of the Company with a principal amount in excess of $             million and designated by the Company as Designated Senior Indebtedness.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event;

  •
  matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise;

  •
  is convertible or exchangeable for Indebtedness or Disqualified Stock; or

  •
  is redeemable at the option of the holder thereof, in whole or in part, in each case prior to the first anniversary of the maturity date of the Notes;

provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such first anniversary shall be deemed to be Disqualified Stock; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability.

        Notwithstanding the third bullet point of this definition, Disqualified Stock shall not include (i) the Company's Class B common stock and Class C common stock that is convertible into IDSs or Additional Notes upon exchange or (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments".

        "Dividend Suspension Period" means any period:

  (i)
  during which any interest on the Notes is being deferred,

  (ii)
  during which any interest on the Notes deferred during any prior period (including interest thereon) remains unpaid, and/or

  (iii)
  for which the Interest Coverage Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available, is less than      to 1.0.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Excess Cash" shall mean, with respect to any period, Adjusted EBITDA minus the sum of:

  •
  cash interest expense;

  •
  deferred interest, if any, not otherwise included in the clause contained in the first bullet point;

  •
  cash income tax expense;

  •
  Capital Expenditures (except to the extent financed with an Incurrence of Indebtedness (other than under a revolving facility));

  •
  any item included in the clause contained in the fifth and sixth bullet points and the cash items included in the clause contained in the seventh and eighth bullet points under the definition of Adjusted EBITDA that represents a cash payment; and

  •
  any mandatory prepayments that permanently reduce the aggregate principal amount of Designated Senior Indebtedness prior to its scheduled maturity (to the extent not included in the first two bullet points above); provided that if Senior Indebtedness (other than under a revolving facility) is Incurred in such period that replaces Designated Senior Indebtedness previously prepaid, which prepayment resulted in a reduction of Excess Cash pursuant to this bullet point, then Excess Cash shall be increased by the amount of such previous reduction.

        "Excluded Contributions" means the net cash proceeds received by the Company after the Issue Date from (i) contributions to its common equity capital and (ii) the sale (other than to a Subsidiary of the Company or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by an Officer of the Company, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of the "Limitation on Restricted Payments" covenant.

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness (other than in the case of revolving credit borrowings, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues or redeems Preferred Stock or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock or Disqualified Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in Adjusted EBITDA resulting therefrom giving effect to any Pro Forma Cost Savings in connection with such acquisition) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition or disposition, have discontinued any operation, or have engaged in merger or consolidation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers' Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

        "Fixed Charges" means, with respect to any Person for any period, the sum of (i) Consolidated Interest Expense of such Person for such period and (ii) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Subsidiaries.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the Indenture, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

        "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means any guarantee of the obligations of the Company under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

        "Guarantor" means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with the Indenture, such Person ceases to be a Guarantor.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

        "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

        "IDS" means the Company's Income Deposit Securities, whether currently outstanding or as may be issued from time to time.

        "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such person at the time it becomes a Subsidiary. Solely for purposes of determining compliance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," the amortization of Indebtedness discount shall not be deemed to be the Incurrence of Indebtedness; provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness Incurred shall at all times be the accreted value of such Indebtedness.

        "Indebtedness" means, with respect to any Person:

  •
  the principal and premium (if any) of any indebtedness of such Person, whether or not contingent:

  •
  in respect of borrowed money;

  •
  evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

  •
  representing the deferred and unpaid purchase price of any property, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, except to the extent of any such balance that constitutes (i) a trade payable or similar obligation to a trade creditor or (ii) an accrued expense due within six months from the date on which it is Incurred, in each case Incurred in the ordinary course of business;

  •
  in respect of Capitalized Lease Obligations; or

  •
  representing any Hedging Obligations with respect to any Interest Rate Agreement (the amount of Indebtedness represented by a Hedging Obligation shall be equal to (i) zero if such Hedging Obligation has been Incurred pursuant to clause (j) of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," or (ii) the notional amount of such Hedging Obligation if not Incurred pursuant to such clause), if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

  •
  to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

  •
  to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person so secured; provided, further, that any obligation of the Company or any Restricted Subsidiary in respect of (i) minimum guaranteed commissions, or other similar payments, to clients, minimum returns to clients or stop loss limits in favor of clients or indemnification obligations to clients, in each case pursuant to contracts to provide services to clients entered into in the ordinary course of business, and (ii) account credits to participants under the LTIP or any successor or similar compensation plan, shall be deemed not to constitute Indebtedness.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a similar business of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

        "Interest Coverage Ratio" means, for any period, the ratio of Adjusted EBITDA to Consolidated Interest Expense for such period less the sum of non-cash interest expense and amortization of deferred financing costs for the twelve-month period ended on the last day of any fiscal quarter; provided that the calculation of the Company's Interest Coverage Ratio for any period shall assume the exchange of all of the Company's outstanding Class B common stock and Class C common stock for IDSs, as if such exchange occurred on the first day of such period.

        "Investment Grade Securities" means:

  •
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

  •
  debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; and

  •
  investments in any fund that invests exclusively in investments of the type described in the clauses contained in the immediately preceding two bullet points which fund may also hold cash.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration (including agreements providing for the adjustment of purchase price) of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

        For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Limitation on Restricted Payments":

  •
  "Investments" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

  •
  any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

        "Issue Date" means the first date on which any Notes are authenticated.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

        "LTIP" means any long-term incentive or similar compensation plan maintained by the Company or its Restricted Subsidiaries.

        "Management Agreement" means the Amended and Restated Professional Services Agreement dated as of April 6, 2004 by and between Prestige Brands, Inc. and GTCR Golder Rauner II, L.L.C., which will be terminated on or prior to the date of the consummation of this offering.

        "Management Investors" means Peter C. Mann, Peter J. Anderson, Gerard F. Butler, Michael A. Fink, Eric M. Millar and Charles Schranz.

        "Moody's" means Moody's Investors Service, Inc.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or other dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other considerations received in any other noncash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the clause in the first bullet point of the second paragraph of the covenant described under "—Asset Sales") to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Non-Recourse Indebtedness," with respect to any Person, means Indebtedness of such Person for which the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness, and such property was acquired with the proceeds of such Indebtedness, or such Indebtedness was Incurred within 90 days after the acquisition of such property.

        "Notes" means the        % senior subordinated notes of the Company, including any additional Notes unless expressly provided otherwise.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

        "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in the Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

        "Pari Passu Indebtedness" means

  •
  with respect to the Company, the Notes, Prestige Brands 9 1/4% Senior Subordinated Notes due 2012, and any other Indebtedness of the Company, other than Senior Indebtedness, Secured Indebtedness or Subordinated Indebtedness of the Company; and

  •
  with respect to any Guarantor, its Guarantee and any other Indebtedness of such Guarantor, other than Senior Indebtedness, Secured Indebtedness and Subordinated Indebtedness of such Guarantor.

        "Permitted Asset Swap" means any one or more transactions in which the Company or any Restricted Subsidiary exchanges assets for consideration consisting of:

  •
  assets used or useful in a Similar Business and

  •
  any cash or Cash Equivalents, provided that such cash or Cash Equivalents will be considered Net Proceeds from an Asset Sale.

        "Permitted Holders" means GTCR Golder Rauner II, L.L.C. and any successor thereto, the Management Investors and TCW/Crescent Mezzanine Partners III, L.P. and their respective affiliates.

        "Permitted Investments" means:

  •
  any Investment in the Company or any Restricted Subsidiary;

  •
  any Investment in Cash Equivalents or Investment Grade Securities;

  •
  any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

  •
  any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of "—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

  •
  any Investment existing on the Issue Date;

  •
  advances to employees not in excess of $       million outstanding at any one time in the aggregate;

  •
  any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  •
  Hedging Obligations;

  •
  additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause that are at that time outstanding, not to exceed $       million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

  •
  loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business, and account credits and payments to participants under the LTIP or any successor or similar compensation plan;

  •
  Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock); provided, however, that, unless converted to cash within 30 days, such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the "—Limitation on Restricted Payments" covenant;

  •
  any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under "—Transactions with Affiliates" (except transactions described in the clauses contained in the second, third and fourth bullet points of such paragraph);

  •
  Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

  •
  Guarantees issued in accordance with "—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  •
  any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

  •
  Investments received in settlement, compromise or resolution of (i) Indebtedness created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or (ii) litigation, arbitration or other disputes with Persons;

  •
  Investments in a Securitization Subsidiary that are necessary to effect a Permitted Receivables Financing;

  •
  advances, loans or extensions of credit to suppliers and vendors in the ordinary course of business;

  •
  Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person; and

  •
  Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business.

        "Permitted Junior Securities" shall mean debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then-outstanding Senior Indebtedness of the Company at least to the same extent that the Notes are subordinated to the payment of all Senior Indebtedness of the Company on the Issue Date, so long as to the extent that any Senior Indebtedness of the Company outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either (a) the class of holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or (b) such holders receive securities which constitute Senior Indebtedness and which have been determined by the relevant court to constitute satisfaction in full in cash of any Senior Indebtedness not paid in full in cash.

        "Permitted Liens" means, with respect to any Person:

  (a)
  pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (b)
  Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

  (c)
  Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

  (d)
  Liens in favor of issuers of performance and surety bonds or bid bonds or completion guarantees or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

  (e)
  minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (f)
  Liens securing Indebtedness permitted to be incurred pursuant to clause (d) of the second paragraph of the covenant described under "—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (g)
  Liens to secure Indebtedness permitted pursuant to clause (a) of the second paragraph of the covenant described under "—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (h)
  Liens existing on the Issue Date;

  (i)
  Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (j)
  Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (k)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "—Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (l)
  Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

  (m)
  Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances, issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (n)
  leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

  (o)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

  (p)
  Liens in favor of the Company or a Restricted Subsidiary;

  (q)
  Liens on equipment of the Company granted in the ordinary course of business to the Company's client at which such equipment is located;

  (r)
  Liens encumbering deposits made in the ordinary course of business to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of offset and set-off;

  (s)
  Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by the Indenture;

  (t)
  Liens to secure Indebtedness permitted by clause (1) of the second paragraph of the covenant described under "—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (u)
  Liens on assets transferred to a Securitization Subsidiary on assets of a Securitization Subsidiary Incurred in connection with a Permitted Receivables Financing;

  (v)
  judgment Liens not giving rise to an Event of Default;

  (w)
  Liens securing the Notes and any Guarantees; and

  (x)
  Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h), (i), (j), (k), (l) and (t); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h), (i), (j), (k), (l) or (t) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

        "Permitted Receivables Financing" means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable and any assets related thereto, including without limitation, all collateral securing such accounts receivable and other assets (including contract rights) and all guarantees and other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are granted, including with respect to asset securitization transactions, of the Company or any Restricted Subsidiary and enters into a third party financing thereof on terms that the Board of Directors has concluded as evidenced by a board resolution are customary and market terms fair to the Company and the Restricted Subsidiaries.

        "Person" means any individual, corporation, partnership, business trust, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

        "Pro Forma Cost Savings" means, with respect to any period, the reduction in net costs and related adjustments that (1) were directly attributable to an acquisition that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the determination date and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the date of the Indenture; (2) were actually implemented with respect to the acquisition within six months after the date of the acquisition and prior to the determination date that are supportable and quantifiable by underlying accounting records or (3) relate to the acquisition and that the Board of Directors of the Company reasonably determines are probable and based upon specifically identifiable actions to be taken within six months of the date of the acquisition and, in the case of each of (1), (2) and (3), are described as provided below in an Officers' Certificate, as if all such reductions in costs had been effected as of the beginning of such period; provided that for any four quarter period beginning prior to the first anniversary of the consummation of the Acquisitions, Pro Forma Cost Savings in connection with the Acquisitions shall be the amounts set forth in footnote (2) to the Summary Unaudited Pro Forma Financial Data as set forth in this prospectus (less any cost savings that have actually been realized). Pro Forma Costs Savings described above shall be established by a certificate delivered to the Trustee from the Chief Financial Officer of the Company that outlines the specific actions taken or to be taken and the net cost savings achieved or to be achieved from each such action and, in the case of clause (3) above, that states such savings have been determined to be probable.

        "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "S&P" means Standard and Poor's, a division of The McGraw-Hill Companies, Inc.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

        "Secured Indebtedness" means any Indebtedness of the Company or any Subsidiary secured by a Lien.

        "Securitization Subsidiary" means a Subsidiary of the Company:

  •
  that is designated a "Securitization Subsidiary" by the Board of Directors;

  •
  that does not engage in, and whose charter documents prohibit it from engaging in, any activities other than Permitted Receivables Financings and any activities necessary, incidental or related thereto;

  •
  no portion of the Indebtedness or any other obligation, contingent or otherwise, of which:

  •
  is guaranteed by the Company or any Restricted Subsidiary;

  •
  is recourse to or obligates the Company or any Restricted Subsidiary in any way, or

  •
  subjects any Property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than Standard Securitization Undertakings;

  •
  with respect to which neither the Company nor any Restricted Subsidiary (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results other than, in respect of clauses included in the second and third bullets in this definition, pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

        "Senior Credit Documents" means the collective reference to the Credit Facilities, the notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto.

        "Senior Indebtedness" with respect to the Company or any Guarantor means the Senior Lender Indebtedness and all other Indebtedness of the Company or such Guarantor, including principal, interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary of the Company at the rate specified in the applicable Senior Indebtedness, whether or not a claim for post-filing interest is allowed in such proceeding) and other amounts (including make-whole payments, fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior, or are subordinated, in right of payment to the Notes or such Guarantor's Guarantee, as applicable; provided, however, that Senior Indebtedness shall not include, as applicable:

  •
  any obligation of the Company to any Subsidiary of the Company or of such Guarantor to the Company or any other Subsidiary of the Company;

  •
  any liability for federal, state, local or other taxes owed or owing by the Company or such Guarantor;

  •
  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

  •
  any Indebtedness or obligation of the Company or such Guarantor which is Pari Passu Indebtedness;

  •
  any obligations with respect to any Capital Stock; and

  •
  any Indebtedness Incurred in violation of the Indenture.

        "Senior Lender Indebtedness" means any and all amounts payable under or in respect of the Credit Facilities, the Senior Credit Documents with respect thereto and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor, as applicable, whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Similar Business" means a business that derives the majority of its revenues from developing, marketing and/or selling consumer products.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any of the Restricted Subsidiaries which are reasonably and customary in the securitization of receivables transactions.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

        "Subordinated Indebtedness" means, any Indebtedness of the Company or any Guarantor, the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Guarantee.

        "Subsidiary" means, with respect to any Person:

  •
  any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

  •
  any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Tangible Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, as shown on the most recent balance sheet of the Company.

        "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

        "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor, and if at any time there is more than one such party, "Trustee" as used with respect to the securities of any series shall mean the trustee with respect to securities of that series.

        "Trust Officer" means:

  •
  any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject; and

  •
  who shall have direct responsibility for the administration of the Indenture.

        "Unrestricted Subsidiary" means:

  •
  any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below;

  •
  any Securitization Subsidiary; and

  •
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; provided further, however, that either:

  •
  the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

  •
  if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled "—Limitation on Restricted Payments."

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

  •
  the Company could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or (2) the Fixed Charge Coverage Ratio for the

    Company and its Restricted Subsidiaries would be higher than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation and

  •
  no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing:

  •
  the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by

  •
  the sum of all such payments.

        "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

IDSs ELIGIBLE FOR FUTURE RESALE

        Future sales or the availability for sale of substantial amounts of IDSs or shares of our common stock or a significant principal amount of our senior subordinated notes in the public market could adversely affect prevailing market prices and could impair our ability to raise capital through future sales of our securities. Upon completion of this offering, we will have        IDSs outstanding, in respect of            shares of our Class A common stock in the aggregate and $             million aggregate principal amount of our senior subordinated notes. All of these IDSs and securities represented thereby will be freely tradable without restriction or further registration under the Securities Act of 1933, unless the IDSs or securities represented thereby are owned by "affiliates" as that term is defined in Rule 144 under the Securities Act. Upon completion of this offering, the existing equity investors will own:

  •
  shares of Class C common stock, which following the 181st day of the completion of this offering may be exchanged, subject to certain conditions, for IDSs in connection with the sale of such Class C common stock; and

  •
  shares of Class B common stock, which following the second anniversary of the completion of this offering may be exchanged, subject to certain conditions, for IDSs in connection with the sale of such Class B common stock.

        The existing equity investors will have demand and piggyback registration rights for their shares of Class B common stock and Class C common stock and the IDSs for which they may be exchanged. See "Certain Relationships and Related Transactions—Investor Rights Agreement." Registration rights may not be exercised during the lock-up period. Furthermore, all subsequent issuances of IDSs shall be made pursuant to an effective registration statement.

        We may issue shares of our common stock or senior subordinated notes, which may be in the form of IDSs, or other securities from time to time as consideration for future acquisitions and investments. In the event any such acquisition or investment is significant, the number of shares of our common stock or senior subordinated notes, which may be in the form of IDSs, or other securities that we may issue may in turn be significant. In addition, we may also grant registration rights covering those shares of our common stock or senior subordinated notes and IDSs, if applicable, or other securities in connection with any such acquisitions and investments.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion, insofar as it relates to matters of United States federal income tax law (and, to the extent specified, United States federal estate tax law) or legal conclusions with respect thereto, constitutes the opinion of our counsel, Kirkland & Ellis LLP, as to the material United States federal income tax considerations to a United States holder or, as the case may be, a non-United States holder, in each case as defined below, arising from the purchase, ownership and disposition of IDSs, senior subordinated notes or Class A common stock. That opinion is based in part on facts described in this prospectus and on various other factual assumptions, representations and determinations. Any alteration of such facts could adversely affect such opinion. This discussion is based on the provisions of the United States Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date of this prospectus, and all of which are subject to change or differing interpretations, possibly on a retroactive basis. No statutory, administrative or judicial authority directly addresses the treatment of IDSs or instruments similar to IDSs for United States federal income tax purposes, and we have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion. As a result, we cannot assure you that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that discussed below could adversely affect the amount, timing and character of income and gain realized by a holder in respect of an investment in IDSs, senior subordinated notes or Class A common stock. In the case of non-United States holders, a different treatment could subject such holders to the same United States federal withholding tax or estate tax consequences with respect to the senior subordinated notes as they will be subject to with respect to the Class A common stock. Payments to non-United States holders will not be grossed up for or in respect of any such tax. In addition, a different treatment could result in our losing all or part of the deduction for interest that we pay on the senior subordinated notes.

        This discussion deals only with holders that purchase IDSs or senior subordinated notes at their original issuance at their original issue price and that will hold IDSs, senior subordinated notes and Class A common stock as "capital assets" (within the meaning of Section 1221 of the Code). This discussion does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders, in light of their personal investment circumstances or status, such as banks, insurance companies, certain other financial institutions, tax-exempt organizations, S corporations, partnerships or other pass-through entities, real estate investment trusts, regulated investment companies, dealers or traders in securities or currencies, and taxpayers subject to the alternative minimum tax. This discussion also does not address IDSs, senior subordinated notes or Class A common stock held as part of a hedge, straddle, integrated, synthetic security or conversion transaction, or situations in which the "functional currency" of a United States holder (as defined below) is not the United States dollar. This discussion does not address the tax treatment of senior subordinated notes that we may issue in any subsequent issuance, including in connection with an exchange of Class B common stock or Class C common stock for IDSs; the classification of subsequently issued senior subordinated notes as debt or equity for United States federal income tax purposes will depend on the facts and circumstances at the time of the subsequent issuance and thereafter. Moreover, except to the extent specified with respect to United States federal estate tax, the effect of any applicable United States federal estate or gift, state, local or non-United States tax laws is not discussed.

        The following discussion is not a substitute for careful tax planning and advice. Investors considering the purchase of IDSs, senior subordinated notes or Class A common stock should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under the estate or gift tax laws or the laws of any state, local or non-United States taxing jurisdiction or under any applicable tax treaty.

        The term "United States holder" means a holder of IDSs, senior subordinated notes or Class A common stock that is, for United States federal income tax purposes:

  (1)
  An individual who is a citizen or resident of the United States;

  (2)
  a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States or of any political subdivision thereof; or

  (3)
  an estate or trust, the income of which is subject to United States federal income taxation regardless of its source.

        The term "non-United States holder" means a holder of IDSs, senior subordinated notes or Class A common stock that is, for United States federal income tax purposes:

  (1)
  a nonresident alien individual;

  (2)
  a foreign corporation; or

  (3)
  a foreign estate or trust.

        In the case of a holder of IDSs, senior subordinated notes or Class A common stock that is classified as a partnership for United States federal income tax purposes, the tax treatment of the IDSs, senior subordinated notes or Class A common stock to a partner of the partnership generally will depend upon the tax status of the partner and the activities of the partnership. If you are a partner of a partnership holding IDSs, senior subordinated notes or Class A common stock, then you should consult your own tax advisors.

United States Holders

    IDSs

  Allocation of Purchase Price

        It is the opinion of our counsel, Kirkland & Ellis LLP, that the acquisition of an IDS in this offering should be treated for United States federal income tax purposes as an acquisition of separate securities, the share of our Class A common stock and the senior subordinated note represented by the IDS, rather than as a purchase of a single integrated security, and, by purchasing the IDS, you will agree to that treatment. However, there is no authority that directly addresses the tax treatment of securities with terms substantially similar to the terms of the IDSs (that is, securities structured as a unit consisting of senior subordinated notes and common stock). In light of the absence of direct authority, neither we nor our counsel can conclude with certainty that the IDSs should be so treated. If that treatment is not respected, then the acquisition of IDSs may be treated as an acquisition only of our stock, in which case the senior subordinated notes would be treated in effect as stock rather than as debt for United States federal income tax purposes. See "—Senior Subordinated Notes—Characterization." The remainder of this discussion assumes that the acquisition of IDSs will be treated as an acquisition of shares of our Class A common stock and the senior subordinated notes, rather than as a purchase of a single integrated security.

        The purchase price of each IDS will be allocated between the share of Class A common stock and the senior subordinated note comprising the IDS in proportion to their respective fair market values at the time of purchase. This allocation will establish your initial tax basis in each of the share of Class A common stock and the senior subordinated note. We will report the initial fair market value of each share of Class A common stock as $            and the initial fair market value of each $            principal amount of senior subordinated notes as $            , and by purchasing an IDS, you will agree to that allocation. If this allocation is not respected by the IRS or the courts, then it is possible that the senior subordinated notes will be treated as having been issued with original issue discount or amortizable bond premium. You generally would have to include original issue discount in income in advance of the receipt of cash attributable to that income, and would be able to elect to amortize bond premium over the remaining term of the senior subordinated notes. The remainder of this discussion assumes that the allocation of the purchase price of the IDSs described above will be respected.

  Separation and Combination

        If you separate your IDSs into the shares of Class A common stock and senior subordinated notes represented thereby or combine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form IDSs, then you will not recognize gain or loss upon the separation or combination. You will continue to take into account items of income or deduction otherwise includible or deductible with respect to the shares of Class A common stock and the senior subordinated notes, and your tax basis in and holding period with respect to the shares of Class A common stock and the senior subordinated notes will not be affected by the separation or combination.

    Senior Subordinated Notes

  Characterization

        Our counsel, Kirkland & Ellis LLP, is of the opinion that the senior subordinated notes should be treated as separate from the Class A common stock and as debt for United States federal income tax purposes, and based upon that opinion, we believe that the senior subordinated notes should be so treated. These opinions are based on certain representations and determinations, which are discussed in more detail in the following paragraphs. These opinions are not binding on the IRS or the courts, which could disagree. We will treat the senior subordinated notes as debt for United States federal income tax purposes, and, by acquiring senior subordinated notes, directly or in the form of an IDS, you agree likewise to treat the senior subordinated notes as our indebtedness for all purposes.

        The determination as to whether an instrument is treated as debt or as equity for United States federal income tax purposes is based on all of the facts and circumstances. There is no clear statutory definition of debt and the characterization of an instrument as debt or as equity is governed by principles developed in decided court cases, which analyzes numerous factors that are intended to identify the formal characteristics of, and the economic substance of, the holder's interest in the issuer. Our determination that the senior subordinated notes should be treated as separate from the Class A common stock and as debt for United States federal income tax purposes, and the opinions of counsel to this effect referred to above, rely upon certain factual representations and determinations made by us and an independent appraisal firm. The representations and determinations by us and/or the independent appraisal firm will include representations and determinations substantially to the effect that:

  •
  after 45 days from the closing of this offering, an investor holding IDSs may separate the Class A common stock and senior subordinated notes comprising the IDSs without material market impediment;

  •
  the term, interest rate and other material provisions of the senior subordinated notes including, inter alia, restrictions on incurrence of debt, payment of dividends and creditors rights, are commercially reasonable and are substantially similar to those terms to which an unrelated third party lender not otherwise owning equity in the Company, bargaining at arm's length, would reasonably agree;

  •
  taking this offering and our reorganization into account, on a pro forma basis, the aggregate amount of our indebtedness in relation to the aggregate fair market value of our equity is commercially reasonable under the circumstances and is comparable to similarly situated debt issuers in similar industries;

  •
  taking this offering and our reorganization into account, on a pro forma basis, the ratio of (i) the sum of all of our outstanding indebtedness to (ii) the fair market value of our equity does not exceed approximately            to 1; and

  •
  based on our detailed financial forecasts (and assuming without verifying that those forecasts are correct), the Company will be able to repay the principal amount of the senior subordinated notes at their maturity and it is likely that such repayment would be made with accumulated cash and/or by amounts available to us under our senior credit facility, or a combination thereof.

        In light of the representations and determinations described above and their relevance to several of the factors analyzed in the case law, and taking into account the facts and circumstances relating to the issuance of the senior subordinated notes (including the separate issuance of senior subordinated notes in this offering), we (and our counsel) are of the view that the senior subordinated notes should be treated as separate from the Class A common stock and as debt for United States federal income tax purposes. As indicated above, there is no authority that directly addresses the tax treatment of instruments with terms substantially similar to the senior subordinated notes or offered under circumstances such as this offering (that is, senior subordinated notes offered as a unit with common stock). In light of this absence of direct authority, neither we nor our counsel can conclude with certainty that the senior subordinated notes will be treated as debt for United States federal income tax purposes. The consequences to United States holders and non-United States holders described below assume that the senior subordinated notes will be respected as debt. However, no ruling on this issue has been requested from the IRS and, thus, there can be no assurance that the classifications of the senior subordinated notes as debt will not be challenged by the IRS or will be sustained if challenged.

        If the senior subordinated notes were treated as equity rather than as debt for United States federal income tax purposes, then stated interest paid on the senior subordinated notes generally would be treated as a dividend to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, but those dividends likely would not qualify for the special 15% rate described below. We would not be permitted to deduct interest on the senior subordinated notes for United States federal income tax purposes. In addition, as discussed below under "—Non-United States Holders—Class A Common Stock," non-United States holders could be subject to withholding or estate taxes with respect to the senior subordinated notes in the same manner as they will be with respect to the Class A common stock. Our inability to deduct interest on the senior subordinated notes could materially increase our taxable income and, thus, our United States federal income tax liability. This would reduce our after-tax cash flow and could materially and adversely impact our ability to make interest and dividend payments on the senior subordinated notes and the Class A common stock.

        In addition, there can be no assurance that the IRS will not challenge the determination that the interest rate on the senior subordinated notes represents an arm's length interest rate. If the IRS were successful in such a challenge, then any excess of the interest paid on the senior subordinated notes over the deemed arm's length amount would not be deductible by us and could be recharacterized as a dividend payment instead of an interest payment for United States federal income tax purposes. In such case, our taxable income and, thus, our United States federal income tax liability could be materially increased. In addition, as discussed below under "—Non-United States Holders—Class A Common Stock," non-United States holders could be subject to withholding taxes with respect to the excess amount paid on the senior subordinated notes in the same manner as they will be with respect to dividends paid on the Class A common stock. If the interest rate paid on the senior subordinated notes were determined to be less than the arm's length rate, then the senior subordinated notes could be treated as issued with original issue discount, which original issue discount you would be required to include in income over the term of the senior subordinated notes.

  Payments of Interest; Deferral of Interest

        Subject to the discussion of deferred interest immediately below, stated interest on the senior subordinated notes will be taxable to you as ordinary income, at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes.

        Under applicable Treasury regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount, referred to as OID. Although there is no authority that directly describes when a contingency such as the interest deferral option described in "Description of the Senior Subordinated Notes—Terms of the Notes—Interest Deferral" should be considered "remote", based on our financial forecasts, we believe that the likelihood of deferral of interest payments on the senior subordinated notes is remote within the meaning of the Treasury regulations relating to OID. Based on the foregoing determination made by us, our counsel is of the opinion that, although the matter is not free from doubt because of the lack of direct authority, the option to defer interest should not cause the senior subordinated notes to be considered to be issued with OID at the time of their original issuance.

        Under the Treasury regulations, if the option to defer any payment of interest on the senior subordinated notes were determined not to be a "remote" contingency, or if, as discussed above, the interest rate on the senior subordinated note was determined to be less than the arm's length interest rate by more than a de minimus amount, or if any payment of interest actually were deferred, then the senior subordinated notes would be treated as issued with OID at the time of issuance or at the time of such occurrence, as the case may be. At such time, all stated interest on the senior subordinated notes thereafter would be treated as OID as long as the senior subordinated notes remained outstanding. In such event:

  •
  you would be required to include the yield on the senior subordinated notes in income as OID on an economic accrual basis over the term of the senior subordinated notes, possibly before the receipt of the cash attributable to the OID, and without regard to your overall method of tax accounting;

  •
  actual payments of stated interest would not be reported as taxable income;

  •
  any amount of OID included in your gross income (whether or not during a deferral period) with respect to the senior subordinated notes would increase your tax basis in the senior subordinated notes; and

  •
  the amount of payments in respect of such accrued OID would reduce your tax basis in the senior subordinated notes.

Consequently, during a deferral period, a United States holder would be required to continue to include OID in gross income as it accrued, even though we would not make any actual cash payments on the senior subordinated notes.

        No rulings or other interpretations have been issued by the IRS that address the meaning of the term "remote" as used in the Treasury regulations relating to OID, and it is possible that the IRS could take a position contrary to our position. Accordingly, our counsel is unable to opine with certainty to this issue.

  Sale, Exchange or Retirement

        Upon the sale, exchange, retirement or other taxable disposition of an IDS, you will be treated as having sold, exchanged, retired or disposed of the senior subordinated note that constitutes a portion of the IDS. Upon the sale, exchange, retirement or other taxable disposition of a senior subordinated note, you will recognize gain or loss in an amount equal to the difference between the portion of the proceeds allocable to, or received for, the senior subordinated note (less amounts received in respect of accrued and unpaid interest, which will be treated as a payment of interest for United States federal income tax purposes) and your adjusted tax basis in the senior subordinated note. As described above under "—United States Holders—IDSs—Allocation of Purchase Price," your tax basis in the senior subordinated note generally will be the portion of the purchase price of your IDS allocable to the senior subordinated note or your purchase price of the note, as the case may be. Such gain or loss will be capital gain or loss and will be long term capital gain or loss if you have held the IDSs for more than one year. The deductibility of capital losses is subject to limitations.

  Additional Issuances

        The indenture governing the senior subordinated notes will permit us, from time to time, to issue additional senior subordinated notes having terms that are substantially identical to those of the senior subordinated notes offered hereby. Such subsequently issued senior subordinated notes may be issued with OID (for example, as a result of changes in prevailing interest rates) if they are issued at a discount to their face value. The United States federal income tax consequences to you of the subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) are unclear. The indenture governing the senior subordinated notes and the agreements with DTC will provide that, in the event that there is a subsequent issuance of senior subordinated notes having terms substantially identical to the senior subordinated notes offered hereby, each holder of senior subordinated notes or IDSs, as the case may be, agrees that a portion of such holder's senior subordinated notes will be automatically exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes. Consequently, immediately following each such subsequent issuance and exchange, each holder of subsequently issued senior subordinated notes, held either as part of IDSs or separately, and each holder of existing senior subordinated notes or IDSs, as the case may be, will own an inseparable unit composed of notes of each separate issuance in the same proportion as each other holder. Because a subsequent issuance will affect the senior subordinated notes in the same manner, regardless of whether those senior subordinated notes are held as part of IDSs or separately, the combination of senior subordinated notes and shares of Class A common stock to form IDSs, or the separation of IDSs, should not affect your tax treatment.

        The aggregate stated principal amount of senior subordinated notes owned by each holder will not change as a result of such subsequent issuance and exchange. However, under applicable law, it is possible that the holders of subsequently issued senior subordinated notes (to the extent issued with OID) will not be entitled to a claim for the portion of their principal amount that represents unaccrued OID in the event of an acceleration of the senior subordinated notes or a bankruptcy proceeding occurring prior to the maturity of the senior subordinated notes. Whether the receipt of subsequently issued senior subordinated notes in exchange for previously issued senior subordinated notes in this automatic exchange constitutes a taxable exchange for United States federal income tax purposes depends on whether the subsequently issued senior subordinated notes are viewed as differing materially from the senior subordinated notes exchanged. Due to a lack of applicable guidance, it is unclear whether the subsequently issued senior subordinated notes would be viewed as differing materially from the previously issued senior subordinated notes for this purpose and, accordingly, our counsel is unable to opine as to this issue. Consequently, it is unclear whether an exchange of senior subordinated notes for subsequently issued senior subordinated notes results in a taxable exchange for United States federal income tax purposes, and it is possible that the IRS might successfully assert that such an exchange should be treated as a taxable exchange.

        If the IRS successfully asserted that an automatic exchange following a subsequent issuance of senior subordinated notes is a taxable exchange, then an exchanging holder generally would recognize gain or loss in an amount equal to the difference between the fair market value of the subsequently issued senior subordinated notes received and such holder's adjusted tax basis in the senior subordinated notes exchanged. See "—Senior Subordinated Notes—Sale, Exchange or Retirement." It is also possible that the IRS might successfully assert that any such loss should be disallowed under the wash sale rules, in which case the holder's basis in the subsequently issued senior subordinated notes would be increased to reflect the amount of the disallowed loss. In the case of a taxable exchange, a holder's initial tax basis in the subsequently issued senior subordinated notes received in the exchange would be the fair market value of such senior subordinated notes on the date of exchange (adjusted to reflect any disallowed loss) and a holder's holding period in such senior subordinated notes would begin on the day after such exchange.

        Regardless of whether the exchange is treated as a taxable event, such exchange may result in an increase in the amount of OID, if any, that you are required to accrue with respect to senior subordinated notes. Following any subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) and resulting exchange, we (and our agents) will report any OID on any subsequently issued senior subordinated notes ratably among all holders of senior subordinated notes and IDSs, and each holder of senior subordinated notes and IDSs will, by purchasing senior subordinated notes or IDSs, as the case may be, agree to report OID in a manner consistent with this approach. Consequently, holders that acquire senior subordinated notes in this offering may be required to report OID as a result of a subsequent issuance (even though they purchased senior subordinated notes having no OID). This will generally result in such holders reporting more interest income over the term of the senior subordinated notes than they would have reported had no such subsequent issuance and exchange occurred, and any such additional interest income will be reflected as an increase in the tax basis of the senior subordinated notes, which will generally result in a capital loss (or reduced capital gain) upon a sale, exchange or retirement of the senior subordinated notes. However, the IRS may assert that any OID should be reported only to the persons that initially acquired such subsequently issued senior subordinated notes (and their transferees). In such case, the IRS might further assert that, unless a holder can establish that it is not such a person (or a transferee thereof), all of the senior subordinated notes held by such holder will have OID. Any of these assertions by the IRS could create significant uncertainties in the pricing of IDSs and senior subordinated notes and could adversely affect the market for IDSs and senior subordinated notes.

        It is possible that senior subordinated notes that we issue in a subsequent issuance will be issued at a discount to their face value and, accordingly, may have "significant OID" and thus be classified as "applicable high yield discount obligations." If any senior subordinated notes were so classified, then a portion of the OID on those senior subordinated notes could be nondeductible by us and the remainder would be deductible only when paid. This treatment would have the effect of increasing our taxable income and may adversely affect our cash flow available for interest payments and distributions to our equityholders.

        Due to the complexity and uncertainty surrounding the United States federal income tax treatment of subsequent issuances and exchanges of senior subordinated notes, prospective investors are urged to consult their tax advisors regarding the applicable tax consequences to them in light of their particular circumstances.

    Class A Common Stock

  Dividends

        The gross amount of dividends paid to you on our Class A common stock will be treated as dividend income to you, to the extent paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). To the extent, if any, that the amounts of dividends paid to you on a share of our Class A common stock exceed our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of your tax basis in the shares of Class A common stock and thereafter as capital gain. Pursuant to recently enacted legislation, if you are an individual, then dividends that we pay to you through 2008 will be subject to tax at long-term capital gain rates (up to 15%), provided that certain holding period and other requirements are satisfied.

  Sale or Exchange

        Upon the sale, exchange or other taxable disposition of an IDS, you will be treated as having sold, exchanged or disposed of the share of Class A common stock constituting a portion of the IDS. Upon the sale, exchange or other taxable disposition of a share of our Class A common stock (other than, in some circumstances, a sale of shares to us), you will recognize gain or loss in an amount equal to the difference between the portion of the proceeds allocable to your share of Class A common stock and your tax basis in the share of Class A common stock. As described above under "—United States Holders—IDSs—Allocation of Purchase Price," your tax basis in the share of Class A common stock generally will be the portion of the purchase price of your IDS allocable to the share of Class A common stock. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if you have held the Class A common stock for more than one year. The deductibility of capital losses is subject to limitations.

    Information Reporting and Backup Withholding Tax

        In general, we, our paying agents and certain other intermediaries must report certain information to the IRS with respect to payments of principal and interest on the senior subordinated notes, payments of dividends on the Class A common stock, and payments of the proceeds of the sale of senior subordinated notes, Class A common stock or IDSs to certain non-corporate United States holders. The payor (which may be us or an intermediary) will be required to impose backup withholding tax, currently at a rate of 28%, if (i) the payee fails to furnish a taxpayer identification number ("TIN") to the payor or otherwise to establish an exemption from backup withholding tax, (ii) the IRS notices the payor that the TIN furnished by the payee is incorrect, (iii) there has been a notified payee underreporting described in Section 3406(c) of the Code or (iv) the payee has not certified under penalties of perjury that it has furnished a correct TIN and that the IRS has not notified the payee that it is subject to backup withholding tax under the Code. Any amounts withheld under the backup withholding tax rules from a payment to a United States holder will be allowed as a credit against that holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

Non-United States Holders

        The following discussion applies only to non-United States holders, and assumes that no item of income, gain, deduction or loss derived by the non-United States holder in respect of the senior subordinated notes, Class A common stock or IDSs at any time is effectively connected with the conduct of a United States trade or business. Special rules may apply to certain non-United States holders, such as:

  •
  United States expatriates,

  •
  controlled foreign corporations,

  •
  passive foreign investment companies,

  •
  foreign personal holding companies,

  •
  corporations that accumulate earnings to avoid United States federal income tax,

  •
  investors in pass-through entities that are subject to special treatment under the Code, and

  •
  non-United States holders that are engaged in the conduct of a United States trade or business.

Such non-United States holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

    Senior Subordinated Notes

  Characterization

        As discussed above under "—United States Holders—Senior Subordinated Notes—Characterization," we believe that the senior subordinated notes should be treated as separate from the Class A common stock and as debt for United States federal income tax purposes. However, no ruling on this issue has been requested from the IRS and thus there can be no assurance that this position will be sustained if challenged by the IRS. If the senior subordinated notes were treated as equity rather than as debt for United States federal income tax purposes, then the senior subordinated notes would be treated in the same manner as shares of Class A common stock are treated, as described below under "—Non-United States Holders—Class A Common Stock—Dividends," and, in particular, payments of interest on the senior subordinated notes would be subject to United States federal withholding tax at rates up to 30%. Payments to non-United States holders will not be grossed-up on account of any such taxes. The remainder of this discussion assumes that the characterization of the senior subordinated notes as debt for United States federal income tax purposes will be respected.

  Stated Interest

        Generally, subject to the discussion of backup withholding tax below, interest paid on the senior subordinated notes to a non-United States holder will be exempt from United States withholding tax under the "portfolio interest exemption"; provided that (i) the holder does not actually or constructively own 10% or more of the combined voting power of all classes of our stock entitled to vote, (ii) the holder is not a controlled foreign corporation related to us actually or constructively through stock ownership, (iii) the holder is not a bank that acquired the senior subordinated notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business and (iv) either (a) the holder provides an applicable IRS Form W-8 (or a suitable substitute form) signed under penalties of perjury that includes its name and address and certifies as to its non-United States status in compliance with applicable law and regulations or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the senior subordinated notes and provides a statement to us or our agent under penalties of perjury in which it certifies that an applicable Form W-8 (or a suitable substitute) has been received by it from the non- United States holder or qualifying intermediary and furnishes a copy to us or our agent. The statement requirement referred to in the preceding sentence may be satisfied with other documentary evidence in the case of a senior subordinated note held in an offshore account or through certain foreign intermediaries.

  Sale, Exchange or Retirement

        Upon the sale, exchange, retirement or other taxable disposition of an IDS, you will be treated as having sold, exchanged, retired or disposed of the senior subordinated note that constitutes a portion of the IDS. Any gain realized upon the sale, exchange, retirement or other disposition of senior subordinated notes generally will not be subject to United States federal income tax, unless you are an individual, you are present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and certain other conditions are met.

  United States Federal Estate Tax

        Senior subordinated notes beneficially owned by an individual who at the time of death is a non-United States holder should not be subject to United States federal estate tax, provided that any payment of interest to such individual on the notes would be eligible for exemption from the United States federal withholding tax under the rules described above under "ÌNon-United States Holders Senior Subordinated Notes Stated Interest" without regard to the statement requirement described therein.

    Class A Common Stock

  Dividends

        Dividends paid to you generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you wish to claim the benefit of an applicable treaty rate for dividends (and to avoid backup withholding tax as discussed below), you will be required to:

  •
  complete the applicable IRS Form W-8 (or suitable substitute form) and certify, under penalties of perjury, that you are not a United States person, or

  •
  if the shares of our Class A common stock are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations.

        Special certification and other requirements apply to certain non-United States holders that are entities rather than individuals. If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

  Sale or Exchange

        Upon the sale, exchange or other taxable disposition of an IDS, you will be treated as having sold, exchanged or disposed of the share of Class A common stock constituting a portion of the IDS. You generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of shares of our Class A common stock, unless:

  •
  if you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, or

  •
  we are or have been a United States real property holding corporation for United States federal income tax purposes.

        We believe that we are not, and we do not anticipate becoming, a United States real property holding corporation for United States federal income tax purposes.

  United States Federal Estate Tax

        Shares of our Class A common stock held by an individual non-United States holder at the time of death will be included in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

    Information Reporting and Backup Withholding Tax

        The amount of interest and dividends paid to you and the amount of tax, if any, withheld with respect to such payments will be reported annually to the IRS. Copies of the information returns reporting such interest, dividends and withholding of tax may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. Backup withholding tax may be required with respect to payments made by us or any paying agent to you, unless the statement described in "Non-United States Holders—Senior Subordinated Notes—Stated Interest" has been received (and we or the paying agent do not have actual knowledge or reason to know that you are a United States person).

        Information reporting and, depending on the circumstances, backup withholding tax will apply to the proceeds of a sale of IDSs, senior subordinated notes or Class A common stock within the United States or conducted through United States-related financial intermediaries unless the statement described in "Non-United States Holders—Senior Subordinated Notes—Stated Interest" has been received (and we or the paying agent do not have actual knowledge or reason to know that you are a United States person) or you otherwise establish an exemption. Any amounts withheld under the backup withholding tax rules will be allowed as a refund or a credit against your United States federal income tax liability, provided that the required information is furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the IDSs by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries or other interested parties of a Plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

        In considering an investment in the IDSs or the separate senior subordinated notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of Section 406 of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

        Whether or not our underlying assets are deemed to include "plan assets," as described below, the acquisition and/or holding of the IDSs or the separate senior subordinated notes by a Plan with respect to which we, the underwriter, the trustee or the guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the IDSs or the separate senior subordinated notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that any or all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the IDSs or the separate senior subordinated notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of the IDSs or the separate senior subordinated notes, each purchaser and subsequent transferee of the IDSs or the separate senior subordinated notes, as applicable, will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the IDSs or the separate senior subordinated notes constitutes assets of any Plan or (ii) the purchase and holding of the IDSs or the separate senior subordinated notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the IDSs or the separate senior subordinated notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the IDSs or the separate senior subordinated notes.

Plan Asset Issues

        ERISA and the Code do not define "plan assets." However, regulations (the "Plan Asset Regulations") promulgated under ERISA by the DOL generally provide that when a Plan acquires an equity interest in an entity that is an "operating company", or the equity interest is a "publicly-offered security" (in each case as defined in the Plan Asset Regulations), such equity interest will be deemed a "plan asset," but the underlying assets of the entity will not be deemed "plan assets." The Plan Asset Regulations define an "equity interest" as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Therefore, we anticipate that shares of our common stock would be considered an equity interest and our notes should be treated as indebtedness. Under the Plan Asset Regulations, an "operating company" is defined as "an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital." We believe that we are an "operating company" for purposes of the Plan Asset Regulations, although no assurance can be given in this regard.

        Alternatively, under the Plan Asset Regulations, a "publicly offered security" is a security that is (a) "freely transferable", (b) part of a class of securities that is "widely held," and (c)(i) sold to the Plan as part of an offering of securities to the public pursuant to an executive registration statement under the Securities Act, as amended, and the class of securities to which such security is a part is registered under the Exchange Act, as amended, within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12(b) or 12(g) of the Exchange Act. In connection with this offering, we are effecting such a registration of the IDSs and the separate senior subordinated notes under the Securities Act and Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer. It is anticipated that the IDSs and the separate senior subordinated notes will be "widely held" within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard. The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. It is anticipated that the IDSs and the separate senior subordinated notes will be "freely transferable" within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard.

Plan Asset Consequences

        If we cease to be an operating company for purposes of the Plan Asset Regulations and the IDSs or the separate senior subordinated notes cease to be publicly-offered securities within the meaning of the Plan Asset Regulations, our assets could be deemed to be "plan assets" under ERISA, unless, at such time, another exemption is available under the Plan Asset Regulations. This would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, and (ii) the possibility that certain transactions in which we might seek to engage could constitute "prohibited transactions" under ERISA and the Code.

UNDERWRITING

        Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of IDSs and the principal amount of separate notes set forth opposite the underwriter's name.

Underwriter	Number of IDSs	Principal Amount of Separate Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Banc of America Securities LLC

Total

        The underwriting agreement provides that the obligations of the underwriters to purchase the IDSs and the separate notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the IDSs (other than those covered by the overallotment option described below) if they purchase any of the IDSs and they are obligated to purchase all of the separate notes if any separate notes are purchased.

        The purchase by the underwriters of the IDSs is conditioned on the concurrent purchase by the underwriters of the separate notes and vice versa, and the purchase by the underwriters of both the IDSs and the notes is conditioned on the completion of the reorganization.

        The underwriters propose to offer some of the IDSs directly to the public at the public offering price set forth on the cover page of this prospectus and some of the IDSs to dealers at the public offering price less a concession not to exceed $            per IDS. The underwriters may allow, and dealers may reallow, a concession not to exceed $            per IDS on sales to other dealers. If all of the IDSs are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms.

        The underwriters propose to offer the separate notes at the public offering price set forth on the cover page of this prospectus.

        We have granted to the underwriters an option, until the 12th day following the closing of this offering, to purchase up to            additional IDSs at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering overallotments, if any, in connection with the IDS offering. To the extent the option is exercised, each underwriter must purchase a number of additional IDSs approximately proportionate to that underwriter's initial purchase commitment.

        We, all our executive officers and directors and all of our existing stockholders have agreed that, for a period of 180 days from the date of this prospectus, subject to certain exceptions, we and they will not dispose of or hedge any IDSs, our Class A common stock, or the notes, including the separate notes, our Class B common stock, our Class C common stock, or any securities convertible into IDSs, our Class A common stock, our Class B common stock, our Class C common stock, or the notes, including the separate notes, or securities exchangeable for IDSs, our Class A common stock, our Class B common stock, our Class C common stock or the notes, including the separate notes. All the representatives of the underwriters may release any of the securities subject to these lock-up agreements at any time without notice.

        We have been advised by the representatives that the representatives currently intend to make a market in the separate notes and, upon any separation of the IDSs, the notes and the Class A common stock. However, the representatives are not obligated to do so and may discontinue any such market-making, if commenced, at any time and without notice. Moreover, if and to the extent that the representatives make a market in any such securities, there can be no assurance that such market would provide sufficient liquidity for any holder of any such securities.

        Each underwriter has represented, warranted and agreed that:

  •
  it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any IDSs or separate notes included in this offering to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

  •
  it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any IDSs and separate notes included in this offering in circumstances in which section 21(1) of the FSMA does not apply to us;

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the IDSs and separate notes included in this offering in, from or otherwise involving the United Kingdom; and

  •
  the offer in The Netherlands of the IDSs included in this offering is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

        Prior to this offering, there has been no public market for the IDSs or the separate notes. Consequently, the initial public offering price for the IDSs and the separate notes was determined by negotiations among us and the representatives of the underwriters. Among the factors considered in determining the initial public offering price were our record of operations, our current financial condition, our future prospects, our markets, the economic conditions in and future prospects for the industry in which we compete, our management and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the prices at which the IDSs or the separate notes will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in the IDSs or the separate notes will develop and continue after this offering.

        We have applied to list our IDSs listed on the            under the symbol "        ."

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with the IDS offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional IDSs.

Paid by Us
	No Exercise	Full Exercise
Per IDS	$	$
Total	$	$

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with the offering of separate notes (expressed as a percentage of the principal amount of separate notes offered hereby).

Paid by Us
Per Separate Note		%

        Each investor purchasing separate notes in this offering must not purchase IDSs in this offering and must not concurrently enter into any plan or pre-arrangement whereby it would (1) acquire any IDSs or shares of our capital stock or (2) transfer the separate notes to any holder of IDSs or shares of our capital stock. In addition, each person receiving IDSs or shares of Class B common stock or Class C common stock in connection with the Transactions must not purchase separate notes in this offering.

        Furthermore, prior to the closing of this offering, each person purchasing separate notes in this offering will be required to represent to us that:

  •
  neither such purchaser nor any entity, investment fund or account over which such purchaser exercises investment control is purchasing IDSs in this offering or owns or has the contractual right to acquire our equity securities (including securities which are convertible, exchangeable or exercisable into or for our equity or our equity-linked securities, which we refer to collectively as our company equity); and

  •
  there is no plan or pre-arrangement by which (i) such purchaser will acquire any IDSs or our company equity or (ii) separate notes being acquired by such purchaser will be transferred to any holder of the IDSs or company equity.

        In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell IDSs in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of IDSs in excess of the number of IDSs to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of IDSs made in an amount up to the number of IDSs represented by the underwriters' overallotment option. In determining the source of IDSs to close out the covered syndicate short position, the underwriters will consider, among other things, the price of IDSs available for purchase in the open market as compared to the price at which they may purchase IDSs through the overallotment option. Transactions to close out the covered syndicate short position involve either purchases of the IDSs in the open market after the distribution has been completed or the exercise of the overallotment option. The underwriters may also make "naked" short sales of shares in excess of the overallotment option. The underwriters must close out any naked short position by purchasing IDSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the IDSs in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of IDSs in the open market while the offering is in progress.

        The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives repurchase IDSs originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the IDSs. They may also cause the price of the IDSs to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the                        or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We estimate that the total expenses of this offering, not including the underwriting discount, will be $            .

        Because affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC are lenders under our credit facility, and will receive more than 10% of the net proceeds of this offering when we repay that facility, they may be deemed to have a "conflict of interest" with us under Rule 2710(c)(8) of the National Association of Securities Dealers, Inc. When a NASD member with a conflict of interest participates as an underwriter in a public offering, that rule requires that the initial public offering price may be no higher than that recommended by a "qualified independent underwriter," as defined by the NASD. In accordance with this rule,                         has assumed the responsibilities of acting as a qualified independent underwriter. In its role as a qualified independent underwriter,                        has performed a due diligence investigation and participated in the preparation of this prospectus and the registration statement of which this prospectus is a part.                        will not receive any additional fees for serving as qualified independent underwriter in connection with this offering. We have agreed to indemnify                        against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.

        The underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC are lenders under our existing credit facility and as such will receive a portion of the proceeds of this offering, which will be used to repay amounts outstanding under the existing credit facility, and affiliates of each of the underwriters have also provided commitments under our new revolving credit facility.

        A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. The representatives will allocate IDSs to underwriters that may make Internet distributions on the same basis as other allocations. In addition, IDSs may be sold by the underwriters to securities dealers who resell IDSs to online brokerage account holders.

        We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

        The validity of the issuance of the IDSs offered hereby and the shares of our common stock and subordinated notes represented thereby, the validity of the separate issuance of subordinated notes not represented by IDSs and the validity of the issuance of the subsidiary guarantees by the subsidiary guarantors, will be passed upon for us by Kirkland & Ellis LLP, a limited liability partnership that includes professional corporations, Chicago, Illinois. Certain partners of Kirkland & Ellis LLP are members of a limited liability company that is an investor in GTCR Fund VIII, L.P. and GTCR Fund VIII/B, L.P., each of which owns equity interests in Prestige Holdings. Certain partners of Kirkland & Ellis LLP are members in a partnership that is an investor in GTCR Co-Invest II, L.P., which also owns equity interests in Prestige Holdings. Kirkland & Ellis LLP has from time to time represented, and may continue to represent, GTCR Golder Rauner, LLC and certain of its affiliates in connection with certain legal matters. Certain matters of Virginia law will be passed upon by Kelley Drye & Warren LLP. The underwriters are represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Prestige Brands International, LLC as of March 31, 2004 and for the period from February 6, 2004 to March 31, 2004 (successor basis) and the combined financial statements of Medtech Holdings, Inc. and The Denorex Company as of March 31, 2003 and for the period from April 1, 2003 to February 5, 2004 and the years ended March 31, 2003 and 2002 (predecessor basis), included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of The Spic and Span Company as of December 31, 2002 and 2003, for each of the two years in the period ended December 31, 2003, and for the period from January 24, 2001 through December 31, 2001, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Bonita Bay Holdings, Inc. at December 31, 2002 and 2003 and for each of the three years in the period ended December 31, 2003 appearing in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed a Registration Statement on Form S-1 with the Securities and Exchange Commission regarding this offering. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement, and you should refer to the registration statement and its exhibits to read that information. As a result of the effectiveness of the registration statement, we will become subject to the informational reporting requirements of the Exchange Act and, under that Act, we will file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site's internet address is www.sec.gov.

        You may also request a copy of these filings, at no cost, by writing or telephoning us at:

Prestige Brands Holdings, Inc.
90 North Broadway
Irvington, New York 10533
(914) 524-6810

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Prestige Brands International, LLC*
Reports of independent registered public accounting firm (PricewaterhouseCoopers LLP)	F-3
Balance sheets (as of March 31, 2004 (successor basis) and March 31, 2003 (predecessor basis))	F-5
Statement of operations (for the period from February 6, 2004 to March 31, 2004 and the period from April 1, 2003 to February 5, 2004 and the years ended March 31, 2003 and 2002 (predecessor basis))	F-6
Statement of members' and shareholders' equity and comprehensive income (for the period from February 6, 2004 to March 31, 2004 (successor basis) and the period from April 1, 2003 to February 5, 2004 and the years ended March 31, 2003 and 2002 (predecessor basis))	F-7
Statement of cash flows (for the period from February 6, 2004 to March 31, 2004 (successor basis) and the period from April 1, 2003 to February 5, 2004 and the years ended March 31, 2003 and 2002 (predecessor basis))	F-8
Notes to consolidated financial statements	F-9
Schedule II—Valuation and Qualifying Accounts	F-34
The Spic and Span Company
Report of independent auditors (PricewaterhouseCoopers LLP)	F-36
Balance sheet (as of December 31, 2003 and 2002)	F-37
Statements of operations (for the years ended December 31, 2003 and 2002 and the period from January 24, 2001 through December 31, 2001)	F-38
Statement of shareholders' equity (for the years ended December 31, 2003 and 2002 and the period from January 24, 2001 through December 31, 2001)	F-39
Statements of cash flows (for the years ended December 31, 2003 and 2002 and the period from January 24, 2001 through December 31, 2001)	F-40
Notes to financial statements	F-41
Bonita Bay Holdings, Inc.
Report of independent registered certified public accountants (Ernst & Young LLP)	F-55
Consolidated balance sheets (as of December 31, 2003 and 2002)	F-56
Consolidated statements of income (for the years ended December 31, 2003, 2002 and 2001)	F-57
Consolidated statements of stockholders' equity (for the years ended December 31, 2003, 2002 and 2001)	F-58
Consolidated statements of cash flows (for the years ended December 31, 2003, 2002 and 2001)	F-59
Notes to consolidated financial statements	F-60
Bonita Bay Holdings, Inc.
Consolidated balance sheet (as of March 31, 2004 (unaudited))	F-78
Consolidated statements of income (for the three months ended March 31, 2004 and 2003 (unaudited))	F-79
Consolidated statement of stockholders' equity (for the three months ended March 31, 2004 (unaudited))	F-80
Consolidated statements of cash flows (for the three months ended March 31, 2004 and 2003 (unaudited))	F-81
Notes to consolidated financial statements (unaudited)	F-82

*
Prestige Brands Holdings, Inc. ("Prestige Holdings") is a holding company that has not commenced operations and has no assets or liabilities. Financial statements for Prestige Holdings have not been included for that reason. Prestige Holdings was formed for the purpose of reorganizing the corporate structure of its predecessor, Prestige International Holdings, LLC, the direct parent of Prestige Brands International, LLC. Upon commencing operations, Prestige Holdings' principal assets will be the direct and indirect equity interests formerly held by its predecessor, Prestige International Holdings, LLC. Prestige International Holdings, LLC and Prestige Brands International, LLC will be dissolved in connection with the corporate reorganization.

Prestige Brands
International, LLC

Financial Statements
March 31, 2004, 2003 and 2002

Report of Independent Registered Public Accounting Firm

To the Board of Directors
and Members of Prestige Brands International, LLC

        In our opinion, the accompanying balance sheet and the related statements of operations, of members' equity, and of cash flows present fairly, in all material respects, the financial position of Prestige Brands International, LLC (the "Company") at March 31, 2004 (successor basis) and the results of its operations and its cash flows for the period from February 6, 2004 to March 31, 2004 (successor basis) in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing on page F-1 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLC
Salt Lake City, Utah

July 2, 2004

Report of Independent Registered Public Accounting Firm

To the Board of Directors
and Shareholders of Medtech Holdings, Inc. and The Denorex Company

        In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of shareholders' equity, and of cash flows present fairly, in all material respects, the combined financial position of Medtech Holdings, Inc. and The Denorex Company (the "Company") at March 31, 2003 (predecessor basis) and the results of its operations and its cash flows for the period from April 1, 2003 to February 5, 2004 and the years ended March 31, 2003 and 2002 (predecessor basis) in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing on page F-1 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLC
Salt Lake City, Utah

July 2, 2004

Prestige Brands International, LLC

Balance Sheet

(in thousands, except share data)

	March 31, 2004	March 31, 2003
	(successor basis)	(predecessor basis)
ASSETS
Current assets:
Cash	$3,393	$3,530
Restricted cash	—	700
Accounts receivable, net	15,391	12,663
Accounts receivable — related parties	—	376
Other receivables	341	138
Inventories, net	9,748	5,597
Deferred income tax asset	1,647	223
Prepaid expenses and other current assets	234	410

Total current assets	30,754	23,637
Property and equipment, net	880	615
Goodwill	55,594	—
Other long-term assets, net	239,394	119,658

Total assets	$326,622	$143,910

LIABILITIES, MEMBERS' AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,281	$3,322
Accounts payable — related parties	—	1,114
Accrued expenses	7,264	9,055
Current portion of long-term debt	2,000	19,607

Total current liabilities	14,545	33,098
Long-term debt	146,694	61,414
Deferred income tax liability	38,874	3,756
Interest rate swap liability	—	845

Total liabilities	200,113	99,113

Commitments and contingencies (note 11)
Members' and shareholders' equity:
Prestige contributed capital	124,719	—
Medtech common stock	—	71
Denorex common stock	—	1
Additional paid-in-capital	—	56,792
Deferred compensation	—	(140)
Medtech treasury stock, 214,349 shares at cost	—	(2)
Accumulated other comprehensive loss	—	(549)
Retained earnings (accumulated deficit)	1,790	(11,376)

Total members' and shareholders' equity	126,509	44,797

Total liabilities, members' and shareholders' equity	$326,622	$143,910

The accompanying notes are an integral part of these financial statements.

Prestige Brands International, LLC

Statement of Operations

(in thousands)

			Years Ended March 31,
	February 6, 2004 to March 31, 2004	April 1, 2003 to February 5, 2004
			2003	2002
	(successor basis)	(predecessor basis)
REVENUES:
Net sales	$18,807	$68,726	$76,048	$45,655
Other revenues — related parties	54	333	391	546

Total revenues	18,861	69,059	76,439	46,201

COST OF SALES:
Cost of goods sold	8,218	26,254	27,475	18,699
Amortization of inventory step-up	1,805	—	—	—

Total cost of sales	10,023	26,254	27,475	18,699

Gross profit	8,838	42,805	48,964	27,502

OPERATING EXPENSES:
General and administrative	1,649	9,439	12,075	8,576
Advertising and promotion	1,689	12,601	14,274	5,230
Depreciation expense	41	247	301	270
Amortization of intangible assets	890	4,251	4,973	3,722
Bonus paid in connection with Medtech Acquisition	—	2,629	—	—
Loss on forgiveness of related party receivable	—	1,404	—	—

Total operating expenses	4,269	30,571	31,623	17,798

Operating income	4,569	12,234	17,341	9,704

OTHER INCOME (EXPENSE):
Interest income	10	38	59	81
Interest expense	(1,735)	(8,195)	(9,806)	(8,847)
Loss on extinguishment of debt	—	—	(685)	—

Total other income (expense)	(1,725)	(8,157)	(10,432)	(8,766)

Income from continuing operations before income taxes	2,844	4,077	6,909	938
Provision for income taxes	1,054	1,684	3,902	311

Income from continuing operations	1,790	2,393	3,007	627
Discontinued operations:
Loss from operations of discontinued Pecos reporting unit, net of income tax benefit respectively of $1,848 and $43, respectively	—	—	(3,385)	(67)
Loss on disposal of Pecos reporting unit, net of income tax benefit of $1,233	—	—	(2,259)	—

Income (loss) before cumulative effect of change in accounting principle	1,790	2,393	(2,637)	560
Cumulative effect of change in accounting principle, net of income tax benefit of $6,467	—	—	(11,785)	—

Net income (loss)	$1,790	$2,393	$(14,422)	$560

The accompanying notes are an integral part of these financial statements.

Prestige Brands International, LLC

Statement of Members' and Shareholders' Equity and Comprehensive Income

(in thousands, except per share data)

		Medtech Common Stock		Denorex Common Stock
									Accumulated Other Comprehensive Loss	Retained Earnings (Accumulated Deficit)
	Prestige Contributed Capital					Additional Paid-In Capital	Deferred Compensation	Medtech Treasury Stock
		Shares	Amount	Shares	Amount						Total
Predecessor Basis
Balance at March 31, 2001	$—	7,144,937	$71	—	—	$43,781	$(308)	—	—	$2,486	$46,030
Issuance of Denorex Class L and A shares	—	—	—	112,242	1	12,999	—	—	—	—	13,000
Amortization of deferred compensation	—	—	—	—	—	—	89	—	—	—	89
Comprehensive income (loss)
Net income	—	—	—	—	—	—	—	—	—	560	560
Unrealized loss on interest rate swap (net of income tax benefit of $258)	—	—	—	—	—	—	—	—	(478)	—	(478)

Total comprehensive income											82

Balance at March 31, 2002	—	7,144,937	71	112,242	1	56,780	(219)	—	(478)	3,046	59,201
Issuance of Denorex Class A shares	—	—	—	12,471	—	12	—	—	—	—	12
Purchase of treasury stock	—	—	—	—	—	—	—	(4)	—	—	(4)
Issuance of shares from treasury	—	—	—	—	—	—	—	2	—	—	2
Amortization of deferred compensation	—	—	—	—	—	—	79	—	—	—	79
Comprehensive income (loss)
Net loss	—	—	—	—	—	—	—	—	—	(14,422)	(14,422)
Unrealized loss on interest rate swap (net of income tax benefit of $38)	—	—	—	—	—	—	—	—	(71)	—	(71)

Total comprehensive loss											(14,493)

Balance at March 31, 2003	—	7,144,937	71	124,713	1	56,792	(140)	(2)	(549)	(11,376)	44,797
Amortization of deferred compensation	—	—	—	—	—	—	67	—	—	—	67
Contribution of capital	—	—	—	—	—	2,629	—	—	—	—	2,629
Comprehensive income
Net income	—	—	—	—	—	—	—	—	—	2,393	2,393
Unrealized gain on interest rate swap (net of tax expense of $148)	—	—	—	—	—	—	—	—	423	—	423

Total comprehensive income											2,816

Balance at February 5, 2004	—	7,144,937	71	124,713	1	59,421	(73)	(2)	(126)	(8,983)	50,309
Successor Basis
Cash contribution of capital related to Medtech Acquisition, net of offering costs	100,371	—	—	—	—	—	—	—	—	—	100,371
Issuance of Prestige Holdings units in conjunction with Medtech Acquisition	1,709	—	—	—	—	—	—	—	—	—	1,709
Adjustments related to Medtech Acquisition	—	(7,144,937)	(71)	(124,713)	(1)	(59,421)	73	2	126	8,983	(50,309)
Issuance of Prestige Holdings units in conjunction with Spic and Span Acquisition	17,768	—	—	—	—	—	—	—	—	—	17,768
Issuance of Prestige Holdings warrants in conjunction with Medtech Acquistion debt	4,871	—	—	—	—	—	—	—	—	—	4,871
Net income and comprehensive income	—	—	—	—	—	—	—	—	—	1,790	1,790

Balance at March 31, 2004	$124,719	—	$—	—	$—	$—	$—	$—	$—	$1,790	$126,509

The accompanying notes are an integral part of these financial statements.

Prestige Brands International, LLC

Statement of Cash Flows

(in thousands, except share data)

			Years Ended March 31,
	February 6, 2004 to March 31, 2004	April 1, 2003 to February 5, 2004
			2003	2002
	(successor basis)	(predecessor basis)
Cash flows from operating activities:
Net income (loss)	$1,790	$2,393	$(14,422)	$560
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Cumulative effect of change in accounting principle, net of income tax benefit of $6,467	—	—	11,785	—
Loss on extinguishment of debt	—	—	685	—
Loss on disposal of property and equipment	—	—	91	—
Depreciation	41	247	301	270
Amortization of goodwill	—	—	—	1,480
Amortization of intangible assets	890	4,251	4,973	3,722
Amortization of service agreement discount	—	—	—	75
Amortization of deferred financing costs	58	253	379	407
Amortization of debt discount	76	1,018	1,533	325
Amortization of deferred compensation	—	67	79	89
Increase in long-term debt due to accrued interest	—	376	251	—
Deferred income taxes	696	1,718	1,622	377
Other	71	—	—	—
Changes in operating assets and liabilities, net of effects of purchase of businesses:
Accounts receivable	(4,011)	3,124	(2,600)	3,010
Accounts receivable — related parties	53	326	(364)	(12)
Other receivables	697	(450)	(98)	126
Inventories	1,119	(2,313)	3,931	(2,781)
Prepaid expenses and other current assets	(52)	259	2,216	(1,502)
Accounts payable	1,106	(262)	(638)	1,185
Accounts payable — related parties	(532)	(1,111)	464	650
Accrued expenses	(4,028)	(1,859)	2,551	(3,405)
Income taxes payable	320	(194)	(220)	(636)

Net cash provided by (used in) operating activities	(1,706)	7,843	12,519	3,940

Cash flows from investing activities:
Change in restricted cash	700	—	(700)	—
Purchase of property and equipment	(42)	(66)	(421)	(95)
Purchase of intangibles	—	(510)	(256)	(208)
Purchase of businesses, net of cash acquired	(167,532)	—	(788)	(4,109)

Net cash used in investing activities	(166,874)	(576)	(2,165)	(4,412)

Cash flows from financing activities:
Proceeds from borrowings	154,786	13,539	4,220	3,350
Repayment of borrowings	(80,146)	(24,682)	(18,862)	(10,795)
Payment of deferred financing costs	(2,841)	(115)	(76)	(29)
Proceeds from issuance of stock	—	—	12	13,000
Payment of interest rate swap liability	(197)	—	—	—
Proceeds from capital contributions	100,371	2,629	—	—
Purchase of treasury stock	—	—	(4)	—
Proceeds from issuance of shares from treasury	—	—	2	—

Net cash provided by (used in) financing activities	171,973	(8,629)	(14,708)	5,526

Net increase (decrease) in cash	3,393	(1,362)	(4,354)	5,054
Cash at beginning of period	—	3,530	7,884	2,830

Cash at end of period	$3,393	$2,168	$3,530	$7,884

Supplemental cash flow information:
Interest paid	$2,357	$5,491	$8,553	$6,998
Income taxes paid	(31)	159	174	18
Supplemental disclosure of non-cash investing and financing activities:
Issuance of Prestige Holdings warrants in conjunction with Medtech Acquisition debt	$4,871	$—	$—	$—
Fair value of assets acquired	$317,498	$—	$—	$23,652
Fair value of liabilities assumed	(130,489)	—	—	(19,543)
Purchase price funded with non-cash capital contributions	(19,477)	—	—	—

Cash paid to purchase businesses	$167,532	$—	$—	$4,109

The accompanying notes are an integral part of these financial statements.

Prestige Brands International, LLC

Notes to Financial Statements

(in thousands, except share data)

1.  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

        On February 6, 2004, Prestige Brands International, LLC (the "Company"), a newly formed entity and wholly-owned subsidiary of Prestige International Holdings, LLC ("Prestige Holdings"), through two wholly-owned subsidiaries, acquired all of the outstanding capital stock of Medtech Holdings, Inc. ("Medtech") and The Denorex Company ("Denorex") (collectively the "Predecessor Company") (the "Medtech Acquisition"). Prestige Holdings is controlled by affiliates of GTCR Golder Rauner, LLC ("GTCR"). On March 5, 2004, the Company, through a wholly-owned subsidiary, acquired all of the outstanding capital stock of The Spic and Span Company ("Spic and Span") (the "Spic and Span Acquisition"). On April 6, 2004, the Company, through a wholly-owned subsidiary, acquired all of the outstanding capital stock of Bonita Bay Holdings, Inc. ("Bonita Bay") (the "Bonita Bay Acquisition"). The Medtech, Spic and Span and Bonita Bay Acquisitions are further discussed in Note 2.

        The Company is engaged in the marketing, sales and distribution of over-the-counter, personal care brands and household cleaning brands to mass merchandisers, drug stores, supermarkets and hospitals primarily in the United States.

Basis of Presentation

        The Medtech Acquisition was accounted for as a purchase transaction. As a result, the combined Medtech and Denorex assets and liabilities have been adjusted to fair value as of February 6, 2004, in accordance with SFAS No. 141, "Business Combinations". For financial reporting purposes, Medtech and Denorex, which were under common control and management, are considered the predecessor entities. Accordingly, the balance sheet as of March 31, 2003 and the results of operations and cash flows for the period from April 1, 2003 to February 5, 2004 and the years ended March 31, 2003 and 2002, represent the combined historical financial statements of Medtech and its subsidiaries and Denorex ("predecessor basis"). The balance sheet of the Company as of March 31, 2004 and the results of operations and cash flows for the period from February 6, 2004 to March 31, 2004 include the accounts of the Company and its wholly-owned subsidiaries and reflect those purchase accounting adjustments resulting from the Medtech Acquisition ("successor basis") and the Spic and Span Acquisition. The Bonita Bay Acquisition was also accounted for as a purchase transaction subsequent to March 31, 2004. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

        Substantially all of the Company's cash is held by two banks located in Wyoming and California, respectively. The Company does not believe that, as a result of this concentration, it is subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships.

Accounts Receivable

        The Company extends non-interest bearing trade credit to its customers in the ordinary course of business. To minimize credit risk, ongoing credit evaluations of customers' financial condition are performed and reserves are maintained; however collateral is not required.

Inventories

        Inventories are stated at the lower of cost or market, cost being determined using the first-in, first-out method. The Company provides a reserve for slow moving and obsolete inventory.

Property, Plant and Equipment

        Property, plant and equipment are stated at cost and are depreciated using the straight-line method based on the following estimated useful lives:

Machinery	5 years
Computer equipment	3 years
Furniture and fixtures	7 years

        Expenditures for maintenance and repairs are charged to expense as incurred. When an asset is sold or otherwise disposed of, the cost and associated accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized in the statement of operations.

        Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. An impairment loss is recognized if the carrying amount of the asset exceeds its fair value.

Goodwill

        The excess of the purchase price over the fair market value of assets acquired and liabilities assumed in acquisition transactions is classified as goodwill. Through March 31, 2002, goodwill was amortized on the straight-line method over 15 years. Effective April 1, 2002, the Predecessor Company ceased amortization of goodwill as described in Note 7. In accordance with SFAS No. 142, the Company does not amortize goodwill, but performs certain fair value tests of the carrying value at least annually.

Other Long-Term Assets

        Other long-term assets are stated at cost less accumulated amortization. For amortizable intangible assets, amortization is computed on the straight-line method as follows:

Trademarks	15 - 30 years	(predecessor basis)
Trademarks	5 - 30 years	(successor basis)

        The Company and Predecessor Company have incurred debt issuance costs in connection with their long-term debt. These costs are capitalized and amortized using the effective interest method over the term of the related debt.

        Indefinite lived intangible assets are tested for impairment at least annually.

        Amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. An impairment loss is recognized if the carrying amount of the asset exceeds its fair value.

Revenue Recognition

        Revenues are recognized upon shipment of product. Provision is made for estimated customer discounts and returns at the time of sale.

Advertising and Promotion Costs

        Advertising and promotion costs are expensed as incurred. Slotting fees associated with products are recognized as a reduction of sales. Under slotting arrangements, the retailers allow the Company's products to be placed on the stores' shelves in exchange for slotting fees. Direct reimbursements of advertising costs are reflected as a reduction of advertising costs in the period earned.

Stock-Based Compensation

        The Company accounts for employee stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") and SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123." Under APB 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company's common stock or units and the exercise price of the option.

Income Taxes

        The Company has elected to be treated as a partnership for tax purposes. The tax effects of the Company's operations are passed directly to the members. Therefore, no provision for income taxes has been recorded in the financial statements for income or loss generated by Prestige Brands International, LLC. Medtech, Denorex and Spic and Span are taxed as corporations. The Company and Predecessor Company account for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Derivative Instruments

        SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), requires companies to recognize all of its derivative instruments as either assets or liabilities in the balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge, a cash flow hedge or a hedge of a net investment in an international operation.

        The Company and Predecessor Company have designated their derivative financial instruments as cash flow hedges (i.e., hedging the exposure to variability in expected future cash flows that is attributable to a particular risk). For these hedges, the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income (loss) and reclassified into earnings in the same line item associated with the forecasted transaction in the same period or periods during which the hedged transaction affects earnings. Any ineffective portion of the gains or losses on the derivative instruments is recorded in results of operations immediately.

Recently Issued Accounting Standards

        In December 2003, the FASB issued FASB Interpretation No. 46R ("FIN 46R"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (revised December 2003)," FIN 46R addresses consolidation by business enterprises of variable interest entities, as defined. For entities created after December 31, 2003, the Company will be required to apply FIN 46R as of the date it first becomes involved with the entity. FIN 46R is effective for the Company for entities created before December 31, 2003, for the period ending March 31, 2004. The adoption of FIN 46R had no impact on the Company's financial position, results of operations or cash flows.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. Under SFAS No. 150, an issuer is required to classify financial instruments issued in the form of shares that are mandatorily redeemable, financial instruments that, at inception, embody an obligation to repurchase the issuer's equity shares and financial instruments that embody an unconditional obligation, as liabilities. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and was effective for the Company for the year ended March 31, 2004. On November 7, 2003, the FASB indefinitely deferred the classification and measurement provisions of SFAS No. 150 as they apply to certain mandatorily redeemable non-controlling interests. This deferral is expected to remain in effect while these provisions are further evaluated by the FASB. The adoption of SFAS No. 150 had no impact on the Company's financial position, results of operations or cash flows.

2.  ACQUISITIONS

        On February 6, 2004, the Company acquired all of the outstanding capital stock of Medtech and Denorex for a purchase price of approximately $244,270 (including fees and expenses of $2,371). The initial purchase price is subject to a post-closing working capital adjustment which is not expected to have a material effect on the initial purchase price.

        On March 5, 2004, the Company acquired all of the outstanding capital stock of Spic and Span for a purchase price of approximately $30,268.

        The Medtech Acquisition, including fees and expenses related to the new financing of $7,692, and the Spic and Span Acquisition were financed through the following sources:

	Medtech	Spic and Span
Medtech revolving credit facility	$195	$11,650
Medtech term loan facility	100,000	—
Medtech subordinated notes	42,941	—
Capital contributions from Prestige Holdings	106,930	17,768

Total sources of funds	$250,066	$29,418

        The total purchase prices of the Medtech Acquisition (which included cash paid to the selling shareholders of $166,146, Prestige Holdings Class B Preferred and Common Units issued to the selling shareholders valued at an aggregate of $1,709, assumed debt and accrued interest which was retired of $74,044 and acquisition costs of $2,371) and the Spic and Span Acquisition (which included cash paid to the selling shareholders of $4,873, Prestige Holdings Senior Preferred Units issued to the selling shareholders valued at $17,768, and assumed debt and accrued interest which was retired of $7,627) were allocated to the acquired assets and liabilities as set forth in the following table:

	Medtech	Spic and Span	Total
Cash	$2,168	$1,063	$3,231
Restricted cash	700	—	700
Accounts receivable	10,622	1,849	12,471
Inventories	9,959	908	10,867
Prepaid expenses and other current assets	151	31	182
Property and equipment	434	445	879
Goodwill	55,594	—	54,757
Intangible assets	209,330	28,171	237,501
Deferred income taxes	—	141	141
Accounts payable	(6,672)	(1,644)	(8,316)
Accrued liabilities	(6,219)	(1,341)	(7,560)
Long-term debt	(71,868)	(6,981)	(78,849)
Deferred income taxes	(36,601)	—	(35,764)

	$167,598	$22,642	$190,240

        The Prestige Holdings Units issued to the selling shareholders were recorded as capital contributions to the Company.

        As a result of the Medtech Acquisition, the Company recorded indefinite lived trademarks of $153,190 and $56,140 of trademarks with an estimated weighted average useful life of 11 years. As a result of the Spic and Span Acquisition, the Company recorded indefinite lived trademarks of $28,171.

        On April 6, 2004, the Company acquired all of the outstanding capital stock of Bonita Bay Holdings, Inc. for a purchase price of approximately $558,680 (including fees and expenses of $2,084). The initial purchase price is subject to a post-closing working capital adjustment which is not expected to have a material effect on the initial purchase price.

        The Bonita Bay Acquisition, including fees and expenses related to the new financing of $20,147 and funds used to pay off $154,422 debt and accrued interest incurred to finance the Medtech Acquisition, was financed through the following sources:

Revolving Credit Facility	$3,512
Tranche B Term Loan	355,000
Tranche C Term Loan Facility	100,000
9.25% Senior Subordinated Notes	210,000
Capital contribution from Prestige Holdings	58,585

Total sources of funds	$727,097

        The total purchase price of the Bonita Bay Acquisition (which included cash paid to the selling shareholders of $379,586, Prestige Holdings Class B Preferred and Common Units issued to the selling shareholders valued at an aggregate of $92, assumed debt which was retired of $176,918 and acquisition costs of $2,084) was allocated to the acquired assets and liabilities as set forth in the following table:

Bonita Bay
Cash	$5,884
Accounts receivable	13,264
Inventories	17,016
Prepaid expenses and other current assets	1,391
Property, plant and equipment	2,958
Goodwill	200,294
Intangible assets	352,460
Accounts payable and accrued liabilities	(11,859)
Long-term debt	(172,844)
Deferred income taxes	(30,344)

$378,220

        As a result of the Bonita Bay Acquisition, the Company recorded indefinite lived trademarks of $340,700 and $11,760 of trademarks with an estimated weighted average useful life of 7 years.

        The following table reflects the unaudited results of the Company's operations on a pro forma basis as if the Medtech, Spic and Span and Bonita Bay Acquisitions had been completed on April 1, 2003. The pro forma financial information is not necessarily indicative of the operating results that would have occurred had the acquisitions been consummated as of April 1, 2003, nor is it necessarily indicative of future operating results.

	Pro Forma Years Ended March 31,
	2004	2003
	(unaudited)
Net sales	$272,700	$250,615
Income from continuing operations, before income taxes	28,064	36,332
Net income	17,121	20,543

        On February 7, 2002, the Predecessor Company acquired the Denorex assets from American Home Products Corporation. Under the terms of the purchase agreement, the Predecessor Company acquired the assets in exchange for $4,000 in cash and $21,000 of notes payable. The Predecessor Company also recorded acquisition costs of $788 (which were paid during the year ended March 31, 2003) and a discount on notes payable totaling $3,268 (Note 10). The transaction was accounted for under the purchase method of accounting. As a result of the acquisition, the Predecessor Company recorded trademarks of $22,520, which were being amortized over 15 years.

        The following table reflects the unaudited results of the Predecessor Company's operations on a pro forma basis as if the acquisition of the Denorex assets had been completed on April 1, 2001. The pro forma financial information is not necessarily indicative of the operating results that would have occurred had the acquisition been consummated as of April 1, 2001, nor is it necessarily indicative of future operating results.

Pro Forma Year Ended March 31, 2002 (unaudited)
Net sales	$59,893
Income from operations	14,454
Net income	3,684

        In connection with the acquisition of the Denorex assets, the Denorex Company entered into a transition services agreement with American Home Products Corporation to have manufacturing and other services provided for the period from inception (February 7, 2002) through December 31, 2002 in exchange for $3,000. The cost of this agreement was charged to expense over this period on a straight-line basis.

3.  DISCONTINUED OPERATIONS

        Effective March 28, 2003, the Predecessor Company sold substantially all of the assets of Pecos Pharmaceutical, Inc. ("Pecos"), one of the Predecessor Company's three reporting units, to Contract Pharmacal Corporation (the "Purchaser"). The sale included all inventory and intangible assets related to the Pecos products. The sales price consisted of up to $1,000 of cash, all of which was subject to an earn-out provision based on the achievement of certain contribution margins from future sales by the

Purchaser. Subsequent to March 31, 2004, the Company received $445 from the Purchaser in full satisfaction of the earn-out provision. The Company recorded this consideration as an acquired receivable in purchase accounting.

        In connection with the sale, the Predecessor Company agreed to indemnify the Purchaser for up to $3,000 of potential sales returns, less the cost of inventory transferred to the Purchaser as part of this transaction. Accordingly, the Predecessor Company recorded a liability of $2,272 related to this indemnification. In addition, the Predecessor Company recorded a loss on the sale of inventory totaling $1,220. These amounts have been included in the loss on disposal of the Pecos reporting unit for the year ended March 31, 2003.

        In accordance with the sale agreement, the Predecessor Company was required to deposit $700 of cash into a legally restricted escrow account. This cash was returned to the Company in March 2004 as the Company and Predecessor Company had fully complied with the terms of the sale agreement.

        The results of operations of the Pecos reporting unit for the years ended March 31, 2003 and 2002 have been classified as loss from operations of the discontinued Pecos reporting unit.

        Revenues of the discontinued Pecos reporting unit were $4,587 and $12,427 for the years ended March 31, 2003 and 2002 (predecessor basis), respectively. The pre-tax losses of the discontinued Pecos reporting unit were $5,233 and $110 for the years ended March 31, 2003 and 2002 (predecessor basis), respectively.

4.  ACCOUNTS RECEIVABLE

        Accounts receivable consist of the following:

	March 31,
	2004	2003
	(successor basis)	(predecessor basis)
Accounts receivable	$16,244	$13,101
Less allowances for discounts, returns and bad debts	(853)	(438)

	$15,391	$12,663

5.  INVENTORIES

        Inventories consist of the following:

	March 31,
	2004	2003
	(successor basis)	(predecessor basis)
Packaging and raw materials	$1,562	$1,605
Finished goods	8,186	3,992

	$9,748	$5,597

        Inventories are shown net of reserves for obsolete and slow moving inventory of $125 and $79 at March 31, 2004 and 2003, respectively.

6.  PROPERTY AND EQUIPMENT

        Property and equipment consist of the following:

	March 31,
	2004	2003
	(successor basis)	(predecessor basis)
Computer equipment	$341	$749
Furniture and fixtures	555	442
Leasehold improvements	19	93

	915	1,284
Less accumulated depreciation	(35)	(669)

	$880	$615

        Depreciation of property and equipment totaled $41 for the period from February 6, 2004 to March 31, 2004 (successor basis) and $247, $301 and $270 for the period from April 1, 2003 to February 5, 2004 and the years ended March 31, 2003 and 2002 (predecessor basis), respectively.

7.  GOODWILL

        Effective April 1, 2002, the Predecessor Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires that companies perform periodic evaluations of potential impairment of goodwill, with the initial assessment to be completed during the first six months of the year in which SFAS 142 is first applied. The Predecessor Company performed an evaluation of its goodwill, and determined that an impairment charge equal to the goodwill carrying amount of $18,252 ($11,785 net of tax benefit of $6,467) should be recorded as of April 1, 2002 related to the Predecessor Company's Pecos reporting unit. As provided in SFAS 142, this impairment charge was recorded as the cumulative effect of a change in accounting principle. The change in carrying amount of goodwill is as follows:

Predecessor Basis
Balance as of March 31, 2002	$18,252
Transition impairment adjustment recorded as the cumulative effect of a change in accounting principle as of April 1, 2002	(18,252)

Balance as of March 31, 2003	—
Successor Basis
Goodwill acquired in the Medtech Acquisition	55,594

Balance as of March 31, 2004	$55,594

        As a result of the adoption of SFAS 142, no amortization of goodwill has been recorded since April 1, 2002. For the year ended March 31, 2002, the Predecessor Company recorded amortization of goodwill of $962, net of income tax benefit of $518.

        The following table reflects what the Predecessor Company's net income (loss) would have been for the years ended March 31, 2003 and 2002 before the change in accounting principle and exclusive of amortization expense related to goodwill:

	Years ended March 31,
	2003	2002
	(predecessor basis)
Net income (loss)	$(14,422)	$560
Add back: Cumulative effect of change in accounting principle, net of income tax benefit of $6,467, related to adoption of SFAS 142	11,785	—
Add back: Goodwill amortization, net of income tax benefit of $518	—	962

Adjusted net income (loss)	$(2,637)	$1,522

8.  OTHER LONG-TERM ASSETS

        Other long-term assets consist of the following at March 31, 2004:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(successor basis)
Intangible assets:
Indefinite lived trademarks	$181,361	$—	$181,361
Amortizable intangible assets:
Trademarks	56,140	(890)	55,250

	237,501	(890)	236,611
Deferred financing costs, net	2,783	—	2,783

	$240,284	$(890)	$239,394

        Other long-term assets consist of the following at March 31, 2003:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(predecessor basis)
Amortizable intangible assets:
Trademarks	$123,069	$(8,703)	$114,366
Technology use and supply agreement	351	(250)	101

	123,420	(8,953)	114,467
Option agreement	3,425	—	3,425
Deferred financing costs, net	1,766	—	1,766

	$128,611	$(8,953)	$119,658

        At March 31, 2004, the Company's intangible assets had a tax basis of $100,863. At March 31, 2003, the Predecessor Company's intangible assets had a tax basis of $52,867.

        Amortization of intangible assets (trademarks and technology use and supply agreement) totaled $890 for the period from February 6, 2004 to March 31, 2004 (successor basis) and $4,251, $4,973 and $3,722 for the period from April 1, 2003 to February 5, 2003 and the years ended March 31, 2003 and 2002 (predecessor basis), respectively.

        The Company's future amortization of intangible assets is expected to be as follows (in thousands):

Year ending March 31,
2005	$5,338
2006	5,338
2007	5,338
2008	5,338
2009	5,338
Thereafter	28,560

$55,250

        On March 1, 2001, the Predecessor Company renegotiated an existing license and option agreement ("New Agreement") with two affiliated entities ("Licensors") and made an initial option payment of $2,500. The New Agreement granted the Predecessor Company an exclusive license to manufacture, distribute and sell products for which the Licensors own the rights until October 15, 2008 (the "Term"). The New Agreement required annual payments to the Licensors. For the period from April 1, 2003 to February 5, 2004 and the years ended March 31, 2003 and 2002, the annual payments totaled $1,325, $1,300 and $1,040, respectively, of which $265, and $256 and $208, respectively, were allocated to the option agreement. In addition, the New Agreement granted the Predecessor Company an option to purchase the Licensors' rights and intellectual property for $10,000 at any time during the Term. In conjunction with the Medtech Acquisition, the Company exercised the option.

        In connection with the agreement, the Company assumed certain contractual obligations, including royalty agreements for certain of the licensed products. Royalty costs were approximately $73 for the period from February 6, 2004 to March 31, 2004 (successor basis) and $450, $1,208 and $977 for the period from April 1, 2003 to February 5, 2004 and the years ended March 31, 2003 and 2002 (predecessor basis), respectively.

9.  ACCRUED LIABILITIES

        Accrued liabilities consist of:

	March 31,
	2004	2003
	(successor basis)	(predecessor basis)
Accrued marketing	$1,631	$2,616
Reserve for Pecos returns	1,186	4,104
Accrued payroll	1,345	454
Accrued commissions	353	135
Interest payable	1,241	564
Income taxes payable	138	—
Other	1,370	1,182

	$7,264	$9,055

10.  LONG-TERM DEBT

        Long-term debt consists of the following:

		March 31,
	April 6, 2004
		2004	2003
		(successor basis)	(predecessor basis)
Revolving Credit Facility	$3,512	$—	$—
Tranche B Term Loan Facility	355,000	—	—
Tranche C Term Loan Facility	100,000	—	—
Senior Subordinated Notes	210,000	—	—
Medtech Revolving Credit Facility	—	10,548	—
Medtech Term Loan Facility	—	100,000	—
Medtech Subordinated Notes	—	38,146	—
Revolving line of credit with bank	—	—	1,500
Note payable to bank, Term Commitment A	—	—	21,479
Note payable to bank, Term Commitment B	—	—	17,288
Senior Subordinated Notes	—	—	21,752
Notes payable, due December 31, 2004, net of unamortized discount of $1,498	—	—	19,002

	668,512	148,694	81,021
Less: current portion	(3,550)	(2,000)	(19,607)

Long-term debt	$664,962	$146,694	$61,414

The Bonita Bay Acquisition

        In order to finance the Bonita Bay Acquisition and repay certain existing indebtedness, including debt incurred in connection with the Medtech Acquisition, and pay related fees and expenses, the Company entered into the financing agreements set forth in the following paragraphs.

        On April 6, 2004, the Company entered into a new senior secured credit facility (the "Senior Credit Facility", consisting of a $50,000 non-amortizing senior secured revolving credit facility ("Revolving Credit Facility"), a $355,000 senior secured term loan facility, ("Tranche B Term Loan Facility") and a $100,000 second lien term loan facility ("Tranche C Term Loan Facility"). On April 6, 2004, the Company also issued $210,000 of 9.25% senior subordinated notes ("Senior Subordinated Notes").

        The Senior Credit Facility is collateralized by substantially all of the Company's assets. The Tranche B and C Term Loan Facilities bear interest at the Company's option of either prime (4.25% at April 6, 2004) or LIBOR (1.125% at April 6, 2004) plus a variable margin and mature on April 6, 2011 and October 6, 2011, respectively. At April 6, 2004, the applicable interest rates on the Tranche B and C Term Loan Facilities were 4.075% and 7.75% respectively. Interest payments on Tranche C are due quarterly. Principal and interest payments on Tranche B are due quarterly.

        The Revolving Credit Facility is available until April 6, 2009. At April 6, 2004, the Company was eligible to borrow $50 million on the Revolving Credit Facility, of which there was $3,512 outstanding. The Revolving Credit Facility bears interest at the Company's option of either prime plus a variable margin or LIBOR plus a variable margin. The variable margin ranges from 0.75% to 2.50%. At April 6, 2004, the applicable interest rate on the Revolving Credit Facility was 5.5%. The Company is also required to pay a variable commitment fee on the unused portion of the Revolving Credit Facility. At April 6, 2004, the applicable rate was 0.50%.

        The Senior Subordinated Notes ("Notes") mature on April 15, 2012 and bear interest at 9.25%. Interest is payable on April 15 and October 15, each year, beginning on October 15, 2004. The total principal amount is due on April 15, 2012. The Company may redeem some or all of the Notes on or prior to April 15, 2008 at a redemption price equal to 100% plus a make-whole premium and on or after April 15, 2008 at redemption prices set forth in the Note agreement. At any time prior to April 15, 2007, the Company may redeem up to 40% of the aggregate principal amount of the Notes in an amount not to exceed the amount of proceeds of one or more equity offerings, at a price equal to 109.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided that at least 60% of the original aggregate principal amount of the Notes issued remains outstanding after the redemption. The Company has entered into a registration rights agreement with the initial purchasers of the Notes which grants those purchasers exchange and registration rights with respect to the Notes. Under the registration rights agreement, the Company agreed to file a registration statement 90 days after the issue date of the Notes enabling the holders to exchange the Notes for publicly registered exchange notes with substantially identical terms. The Notes are guaranteed by Prestige Holdings.

        The Senior Credit Facility and Senior Subordinated Notes include various restrictive covenants that require the Company to maintain certain financial ratios and limit the Company's ability to incur additional indebtedness and pay dividends.

The Medtech and Spic and Span Acquisitions

        In order to finance the Medtech and Spic and Span Acquisitions, repay certain existing indebtedness, and pay related fees and expenses, the Company entered into the financing agreements set forth in the following paragraphs.

        On February 6, 2004, the Company entered into a new senior secured credit facility (the "Medtech Senior Credit Facility"), consisting of a $20 million non-amortizing senior secured revolving credit facility ("Medtech Revolving Credit Facility") and a $100.0 million senior secured term loan facility ("Medtech Term Loan Facility"). On February 6, 2004, the Company also issued $42.9 million of 12.0% subordinated notes ("Medtech Subordinated Notes").

        The Medtech Senior Credit Facility is collateralized by substantially all of the Company's assets. The Medtech Term Loan Facility bears interest at the Company's option of either prime (4.0% at March 31, 2004) or LIBOR (1.125% at March 31, 2004) plus a variable margin and matures on February 5, 2009. At March 31, 2004, the applicable interest rate on the Medtech Term Loan Facility was 4.625%. Principal and interest payments on the facility are due quarterly. The outstanding borrowings on the facility were repaid on April 6, 2004 using proceeds from the Bonita Bay Acquisition financing discussed above.

        The Medtech Revolving Credit Facility was available until February 6, 2009, with the available borrowing amount based on eligible accounts receivable and inventories. At March 31, 2004, the Company was eligible to borrow $19,302 on the facility, of which there was $10,548 outstanding. The facility bore interest at the Company's option of either prime plus a variable margin or LIBOR plus a variable margin. The variable margin ranged from 3.0% to 3.5%. At March 31, 2004, the applicable interest rate on the facility was 6.0%. The Company is also required to pay a variable commitment fee on the unused portion of the facility. At March 31, 2004, the applicable rate was 0.50%. The outstanding borrowings on the facility were repaid on April 6, 2004 using proceeds from the Bonita Bay Acquisition financing discussed above.

        The Medtech Subordinated Notes ("Notes") matured on February 6, 2014 and bore interest at 12% payable quarterly, beginning on May 20, 2004. The total principal amount was due on February 6, 2014. The outstanding Notes were repaid on April 6, 2004 using proceeds from the Bonita Bay Acquisition financing discussed above.

        The Medtech Senior Credit Facility and Subordinated Notes include various restrictive covenants that require the Company to maintain certain financial ratios and limit the Company's ability to incur additional indebtedness and pay dividends. The Company was in compliance with these covenants as of March 31, 2004.

Predecessor Company

        On March 1, 2001, the Predecessor Company entered into a credit agreement with a bank to provide $55,000 in debt ("Term Commitments A and B") and a $10,000 revolving line of credit ("Revolving Line", or together with Term Commitments A and B, the "Senior Debt"). Simultaneously, the Predecessor Company issued $21,500 of subordinated notes payable (the "Senior Subordinated Notes").

        The Senior Debt was collateralized by substantially all the Predecessor Company's assets. Term Commitments A and B bore interest at the Predecessor Company's option of either prime (4.25% at March 31, 2003) plus a variable margin or LIBOR (1.38% at March 31, 2003) plus a variable margin and were scheduled to mature on March 1, 2006 and March 1, 2008, respectively. At March 31, 2003, the applicable interest rates on Term Commitments A and B were 4.88% and 5.38%, respectively. The outstanding borrowings were repaid on February 6, 2004 using proceeds from the Medtech Acquisition financing discussed above.

        The Revolving Line was available until March 1, 2006, with the available borrowing amount based on eligible accounts receivable and inventories. At March 31, 2003, the Predecessor Company was eligible to borrow $6,400 on the Revolving Line, of which there was $1,500 outstanding. The Revolving Line bore interest at the Predecessor Company's option of either prime plus a variable margin or LIBOR plus a variable margin. The variable margin ranged from 1.75% to 3.5% based on the level of outstanding debt. The Predecessor Company was also required to pay a variable commitment fee on the unused portion of the Revolving Line. At March 31, 2003, the applicable rate was 0.50%. The outstanding borrowings were repaid on February 6, 2004 using proceeds from the Medtech Acquisition financing discussed above.

        The Senior Subordinated Notes were scheduled to mature on August 31, 2008, and originally bore interest at 15%. On September 11, 2002, the note agreement was amended to require interest at 17%. In accordance with the terms of the notes, the Predecessor Company has made quarterly interest payments at 15% and has accrued the remaining 2% interest, increasing the principal balance of the notes by $627 and $251 as of February 5, 2004 and March 31, 2003, respectively. The Predecessor Company accounted for this modification as an extinguishment and reissuance of debt in accordance with EITF 96-19, "Debtors Accounting for a Modification or Exchange of Debt Instruments." Accordingly, the Predecessor Company recorded a loss on extinguishment of debt totaling $685 for the year ended March 31, 2003. In conjunction with the purchase of the Senior Subordinated Notes, the Predecessor Company issued 1,048,798 warrants to purchase Class A-1 Common Stock. The warrants were exercisable immediately at an exercise price of $0.01 per share and expire on March 1, 2013. The Predecessor Company initially recorded a discount of $442 on the Senior Subordinated Notes. The unamortized discount was expensed during the year ended March 31, 2003. The outstanding borrowings were repaid on February 6, 2004 using proceeds from the Medtech Acquisition financing discussed above.

        The Senior Debt and Senior Subordinated Notes included various restrictive covenants that required the Predecessor Company to maintain certain financial ratios. The Predecessor Company was in compliance with these covenants as of March 31, 2003.

        The Predecessor Company was subject to an excess cash calculation in connection with the Senior Debt. In the event the Predecessor Company had excess cash as defined in the credit agreement, the Predecessor Company was required to remit a payment to the lender within 90 days after the end of the fiscal year. The excess cash payment was applied pro rata to the last payments due on Term Commitments A and B. The calculation indicated that an excess cash payment of $1,211 was required for the year ended March 31, 2003; accordingly, the required excess cash payment has been included in the current portion of long-term debt at March 31, 2003.

        In connection with the acquisition of the Denorex assets (Note 2), on February 7, 2002, the Predecessor Company issued $21,000 of notes payable to American Home Products Corporation. The notes were payable in three equal installments of $7,000 on December 31, 2002, 2003 and 2004. The amounts payable were non-interest bearing, which required the Predecessor Company to determine the fair value of the notes at the date of the transaction by discounting future payments using an imputed interest rate of 9%. The resulting difference between the future payments and their present value was recorded as a discount and amortized as interest expense using the interest method over the term of the note.

        On January 29, 2003, the terms of the note were modified, requiring the Predecessor Company to pay $623 on March 31, 2003, $616 on June 30, 2003, $607 on September 30, 2003, $12,598 on December 31, 2003 and $7,000 on December 31, 2004. As a result of the modification, in accordance with EITF 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments," the Predecessor Company calculated a new effective interest rate of 8.7% based on the carrying amount of the original notes and the revised cash flows. The remaining discount was being amortized as interest expense using the interest method over the remaining term of the note. The outstanding borrowings on the facility were repaid on April 6, 2004 using proceeds from the Prestige Acquisition financing discussed above.

        Estimated future principal payments associated with long-term debt at April 6, 2004 are as follows:

Year ending March 31,
2005	$3,550
2006	3,550
2007	3,550
2008	3,550
2009	3,550
Thereafter	650,762

$668,512

Interest Rate Protection Agreement

        On April 2, 2002, the Predecessor Company entered into an interest rate swap agreement to convert approximately 50% of its borrowings on variable-rate Term Commitments A and B to debt with a fixed LIBOR base rate of 5.77%. At March 31, 2003, the interest rate swap agreement had a notional amount of $21,000 and an estimated fair value of $(845). At February 5, 2004, the interest rate swap agreement had a notional amount of $18,094 and an estimated fair value of $197. The interest rate swap agreement was terminated on February 6, 2004, in conjunction with the Medtech Acquisition.

11.  LEASE COMMITMENTS AND OBLIGATIONS

        The Company has operating leases for office facilities in New York, Connecticut and Wyoming, which expire on September 30, 2005, June 30, 2004 and December 31, 2004, respectively. The Company has an option to extend the lease of the Connecticut offices until June 30, 2007.

        During October 2002, the Predecessor Company vacated its office space in Connecticut and entered into an operating lease for office space in New York. The Predecessor Company subleased the Connecticut office to an unrelated entity. The sublease expires June 30, 2004.

        In addition, an affiliated company under common management has agreed to reimburse the Company approximately $63 per year for the use of a portion of the Company's office space in New York. This agreement expires on September 30, 2005.

        The following summarizes future minimum lease payments:

Year ending March 31,	Operating Leases	Amounts Receivable Under Sublease Arrangements
2005	316	35
2006	90	—

	$406	$35

        Rent expense totaled $62 for the period from February 6, 2004 to March 31, 2004 (successor basis) and $357, $418 and $286 for the period from April 1, 2003 to February 5, 2004 and the years ended March 31, 2003 and 2002 (predecessor basis), respectively, net of rent income from subleases totaling $23 for the period from February 6, 2004 to March 31, 2004 (successor basis) and $96 and $104 for the period from April 1, 2003 to February 5, 2004 and the year ended March 31, 2003 (predecessor basis), respectively.

12.  INCOME TAXES

        The provision (benefit) for income taxes consists of the following:

			Year Ended March 31,
	February 6, 2004 to March 31, 2004	April 1, 2003 to February 5, 2004
			2003	2002
	(successor basis)	(predecessor basis)
Current:
Federal	$307	$(30)	$2,151	$(62)
State	51	(4)	129	(4)
Deferred:
Federal	662	1,620	1,530	355
State	34	98	92	22

Provision (benefit) for income taxes from continuing operations	1,054	1,684	3,902	311
Provision (benefit) for income taxes from income (loss) from operations of discontinued Pecos reporting unit	—	—	(1,848)	(43)
Benefit for income taxes from loss on disposal of Pecos reporting unit	—	—	(1,233)	—
Benefit for income taxes from cumulative effect of changes in accounting principle	—	—	(6,467)	—

	$1,054	$1,684	$(5,646)	$268

        The principal components of the Company's deferred tax balances are as follows:

	March 31,
	2004	2003
	(successor basis)	(predecessor basis)
Deferred tax assets:
Allowance for doubtful accounts	$312	$154
Inventory capitalization	83	121
Inventory reserve	45	28
Inventory step-up	(122)	—
Reserve for sales returns and discounts	310	1,449
Interest rate swap	—	296
Net operating loss carryforward	8,306	7,919
Property and equipment	—	36
State income tax	747
Other	270	—
Valuation allowance	—	(1,419)
Deferred tax liabilities:
Intangible assets	(47,145)	(12,093)
Property and equipment	(33)	—
Other	—	(24)

	$(37,227)	$(3,533)

        As a result of Denorex's history of net losses, a valuation allowance was provided for the full amount of Denorex's net deferred tax assets at March 31, 2003. In conjunction with the Medtech Acquisition the valuation allowance was reversed in purchase accounting. At March 31, 2004, Denorex had net operating loss carryforwards of approximately $4,973, which may be used to offset future taxable income. These carryforwards, which are subject to annual limitations as to usage under Section 382, begin to expire in 2022.

        At March 31, 2004, Medtech had net operating loss carryforwards of approximately $16,364. These carryforwards, which are subject to annual limitations as to usage under Section 382, begin to expire in 2020.

        At March 31, 2004, Spic and Span had net operating loss carryforwards of approximately $1,888. These carryforwards, which are subject to annual limitations as to usage under Section 382, begin to expire in 2022.

        A reconciliation of the effective tax rate for continuing operations compared to the statutory U.S. Federal tax rate (34%) is as follows:

			Year Ended March 31,
	February 6 to March 31, 2004	April 1, 2003 to February 5, 2004
			2003	2002
	(successor basis)	(predecessor basis)
Income tax provision at statutory rate	$967	$1,386	$2,349	$319
State income taxes (net of federal income tax benefit)	81	71	139	31
Change in effective state tax rate	—	—	190	(505)
Amortization of intangible assets	—	94	193	—
Valuation allowance	—	321	992	427
Other	6	(188)	39	39

Provision for income taxes from continuing operations	$1,054	$1,684	$3,902	$311

13.  MEMBERS' AND SHAREHOLDER'S EQUITY

Predecessor Company Common Stock

        Medtech and Denorex had the following authorized and outstanding common stock:

	Par Value	Authorized	Outstanding at March 31, 2003	Balance at March 31, 2003
Medtech
Class L	$0.01	700,000	607,320	$6
Class A-1	$0.01	7,000,000	5,395,226	54
Class A-2	$0.01	1,500,000	1,142,391	11

				$71

Denorex:
Class L	$0.01	20,000	11,224	$—
Class A	$0.01	130,000	113,489	1

				$1

Voting

        The holders of the Medtech Class L Common Stock and the Medtech Class A-1 Common Stock are entitled to vote together as a single class on all matters submitted to shareholders for a vote. Each share of Medtech Class A-1 Common Stock is entitled to one vote per share. Each holder of Medtech Class L Common Stock is entitled to the number of votes equal to the number of shares of Medtech Class A-1 Common Stock into which each share of Class L Common Stock is convertible at the time of such vote.

        The holders of the Denorex Class L Common Stock and the Denorex Class A Common Stock are entitled to vote together as a single class on all matters submitted to shareholders for a vote. Each share of Denorex Class A Common Stock is entitled to one vote per share. Each holder of Denorex Class L Common Stock is entitled to the number of votes equal to the number of shares of Class A Common Stock into which each share of Denorex Class L Common Stock is convertible at the time of such vote.

Dividends and Liquidation Preference

        The Medtech Class L Common Stock had a liquidation and distribution preference of $100 per share plus amounts sufficient to generate an internal rate of return of 8% per year (aggregate liquidation value of $71,707 at March 31, 2003). The holders of Medtech Class L Common Stock were entitled to receive all dividends or other distributions declared by the Board of Directors until the liquidation preference had been satisfied, prior to any dividends or distributions to shareholders of the Medtech Class A-1 or Medtech Class A-2 Common Stock.

        Subsequently, the remaining distributions would be divided among the shareholders of the Medtech Class L Common Stock, the Medtech Class A-1 Common Stock, and the Medtech Class A-2 Common Stock pro rata based on the number of outstanding shares of Common Stock, provided that for distribution purposes each share of Medtech Class L Common Stock shall be deemed to have been converted into a number of shares equal to the number of shares of Medtech Class A-1 Common Stock into which each share of Medtech Class L Common Stock is convertible at the time of such distribution.

        The Denorex Class L Common Stock had a liquidation and distribution preference sufficient to generate an internal rate of return of 8% per year (aggregate liquidation value of $14,220 at March 31, 2003). The holders of Denorex Class L Common Stock were entitled to receive all dividends or other distributions declared by the Board of Directors until the liquidation preference had been satisfied, prior to any dividends or distributions to shareholders of the Denorex Class A Common Stock.

        Subsequently, the remaining distributions would be divided among the shareholders of the Denorex Class L Common Stock and the Denorex Class A Common Stock, pro rata based on the number of outstanding shares of Common Stock, provided that for distribution purposes, each share of Denorex Class L Common Stock shall be deemed to have been converted into a number of shares equal to the number of shares of Denorex Class A Common Stock into which each share of Denorex Class L Common Stock is convertible at the time of such distribution.

Conversion

        Each share of Medtech Class L Common Stock and Medtech Class A-2 Common Stock is convertible into Medtech Class A-1 Common Stock by a vote of the Board of Directors upon a sale of the Common Stock. In addition, the outstanding shares of Medtech Class L Common Stock and Medtech Class A-2 Common Stock automatically convert into Medtech Class A-1 Common Stock immediately prior to an underwritten public offering in which the Predecessor Company receives aggregate proceeds of at least $30,000.

        Each share of Medtech Class L Common Stock converts into the number of shares of Medtech Class A-1 Common Stock determined by dividing the remaining unpaid liquidation and distribution preference per share by the sale price (or public offering price) per Medtech Class A-1 Common Share. Each share of Medtech Class A-2 Common Stock converts to one share of Medtech Class A-1 Common Stock.

        Each share of Denorex Class L Common Stock is convertible into Denorex Class A Common Stock by a vote of the Board of Directors upon a sale of the Common Stock. In addition, the outstanding shares of Denorex Class L Common Stock automatically convert into Denorex Class A Common Stock immediately prior to an underwritten public offering.

        Each share of Denorex Class L Common Stock converts into the number of shares of Denorex Class A Common Stock determined by dividing the remaining unpaid liquidation and distribution preference per share by the sale price (or public offering price) per Denorex Class A Common Share.

14.  EMPLOYEE STOCK AWARDS

        During the year ended March 31, 2003, the Predecessor Company sold its employees 12,471 shares of Denorex Class A Common Stock at a purchase price of $1.00 per share. These shares vest ratably over a four-year period. The Predecessor Company's estimated fair value of the stock on the grant date was $1.00 per share. Accordingly, the Predecessor Company did not record compensation expense for these stock awards.

15.  RELATED PARTY TRANSACTIONS

        The Predecessor Company entered into agreements with its majority shareholder to provide advisory and management services. For the period from April 1, 2003 to February 5, 2004 and the years ended March 31, 2003 and 2002, the Predecessor Company incurred $1,293, $1,600 and $1,150, respectively, for these services. In addition, the Predecessor Company reimbursed this shareholder for travel expenses totaling $390, $170 and $158 for the period from April 1, 2003 to February 5, 2004 and the years ended March 31, 2003 and 2002, respectively. This shareholder was also paid $560 during the year ended March 31, 2003 for management and advisory services relating to the acquisition of the Denorex assets on February 7, 2002. At March 31, 2003, the Predecessor Company owed $1,100 to this shareholder, which amounts are included in accounts payable—related parties.

        In addition to the above transactions, the Predecessor Company's majority shareholder committed to fund, if necessary, up to $14,000 to repay the outstanding note payable to American Home Products Corporation as it matures.

        During the year ended March 31, 2002, the Predecessor Company entered into an agreement with an affiliated company under common management to provide certain administrative, technology and support services to the affiliate in exchange for $57 per month. This agreement was amended in April 2002 to reduce this fee to $33 per month. The agreement expires March 1, 2006. The Predecessor Company recognized $333, $391 and $546 for these services during the period from April 1, 2003 to February 5, 2004 and the years ended March 31, 2003 and 2002, respectively. At March 31, 2003, the affiliated company owed the Predecessor Company $376 which was included in accounts receivable—related parties.

        In January 2004, the Company forgave a $1,404 receivable from Spic and Span.

        In connection with the acquisitions (Note 2), the Company entered into an agreement with an affiliate of GTCR to provide management and advisory services. Under the terms of the agreement, the Company will be required to pay $4,000 per year for these services. In conjunction with the Medtech and Denorex Acquisitions, the Company paid an affiliate of GTCR a fee of $5,026.

16.  FAIR VALUE OF FINANCIAL INSTRUMENTS

        The carrying value of cash, accounts receivable and accounts payable at March 31, 2004 and 2003 approximates fair value because of the short-term maturity of these instruments. The carrying value of long-term debt at March 31, 2004 and 2003 approximates fair value based on interest rates for instruments with similar terms and maturities.

17.  CONCENTRATIONS OF CREDIT RISK

        The Company's sales are concentrated in the area of over-the-counter pharmaceutical products and personal care products. The Company sells its products to mass merchandisers and food and drug accounts. During the period from February 6, 2004 to March 31, 2004, April 1, 2003 to February 5, 2004 and the years ended March 31, 2003 and 2002, approximately 66%, 74%, 70% and 68%, respectively, of total sales were derived from 4 of its brands. During the period from February 6, 2004 to March 31, 2004, April 1, 2003 to February 5, 2004 and years ended March 31, 2003 and 2002, approximately 33%, 30%, 24% and 23%, respectively, of total sales were made to one customer. At March 31, 2004, 32% of accounts receivable were owed by one customer.

18.  BUSINESS SEGMENTS

        Segment information has been prepared in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". Segments are determined based on products provided by each segment. Within each reportable segment are product lines which have similar characteristics. Accounting policies of the segments are the same as those described in Note 1.

        There were no intersegment sales or transfers during the period from February 6, 2004 to March 31, 2004, the period from April 1, 2003 to February 5, 2004, or the years ended March 31, 2003 or 2002. The Company evaluates the performance of its product lines and allocates resources to them based primarily on gross profit. The table below summarizes information about reportable segments.

Period from February 6, 2004 to March 31, 2004 (successor basis)	Over-the-Counter	Personal Care	Household Cleaning	Other	Consolidated
Net sales	$12,010	$4,721	$2,076	$—	$18,807
Other revenues — related party	—	—	—	54	54

Total revenues	12,010	4,721	2,076	54	18,861
Cost of sales	5,981	2,836	1,206	—	10,023

Gross profit	6,029	1,885	870	54	8,838
Advertising and promotion	869	603	217	—	1,689

Contribution margin	5,160	1,282	653	54	7,149
Other operating expenses					2,580

Operating income					4,569
Other income (expense)					(1,725)
Provision for income taxes					(1,054)

Net income					$1,790

Period from April 1, 2003 to February 5, 2004 (predecessor basis)	Over-the-Counter	Personal Care	Other	Consolidated
Net sales	$43,577	$25,149	$—	$68,726
Other revenues — related party	—	—	333	333

Total revenues	43,577	25,149	333	69,059
Cost of sales	14,685	11,569	—	26,254

Gross profit	28,892	13,580	333	42,805
Advertising and promotion	6,467	6,134	—	12,601

Contribution margin	22,425	7,446	333	30,204
Other operating expenses				17,970

Operating income				12,234
Other income (expense)				(8,157)
Provision for income taxes				(1,684)
Discontinued operations				—
Change in accoounting principle

Net income				$2,393

Year ended March 31, 2003 (predecessor basis)	Over-the-Counter	Personal Care	Other	Consolidated
Net sales	$43,260	$32,788	$—	$76,048
Other revenues — related party	—	—	391	391

Total revenues	43,260	32,788	391	76,439
Cost of sales	12,620	14,855	—	27,475

Gross profit	30,640	17,933	391	48,964
Advertising and promotion	7,420	6,854	—	14,274

Contribution margin	23,220	11,079	391	34,690
Other operating expenses				17,349

Operating income				17,341
Other income (expense)				(10,432)
Provision for income taxes				(3,902)
Discontinued operations				(5,644)
Cumulative effect of change in accounting principle				(11,785)

Net (loss)				$(14,422)

Year ended March 31, 2002 (predecessor basis)	Over-the-Counter	Personal Care	Other	Consolidated
Net sales	$31,084	$14,571	$—	$45,655
Other revenues — related parties	—	—	546	546

Total revenues	31,084	14,571	546	46,201
Cost of sales	9,464	9,235	—	18,699

Gross profit	21,620	5,336	546	27,502
Advertising and promotion	4,329	901	—	5,230

Contribution margin	17,291	4,435	546	22,272
Other operating expenses				12,568

Operating income				9,704
Other income (expense)				(8,766)
Provision for income taxes				(311)
Discontinued operations				(67)

Net income				$560

        During the period from February 6, 2004 to March 31, 2004, the period from April 1, 2003 to February 5, 2004, and the years ended March 31, 2003 and 2002, virtually all sales were made to customers in the United States of America and Canada.

        The table below sets forth sales by major customers:

			Years Ended March 31,
	February 6 to March 5, 2004	April 1, 2003 to February 5 2004
			2003	2002
	(successor basis)	(predecessor basis)
Customer A	$6,283	$22,124	$18,177	$10,486

        No individual geographical area accounted for more than 10% of net sales in any of the periods presented. At March 31, 2004 and 2003, all of the Company's long-term assets were located in the United States of America.

Schedule II

Valuation and Qualifying Accounts

(dollars in thousands)

	Balance at Beginning of Year	Charged to Expense	Deductions	Other	Balance at End of Year
Predecessor Basis
Year ended March 31, 2002
Deferred tax valuation allowance	—	427	—	—	427
Reserves for sales returns	265	11,048	11,051	—	262
Allowance for doubtful accounts	625	167	735	—	57
Allowance for inventory obsolescence	358	179	353	—	184
Pecos Returns Reserve	—	—	—	—	—
Year ended March 31, 2003
Deferred tax valuation allowance	427	992	—	—	1,419
Reserves for sales returns	262	8,645	8,558	—	349
Allowance for doubtful accounts	57	126	94	—	89
Allowance for inventory obsolescence	184	87	193	—	78
Pecos Returns Reserve	—	4,104	—	—	4,104
Period ended February 5, 2004
Deferred tax valuation allowance	1,419	325	—	—	1,744
Reserves for sales returns	348	3,259	3,025	—	582
Allowance for doubtful accounts	189	166	114	—	141
Allowance for inventory obsolescence	78	350	340	—	88
Pecos Returns Reserve	4,104	—	2,755	—	1,349
Successor Basis
Period ended March 31, 2004
Deferred tax valuation allowance	1,744	—	—	(1,744)	—
Reserves for sales returns	684	389	568	288	793
Allowance for doubtful accounts	141	46	140	13	60
Allowance for inventory obsolescence	88	70	60	26	124
Pecos Returns Reserve	1,349	—	163	—	1,186

The Spic and Span Company

Financial Statements

For the years ended December 31, 2003 and 2002
and for the period from January 24, 2001 through December 31, 2001

Report of Independent Auditors

To the Board of Directors and Shareholders
of The Spic and Span Company

        In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of The Spic and Span Company at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 and for the period from inception (January 24, 2001) through December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/  PRICEWATERHOUSECOOPERS LLP

Salt Lake City, Utah
March 18, 2004

The Spic and Span Company

Balance Sheet

(in thousands, except share data)

	December 31,
	2003	2002
ASSETS
Current assets:
Cash	$863	$229
Accounts receivable, net	2,278	1,982
Income taxes receivable	—	656
Inventories	1,044	1,376
Prepaid expenses	52	281
Deferred income taxes	—	566

Total current assets	4,237	5,090
Property, plant and equipment	384	434
Goodwill, net	1,433	1,433
Other long-term assets, net	31,214	32,700

Total assets	$37,268	$39,657

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$696	$2,779
Accounts payable—related parties	2,261	443
Accrued liabilities	1,420	1,020
Current portion of long-term debt	2,150	1,724

Total current liabilities	6,527	5,966
Long-term debt, net of current portion	7,481	10,000
Subordinated notes payable to shareholders	—	10,000
Interest payable to shareholders	—	1,548
Deferred income taxes	—	808

Total liabilities	14,008	28,322

Commitments and contingencies (Note 11)
Shareholders' equity:
Class L-1 Common Stock, $0.01 par value, 20,000 shares authorized, 12,503 shares issued and outstanding (liquidation preference at December 31, 2003—$12,544)	—	—
Class L Common Stock, $0.01 par value, 11,000 shares issued and outstanding (liquidation preference at December 31, 2003—$13,882)	—	—
Class A Common Stock, $0.0001 par value, 275,000 shares authorized, 114,904 shares issued and outstanding	—	—
Additional paid-in-capital	23,530	11,028
Retained earnings (accumulated deficit)	(270)	307

Total shareholders' equity	23,260	11,335

Total liabilities and shareholders' equity	$37,268	$39,657

The accompanying notes are an integral part of these financial statements.

The Spic and Span Company

Statements of Operations

(in thousands, except share data)

	Year ended December 31,
			Period from inception (January 24, 2001) through December 31, 2001
	2003	2002
NET SALES	$20,173	$18,924	$20,856
COST OF SALES	11,191	9,569	8,652

Gross profit	8,982	9,355	12,204

OPERATING EXPENSES:
General and administrative	4,776	4,286	3,646
Advertising and promotion	4,506	3,810	2,286
Depreciation	109	63	26
Amortization of goodwill	—	—	45
Amortization of other long-term assets	1,152	1,177	1,078

Total operating expenses	10,543	9,336	7,081

Operating income (loss)	(1,561)	19	5,123

OTHER INCOME (EXPENSE):
Gain on sale of trademark	2,900	—	—
Other income (expense), net	185	2	(105)
Interest expense, net	(2,327)	(2,205)	(2,200)

Total other income (expense)	758	(2,203)	(2,305)

Income (loss) before income taxes	(803)	(2,184)	2,818
Benefit (provision) for income taxes	226	713	(1,040)

Net income (loss)	$(577)	$(1,471)	$1,778

The accompanying notes are an integral part of these financial statements.

The Spic and Span Company

Statement of Shareholders' Equity

(in thousands, except share data)

	Class L-1 Common Stock		Class L Common Stock		Class A Common Stock
								Retained Earnings (Accumulated Deficit)
							Additional Paid-In Capital
	Shares	Amount	Shares	Amount	Shares	Amount			Total
Balance at inception (January 24, 2001)	—	$—	—	$—	—	$—	$—	$—	$—
Issuance of Class L and Class A Common Stock	—	—	11,000	—	99,000	—	11,000	—	11,000
Issuance of Class A Common Stock for purchase of business	—	—	—	—	7,647	—	7	—	7
Issuance of restricted Class A Common Stock	—	—	—	—	20,760	—	21	—	21
Net income	—	—	—	—	—	—	—	1,778	1,778

Balance at December 31, 2001	—	—	11,000	—	127,407	—	11,028	1,778	12,806
Net loss	—	—	—	—	—	—	—	(1,471)	(1,471)

Balance at December 31, 2002	—	—	11,000	—	127,407	—	11,028	307	11,335
Issuance of Class L-1 Common Stock in exchange for subordinated notes and and interest payable to shareholders and Class A Common Stock	12,503	—	—	—	(12,503)	—	12,502	—	12,502
Net loss	—	—	—	—	—	—	—	(577)	(577)

Balance at December 31, 2003	12,503	$—	11,000	$—	114,904	$—	$23,530	$(270)	$23,260

The accompanying notes are an integral part of these financial statements.

The Spic and Span Company

Statements of Cash Flows

(in thousands)

	Year ended December 31,		Period from inception (January 24, 2001) through December 31, 2001
	2003	2002
Cash flows from operating activities:
Net income (loss)	$(577)	$(1,471)	$1,778
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	109	63	26
Amortization of goodwill	—	—	45
Amortization of other long-term assets	1,152	1,177	1,078
Amortization of deferred financing costs	379	344	252
Gain on sale of trademark	(2,900)	—	—
Loss on extinguishment of debt	23	—	—
Loss on sale of property, plant and equipment	—	—	13
Deferred income taxes	(242)	(159)	401
Changes in operating assets and liabilities:
Accounts receivable	(296)	(299)	(1,683)
Income taxes receivable	656	(584)	(72)
Inventories	332	(1,376)	—
Prepaid expenses	229	102	(383)
Accounts payable	(2,083)	2,730	49
Accounts payable—related parties	1,818	443	—
Accrued expenses	400	(744)	1,764
Interest payable to shareholders	954	800	748

Net cash provided by (used in) operating activities	(46)	1,026	4,016

Cash flows from investing activities:
Purchases of property, plant and equipment	(59)	(369)	(167)
Purchase of business	—	—	(21,024)
Sale of trademark	2,900	—	—

Net cash provided by (used in) investing activities	2,841	(369)	(21,191)

Cash flows from financing activities:
Bank overdraft	—	(33)	33
Deferred financing costs	(68)	(175)	(823)
Borrowings from shareholders	—	—	10,500
Payment on borrowings from shareholders	—	—	(500)
Proceeds from issuance of common stock	—	—	11,021
Borrowings under line of credit	16,300	7,186	—
Payments on line of credit	(18,024)	(5,462)	—
Payments on long-term debt	(369)	(3,000)	(2,000)

Net cash provided by (used in) financing activities	(2,161)	(1,484)	18,231

Net increase (decrease) in cash	634	(827)	1,056
Cash at beginning of period	229	1,056	—

Cash at end of period	$863	$229	$1,056

Supplemental cash flow information:
Interest paid	$991	$1,765	$1,229
Income taxes paid	$10	$32	$711
Issuance of debt for purchase of business	$—	$—	$15,000
Issuance of common stock for purchase of business	$—	$—	$7
Issuance of Class L-1 Common Stock in exchange for subordinated notes and interest payable to shareholders and Class A Common Stock	$12,502	$—	$—

The accompanying notes are an integral part of these financial statements.

The Spic and Span Company

Notes to Financial Statements

(in thousands, except share data)

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

        The Spic and Span Company (the "Company") was incorporated on November 30, 2000, and began operations on January 24, 2001. The Company is engaged in the marketing, sales and distribution of leading household cleaning brands sold primarily through supermarkets and mass merchandise outlets in the United States.

        On March 5, 2004 the Company was acquired (Note 18) by Prestige Household Brands, Inc., a wholly-owned subsidiary of Prestige Brands International, LLC (the "Acquiring Company").

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

        Substantially all of the Company's cash is held by two banks, located in Wyoming and California, respectively. The Company does not believe that, as a result of this concentration, it is subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships.

Accounts Receivable

        The Company extends non-interest bearing trade credit to its customers in the ordinary course of business. To minimize credit risk, ongoing credit evaluations of customers' financial condition are performed and reserves are maintained; however collateral is not required

Inventories

        Inventories are stated at the lower of cost or market, cost being determined using the first-in, first-out method. The Company provides a reserve for slow moving and obsolete inventory.

Property, Plant and Equipment

        Property, plant and equipment are stated at cost and are depreciated using the straight-line method based on the following estimated useful lives:

Machinery	7 years
Computer equipment	3 years
Furniture and fixtures	5 years

        Expenditures for maintenance and repairs are charged to expense as incurred. When an asset is sold or otherwise disposed of, the cost and associated accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized in the statement of operations.

        Property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Impairment losses are recognized if the carrying amount of the asset exceeds its fair value. No impairment losses were recorded during the years ended December 31, 2003 and 2002 or the period from inception (January 24, 2001) through December 31, 2001.

Goodwill

        Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets". SFAS 142 applies to all goodwill and identified intangible assets acquired in a business combination. Under this standard, goodwill will no longer be amortized, but will be tested for impairment at least annually. Accordingly, the Company ceased amortization of its goodwill January 1, 2002. The Company evaluated the remaining $1,433 of unamortized goodwill as of January 1, 2002 and December 31, 2002 and 2003, and determined that no impairment charge should be recorded.

        The following table reflects what the Company's net income (loss) would have been for the period from inception (January 24, 2001) through December 31, 2001, exclusive of amortization expense related to goodwill:

Period from inception (January 24, 2001) through December 31, 2001
Net income	$1,778
Add back: goodwill amortization	45

Adjusted net income (loss)	$1,823

Other Long-Term Assets

        Other long-term assets are stated at cost less accumulated amortization. Amortization is computed on a straight-line basis as follows:

Trademarks	30 years
Artwork cylinders	2 years
Deferred financing costs	1-3 years

        Other long-term assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Impairment losses are recognized if the carrying amount of the asset exceeds fair value. No impairment losses were recorded during the years ended December 31, 2003 and 2002 or the period from inception (January 24, 2001) through December 31, 2001.

Revenue Recognition

        Revenue is recognized upon shipment of product. Provision is made for estimated customer returns, discounts and allowances at the time of sale.

Advertising and Promotion Costs

        Advertising and promotion costs are expensed as incurred. Slotting fees associated with products are recognized as a reduction of sales. Under slotting arrangements, the retailers allow the Company's products to be placed on the stores' shelves in exchange for slotting fees. Direct reimbursements of advertising costs are reflected as a reduction of advertising costs in the period earned.

Stock-Based Compensation

        The Company accounts for employee stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") and SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure, an Amendment of FASB Statement No. 123." Under APB 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company's common stock and the exercise price of the option. Through December 31, 2003, no stock options have been granted.

Income Taxes

        The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Reclassifications

        Certain amounts for the year ended December 31, 2002 and the period from inception (January 24, 2001) through December 31, 2001, have been reclassified to conform to the current year presentation. The reclassifications had no effect on total assets, total liabilities, shareholders' equity or net income (loss).

Recent Accounting Pronouncements

        During the year ended December 31, 2002, the Company adopted Financial Accounting Standards Board Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosure about guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements for periods ending after December 15, 2002. The adoption of this standard did not have a material impact on the Company's results of operations or financial position.

        In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, (FIN 46), "Consolidation of Variable Interest Entities." In December 2003, the FASB revised FIN 46. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for the Company for all new variable interest entities created or acquired after December 31, 2003. For variable interest entities created or acquired prior to December 31, 2003, the provisions of FIN 46 must be applied for the first annual period beginning after December 15, 2004. The adoption of this standard is not expected to have a material impact on the Company's results of operations or financial position.

        In May 2003 the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of this standard is not expected to have a material impact on the Company's results of operations or financial position.

2. LIQUIDITY

        The Company incurred net losses of $(577) and $(1,471) for the years ended December 31, 2003 and 2002 and as discussed in Note 8 has significant debt payments due in 2004. As discussed in Note 1, the Company was acquired on March 5, 2004. In conjunction with the acquisition, the Acquiring Company paid off the Company's long term debt (Note 8). As a result of the acquisition, there will be a significant reduction in interest and general administrative expenses. As a result, the Company expects to generate positive cash flow from operations during 2004 and future years. The Company will have no required principal payments on the debt related to the acquisition until 2009.

3. ACQUISITION

        On January 24, 2001, the Company acquired certain assets from The Procter and Gamble Company (the "Acquisition"). Under the terms of the purchase agreement, the Company acquired the assets in exchange for $20,000 in cash, $15,000 of notes payable and 7,647 shares of Class A common stock valued at $7. Direct acquisition costs were $1,024. The transaction was accounted for under the purchase method of accounting. As a result of the Acquisition, the Company recorded intangible assets of $36,031.

        The fair value of the acquired assets, as recorded at the date of Acquisition, is set forth in the following table:

Trademarks	$34,500
Goodwill	1,478
Other	53

$36,031

        Simultaneously with the Acquisition, the Company issued 11,000 shares of Class L Common Stock and 99,000 shares of Class A Common Stock in exchange for $11,000 of cash. In addition, the Company issued $10,000 of subordinated notes payable to its shareholders. These amounts were used to fund the Acquisition.

4. ACCOUNTS RECEIVABLE

        Accounts receivable consist of the following:

	December 31,
	2003	2002
Trade accounts receivable	$2,360	$2,051
Less: allowance for discounts, returns and bad debts	(82)	(69)

	$2,278	$1,982

5. PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment consist of the following:

	December 31,
	2003	2002
Machinery	$372	$313
Computer equipment	150	150
Furniture and fixtures	60	60

	582	523
Less accumulated depreciation	(198)	(89)

	$384	$434

6. OTHER LONG-TERM ASSETS

        Other long-term assets consist of the following at December 31, 2003:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trademarks	$34,500	$(3,354)	$31,146
Deferred financing costs, net	68	—	68

	$34,568	$(3,354)	$31,214

        At December 31, 2003 the Company's goodwill and intangible assets have a tax basis of $29,004.

        Other long-term assets consist of the following at December 31, 2002:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trademarks	$34,500	$(2,204)	$32,296
Other	53	(51)	2
Deferred financing costs, net	402	—	402

	$34,955	$(2,255)	$32,700

        Amortization of intangible assets totaled $1,152 and $1,177 for the years ended December 31, 2003 and 2002 and $1,078 for the period from inception (January 24, 2001) through December 31, 2001.

        The Company's future amortization of intangible assets is expected to be as follows:

Year ending December 31,
2004	$1,150
2005	1,150
2006	1,150
2007	1,150
2008	1,150
Thereafter	25,396

$31,146

7. ACCRUED LIABILITIES

        Accrued liabilities consist of the following:

	December 31,
	2003	2002
Accrued payroll	$407	$90
Accrued marketing	438	439
Accrued liquidated damages	308	—
Accrued freight	75	217
Other accrued liabilities	192	274

	$1,420	$1,020

8. LONG-TERM DEBT

        Long-term debt consists of the following:

	December 31,
	2003	2002
Line of credit with bank, variable interest rate, due October 15, 2003	$—	$1,724
Note payable, fixed interest rate at 9%, due June 15, 2006	9,631	10,000

	9,631	11,724
Less: current portion	(2,150)	(1,724)

	$7,481	$10,000

        Estimated future principal payments associated with long-term debt at December 31, 2003 are as follows:

Year ending December 31,
2004	$2,150
2005	3,000
2006	4,481

$9,631

        On July 1, 2002, the Company entered into a credit agreement with a bank to obtain a $4,000 revolving line of credit ("Revolving Line"). The Revolving Line expired on December 31, 2003. The Company paid $175 of deferred financing costs related to the Revolving line during the year ended December 31, 2002.

        In connection with the Acquisition (Note 3), on January 24, 2001, the Company entered into a credit agreement ("Credit Agreement") with The Procter and Gamble Company to provide $15,000 in debt, bearing interest at a fixed rate of 9%. The Credit Agreement is collateralized by substantially all the Company's assets. The Credit Agreement allows the Company to make voluntary prepayments of the note, which originally matured on January 24, 2004.

        On December 17, 2003, the terms of the Credit Agreement were modified, to require principal payments of $650 on January 31, 2004, $1,500 on June 15, 2004, $1,500 on January 31, 2005, $1,500 on June 15, 2005, $1,500 on January 31, 2006, and $2,981 on June 15, 2006. However, if the Company pays $7,631 of the principal balance and all accrued interest prior to June 30, 2004, the Credit Agreement provides that no additional payments will be required. The Company accounted for this modification of the Credit Agreement as an extinguishment and re-issuance of debt in accordance with EITF 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments." Accordingly, the Company recorded a loss on extinguishment of debt $23 which is included in other expense on the statement of operations. The Company also recorded $68 of deferred financing costs incurred as a result of the modification.

        Under the terms of the Credit Agreement, the Company is required to comply with certain restrictive covenants. As of December 31, 2003, the Company was in compliance with these covenants.

        In connection with the Credit Agreement, the Company issued a warrant to purchase 6,647 shares of Class A Common Stock at an exercise price of $1.00 per share to The Procter and Gamble Company. The warrant was originally exercisable over a three-year period ending February 15, 2004. In connection with the modification of the Credit Agreement, the warrant became fully vested on December 17, 2003. The warrant expires on June 15, 2010.

        In connection with the modification of the Credit Agreement, the Company issued The Procter and Gamble Company a warrant to purchase 1,500 shares of Class L Common Stock at an exercise price of $1.00 per share. If the scheduled payments under the Credit Agreement are not made, the warrant becomes exercisable on a pro-rata basis over the term of the Credit Agreement. No value was assigned to the warrant because the Company determined that the likelihood of the warrant becoming exercisable was remote.

9. SUBORDINATED NOTES PAYABLE TO SHAREHOLDERS

        In connection with the Acquisition (Note 3), on January 24, 2001, the Company issued $10,000 of subordinated notes payable to certain of the Company's shareholders. These subordinated notes payable bore interest at a fixed rate of 8% and were originally due January 24, 2004. In accordance with the terms of the subordination agreement, no payments of principal or interest could be made on these notes until the borrowings under the Credit Agreement with The Procter and Gamble Company have been paid in full. At December 31, 2002 and 2001, respectively, the Company had accrued $1,548 and $748 of interest on these notes.

        On December 17, 2003, the Company issued 12,503 shares of Class L-1 Common Stock in exchange for the subordinated notes payable to shareholders of $10,000 and accrued interest of $2,502, along with 12,503 shares of Class A Common Stock.

        On January 24, 2001, the Company issued a $500 short-term note payable to the Company's principal shareholder to finance working capital. This note was repaid during the period from inception (January 24, 2001) through December 31, 2001.

10. SALE OF TRADEMARK

        Effective November 18, 2003 the Company sold the rights to its Italian trademark for $2,900. At the date of the Acquisition, there were no revenues being generated outside the United States and no value was assigned to any foreign trademarks. As a result, the Company recorded a gain on sale of trademark of $2,900.

        During the year ended December 31, 2003, the Company recorded $213 of royalties related to the use of the Italian trademark, which are included in other income in the statement of operations.

11. COMMITMENTS AND CONTINGENCIES

        The Company shares office space in New York with an affiliated company and has agreed to reimburse the affiliated company for a portion of the lease costs. The operating lease expires on September 30, 2005. The Company's minimum future payments under this lease are as follows:

Year ending December 31,
2004	$63
2005	47

$110

        Rent expense totaled $64 and $72 for the years ended December 31, 2003 and 2002 and $63 for the period from inception (January 24, 2001) through December 31, 2001.

        On July 29, 2002, the Company entered into a 10 year manufacturing and supply agreement with an unrelated company. Pursuant to this agreement, the Company agreed to purchase certain minimum quantities of product over the initial three years of the agreement or to pay liquidated damages of up to $360. The Company has recorded a liability of $308 at December 31, 2003 which represents its estimate of the probable liquidated damages. Such estimate is based on historical and expected purchases during the initial three years of the agreement.

        On June 24, 2002, the Company entered into a seven year manufacturing and supply agreement with an unrelated company. Pursuant to this agreement, the Company agreed to reimburse the manufacturer for certain equipment if the Company terminates the agreement due to a change in control of the Company prior to June 24, 2007. At December 31, 2003, the Company had a contingent liability of $274 related to this agreement.

        In connection with the Acquisition (Note 3), the Company entered into a transitional services agreement and a transitional supply agreement with The Procter and Gamble Company. Under the terms of these agreements, The Procter and Gamble Company agreed to perform certain services for the Company, including manufacturing, distribution and administrative services in exchange for a variable fee based on product shipments. All costs related to these agreements have been included in cost of sales. These agreements expired on September 30, 2002.

12. INCOME TAXES

        The benefit (provision) for income taxes consists of the following:

	Year ended December 31,		Period from inception (January 24, 2001) through December 31, 2001
	2003	2002
Current:
Federal	$—	$568	$(564)
State	(16)	(14)	(75)
Deferred:
Federal	211	144	(354)
State	31	15	(47)

	$226	$713	$(1,040)

        The principal components of the Company's deferred tax balances are as follows:

	December 31,
	2003	2002
Deferred tax assets:
Net operating loss carryforward	$1,218	$616
Allowance for discounts, returns and bad debts	32	26
Other	227	31
Valuation allowance	(56)	—
Deferred tax liabilities:
Intangible assets	(1,372)	(865)
Property, plant and equipment	(49)	(50)

	$—	$(242)

        As a result of the Company's operating losses in 2003 and 2002 a valuation allowance has been provided for the full amount of the Company's net deferred tax asset at December 31, 2003. At December 31, 2003, the Company had net operating loss carryforwards of approximately $3,123 which may be used to offset future taxable income. These carryforwards begin to expire in 2020. Effective March 5, 2004, as a result of the acquisition of the Company, utilization of the net operating loss carryforwards may be limited to $1,785 per year under Section 382.

        A reconciliation of the Company's benefit (provision) for income taxes to the amount computed at the statutory U.S. Federal tax rate (34%) is as follows:

	Year ended December 31,		Period from inception (January 24, 2001) through December 31, 2001
	2003	2002
Income taxes at statutory rate	$273	$743	$(958)
State income taxes (net of federal income tax benefit)	10	57	(80)
Valuation allowance	(56)	—	—
Other	(1)	(87)	(2)

	$226	$713	$(1,040)

13. SHAREHOLDERS' EQUITY

Reverse Stock Split

        On December 17, 2003, the Company's articles of incorporation were amended to create a new class of stock (Class L-1 Common Stock) and to affect a 1-for-100 reverse stock split. As a result, the Company has authorized 20,000 Class L-1 Common Shares, 23,000 Class L Common Shares and 275,000 Class A Common Shares (together the "Common Stock"). Prior to the reverse stock split, the Company had authorized 2,500,000 Class L Common Shares and 27,500,000 Class A Common Shares. All share data reflected in these financial statements is shown after giving retroactive effect to the 1-for-100 reverse stock split.

Voting

        The holders of the Class L-1, Class L and Class A Common Stock are entitled to vote together as a single class on all matters submitted to shareholders for a vote. Each share of Class A Common Stock is entitled to one vote per share. Each holder of Class L-1 and Class L Common Stock is entitled to the number of votes equal to the number of shares of Class A Common Stock into which each share of Class L-1 or Class L Common Stock is convertible at the time of such vote.

Dividends and Liquidation Preference

        The Class L-1 and Class L Common Stock has a liquidation and distribution preference of $1,000 per share plus amounts sufficient to generate an internal rate of return of 8% per year (aggregate Class L-1 liquidation value of $12,544 at December 31, 2003; aggregate Class L liquidation value of $13,882 at December 31, 2003). The holders of Class L-1 Common Stock are entitled to receive all dividends or other distributions declared by the Board of Directors until the liquidation preference has been satisfied, prior to any dividends or distributions to shareholders of the Class L or Class A Common Stock. The holders of Class L Common Stock are entitled to receive all dividends or other distributions declared by the Board of Directors until the liquidation preference has been satisfied, prior to any dividends or distributions to shareholders of the Class A Common Stock.

        Subsequently, the remaining distributions will be divided among the shareholders of the Class L-1, Class L and Class A Common Stock pro rata based on the number of outstanding shares of Common Stock, provided that for distribution purposes, each share of Class L-1 and Class L Common Stock shall be deemed to have been converted into a number of shares equal to the number of shares of Class A Common Stock into which each share of Class L-1 and Class L Common Stock is convertible at the time of such distribution.

Conversion

        Each share of Class L-1 and Class L Common Stock is convertible to Class A Common Stock by a vote of the Board of Directors upon a sale of the Common Stock. In addition, the outstanding shares of Class L-1 and Class L Common Stock automatically convert to Class A Common Stock immediately prior to an underwritten public offering.

        Each share of Class L-1 and Class L Common Stock converts to the number of shares of Class A Common Stock determined by dividing the remaining unpaid liquidation and distribution preference per share by the sale price (or public offering price) per Class A Common Share.

14. EMPLOYEE STOCK AWARDS

        During the year ended December 31, 2001, the Company sold its employees 20,760 shares of restricted Class A Common Stock at a purchase price of $1.00 per share. These shares vest ratably over a 4-year period. The Company's estimated fair value of the stock on the grant date was $1.00 per share. Accordingly, the Company did not record compensation expense for these stock awards.

15. RELATED PARTY TRANSACTIONS

        The Company has entered into an agreement with its majority shareholder to provide advisory and management services. The Company expensed $600 for these services for each of the years ended December 31, 2003 and 2002, and for the period from inception (January 24, 2001) through December 31, 2001. In addition, the Company reimbursed this shareholder for travel related expenses totaling $197 and $47 for the years ended December 31, 2003 and 2002, respectively, and $198 for the period from inception (January 24, 2001) through December 31, 2001. This shareholder was also paid $820 for management and advisory services relating to the Acquisition on January 24, 2001. At December 31, 2003 and 2002, the Company owed $800 and $218, respectively, to this shareholder, which was included in accounts payable—related parties.

        During 2001, the Company also entered into an agreement with an affiliated company under common management, in which the affiliate agreed to provide certain technology and support services to the Company in exchange for $57 per month. This agreement was amended in April 2002 to reduce this fee to $33 per month. The Company incurred $390 and $463 for these services for the year ended December 31, 2003 and 2002 and $284 for the period from inception (January 24, 2001) through December 31, 2001. The agreement expires March 1, 2006. At December 31, 2003 and 2002, the Company owed $944 and $198, respectively, to this affiliated company, which was included in accounts payable—related parties. In February 2004, the affiliated company forgave the accounts payable.

        During 2003 and 2002, an affiliated company paid certain operating expenses totaling $716 and $188, respectively, on behalf of the Company. As a result, at December 31, 2003 and 2002, the Company owed $517 and $27 to this affiliated company, which was included in accounts payable—related parties. In February 2004, the affiliated Company forgave the accounts payable.

16. CONCENTRATIONS OF CREDIT RISK

        The Company's sales are concentrated in the area of cleaning products. The Company sells its products to mass merchandisers and supermarkets located in the United States. During the year ended December 31, 2003 and 2002, approximately 65% and 66% of the Company's sales were derived from one of its products and approximately 20% and 19% of the Company's sales were made to two customers, with the largest customer accounting for 13% and 13% of sales, respectively. During the period from inception (January 24, 2001) through December 31, 2001, approximately 75% of the Company's sales were derived from one of its products and approximately 20% of the Company's sales were made to two customers, with the largest customer accounting for 15% of sales.

        At December 31, 2003 the Company had four customers with receivable balances greater than 10% of total accounts receivable.

17. BUSINESS SEGMENTS

        Based on the Company's method of internal reporting. The Company has one operating segment.

        The table below sets forth sales to major customers:

	Year ended December 31,		Period from inception (January 24, 2001) through December 31, 2001
	2003	2002
Customer A	$2,627	$2,884	$3,501

18. SUBSEQUENT EVENT

        On March 5, 2004, the Company was acquired by Prestige Household Brands, Inc., a wholly-owned subsidiary of Prestige Brands International, LLC (the "Acquiring Company"). In connection with this acquisition, the Acquiring Company paid-off the Company's long-term debt (Note 8). As a result, the Company recorded a gain on extinguishment of debt of approximately $2,000 and the warrants to purchase 6,647 shares of Class A Common Stock and 1,500 shares of Class L Common Stock were cancelled. In addition, the Company retired 7,647 shares of its Class A Common Stock held by the Procter and Gamble Company.

Bonita Bay Holdings, Inc.

Consolidated Financial Statements

Years ended December 31, 2003, 2002 and 2001
with Report of Independent Certified Public Accountants

Report of Independent Registered Certified Public Accountants

The Board of Directors and Stockholders
Bonita Bay Holdings, Inc.

        We have audited the accompanying consolidated balance sheets of Bonita Bay Holdings, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bonita Bay Holdings, Inc. as of December 31, 2003 and December 31, 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

        As discussed in Note 2 to the consolidated financial statements, effective January 1, 2002, the company changed its method of accounting for goodwill and other intangible assets.

                      /s/ Ernst & Young LLP

Tampa, Florida
February 20, 2004

Bonita Bay Holdings, Inc.

Consolidated Balance Sheets

December 31, 2003 and 2002

	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$7,153,906	$7,463,528
Accounts receivable, net of allowance for doubtful accounts and discounts of $365,891 and $1,226,501, respectively	23,119,991	15,595,726
Inventories	10,625,913	12,441,162
Prepaid expenses	1,017,608	2,274,036
Deferred income taxes	—	340,902

Total current assets	41,917,418	38,115,354
Property and equipment, net	3,272,853	4,504,950
Other noncurrent assets:
Trademarks and other purchased product rights, net	310,190,618	310,784,569
Debt issuance costs, net	7,884,590	9,410,802
Other	224,360	11,252

Total other noncurrent assets	318,299,568	320,206,623

Total assets	$363,489,839	$362,826,927

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,726,036	$9,848,417
Accrued expenses	5,680,223	3,542,773
Deferred income taxes	117,471	—
Income taxes payable	1,353,207	1,363,495
Current maturities of long-term debt	25,260,000	20,910,000

Total current liabilities	43,136,937	35,664,685
Deferred income taxes	15,451,791	6,968,263
Other long-term liabilities	590,664	1,238,360
Long-term debt, net of current maturities	153,817,551	177,780,431
Common stock warrants	2,355,330	2,684,569
Stockholders' equity:
Class A, voting common stock, no par value; 125,000,000 shares authorized, 52,746,509 and 59,014,709 shares issued and outstanding	57,643,125	70,598,392
Class B, nonvoting common stock, no par value; 50,000,000 shares authorized; 34,340,506 shares issued and outstanding	47,330,446	47,330,446
Receivable from sale of stock	(1,186,333)	(1,122,684)
Retained earnings	44,503,941	22,231,550
Accumulated other comprehensive loss	(153,613)	(547,085)

Total stockholders' equity	148,137,566	138,490,619

Total liabilities and stockholders' equity	$363,489,839	$362,826,927

See accompanying notes.

Bonita Bay Holdings, Inc.

Consolidated Statements of Income

For the years ended December 31, 2003, 2002 and 2001

	2003	2002	2001
Sales	$183,920,595	$122,353,757	$61,367,894
Returns, discounts and allowances	(16,850,740)	(11,787,626)	(6,399,577)

Net sales	167,069,855	110,566,131	54,968,317
Cost of sales	82,663,523	58,447,880	26,488,911

Gross profit	84,406,332	52,118,251	28,479,406

Operating expenses:
Advertising and promotion	19,525,302	10,132,868	7,425,355
Depreciation and amortization	1,744,253	744,439	4,155,245
General and administrative	9,733,510	5,555,994	4,138,169

Total operating expenses	31,003,065	16,433,301	15,718,769

Income from operations	53,403,267	35,684,950	12,760,637
Loss on extinguishment of debt	—	—	(1,604,300)
Interest expense	(17,482,602)	(8,111,635)	(6,212,878)
Interest income	175,220	103,238	13,432

Income before income taxes	36,095,885	27,676,553	4,956,891
Provision for income taxes	13,823,494	11,106,800	1,874,126

Net income	$22,272,391	$16,569,753	$3,082,765

See accompanying notes.

Bonita Bay Holdings, Inc.

Consolidated Statements of Stockholders' Equity

For the years ended December 31, 2003, 2002 and 2001

	Common Stock
	Class A		Class B						Accumulated Other Comprehensive Loss
					Treasury Stock	Receivable from Sale of Stock	Retained Earnings	Comprehensive Income
	Shares	Value	Shares	Value						Total
Balance, December 31, 2000	45,830,780	$45,830,780	1,791,220	$1,791,220	$—	$—	$2,579,032		$—	$50,201,032
Repurchase of Class A common stock	(10,000,000)	—	—	—	(14,000,000)	—	—		—	(14,000,000)
Issuance of Class A common stock, net of stock issuance costs	15,673,929	9,148,070	—	—	14,000,000	(1,059,035)	—		—	22,089,035
Issuance of Class B common stock, net of stock issuance costs	—	—	32,549,286	44,501,930	—	—	—		—	44,501,930
Exercise of stock options	10,000	10,000	—	—	—	—	—		—	10,000
Issuance of common stock warrants	—	1,042,704	—	1,037,296	—	—	—		—	2,080,000

Net income	—	—	—	—	—	—	3,082,765	$3,082,765	—	3,082,765

								$3,082,765

Balance, December 31, 2001	51,514,709	56,031,554	34,340,506	47,330,446	—	(1,059,035)	5,661,797		—	107,964,762
Issuance of Class A common stock, net of stock issuance costs	7,500,000	14,575,238	—	—	—	—	—		—	14,575,238
Exercise of stock options	14,000	14,000	—	—	—	—	—		—	14,000
Repurchase and retirement of Class A common stock	(14,000)	(22,400)	—	—	—	—	—		—	(22,400)
Interest on receivable from sale of stock	—	—	—	—	—	(63,649)	—		—	(63,649)
Net income	—	—	—	—	—	—	16,569,753	$16,569,753	—	16,569,753
Other comprehensive income:
Change in fair value of interest rate swap and collar agreements, net of income taxes of $360,873	—	—	—	—	—	—	—	(547,085)	(547,085)	(547,085)

								$16,022,668

Balance, December 31, 2002	59,014,709	70,598,392	34,340,506	47,330,446	—	(1,122,684)	22,231,550		(547,085)	138,490,619
Issuance of Class A common stock, net of stock issuance costs	166,300	332,600	—	—	—	—	—		—	332,600
Exercise of stock options	28,167	32,467	—	—	—	—	—		—	32,467
Repurchase and retirement of Class A common stock	(6,462,667)	(13,320,334)	—	—	—	—	—		—	(13,320,334)
Interest on receivable from sale of stock	—	—	—	—	—	(63,649)	—		—	(63,649)
Net income	—	—	—	—	—	—	22,272,391	$22,272,391	—	22,272,391
Other comprehensive income:
Change in fair value of interest rate swap and collar agreements, net of income taxes of $254,224	—	—	—	—	—	—	—	393,472	393,472	393,472
								$22,665,863
Balance, December 31, 2003	52,746,509	$57,643,125	34,340,506	$47,330,446	$—	$(1,186,333)	$44,503,941		$(153,613)	$148,137,566

See accompanying notes.

Bonita Bay Holdings, Inc.

Consolidated Statements of Cash Flows

For the years ended December 31, 2003, 2002 and 2001

	2003	2002	2001
Operating activities
Net income	$22,272,391	$16,569,753	$3,082,765
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on extinguishment of debt	—	—	1,604,300
Accretion of debt discount to interest expense	483,916	—	475,700
Depreciation and amortization	1,744,253	744,439	4,155,245
Deferred taxes	8,687,680	5,411,113	1,386,714
Interest earned on receivable from sale of stock	(63,649)	(63,649)	—
Reallocation of purchase price	743,956	—	—
Paid in kind interest	503,964	—	—
Changes in assets and liabilities:
Accounts receivable	(7,524,265)	(5,488,194)	(1,514,875)
Income taxes receivable	—	—	(27,000)
Inventories	1,815,249	(3,604,299)	(2,130,237)
Prepaid expenses	1,256,428	(1,155,804)	(710,036)
Debt issuance costs	2,039,300	1,003,209	1,504,738
Accounts payable	877,619	6,595,828	1,283,214
Accrued expenses	2,137,450	606,502	1,684,825
Income taxes payable	(10,288)	1,390,495	(892,308)

Net cash provided by operating activities	34,964,004	22,009,393	9,903,045
Investing activities
Purchases of fixed assets	(369,654)	(241,916)	(120,452)
Acquisition of Clear eyes/Murine brands	(295,367)	(110,700,129)	—
Acquisition of Comet brand	(4,638)	—	(144,805,862)
Disposals of fixed assets	7,496	—	—
Changes in other noncurrent assets	(213,108)	—	—

Net cash used in investing activities	(875,271)	(110,942,045)	(144,926,314)
Financing activities
Issuance of common stock, net of stock issuance costs	332,600	14,575,238	52,590,965
Exercise of stock options	32,467	14,000	10,000
Repurchase and retirement of common stock	(13,320,334)	(22,400)	—
Reallocation/issuance of common stock warrants	(329,239)	2,684,569	2,080,000
Payments under line of credit agreement	—	(1,000,000)	—
Payments under long-term debt	(35,600,761)	(23,475,000)	(51,705,000)
Proceeds from debt	15,000,000	108,740,431	136,500,000
Debt issuance costs	(513,088)	(5,929,626)	(5,255,780)

Net cash (used in) provided by financing activities	(34,398,355)	95,587,212	134,220,185

Net (decrease) increase in cash	(309,622)	6,654,560	(803,084)
Cash at beginning of year	7,463,528	808,968	1,612,052

Cash at end of year	$7,153,906	$7,463,528	$808,968

Supplemental disclosures of cash flow information
Cash paid for interest	$15,751,257	$7,508,000	$3,635,301

Cash paid for income taxes	$5,167,219	$4,294,769	$1,392,412

See accompanying notes.

Bonita Bay Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2003

1. ORGANIZATION AND OPERATIONS

        Bonita Bay Holdings, Inc. and its wholly-owned subsidiaries (the Company) market and manufacture branded over-the-counter consumer products. The Company's products are sold through mass merchandisers, independent and chain drug stores, drug wholesalers and food stores in the United States and in various markets throughout the world. The Company acquired all of the assets related to the Prell, Chloraseptic and Comet brands from The Procter & Gamble Company ("P&G") effective November 1, 1999, March 30, 2000 and October 2, 2001, respectively. Additionally, the Company acquired all of the assets related to the Clear eyes/Murine brands from Abbott Laboratories ("Abbott") on December 30, 2002 (see Note 3). The results of operations of the acquired products have been included in the accompanying consolidated statements of income from the dates of acquisition.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

        The Company recognizes revenue from product sales upon shipment to the customer. The Company has recorded revenue generated under the Comet and the Clear eyes/Murine domestic transitional services agreements (see Note 3) on a gross basis, as the Company was the primary obligor under these agreements. In addition, sales of Chloraseptic to certain customers still serviced by P&G are recorded on a gross basis, as the Company is the primary obligor.

        Revenue has been recorded on a net basis for international sales of the Clear eyes/Murine brands under the marketing transition period and prior to satisfaction of regulatory requirements (see Note 3) for the years ended December 31, 2003 and 2002, as the Company was not the primary obligor under this arrangement.

        It is the Company's policy across all classes of customers that all sales are final. As is common in the consumer products industry, products are returned by the customer due to a number of reasons. Examples include products damaged in transit, discontinuance of a particular size or form of product, shipping error, etc. The Company maintains and evaluates an allowance for damages since all other types of returns are not significant. Actual returns are charged against the allowance upon the receipt of the product or deduction from remittance by the customer.

Cash and Cash Equivalents

        The Company considers all short-term deposits and investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

        Accounts receivable are recorded at the amount the Company expects to collect on customer trade receivables. The Company establishes a general allowance of approximately 1% of gross trade receivables in conjunction with a specific allowance for receivables with known collection problems due to circumstances such as liquidity or bankruptcy. Collection problems are identified using an aging of receivables analysis based on invoice due dates. Items that are deemed uncollectible are written off against the allowance for doubtful accounts. The Company does not charge interest on past due receivables.

Inventories

        Inventories, comprised of finished goods, are priced at the lower of cost (purchased cost for finished goods purchased from outsourced manufacturers) or market. The Company's method for determining inventory cost approximates the first-in, first-out method. In addition, the Company recognizes shipping and handling expenses as a component of cost of sales.

Property and Equipment

        Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of depreciable assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

        Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in the consolidated statement of income.

Trademarks and Other Purchased Product Rights

        The cost of a Chloraseptic noncompete agreement was capitalized and amortized over its useful life, estimated at 3 years. In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 142, Goodwill and Other Intangible Assets (SFAS No. 142). Prior to the adoption of SFAS No. 142, trademarks were amortized over 20 years. All intangible assets subject to amortization have been fully amortized as of December 31, 2003.

        The provisions of SFAS No. 142, which were adopted by the Company on January 1, 2002, required the Company to discontinue the amortization of the cost of intangible assets with indefinite lives and to perform certain fair value-based tests of the carrying value of indefinite-lived intangible assets. Accordingly, the Company discontinued the amortization of the cost of these intangible assets.

The discontinuation of this amortization favorably affected net income in fiscal 2002 by $6,687,155, net of income tax benefit. In addition, goodwill and other indefinite-lived intangible assets are now tested for impairment on an annual basis. The Company obtained independent appraisals to determine the fair value of the intangible assets at December 31, 2002 and compared their fair values with the carrying values, noting that no impairment had occurred.

        Prior to the adoption of SFAS No. 142, the Company evaluated whether events and circumstances had occurred that indicated the remaining useful life of intangible assets might warrant revision or that the remaining balance may not be recoverable. When factors indicated that intangible assets should have been evaluated for possible impairment, the Company used an estimate of the future undiscounted net cash flows of the related assets over the remaining lives of the assets in measuring whether long-lived assets were recoverable. Subsequent to the adoption of SFAS No. 142, the Company performed annual impairment tests and determined no reevaluation was warranted using fair values as determined by product brand contribution margin.

        The changes in the carrying amount of the Clear eyes/Murine Brand's trademark are as follows for 2003 and 2002:

	2003	2002
Balance as of January 1	$102,795,660	$—
Additional Clear eyes/Murine Brands closing costs	295,367	102,795,660
Clear eyes/Murine international closings	(743,956)	—

Balance as of December 31	$102,347,071	$102,795,660

        While the full purchase price for the Clear eyes/Murine worldwide business was paid at the December 30, 2002 closing, transfer of the international assets could not occur until the appropriate infrastructure and regulatory filings were completed. Inventory purchased in connection with these international closings required adjustment to the original purchase price allocation based on the inventory net realizable value less costs of disposal and a reasonable profit thereon. Since there was no additional purchase price to allocate to the inventory, an allocation reducing trademarks resulted for the international closings occurring in 2003. The adjustment to the trademark was $743,956.

Debt Issuance Costs

        The Company has incurred debt issuance costs in connection with its long-term debt. These costs are capitalized and amortized using a method that approximates the effective interest method over the term of the related debt. The yearly amortization of debt issuance cost is recorded as interest expense in the consolidated statements of income. Amortization expense related to debt issuance costs was $2,039,300, $1,003,209 and $1,504,738 for the years ended December 31, 2003, 2002 and 2001, respectively, and accumulated amortization was $3,433,598 and $1,394,297 as of December 31, 2003 and 2002, respectively.

        Estimated future amortization expense for debt issuance costs is as follows:

Year ending December 31:	Amount
2004	$2,072,097
2005	1,949,136
2006	1,665,258
2007	1,167,386
2008	1,019,479
Thereafter	11,234

$7,884,590

Advertising Expenses

        The cost of advertising is expensed in the fiscal year in which the related advertising takes place. Production and communication costs are expensed in the period in which the related advertising begins running. Advertising expense for 2003, 2002 and 2001 was $11,216,236, $4,732,800 and $4,610,613, respectively.

Foreign Currency Translation

        The assets and liabilities of the Company's international subsidiaries are translated at rates of exchange in effect on the reporting date. Income and expense items are translated at average exchange rates in effect for the year. The resulting translation adjustment was not material to the Company's consolidated balance sheets or income statements.

Stock Option Plan

        At December 31, 2003, the company has one stock-based employee compensation plan, which is described more fully in Note 11. The Company accounts for this plan under the intrinsic value method, as defined under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan had an exercise price equal to the fair value of the underlying common stock on the date of grant. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), as amended by SFAS No. 148, Accounting for Stock-Based

Compensation—Transition and Disclosure (SFAS No. 148), to stock-based employee compensation for the year ended December 31:

	2003	2002	2001
Net income, as reported	$22,272,391	$16,569,753	$3,082,765
Less total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(312,838)	(351,779)	(314,482)

Pro forma net income	$21,959,553	$16,217,974	$2,768,283

Derivative Financial Instruments

        SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133), requires companies to recognize all of its derivative instruments as either assets or liabilities in the balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge, a cash flow hedge or a hedge of a net investment in an international operation.

        The Company has designated its derivative financial instruments as cash flow hedges (i.e., hedging the exposure to variability in expected future cash flows that is attributable to a particular risk). For these hedges, the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same line item associated with the forecasted transaction in the same period or periods during which the hedged transaction affects earnings. Any ineffective portion of the gains or losses on the derivative instruments is recorded in results of operations immediately.

Fair Values of Financial Instruments

        The carrying values of the Company's cash, accounts receivable and accounts payable approximate their fair values due to the short-term nature of these financial instruments. The carrying value of long-term debt approximates its fair value due to the variable rates associated with this financial instrument. For the interest rate swap and collar agreements, the carrying amount was determined using fair value estimates from third parties.

Concentrations of Credit Risk

        Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable and cash and cash equivalents. The Company's exposure to credit risk associated with nonpayment of accounts receivable is affected by conditions or occurrences within the retail industry. As a result, the Company performs ongoing credit evaluations of its customers' financial position but generally requires no collateral from its customers. The Company's largest customer accounted for 25.2%, 19.4%, and 20.2% of sales in 2003, 2002 and 2001, respectively.

No other customer exceeded 10% of the Company's sales in the respective years. Short-term cash investments are placed with high credit-quality financial institutions or in low-risk, liquid instruments. No losses have been experienced on such investments.

Income Taxes

        The Company uses the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and the tax bases of assets and liabilities measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Impact of Recently Issued Pronouncements

        In July 2001, the Emerging Issues Task Force ("EITF") finalized EITF Issue No. 00-25, Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's Products (EITF 00-25). Under the provisions of EITF 00-25, the Company is required to classify certain marketing and selling expenses as reductions of net sales. The results of operations and the financial position of the Company, therefore, are not affected. The Company adopted the provisions of EITF 00-25 during the year ended December 31, 2001. EITF Issue Nos. 00-14, Accounting for Certain Sales Incentives (EITF 00-14) and EITF 00-25 have been codified in EITF Issue No. 01-09, Accounting for Consideration Given by a Vendor to a Customer.

        On December 31, 2002, the FASB issued SFAS No. 148. SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure provisions of SFAS No. 123 to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS No. 148 does not amend SFAS No. 123 to require companies to account for their employee stock-based awards using the fair value method. However, the disclosure provisions are required for all companies with stock-based employee compensation, regardless of whether they utilize the fair value method of accounting described in SFAS No. 123 or the intrinsic value method described in APB 25. The Company adopted the disclosure provisions of SFAS No. 148 during the year ended December 31, 2002.

        In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections (SFAS No. 145). The Company adopted SFAS No. 145 on December 31, 2002. SFAS No. 145 requires the Company to include gains and losses on extinguishment of debt as income or loss from continuing operations rather than as extraordinary items as previously required under SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt. The Company is also required to reclassify any gain or loss on extinguishment of debt previously classified as an extraordinary item in prior periods presented. SFAS No. 145 also provides accounting standards for certain lease modifications that have economic effects similar to sale-leaseback transactions and various other technical corrections.

        In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (SFAS No. 149). SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. SFAS No. 149 is generally effective for derivative instruments embedded in certain contracts, entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have an impact on the Company's financial position, results of operations or cash flows.

        In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (SFAS No. 150). The statement modifies the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The new statement requires that those instruments be classified as liabilities in a company's statement of financial position. This statement is effective for the year-end period beginning after December 31, 2003. The adoption of SFAS No. 150 did not have an impact on the Company's financial position, results of operations or cash flows other than classification of warrants in the accompanying balance sheet.

3. ACQUISITION OF BRANDS

Clear eyes/Murine brands

        On December 30, 2002, the Company completed the acquisition of the Clear eyes/Murine eye and ear-care product lines from Abbott for approximately $110,700,000, including acquisition costs of approximately $1,097,000. As a result, the accompanying consolidated statements of income includes the results of operations of the Clear eyes/Murine brands since the date of acquisition. This acquisition included the worldwide rights to manufacture, sell and market the Clear eyes/Murine products plus related intellectual property and certain manufacturing equipment. The purchase price of $110,700,000 was allocated $3,816,000 to inventory, $4,088,000 to property and equipment and $102,796,000 to the Clear eyes/Murine Brands trademark, which was assigned an indefinite life. This was a preliminary allocation which is adjusted as additional international country regulatory requirements are met (See Note 2) and international assets are transferred.

        Under a domestic transitional services agreement, Abbott continued to receive and process customer orders, ship products to customers, and collect and process accounts receivable through March 31, 2003. Revenue has been recorded on a gross basis under the domestic transitional services agreement for the year ended December 31, 2003 and 2002. Abbott continued to manufacture the product for the Company under a manufacturing agreement that extends through December 31, 2005.

        The Company will also continue to rely on Abbott to market, sell and distribute the Clear eyes/ Murine products in the remaining international countries until the Company satisfies various international regulatory requirements, new distributors are in place and any applicable marketing permits are transferred. During the marketing transition period, Abbott paid the Company a net royalty equal to 38% of international sales of Clear eyes/Murine products in these countries through December 31, 2003, with the net royalty to be reduced to 19% of international sales from January 1, 2004 through December 30, 2004. Revenue has been recorded on a net basis for international sales of the Clear eyes/Murine brands during the marketing transition period for the year ended December 31, 2003 and 2002. Abbott will pay all costs and expenses related to the manufacture, marketing and sales of the Clear eyes/Murine products in these countries. As the regulatory requirements are met and the

Company assumes responsibility for the sales and marketing effort in a country, the royalty arrangement with respect to such country will terminate and the Company will record these international sales directly on a gross basis, as well as the costs and expenses associated with these sales. During the year ended December 31, 2003, the Company satisfied regulatory requirements in seven additional countries.

Comet Brand

        Effective October 2, 2001, the Company completed the acquisition of the Comet brand from P&G for approximately $144,800,000, including acquisition costs of $2,800,000. This acquisition included the worldwide rights (except in certain Eastern European countries and Russia) to manufacture, sell and market Comet products plus related intellectual property. The entire purchase price was allocated to trademark, which was assigned an indefinite useful life. Under a transitional services agreement, P&G continued to receive and process customer orders, ship products to customers, and collect and process accounts receivable through April 30, 2002. Revenue has been recorded on a gross basis under the transitional services agreement for the years ended December 31, 2002 and 2001. Since April 30, 2002, P&G has continued to manufacture Comet products under a standard contract manufacturing agreement.

4. PROPERTY AND EQUIPMENT

        Property and equipment are summarized as follows at December 31:

	Useful Life in Years	2003	2002
Computer equipment and software	3	$645,549	$500,557
Furniture and fixtures	5	147,428	131,898
Office equipment	5	55,112	48,862
Leasehold improvements	7	102,105	88,255
Plates, dies and molds	7	312,705	133,191
Manufacturing equipment	7	4,088,470	4,088,470

		5,351,369	4,991,233
Less accumulated depreciation		(2,078,516)	(486,283)

		$3,272,853	$4,504,950

        Depreciation expense was $1,594,253, $211,106 and $152,103 for the years ended December 31, 2003, 2002 and 2001, respectively.

5. TRADEMARKS AND OTHER PURCHASED PRODUCT RIGHTS

        Trademarks and other purchased product rights consisted of the following at December 31:

	Useful Life in Years	2003	2002
Prell trademark	Indefinite	$10,693,394	$10,693,394
Chloraseptic trademark	Indefinite	58,654,300	58,654,300
Chloraseptic noncompete agreement	3	1,600,000	1,600,000
Comet trademark	Indefinite	144,810,500	144,805,862
Clear eyes/Murine trademarks	Indefinite	102,347,071	102,795,660

		318,105,265	318,549,216
Less accumulated amortization		(7,914,647)	(7,764,647)

		$310,190,618	$310,784,569

        Amortization expense related to the Chloraseptic noncompete agreement was $150,000 and $533,333 for the years ended December 31, 2003 and 2002. Amortization expense related to the Prell, Chloraseptic, and Comet trademarks and the Chloraseptic noncompete was $4,003,142 for the year ended December 31, 2001.

6. REVOLVING LINE OF CREDIT

        The Company has a $15,000,000 revolving line of credit with a bank collateralized by virtually all of the assets of the Company. On December 30, 2002, the line of credit was amended and restated to extend the maturity date to December 30, 2007. Advances under the line of credit bear interest payable monthly at LIBOR plus an applicable rate (5.75% at December 31, 2002). As of December 31, 2003 and 2002, there were no outstanding balances under the line of credit.

7. LONG-TERM DEBT

        Long-term debt is as follows at December 31, 2003 and 2002:

	2003	2002
Tranche A term note payable to a bank group, payable in quarterly installments of principal and interest through December 30, 2007. Interest is payable at LIBOR plus an applicable margin through December 30, 2007. At December 31, 2003 and December 31, 2002 the rate was approximately 5.19% and 5.75%, respectively. The note is collateralized by substantially all of the Company's assets.	$86,866,172	$110,000,000
Tranche B term note payable to a bank group, payable in quarterly installments of principal and interest through December 30, 2008. Interest is payable at LIBOR plus an applicable margin through December 30, 2008. At December 31, 2003 and December 31, 2002, the rate was approximately 5.69% and 6.75%, respectively. The note is collateralized by substantially all of the Company's assets.	68,683,828	63,000,000
Senior subordinated notes payable with a fixed interest rate of 15% (of which 2% is Paid in Kind interest accrued in the notes payable balance). Interest is payable quarterly, with principal and any remaining interest due in full on December 31, 2009. The notes are recorded at the face amount of $24,895,000 and $28,375,000 less unamortized discount in the amount of $1,871,414, and $2,684,569, for the years ended December 31, 2003 and December 31, 2002, respectively. Refer to Note 9.	23,527,551	25,690,431

	179,077,551	198,690,431
Less current portion	(25,260,000)	(20,910,000)

	$153,817,551	$177,780,431

        The Tranche A and B notes payable and the line of credit agreement contains restrictive covenants, which, among other things, require maintenance of various financial ratios. As of December 31, 2003, the Company was in compliance with all restrictive covenants.

        Maturities of the Company's long-term debt as of December 31, 2003, are as follows:

Year ending December 31:	Amount
2004	$25,260,000
2005	27,460,000
2006	29,660,000
2007	26,590,064
2008	46,579,936
Thereafter	23,527,551

$179,077,551

8. DERIVATIVE FINANCIAL INSTRUMENTS

        Effective July 27, 2001, the Company entered into an interest rate swap agreement with a bank covering $16,500,000 of the balance under the Tranche A note payable. The interest rate swap agreement requires the Company to pay a fixed rate of 4.8% in exchange for variable rate payments based on the U.S. three-month LIBOR. The interest rate swap agreement expires on July 31, 2004. During the year ended December 31, 2001, the swap was ineffective and $330,402 was recorded as interest expense in the accompanying statement of income. During the year ended December 31, 2002, the Company redesignated the interest rate swap agreement as a cash flow hedge. Therefore, the change in fair value of this hedge is no longer recorded through earnings but through other comprehensive income in the accompanying consolidated statements of stockholders equity.

        Effective March 29, 2002, the Company entered into a zero-cost collar agreement with a bank covering $41,237,500 of the combined balance under the Tranche A and B note payable agreements, in order to minimize its exposure to fluctuations caused by volatility in interest rates. The interest rate collar agreement requires the Company to pay a variable rate based on the U.S. three-month LIBOR with a floor of 2.83% and a cap of 6.00%. The interest rate collar agreement expires on July 31, 2004.

        Effective March 14, 2003, the Company entered into two zero-cost collar agreements with two different banks covering $44,230,000 of the combined balance under the Tranche A and B note payable agreements, in order to minimize its exposure to fluctuations caused by volatility in interest rates. The interest rate collar agreements require the Company to pay a variable rate based on the US three month LIBOR with a floor of 1.33% on $17,692,000 and 1.35% on $26,538,000 and a cap of 6.00%. The interest rate collar agreements expire on March 31, 2006.

        The fair value of all these hedges is $590,654 and $1,238,360 at December 31, 2003 and 2002, respectively, and is included in other long-term liabilities on the accompanying consolidated balance sheet. Because the hedges qualify as effective for financial reporting purposes, the change in fair value of the hedges of $393,472 and $547,085, net of income taxes of $254,224, and $360,873 at December 31, 2003 and 2002, respectively, is recorded as a reduction of other comprehensive income in the accompanying consolidated statements of stockholders' equity.

9. WARRANTS

        In connection with the issuance of the senior subordinated notes payable on December 30, 2002, the Company issued warrants to the holders of the subordinated notes for 1,489,999 shares of the Company's Class A common stock. The warrants have an exercise price of $0.01 and expire on December 30, 2012. On December 30, 2002, the amount allocated to the warrants of $2,684,569 was recorded as a discount to the senior subordinated notes payable and a credit to common stock warrants. On February 25, 2003, in connection with a partial repayment of the senior subordinated notes, the number of warrants was reduced to 1,307,261, resulting in the value of the warrants being reduced to $2,355,330. These warrants contain certain "put" rights that allow the holder to require the Company to purchase all or any portion of the warrants or shares of Class A common stock issued upon exercise of the warrants at a price equal to the higher of adjusted earnings before interest, taxes, depreciation and amortization expense per share or the fair market value per share of common stock on such date less the cost to exercise the warrants. The "put" repurchase period commences June 30, 2009 and terminates on December 30, 2012. The "put" repurchase period may be accelerated upon the occurrence, not prior to December 30, 2003, of giving notice by the Company of an optional prepayment of the senior subordinated notes payable. In accordance with the debt agreement, all prepayments must be done on a pro-rata basis to all note holders. The Company has certain "call" rights during the period from December 30, 2009 to December 30, 2012 to repurchase all of the warrants or shares of Class A common stock issued upon exercise of the warrants from the holders of such warrants for the repurchase price defined above. The Company accretes the value of the warrants up to the highest "put" repurchase price through June 30, 2009.

        In connection with the issuance of bridge loans on October 2, 2001, the Company issued warrants to the loanholders for 900,000 shares of the Company's Class A or Class B common stock. The warrants were assigned a value of $1,662,000 as of the date of issuance, which was recorded as an increase in common stock in the consolidated balance sheet as of December 31, 2001. The Bridge Loan contained provisions to issue additional warrants if certain repayment dates were not met. Under these provisions, the Company issued additional warrants to purchase 328,000 shares of Class A or Class B common stock. The warrants were assigned a value of $418,000 as of the date of issuance, which was recorded as interest expense in the accompanying consolidated statement of income for the year ended December 31, 2001. The warrants had an exercise price of $0.01 and were to expire on October 2, 2008. The total value assigned to the warrants was $2,080,000, of which $1,662,000 was charged to debt discount and $418,000 was charged to interest expense. The Bridge Loan was repaid on December 17, 2001, and accordingly, the difference between the net carrying amount of the debt (including the unamortized debt discount), and the cost of extinguishment was recorded as a loss on extinguishment of debt of $1,604,300 in the accompanying consolidated income statement for the year ended December 31, 2001. The warrants remain outstanding after extinguishment of the debt.

10. STOCKHOLDERS' EQUITY

        During November and December 2001, the Company repurchased 10,000,000 shares of Class A common stock from a stockholder that were issued in connection with the Comet acquisition. These shares were repurchased at the original issuance price of $1.40 per share for a total purchase price of $14,000,000. The Company subsequently resold 8,937,500 of shares to new stockholders for total proceeds of $14,000,000.

11. INCOME TAXES

        The provision for income taxes for the years ended December 31, 2003, 2002 and 2001, respectively, was composed of the following:

	2003	2002	2001
Current:
Federal	$4,407,875	$4,447,314	$416,172
State	605,550	1,248,373	71,240
Foreign	122,389	—	—

	5,135,814	5,695,687	487,412

Deferred:
Federal	7,240,443	4,225,175	1,183,852
State	1,447,237	1,185,938	202,862

	8,687,680	5,411,113	1,386,714

Total provision	$13,823,494	$11,106,800	$1,874,126

        The income tax provision differs from the amount of tax determined by applying the Federal statutory rate as follows:

	2003	2002	2001
Income tax provision at statutory rate:	$12,644,965	$9,686,794	$1,685,343
Increase (decrease) in income tax due to:
Meals & entertainment	10,036	6,605	7,994
Officer life insurance	5,170	—	—
State income taxes net	1,282,910	1,315,533	180,789
Adjustment to deferred tax liability due to rate change	(83,366)	97,868	—
Earned income exclusion	(36,221)	—	—

	$13,823,494	$11,106,800	$1,874,126

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax liability on the consolidated balance sheets at December 31, 2003 and 2002 are:

	2003	2002
Deferred tax assets:
Accounting fees	$33,296	$15,972
Allowance for doubtful accounts	143,612	487,534
Accrued legal fees	51,025	37,517
Accrued other	7,959	—
Cash flow hedge/interest rate swap	231,835	492,248

Total deferred tax assets	$467,727	$1,033,271

Deferred tax liabilities:
Prepaid expenses	$(353,363)	$(200,121)
Fixed assets	(221,417)	(30,885)
Intangible assets	(15,462,209)	(7,429,626)

Total deferred tax liabilities	(16,036,989)	(7,660,632)

Net deferred tax liability	$15,569,262	$6,627,361

12. STOCK OPTION PLAN

        Effective December 3, 1999, the Company adopted the Stock Option Plan (the "Plan"), under which 5 million shares of Class A common stock are authorized and reserved for use in the Plan. The Plan allows the issuance of nonqualified or incentive stock options at an exercise price determined by the Company's Board of Directors. Options covering one-half of the authorized number of shares are subject to Pool A Agreements, and options covering the remaining half are subject to Pool B Agreements. Options granted under Pool A Agreements become exercisable over three years and expire ten years from the date of grant. Options granted under Pool B Agreements become exercisable on the eighth anniversary of the date of grant and expire ten years from the date of grant. Accelerated vesting may occur under Pool B Agreements due to a change in control and based on attainment of certain return on investment levels during the year in which the change of control takes place.

        Stock option activity for the years ended December 31, 2003, 2002 and 2001 was as follows:

	2003		2002		2001
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding, beginning of year	3,890,500	$1.12	3,184,500	$1.00	2,625,000	$1.00
Granted	848,000	2.00	750,000	1.60	829,500	1.00
Exercised	(28,167)	1.60	(14,000)	1.00	(10,000)	1.00
Canceled or expired	(91,833)	1.54	(30,000)	1.00	(260,000)	1.00

Outstanding, end of year	4,618,500	$1.26	3,890,500	$1.12	3,184,500	$1.00

Options vested at year-end	3,113,333	$1.05	1,805,604	$1.01	802,833	$1.00

Weighted Average fair value of options granted		$.30		$.51		$.34

        A summary of exercise prices for options outstanding under the Company's stock-based compensation plan at December 31, 2003 is presented below:

Exercise Price Range	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (years)	Shares Exercisable	Weighted Average Exercise Price of Shares Exercisable
$1.00	3,068,500	$1.00	6.17	2,789,333	$1.00
$1.40 - $1.60	722,000	$1.53	7.94	324,000	$1.50
$2.00	828,000	$2.00	8.76	—	—

	4,618,500			3,113,333

        The Company accounts for its stock-based compensation plan under APB 25, under which no compensation expense has been recognized. In October 1995, the FASB issued SFAS No.123, as amended by SFAS No. 148, which allows companies to continue following the accounting guidance of APB 25, but requires disclosure of net income and earnings per share for the effects on compensation expense had the accounting guidance of SFAS No. 123 been adopted.

        The Company has elected SFAS No. 123 for disclosure purposes. Under SFAS No. 123, the fair value of each option granted has been estimated as of the grant date using the Minimum Value method, with the following weighted-average assumptions for grants during the year ended December 31, 2003, 2002 and 2001: weighted average risk-free interest rates of 2.01%, 4.80%, and 5.24%; expected life of eight years; and no expected dividends.

13. EMPLOYEE STOCK PURCHASE PLAN

        Effective April 1, 2003, the Company established an Employee Stock Purchase Plan (the "ESPP Plan") providing for the issuance of up to 1,000,000 shares of the Company's common stock. All employees are eligible to participate in the ESPP Plan and can elect to purchase shares of common stock at fair market value. All shares must be purchased with cash and each participant must sign a subscription agreement. The provisions of the ESPP Plan includes transfer restrictions, bring-along rights and repurchase rights. Approximately 166,000 shares were purchased in 2003 under the ESPP Plan.

14. COMMITMENTS AND CONTINGENCIES

Litigation

        The Company is involved in various legal actions arising in the normal course of business. While it is not possible to determine with certainty the outcome of these matters, in the opinion of management, the eventual resolution of these claims and actions outstanding will not have a material adverse effect on the Company's financial position or operating results.

Leasing Activities

        The Company leases real estate under operating leases. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals. Future minimum lease payments for noncancelable operating leases in effect at December 31, 2003, are as follows:

Year ending December 31:	Amount
2004	$259,624
2005	219,850
2006	150,245
2007	37,561

$667,280

        The base rent of the Company's office facility in Bonita Springs, Florida, will be increased by the consumer price index each year during its seven-year lease term expiring March 31, 2007.

        Total rent expense under all operating leases for the year ended December 31, 2003, 2002 and 2001 was approximately $296,108, $167,316 and $167,632 respectively.

Purchase Option

        On December 22, 2002, the Company entered into a purchase option agreement with an investor of the Company. Under the terms of the agreement, the Company had the option to repurchase 6,437,500 shares of Class A common stock of the Company owned by that investor. The purchase price as defined in the agreement was based on a 20% internal rate of return on the investor's original purchase of the shares for $10,500,000. In consideration of the purchase option agreement, the Company paid the investor a deposit of $1,750,000 on December 23, 2002. This amount was classified within prepaid expenses on the December 31, 2002 accompanying consolidated balance sheet. On February 13, 2003, the Company repurchased these shares at a total purchase price of $13,270,000.

15. RETIREMENT PLAN

        The Company has a retirement plan under Section 401(k) of the Internal Revenue Code (the "Retirement Plan"). The Retirement Plan allows all full-time employees to defer a portion of their compensation on a pre-tax basis through contributions to the Retirement Plan. The Company matches these contributions up to 5% of the employee's compensation. The Company's matching contribution for the years ended December 31, 2003, 2002 and 2001 was $119,465, $105,281 and $29,528, respectively.

16. RELATED-PARTY TRANSACTIONS

        As of December 31, 2003, the Company had a receivable of $1,000,000 plus accrued interest of $186,333 due from a certain stockholder related to the stockholder's purchase of the Company's Class A common stock. Approximately $230,000 of the receivable balance accrues interest at 6.08% and is payable in full on November 1, 2004, or upon the termination of employment with the Company. The remaining $770,000 of the receivable balance accrues interest at 6.45% and is due and payable on March 30, 2004, or upon termination of employment with the Company. The amount was treated as a reduction of stockholders' equity in the accompanying consolidated statements of stockholders' equity.

        As part of the Company's Amended and Restated Shareholders' Agreement, certain investors are entitled to an annual management fee for advisory services rendered. Management fees totaled $640,000, $475,000, and $0 for the years ended December 31, 2003, 2002, and 2001, respectively. As of December 31, 2003 and 2002 management fees payable of $0 and $100,000, respectively, are included in accrued expenses on the accompanying consolidated balance sheets.

17. SUBSEQUENT EVENTS

        On January 1, 2004, the Company entered into Employment and Non-Competition Agreements with the President and CFO for a period of one year. The agreements provide for certain compensation and benefits as well as severance payments in the event of termination.

        The company entered into an Agreement of Merger dated February 10, 2004 pursuant to which the holders of capital stock of the Company (including option and warrant holders) will receive cash consideration in an amount equal to $555 million (as adjusted based on the working capital of the Company at the closing of the merger), less all of the Company's outstanding indebtedness at the closing and all transaction expenses (including investment banking, legal and accounting fees) incurred in connection with the merger, plus excess cash and proceeds from the exercise of employee stock options. As a result of the transaction, the Company will become a wholly-owned subsidiary of Prestige Acquisition Holdings, LLC. The closing of the merger is expected to occur in late March or early April of 2004.

Bonita Bay Holdings, Inc.
Unaudited Consolidated Financial Statements
for the Three Months ended March 31, 2004 and 2003

Bonita Bay Holdings, Inc.
Consolidated Balance Sheet (Unaudited)
March 31, 2004
(In Thousands, Except Share Data)

ASSETS
Current assets:
Cash and cash equivalents	$7,693
Accounts receivable, net of allowance for doubtful accounts and discounts of $480	14,591
Inventories	12,461
Prepaid expenses	3,019

Total current assets	37,764

Property and equipment, net	2,981

Other noncurrent assets:
Trademarks and other purchase product rights, net	310,191
Debt issuance costs, net	7,385
Other	822

Total other noncurrent assets	318,398

Total assets	$359,143

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,562
Accrued expenses	4,448
Current maturities of long-term debt	25,260

Total current liabilities	40,270
Deferred income taxes	17,756
Other long-term liabilities	133
Long-term debt, net of current maturities	147,630

Total liabilities	205,789

Common stock warrants	2,355
Stockholders' equity:
Class A, voting common stock, no par value; 125,000,000 shares authorized, 52,698,175 shares issued and outstanding at March 31, 2004	57,547
Class B, nonvoting common stock, no par value; 50,000,000 shares authorized, 34,340,506 shares issued and outstanding	47,330
Receivable from sale of stock	(1,202)
Retained earnings	47,509
Accumulated other comprehensive loss	(185)

Total stockholders' equity	150,999

Total liabilities, common stock warrants and stockholders' equity	$359,143

The accompanying notes are an integral part of these consolidated financial statements.

Bonita Bay Holdings, Inc.
Consolidated Statements of Income (Unaudited)
Three Months Ended March 31, 2004 and 2003
(In Thousands)

	2004	2003
Sales	$40,053	$39,785
Returns, discounts and allowances	(4,978)	(3,807)

Net sales	35,075	35,978
Cost of sales	19,101	19,528

Gross profit	15,974	16,450

Operating expenses:
Advertising and promotion	4,690	4,061
Depreciation and amortization	406	531
General and administrative	2,012	2,516

Total operating expenses	7,108	7,108

Income from operations	8,866	9,342
Interest expense	(3,998)	(4,675)
Interest income	47	48
Other income (expense)	—	159

Income before income taxes	4,915	4,874
Provision for income taxes	1,910	1,767

Net income	$3,005	$3,107

The accompanying notes are an integral part of these consolidated financial statements.

Bonita Bay Holdings, Inc.

Consolidated Statement of Stockholders' Equity (Unaudited)

Three Months Ended March 31, 2004

(In Thousands, Except Share Data)

	Common Stock
	Class A		Class B				Accumulated Other Comprehensive Loss
					Receivable from Sale of Stock	Retained Earnings
	Shares	Value	Shares	Value				Total
Balance at December 31, 2003	52,746,509	$57,643	34,340,506	$47,330	$(1,186)	$44,504	$(154)	$148,137
Interest earned on receivable from sale of stock (unaudited)	—	—	—	—	(16)	—	—	(16)
Repurchase and retirement of common stock (unaudited)	(50,000)	(100)	—	—	—	—	—	(100)
Exercise of stock options (unaudited)	1,666	4	—	—	—	—	—	4
Comprehensive income (loss):
Net income (unaudited)	—		—	—	—	3,005	—	3,005
Change in fair value of interest rate swap and collar agreements, net of income tax benefit of $21 (unaudited)	—	—	—	—	—	—	(31)	(31)

Total comprehensive income								2,974

Balance at March 31, 2004 (unaudited)	52,698,175	$57,547	34,340,506	$47,330	$(1,202)	$47,509	$(185)	$150,999

The accompanying notes are an integral part of these consolidated financial statements.

Bonita Bay Holdings, Inc.

Consolidated Statements of Cash Flows (Unaudited)

Three Months Ended March 31, 2004 and 2003

(In Thousands)

	2004	2003
Operating activities
Net income	$3,005	$3,107
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	406	531
Amortization of deferred financing costs	500	509
Amortization of debt discount	127	133
Deferred taxes	2,208	2,086
Interest earned on receivable from sale of stock	(16)	(16)
Changes in assets and liabilities:
Accounts receivable	8,529	(365)
Inventories	(1,835)	2,914
Prepaid expenses	(2,002)	872
Other assets	(598)	1
Accounts payable	(164)	(3,444)
Accrued expenses	(1,233)	3,448
Income taxes payable	(1,353)	(1,364)

Net cash provided by operating activities	7,574	8,412

Investing activities
Purchases of fixed assets	(114)	(85)
Acquisition of Clear eyes/Murine brands	—	(104)

Net cash used in investing activities	(114)	(189)

Financing activities
Borrowings	—	13,142
Deferred financing costs	—	(495)
Exercise of stock options	4	28
Payment of liability for interest rate swap	(510)	—
Reallocation/issuance of common stock warrants	—	(330)
Repurchase and retirement of common stock	(100)	(13,320)
Payments under long-term debt	(6,315)	(6,736)

Net cash used in financing activities	(6,921)	(7,711)

Net increase in cash	539	512
Cash and cash equivalents at beginning of period	7,154	7,463

Cash and cash equivalents at end of period	$7,693	$7,975

Supplemental disclosures of cash flow information
Cash paid for interest	$3,480	$1,205

Cash paid for income taxes	$2,342	$1,583

The accompanying notes are an integral part of these consolidated financial statements.

Bonita Bay Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

(In Thousands)

1.    Unaudited Interim Consolidated Financial Statements

        The interim financial information included herein is unaudited; however, the information reflects all adjustments (consisting of normal recurring adjustments) that are, in the opinion of management, necessary for the fair presentation of the consolidated financial position, results of operations and cash flows for the interim periods. The consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2003, which are included in the registration statement. The results of operations for the three months ended March 31, 2004 are not necessarily indicative of the results to be expected for the full year.

        Certain amounts for 2003 have been reclassified to be consistent with the 2004 presentation.

        Based upon the Company's review of new accounting standards released during the quarter ended March 31, 2004, the Company did not identify any standard requiring adoption that would have a significant impact on its consolidated financial statements for the periods reported.

Stock Option Plan

        At March 31, 2004, the Company has one stock-based employee compensation plan. The Company accounts for this plan under the intrinsic value method, as defined under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan had an exercise price equal to the fair value of the underlying common stock on the date of grant. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure (SFAS No. 148), to stock-based employee compensation for the three months ended March 31:

	Three Months Ended March 31,
	2004	2003
	(unaudited)
Net income, as reported	$3,005	$3,107
Less total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(52)	(54)

Pro forma net income	$2,953	$3,053

2.    Revolving Line of Credit

        The Company had a $15,000 revolving line of credit with a bank collateralized by virtually all of the assets of the Company. On December 30, 2002, the line of credit was amended and restated to extend the maturity date to December 30, 2007. Advances under the line of credit bore interest payable monthly at LIBOR plus an applicable rate. As of March 31, 2004, there were no outstanding balances under the line of credit. The revolving line of credit was terminated on April 6, 2004, in conjunction with the acquisition of the Company (Note 8).

3.    Long-Term Debt

        Long-term debt is as follows at March 31, 2004:

Tranche A term note payable to a bank group, payable in quarterly installments of principal and interest through December 30, 2007. Interest is payable at LIBOR plus an applicable margin through December 30, 2007. At March 31, 2004 the rate was approximately 6.5%. The note is collateralized by substantially all of the Company's assets	81,916
Tranche B term note payable to a bank group, payable in quarterly installments of principal and interest through December 30, 2008. Interest is payable at LIBOR plus an applicable margin through December 30, 2008. At March 31, 2004, the rate was approximately 7.0%. The note is collateralized by substantially all of the Company's assets.	67,318
Senior subordinated notes payable with a fixed interest rate of 15% (of which 2% is Paid in Kind interest accrued in the notes payable balance). Interest is payable quarterly, with principle and any remaining interest due in full on December 31, 2009. The notes are recorded at the face amount of $24,895 less unamortized discount in the amount of $1,239, as of March 31, 2004.	23,656

172,890
Less current portion	(25,260)

147,630

        The outstanding borrowings under Tranche A, Tranche B and the senior subordinated notes payable were repaid on April 6, 2004 in conjunction with the acquisition of the Company (Note 8).

4.    Derivative Financial Instruments

        Effective July 27, 2001, the Company entered into an interest rate swap agreement with a bank covering $16,500 of the balance under Tranche A note payable. The interest rate swap agreement requires the Company to pay a fixed rate of 4.8% in exchange for variable rate payments based on the U.S. three-month LIBOR. The interest rate swap agreement expires on July 31, 2004.

        Effective March 29, 2002, the Company entered into a zero-cost collar agreement with a bank covering $41,240 of the combined balance under Tranche A and B notes payable agreements, in order to minimize its exposure to fluctuations caused by volatility in interest rates. The interest rate collar agreement required the Company to pay a variable rate based on the U.S. three-month LIBOR with a floor of 2.83% and a cap of 6.00%. The liability for the interest rate collar agreement was paid in March 2004.

        Effective March 14, 2003, the Company entered into two zero-cost collar agreement with two different banks covering $44,230 of the combined balance under the Tranche A and B note payable agreements, in order to minimize its exposure to fluctuations caused by volatility in interest rates. The interest rate collar agreements required the Company to pay a variable rate based on three-month LIBOR with a floor of 1.33% on $17,700 and 1.35% on $26,540 and a cap of 6.00%. The interest rate collar agreement expires on March 31, 2006. The liability for the interest rate collar agreement covering $26,540 of the debt balance was paid in March 2004.

        The fair value of the open hedges was $133 at March 31, 2004 and is included in other long-term liabilities on the accompanying unaudited consolidated balance sheet. Because the hedges qualify as cash flow hedges, the change in fair value of the hedges is recorded as a component of other comprehensive income. In connection with the acquisition of the Company on April 6, 2004 (Note 8), the liability for the remaining derivative instrument was paid.

5.    Related-Party Transactions

        As of March 31, 2004, the Company had a receivable of $1,000 plus accrued interest of $202 due from a certain stockholder related to the stockholder's purchase of the Company's Class A common stock. Approximately $230 of the receivable balance accrues interest at 6.08% and is payable in full on November 1, 2004, or upon the termination of employment with the Company. The remaining $770 of the receivable balance accrues interest at 6.45% and is due and payable on March 30, 2004, or upon termination of employment with the Company. The amount was treated as a reduction of stockholders' equity. On April 6, 2004, in conjunction with the acquisition of the Company, the receivable balance was paid in full.

        As part of the Company's Amended and Restated Shareholders' Agreement, certain investors are entitled to an annual management fee for advisor services rendered. Management fees totaled $173 and $160 for the three months ended March 31, 2004 and 2003, respectively. As of March 31, 2004 and 2003 management fees payable of $173 and $53, respectively, are included in accrued expenses on the accompanying unaudited consolidated balance sheets.

6.    Commitments and Contingencies

        The Company is involved in various legal actions arising in the normal course of business. While it is not possible to determine with certainty the outcome of these matters, in the opinion of management, the eventual resolution of these claims and actions outstanding will not have a material adverse effect on the Company's financial position or operating results.

7.    Business Segments

Three months ended March 31, 2004

	Over-the-Counter	Personal Care	Household Cleaning	Consolidated
Net sales	$16,875	$1,504	$16,696	$35,075
Cost of sales	5,674	850	12,577	19,101

Gross profit	11,201	654	4,119	15,974
Advertising and promotion	2,114	121	2,455	4,690

Contribution margin	9,087	533	1,664	11,284
Other operating expenses				(2,418)

Operating income				8,866
Other income (expense)				(3,951)
Provision for income taxes				(1,910)

Net income				$3,005

Three months ended March 31, 2003

	Over-the-Counter	Personal Care	Household Cleaning	Consolidated
Net sales	$17,368	$1,783	$16,827	$35,978
Cost of sales	7,774	1,214	10,540	19,528

Gross profit	9,594	569	6,287	16,450
Advertising and promotion	3,218	232	611	4,061

Contribution margin	6,376	337	5,676	12,389
Other operating expenses				(3,047)

Operating income				9,342
Other income (expense)				(4,468)
Provision for income taxes				(1,767)

Net income				$3,107

8.    Subsequent Event

        On April 6, 2004, all of the outstanding capital stock of the Company was acquired by a wholly owned subsidiary of Prestige Brands International, LLC ("Prestige Brands"). In conjunction with the acquisition, Prestige Brands paid off all of the Company's long-term debt.

Income Deposit Securities (IDSs)

$                  % Senior Subordinated Notes due 2019

Prestige Brands Holdings, Inc.

PROSPECTUS

                        , 2004

Joint Book-Running Managers
Merrill Lynch & Co.	Banc of America Securities LLC

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Prestige Holdings, Inc. in connection with the offer and sale of the securities being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

SEC registration fee	$116,564
NASD filing fee	30,500
Stock exchange listing fee	*
Transfer Agent's Fee	*
Trustee's fee	*
Printing and engraving costs	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*

Total	*

*
To be provided by amendment.

Item 14.    Indemnification of Directors and Officers

        Delaware General Corporation Law.    The General Corporation Law of the State of Delaware ("DGCL") authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. The certificates of incorporation of the Delaware registrants include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability for breach of duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the DGCL (unlawful dividends and stock repurchases); or for transactions from which the director derived improper personal benefit.

        The certificates of incorporation of the Delaware registrants provide that these registrants must indemnify their directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

        The other registrants are organized in Virginia and California. Indemnification of such registrants' directors and officers provided by applicable law, the registrants' organizational documents, by contract or otherwise are substantially similar to that provided to the directors and officers of the Delaware registrants.

        The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        The registrants maintain insurance to protect themselves and their directors and officers against any such expense, liability or loss, whether or not they would have the power to indemnify them against such expense, liability or loss under applicable law.

Item 15.    Recent Sales of Unregistered Securities

        The registrant was formed in June 2004 and has not issued any securities. Prior to the completion of the offering of the securities being registered hereby, the registrant will issue an aggregate of             shares of the registrant's senior preferred stock,              shares of the registrant's Class B preferred stock,             shares of the registrant's Class B common stock and             shares of the registrant's Class C common stock in connection with its reorganization. This issuance will be made in reliance upon Section 4(2) of the Securities Act, and will not involve any underwriters, underwriting discounts or commissions, or any public offering. The persons and entities who will receive such securities have represented that each of them is an "accredited investor" (as such term is defined in Rule 501 of Regulation D under the Securities Act) to acquire these securities for investment only and not with a view for sale or in connection with any distribution thereof, and appropriate legends will be affixed to any share certificates issued. All recipients have adequate access through their relationship with the registrant to information about the registrant.

Item 16.    Exhibits and Financial Statement Schedules

(a)
Exhibits.

        Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

(b)
Financial Statement Schedules

        None.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes that

        1.     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        2.     For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by the registrant against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Irvington, State of New York, on July 27, 2004.

PRESTIGE BRANDS HOLDINGS, INC.
By:
/s/ PETER C. MANN
Name:	Peter C. Mann
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Mann and Peter J. Anderson and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Prestige Brands Holdings, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on July 27, 2004.

Signature	Title

/s/ PETER C. MANN Peter C. Mann	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ PETER J. ANDERSON Peter J. Anderson	Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)
/s/ DAVID A. DONNINI David A. Donnini	Director
/s/ VINCENT J. HEMMER Vincent J. Hemmer	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Irvington, State of New York, on July 27, 2004.

PRESTIGE BRANDS, INC.
By:
/s/ PETER C. MANN
Name:	Peter C. Mann
Title:	President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Mann and Peter J. Anderson and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Prestige Brands, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on July 27, 2004.

Signature	Title

/s/ PETER C. MANN Peter C. Mann	President and Director (Principal Executive Officer)
/s/ PETER J. ANDERSON Peter J. Anderson	Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Irvington, State of New York, on July 27, 2004.

PRESTIGE HOUSEHOLD BRANDS, INC.
By:
/s/ PETER C. MANN
Name:	Peter C. Mann
Title:	President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Mann and Peter J. Anderson and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Prestige Household Brands, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on July 27, 2004.

Signature	Title

/s/ PETER C. MANN Peter C. Mann	President and Director (Principal Executive Officer)
/s/ PETER J. ANDERSON Peter J. Anderson	Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Irvington, State of New York, on July 27, 2004.

THE COMET PRODUCTS CORPORATION
By:
/s/ PETER C. MANN
Name:	Peter C. Mann
Title:	President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Mann and Peter J. Anderson and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of The Comet Products Corporation) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on July 27, 2004.

Signature	Title

/s/ PETER C. MANN Peter C. Mann	President and Director (Principal Executive Officer)
/s/ PETER J. ANDERSON Peter J. Anderson	Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Irvington, State of New York, on July 27, 2004.

THE SPIC AND SPAN COMPANY
By:
/s/ PETER C. MANN
Name:	Peter C. Mann
Title:	President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Mann and Peter J. Anderson and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of The Spic and Span Company) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on July 27, 2004.

Signature	Title

/s/ PETER C. MANN Peter C. Mann	President and Director (Principal Executive Officer)
/s/ PETER J. ANDERSON Peter J. Anderson	Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Irvington, State of New York, on July 27, 2004.

PRESTIGE PERSONAL CARE, INC.
By:
/s/ PETER C. MANN
Name:	Peter C. Mann
Title:	President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Mann and Peter J. Anderson and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Prestige Personal Care, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on July 27, 2004.

Signature	Title

/s/ PETER C. MANN Peter C. Mann	President and Director (Principal Executive Officer)
/s/ PETER J. ANDERSON Peter J. Anderson	Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Irvington, State of New York, on July 27, 2004.

MEDTECH HOLDINGS, INC.
By:
/s/ PETER C. MANN
Name:	Peter C. Mann
Title:	President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Mann and Peter J. Anderson and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Medtech Holdings, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on July 27, 2004.

Signature	Title

/s/ PETER C. MANN Peter C. Mann	President and Director (Principal Executive Officer)
/s/ PETER J. ANDERSON Peter J. Anderson	Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Irvington, State of New York, on July 27, 2004.

MEDTECH PRODUCTS INC.
By:
/s/ PETER C. MANN
Name:	Peter C. Mann
Title:	President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Mann and Peter J. Anderson and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Medtech Products Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on July 27, 2004.

Signature	Title

/s/ PETER C. MANN Peter C. Mann	President and Director (Principal Executive Officer)
/s/ PETER J. ANDERSON Peter J. Anderson	Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Irvington, State of New York, on July 27, 2004.

PECOS PHARMACEUTICAL, INC.
By:
/s/ PETER C. MANN
Name:	Peter C. Mann
Title:	President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Mann and Peter J. Anderson and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Pecos Pharmaceutical, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on July 27, 2004.

Signature	Title

/s/ PETER C. MANN Peter C. Mann	President and Director (Principal Executive Officer)
/s/ PETER J. ANDERSON Peter J. Anderson	Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Irvington, State of New York, on July 27, 2004.

THE CUTEX COMPANY
By:
/s/ PETER C. MANN
Name:	Peter C. Mann
Title:	President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Mann and Peter J. Anderson and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of The Cutex Company) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on July 27, 2004.

Signature	Title

/s/ PETER C. MANN Peter C. Mann	President and Director (Principal Executive Officer)
/s/ PETER J. ANDERSON Peter J. Anderson	Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Irvington, State of New York, on July 27, 2004.

PRESTIGE BRANDS INTERNATIONAL, INC.
By:
/s/ PETER C. MANN
Name:	Peter C. Mann
Title:	President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Mann and Peter J. Anderson and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Prestige Brands International, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on July 27, 2004.

Signature	Title

/s/ PETER C. MANN Peter C. Mann	President and Director (Principal Executive Officer)
/s/ PETER J. ANDERSON Peter J. Anderson	Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Irvington, State of New York, on July 27, 2004.

PRESTIGE BRANDS FINANCIAL CORPORATION
By:
/s/ PETER C. MANN
Name:	Peter C. Mann
Title:	President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Mann and Peter J. Anderson and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Prestige Brands Financial Corporation) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on July 27, 2004.

Signature	Title

/s/ PETER C. MANN Peter C. Mann	President and Director (Principal Executive Officer)
/s/ PETER J. ANDERSON Peter J. Anderson	Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)

EXHIBIT INDEX

1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation of Prestige Brands Holdings, Inc.*
3.2	Amended and Restated Bylaws of Prestige Brands Holdings, Inc.*
3.3	Certificate of Incorporation of Prestige Brands, Inc.
3.4	Bylaws of Prestige Brands, Inc.
3.5	Certificate of Incorporation of Prestige Household Brands, Inc.
3.6	Bylaws of Prestige Household Brands, Inc.
3.7	Certificate of Incorporation of The Comet Products Corporation.
3.8	Bylaws of The Comet Products Corporation.
3.9	Certificate of Incorporation of The Spic and Span Company.
3.10	Bylaws of The Spic and Span Company.
3.11	Certificate of Incorporation of Prestige Personal Care, Inc.
3.12	Bylaws of Prestige Personal Care, Inc.
3.13	Certificate of Incorporation of Medtech Holdings, Inc.
3.14	Bylaws of Medtech Holdings, Inc. (f/k/a Pecos Acquisition Company).
3.15	Certificate of Incorporation of Medtech Products Inc.
3.16	Bylaws of Medtech Products Inc.
3.17	Certificate of Incorporation of Pecos Pharmaceutical, Inc.
3.18	Bylaws of Pecos Pharmaceutical, Inc. (f/k/a Stuart Millheiser Incorporated).
3.19	Certificate of Incorporation of The Cutex Company.
3.20	Bylaws of The Cutex Company.
3.21	Articles of Incorporation of Prestige Brands International, Inc.
3.22	Bylaws of Prestige Brands International, Inc.
3.23	Certificate of Incorporation of Prestige Brands Financial Corporation.
3.24	Bylaws of Prestige Brands Financial Corporation.
4.1	Form of Indenture, among Prestige Brands Holdings, Inc., the guarantors thereto and , as Trustee.*
4.2	Form of Senior Subordinated Note (included in Exhibit 4.1).*
4.3	Form of Registration Rights Agreement.*
4.4	Form of stock certificate for common stock.*
4.5	Form of global IDS.*
5.1	Opinion of Kirkland & Ellis LLP.*
5.2	Opinion of Kelley Drye & Warren LLP.*
8.1	Opinion of Kirkland & Ellis LLP.*

10.1
Credit Agreement, dated April 6, 2004, among Prestige Brands, Inc., Prestige Brands International, LLC, the Lenders thereto, the Issuers thereto, Citicorp North America, Inc. as Administrative Agent and as Tranche C Agent, Bank of America, N.A. as Syndication Agent and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Documentation Agent.
10.2
Pledge and Security Agreement, dated April 6, 2004, by Prestige Brands, Inc. and each of the Grantors party thereto, in favor of Citicorp North America, Inc. as Administrative Agent and Tranche C Agent.
10.3
Intercreditor Agreement, dated April 6, 2004, between Citicorp North America, Inc. as Administrative Agent and as Tranche C Agent, Prestige Brands, Inc., Prestige Brands International, LLC and each of the Subsidiary Guarantors thereto.
10.4	Indenture, dated April 6, 2004, among Prestige Brands, Inc., each Guarantor thereto and U.S. Bank National Association, as Trustee.
10.5	Purchase Agreement, dated April 6, 2004, among Prestige Brands, Inc., each Guarantor thereto and Citicorp North America, Inc. as Representative of the Initial Purchasers.
10.6
Registration Rights Agreement, dated April 6, 2004, among Prestige Brands, Inc., each Guarantor thereto, Citigroup Global Markets Inc., Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
10.7	Third Amended and Restated Limited Liability Company Agreement of Prestige International Holdings, LLC, dated April 6, 2004.
10.8	Unit Purchase Agreement, dated February 6, 2004, by and among Medtech/Denorex, LLC, GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P. and the TCW/Crescent Purchasers thereto.
10.9
First Amendment, Acknowledgment and Supplement to Unit Purchase Agreement, dated April 6, 2004, to the Unit Purchase Agreement, dated February 6, 2004, by and among Medtech/Denorex, LLC, GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P. and the TCW/Crescent Purchasers thereto.
10.10
Second Amendment, Acknowledgement and Supplement to Unit Purchase Agreement, dated April 6, 2004, to the Unit Purchase Agreement, dated February 6, 2004, by and among Medtech/Denorex, LLC, GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P. and the TCW/Crescent Purchasers thereto as amended by the First Amendment, Acknowledgement and Supplement to Unit Purchase Agreement, dated April 6, 2004.
10.11
Securityholders Agreement, dated February 6, 2004, among Medtech/Denorex, LLC, GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P., GTCR Capital Partners, L.P., the TCW/Crescent Purchasers and the TCW/Crescent Lenders thereto, each Executive thereto and each of the Other Securityholders thereto.
10.12
First Amendment and Acknowledgement to Securityholders Agreement, dated April 6, 2004, to the Securityholders Agreement, dated February 6, 2004, among Medtech/Denorex, LLC, GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P., GTCR Capital Partners, L.P., the TCW/Crescent Purchasers and the TCW/Crescent Lenders thereto, each Executive thereto and each of the Other Securityholders thereto.
10.13
Registration Rights Agreement, dated February 6, 2004, among Medtech/Denorex, LLC, GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P., GTCR Capital Partners, L.P., the TCW/Crescent Purchasers and the TCW/Crescent Lenders thereto, each Executive thereto and each of the Other Securityholders thereto.

10.14
First Amendment and Acknowledgement to Registration Rights Agreement, dated April 6, 2004, to the Registration Rights Agreement, dated February 6, 2004, among Medtech/Denorex, LLC, GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P., GTCR Capital Partners, L.P., the TCW/Crescent Purchasers and the TCW/Crescent Lenders thereto, each Executive thereto and each of the Other Securityholders thereto.
10.15
Senior Preferred Investor Rights Agreement, dated March 5, 2004, among Medtech/Denorex, LLC, GTCR Fund VIII, L.P., TSG3 L.P., J. Gary Shansby, Charles H. Esserman, Michael L. Mauze, James L. O'Hara and each Subsequent Securityholder thereto.
10.16	Amended and Restated Professional Services Agreement, dated April 6, 2004, by and between GTCR Golder Rauner II, L.L.C. and Prestige Brands, Inc.
10.17
Amended and Restated Management Company Services Agreement, dated April 6, 2004, among Prestige Brands, Inc., Prestige Brands International, Inc., Medtech Products, Inc., The Spic and Span Company, The Comet Products Corporation and The Denorex Company.
10.18	Senior Management Agreement, dated February 6, 2004, by and among Medtech/Denorex, LLC, Medtech/Denorex Management, Inc. and Peter C. Mann.
10.19
First Amendment and Acknowledgement to Senior Management Agreement, dated March 5, 2004, to the Senior Management Agreement, dated February 6, 2004, by and among Medtech/Denorex, LLC, Medtech/Denorex Management, Inc. and Peter C. Mann.
10.20
Second Amendment and Acknowledgement to Senior Management Agreement, dated April 6, 2004, to the Senior Management Agreement, dated February 6, 2004, by and among Medtech/Denorex, LLC, Medtech/Denorex Management, Inc. and Peter C. Mann and amended by the First Amendment and Acknowledgement to Senior Management Agreement, dated March 5, 2004.
10.21	Senior Management Agreement, dated February 6, 2004, by and among Medtech/Denorex, LLC, Medtech/Denorex Management, Inc. and Peter J. Anderson.
10.22
First Amendment and Acknowledgement to Senior Management Agreement, dated March 5, 2004, to the Senior Management Agreement, dated February 6, 2004, by and among Medtech/Denorex, LLC, Medtech/Denorex Management, Inc. and Peter J. Anderson.
10.23
Second Amendment and Acknowledgement to Senior Management Agreement, dated April 6, 2004, to the Senior Management Agreement, dated February 6, 2004, by and among Medtech/Denorex, LLC, Medtech/Denorex Management, Inc. and Peter J. Anderson and amended by the First Amendment and Acknowledgement to Senior Management Agreement, dated March 5, 2004.
10.24	Senior Management Agreement, dated February 6, 2004, by and among Medtech/Denorex, LLC, Medtech/Denorex Management, Inc. and Gerard F. Butler.
10.25
First Amendment and Acknowledgement to Senior Management Agreement, dated March 5, 2004, to the Senior Management Agreement, dated February 6, 2004, by and among Medtech/Denorex, LLC, Medtech/Denorex Management, Inc. and Gerard F. Butler.
10.26
Second Amendment and Acknowledgement to Senior Management Agreement, dated April 6, 2004, to the Senior Management Agreement, dated February 6, 2004, by and among Medtech/Denorex, LLC, Medtech/Denorex Management, Inc. and Gerard F. Butler and amended by the First Amendment and Acknowledgement to Senior Management Agreement, dated March 5, 2004.
10.27	Senior Management Agreement, dated February 6, 2004, by and among Medtech/Denorex, LLC, Medtech/Denorex Management, Inc. and Michael A. Fink.

10.28
First Amendment and Acknowledgement to Senior Management Agreement, dated March 5, 2004, to the Senior Management Agreement, dated February 6, 2004, by and among Medtech/Denorex, LLC, Medtech/Denorex Management, Inc. and Michael A. Fink.
10.29
Second Amendment and Acknowledgement to Senior Management Agreement, dated April 6, 2004, to the Senior Management Agreement, dated February 6, 2004, by and among Medtech/Denorex, LLC, Medtech/Denorex Management, Inc. and Michael A. Fink and amended by the First Amendment and Acknowledgement to Senior Management Agreement, dated March 5, 2004.
10.30	Distribution Agreement, dated April 24, 2003, by and between Medtech Holdings, Inc. and OraSure Technologies, Inc.*
10.31	License Agreement, dated June 2, 2003, between Zengen, Inc. and Prestige Brands International, Inc.*
10.32	Patent and Technology License Agreement, dated October 2, 2001, between The Procter & Gamble Company and Prestige Brands International, Inc.*
10.33	Amendment, dated April 30, 2003, to the Patent and Technology License Agreement, dated October 2, 2001, between The Procter & Gamble Company and Prestige Brands International, Inc.*
10.34
Contract Manufacturing Agreement, dated February 1, 2001, among The Procter & Gamble Manufacturing Company, P&G International Operations SA, Prestige Brands International, Inc. and Prestige Brands International (Canada) Corp.*
10.35	Manufacturing Agreement, dated December 30, 2002, by and between Prestige Brands International, Inc. and Abbott Laboratories.*
10.36	Amendment No. 4 and Restatement of Contract Manufacturing Agreement, dated May 1, 2002, by and between The Procter & Gamble Company and Prestige Brands International, Inc.*
10.37	Letter Agreement, dated April 15, 2004, between Prestige Brands, Inc. and Carrafiello Diehl & Associates, Inc.*
12.1	Ratio of Earnings to Fixed Charges.
21.1	Subsidiaries of the Registrant.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Ernst & Young LLP.
23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).*
23.4	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.2).*
23.5	Consent of Kirkland & Ellis LLP (included in Exhibit 8.1).*
24.1	Powers of Attorney (included on signature pages).
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of as Trustee.*

*
To be filed by amendment.

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CALCULATION OF REGISTRATION FEE
TABLE OF ADDITIONAL REGISTRANT GUARANTORS
TABLE OF CONTENTS
Presentation of Information
Market, Ranking and Other Data
SUMMARY
RISK FACTORS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
INITIAL DIVIDEND POLICY AND RESTRICTIONS
CAPITALIZATION
DILUTION
UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF CERTAIN INDEBTEDNESS
DESCRIPTION OF IDSs
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF SENIOR SUBORDINATED NOTES
IDSs ELIGIBLE FOR FUTURE RESALE
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
CERTAIN ERISA CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm
Report of Independent Registered Public Accounting Firm
Prestige Brands International, LLC Balance Sheet (in thousands, except share data)
Prestige Brands International, LLC Statement of Operations (in thousands)
Prestige Brands International, LLC Statement of Cash Flows (in thousands, except share data)
Prestige Brands International, LLC Notes to Financial Statements (in thousands, except share data)
Schedule II Valuation and Qualifying Accounts (dollars in thousands)
Bonita Bay Holdings, Inc. Consolidated Balance Sheet (Unaudited) March 31, 2004 (In Thousands, Except Share Data)
Bonita Bay Holdings, Inc. Consolidated Statements of Income (Unaudited) Three Months Ended March 31, 2004 and 2003 (In Thousands)
Bonita Bay Holdings, Inc. Consolidated Statement of Stockholders' Equity (Unaudited) Three Months Ended March 31, 2004 (In Thousands, Except Share Data)
Bonita Bay Holdings, Inc. Consolidated Statements of Cash Flows (Unaudited) Three Months Ended March 31, 2004 and 2003 (In Thousands)
Bonita Bay Holdings, Inc. Notes to Consolidated Financial Statements (Unaudited) (In Thousands)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
EXHIBIT INDEX